UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under §240.14a-12

XL CAPITAL LTD
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 9, 2010

To Our Series C and Series E Preference Shareholders:

On April 30, 2010, commencing at 1:30 p.m., Bermuda time, we will hold three special meetings of our preference shareholders at our principal executive offices in Bermuda.

Earlier that day, we will be holding a special meeting of our ordinary shareholders in connection with a proposed redomestication that would change the place of incorporation of the ultimate parent holding company of the XL group of companies from the Cayman Islands to Ireland, through a “scheme of arrangement” under Cayman Islands law. If we obtain the approval of our ordinary shareholders and certain other conditions are satisfied, the outstanding ordinary shares of XL Capital Ltd, a Cayman Islands company, will be exchanged for an equal number of ordinary shares of XL Group plc, a new Irish public limited company (or cash for fractional ordinary shares). Completion of the proposed ordinary share exchange will result in XL Group plc becoming our new parent holding company.

Completion of the ordinary share exchange pursuant to the scheme of arrangement is not conditioned on any approval by our preference shareholders. However, in connection with the proposed redomestication, our Series C and Series E preference shareholders will be asked to vote at these special meetings, as separate classes, to approve the scheme of arrangement, which includes an exchange of their Series C and Series E preference shares of XL Capital Ltd for an equal number of Series C and Series E preference shares of XL Group plc. We are giving our preference shareholders the opportunity to vote on the scheme of arrangement so as to give them a choice between remaining preference shareholders of XL Capital Ltd and becoming preference shareholders of XL Group plc, assuming the ordinary share exchange is approved and consummated. The preference share exchange will only be consummated if the scheme of arrangement is approved by the requisite vote of both our Series C preference shareholders and our Series E preference shareholders. As a result, no Series C or Series E preference shares will be exchanged in the scheme of arrangement unless all shares of both such series are exchanged pursuant to the scheme of arrangement.

If both classes of our preference shareholders approve this preference share exchange, our Series C preference shareholders will also be asked to vote on a proposal to approve a variation to the terms of their Series C preference shares that would provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 may instead, if the scheme of arrangement (including the preference share exchange) is to become effective prior to that date, be payable the business day before the scheme of arrangement becomes effective (or such other date on or after June 15, 2010 as is declared by the Board of Directors). Approval of the variation to the terms of the Series C preference shares is a condition to the preference share exchange.

The preference share exchange will occur only if the scheme of arrangement is approved by the requisite vote of our ordinary shareholders and the Grand Court of the Cayman Islands and if all of the other conditions are satisfied. However, the redomestication is not conditioned on completion of the preference share exchange or any approval of the scheme of arrangement by our Series C or Series E preference shareholders. Accordingly, even if our Series C and Series E preference shareholders do not approve the scheme of arrangement, we expect to complete the redomestication if we obtain the requisite approval of our ordinary shareholders and the Grand Court of the Cayman Islands and if the other conditions are satisfied.

The reasons for the redomestication and the proposal to vary the terms of the Series C preference shares are discussed in detail in the accompanying preference shareholder circular, including the proxy statement related to the meetings of our ordinary shareholders (included as Attachment I thereto).

The accompanying preference shareholder circular, including the ordinary shareholder proxy statement included as Attachment I thereto, provides important information about the redomestication and the proposals described above. We encourage you to read the entirety of the preference shareholder circular, including the “Risk Factors” sections beginning on page 16 of the accompanying preference shareholder circular and on page I-30 of Attachment I thereto, before voting by proxy or at the meetings.

Your vote is very important. Your Board of Directors unanimously recommends that you vote “FOR” all of the above proposals.

To ensure that your preference shares are voted in accordance with your wishes, please mark, date, sign and return the accompanying proxy card in the enclosed, postage-paid envelope as promptly as possible. If you hold your preference shares through a bank, broker or other nominee holder, please follow the voting instructions provided to you by such bank, broker or other nominee holder.

If you have any questions about the meetings or require assistance, please call Georgeson Inc., our proxy solicitor, at 1-800-509-1390 (toll-free within the United States) or at +1 (212) 440-9800 (outside the United States).

On behalf of XL Capital Ltd’s Board of Directors, thank you for your continued support.

Sincerely,

Michael S. McGavick Chief Executive Officer	Robert R. Glauber Chairman of the Board of Directors

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the contemplated share exchanges or determined if the accompanying preference shareholder circular is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying preference shareholder circular related to the XL Capital Ltd Series C preference ordinary shares and the XL Capital Ltd Series E preference ordinary shares is dated March 9, 2010 and is first being mailed to XL Capital Ltd’s Series C and Series E preference ordinary shareholders on or about March 11, 2010.

SUMMARY OF NOTICES OF THE SPECIAL COURT-ORDERED CLASS MEETINGS OF
XL CAPITAL LTD SERIES C PREFERENCE ORDINARY SHAREHOLDERS AND OF
XL CAPITAL LTD SERIES E PREFERENCE ORDINARY SHAREHOLDERS AND
THE EXTRAORDINARY GENERAL MEETING OF
XL CAPITAL LTD SERIES C PREFERENCE ORDINARY SHAREHOLDERS
TO BE HELD ON APRIL 30, 2010

To the Series C and Series E preference shareholders of XL Capital Ltd:

On April 30, 2010, XL Capital Ltd, an exempted company organized under the laws of the Cayman Islands (“XL-Cayman”), will hold two special court-ordered class meetings (the “special preference share scheme meetings”) in order to approve a scheme of arrangement under Cayman Islands law: one special scheme meeting of the XL-Cayman Series C preference ordinary shareholders (the “Series C preference shareholders”), which will commence at 1:30 p.m., Bermuda time (or as soon thereafter as the extraordinary general meeting of the XL-Cayman ordinary shareholders taking place immediately prior to such meeting concludes or is adjourned), and one special scheme meeting of the XL-Cayman Series E preference ordinary shareholders (the “Series E preference shareholders,” and together with the Series C preference shareholders, the “preference shareholders”), which will commence at 2:00 p.m., Bermuda time (or as soon thereafter as the special preference share scheme meeting of the XL-Cayman Series C preference shareholders concludes or is adjourned). We will also hold an extraordinary general meeting of the XL-Cayman Series C preference shareholders (the “Series C extraordinary general meeting”) on April 30, 2010, which will commence at 2:30 p.m., Bermuda time (or as soon thereafter as the special preference share scheme meeting of the XL-Cayman Series E preference shareholders concludes or is adjourned), in order to approve a variation to the terms of the XL-Cayman Series C preference shares. We sometimes refer to these meetings together as the “preference shareholder special meetings.”

If the scheme of arrangement (the “Scheme of Arrangement”), substantially in the form included as Annex A to the proxy statement (the “ordinary shareholder proxy statement”) distributed to the XL-Cayman Class A ordinary shareholders (the “ordinary shareholders”) and included as Attachment I to the accompanying preference shareholder circular, is approved by the requisite vote of the ordinary shareholders, at the special preference share scheme meetings the Series C preference shareholders and the Series E preference shareholders will separately be asked to vote:

•

To approve the Scheme of Arrangement, pursuant to which (i) XL-Cayman Series C preference ordinary shares, par value $0.01 per share (the “Series C preference shares”), will be exchanged for an equal number of Series C preference shares of XL Group plc (“XL-Ireland”), a public limited company to be incorporated in Ireland that will be a subsidiary of XL-Cayman, and (ii) XL-Cayman Series E preference ordinary shares, par value $0.01 per share (the “Series E preference shares”), will be exchanged for an equal number of Series E preference shares of XL-Ireland. We sometimes refer to the exchange of the Series C preference shares and the exchange of the Series E preference shares pursuant to the Scheme of Arrangement together as the “Preference Share Exchange.”

If the Scheme of Arrangement becomes effective, the Scheme of Arrangement will effect a share exchange (the “Ordinary Share Exchange”) pursuant to which, whether or not the Preference Share Exchange is approved by the requisite vote of our Series C and Series E preference shareholders, (i) XL-Cayman Class A ordinary shares, par value $0.01 per share (the “ordinary shares”), will be exchanged for an equal number of ordinary shares of XL-Ireland (or, in the case of fractional ordinary shares of XL-Cayman, cash for such fractional ordinary shares) and (ii) XL-Ireland will become the parent holding company of XL-Cayman.

The Preference Share Exchange will only be consummated if the Scheme of Arrangement is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, the Scheme of Arrangement, including with respect to the Preference Share Exchange, is sanctioned by the Grand Court of the Cayman Islands (the “Cayman

i

Court”) and the Ordinary Share Exchange is consummated. As a result, no Series C or Series E preference shares will be exchanged pursuant to the Scheme of Arrangement unless all shares of both such series are exchanged pursuant to the Scheme of Arrangement. In addition, approval of the Series C Dividend Variation Proposal (as described below) is a condition to the Preference Share Exchange.

The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval of the Scheme of Arrangement by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

We refer to this proposal as the “Scheme of Arrangement Proposal.”

If the Scheme of Arrangement Proposal is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, at the Series C extraordinary general meeting the Series C preference shareholders will be asked to vote:

•

To approve a variation to the terms of the Series C preference shares to provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL-Cayman (as and if declared by the XL-Cayman Board of Directors) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement), the business day immediately preceding the effective time of the redomestication (or such other date on or after June 15, 2010 as is declared by the XL-Cayman Board of Directors).

We refer to this proposal as the “Series C Dividend Variation Proposal.”

At each of the preference shareholder special meetings:

•	To approve motions to adjourn each meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the proposals at the time of each respective preference shareholder special meeting.

The formal notices of the three preference shareholder special meetings are provided as Attachments V, VI and VII to the accompanying preference shareholder circular and should be read closely. This summary does not constitute the formal notice in respect of any of those meetings.

If any other matters properly come before any of the preference shareholder special meetings or any adjournments of any of such preference shareholder special meetings, the persons named in the applicable proxy card will have the authority to vote the preference shares represented by all properly executed proxies in their discretion. The Board of Directors of XL-Cayman currently does not know of any matters to be raised at the preference shareholder special meetings other than the proposals contained in the accompanying preference shareholder circular.

The XL-Cayman Board of Directors has set March 5, 2010 as the record date for each of the special preference share scheme meetings and for the Series C extraordinary general meeting. This means that only those persons who were holders of XL-Cayman preference shares at the close of business on the record date will be entitled to receive notice of the applicable preference shareholder special meetings and to attend and vote at the applicable preference shareholder special meetings and any adjournments thereof.

The special preference share scheme meetings are being held in accordance with an order of the Cayman Court dated March 3, 2010, which Cayman Islands law required us to obtain prior to holding the meetings. A copy of the Cayman Court’s order and accompanying ruling are included as Annex J to the ordinary shareholder proxy statement. If the XL-Cayman ordinary shareholders approve the Scheme of Arrangement (and we do not abandon the Scheme of Arrangement), we will proceed to seek the sanction of the Cayman Court in respect of the Scheme of Arrangement. If the

Scheme of Arrangement Proposal is approved by the requisite vote of both our Series C and Series E preference shareholders and the Series C Dividend Variation Proposal is approved by the Series C preference shareholders, we will also seek the Cayman Court’s sanction of the Scheme of Arrangement as it relates to the Preference Share Exchange. Sanction of the Cayman Court must be obtained as a condition to the Scheme of Arrangement becoming effective. We expect the hearing before the Cayman Court regarding sanction of the Scheme of Arrangement to be held on May 20, 2010. If you are an XL-Cayman preference shareholder who wishes to appear in person or by counsel at the Cayman Court hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. XL-Cayman will not object to the participation in the Cayman Court hearing by any preference shareholder who holds shares through a broker.

The accompanying preference shareholder circular, including the attached ordinary shareholder proxy statement, and the accompanying proxy card are first being sent to XL-Cayman preference shareholders on or about March 11, 2010 and contain additional information on how to attend the preference shareholder special meetings and vote any Series C or Series E preference shares you own in person at the preference shareholder special meetings.

Proof of ownership of Series C or Series E preference shares as of the record date, as well as a form of personal photo identification, must be presented to be admitted to the applicable preference shareholder special meetings.

If you hold your XL-Cayman preference shares in the name of a bank, broker or other nominee holder of record and you plan to attend the applicable preference shareholder special meetings, you must present proof of your ownership of those preference shares as of the record date, such as a bank or brokerage account statement or letter from your bank or broker, together with a form of personal photo identification, to be admitted to the applicable preference shareholder special meetings.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE PREFERENCE SHAREHOLDER SPECIAL MEETINGS, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU HOLD YOUR PREFERENCE SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE HOLDER, PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH BANK, BROKER OR OTHER NOMINEE HOLDER.

The accompanying preference shareholder circular, including the attached ordinary shareholder proxy statement, incorporate documents by reference. Please see “Where You Can Find More Information” on page 41 of the accompanying preference shareholder circular and beginning on page I-148 of Attachment I thereto for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request by contacting us at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 08, Bermuda
Telephone: +1 (441) 292-8515
Fax: +1 (441) 292-5280
Email: investorinfo@xlgroup.com

To ensure timely delivery of these documents, any request should be made by April 16, 2010. The exhibits to these documents will generally not be made available unless such exhibits are specifically incorporated by reference in the accompanying preference shareholder circular, including the attached ordinary shareholder proxy statement.

TABLE OF CONTENTS

Page
STRUCTURE OF THE TRANSACTION	3
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SERIES C PREFERENCE SHARE TERMS VARIATION	7
RISK FACTORS	15
FORWARD-LOOKING STATEMENTS	18
THE SCHEME OF ARRANGEMENT PROPOSAL	19
The Preference Share Exchange	19
Court Sanction of the Scheme of Arrangement	21
Background and Reasons for the Transaction	21
Amendment, Termination or Delay	21
Conditions to Completion of the Preference Share Exchange	21
Federal Securities Law Consequences; Resale Restrictions	22
Effective Date and Time of the Transaction	23
Required Votes	23
Board Recommendation	24
No Appraisal Rights	24
Exchange of Shares	24
Additional Information About the Transaction	25
THE SERIES C DIVIDEND VARIATION PROPOSAL	26
MATERIAL TAX CONSIDERATIONS RELATING TO THE TRANSACTION	27
U.S. Federal Income Tax Considerations	27
Irish Tax Considerations	30
Cayman Islands Tax Considerations	33
DESCRIPTION OF XL GROUP PLC SHARE CAPITAL	34
COMPARISON OF RIGHTS OF PREFERENCE SHAREHOLDERS	34
THE MEETINGS	36
General	36
Time, Place, Date and Purpose of the Meetings	36
Record Date; Voting Rights	37
Quorum	37
Votes of Preference Shareholders Required for Preference Share Exchange Approval	37
Proxies	38
Revoking Your Proxy	39
How You Can Vote	39
Validity	40
WHERE YOU CAN FIND MORE INFORMATION	41
Attachment I—Proxy Statement Related to the Meetings of the XL Capital Ltd Class A Ordinary Shareholders	I-1
Attachment II—Comparison of Terms of Issue of the Series C Preference Ordinary Shares of XL Capital Ltd against the Form of Terms of Issue of the Series C Preference Shares of XL Group plc	II-1
Attachment III—Comparison of Terms of Issue of the Series E Preference Ordinary Shares of XL Capital Ltd against the Form of Terms of Issue of the Series E Preference Shares of XL Group plc	III-1
Attachment IV—Expected Timetable	IV-1
Attachment V—Notice of the Special Court-Ordered Class Meeting of XL Capital Ltd’s Series C Preference Ordinary Shareholders	V-1
Attachment VI—Notice of the Special Court-Ordered Class Meeting of XL Capital Ltd’s Series E Preference Ordinary Shareholders	VI-1
Attachment VII—Notice of the Extraordinary General Meeting of XL Capital Ltd’s Series C Preference Ordinary Shareholders	VII-1

XL CAPITAL LTD

PREFERENCE SHAREHOLDER CIRCULAR

For the Special Court-Ordered Class Meetings of the
XL Capital Ltd Series C Preference Ordinary Shareholders and the
XL Capital Ltd Series E Preference Ordinary Shareholders and the
Extraordinary General Meeting of the
XL Capital Ltd Series C Preference Ordinary Shareholders
to be held on April 30, 2010

This preference shareholder circular, including the proxy statement (the “ordinary shareholder proxy statement”) related to the meetings of the Class A ordinary shareholders included as Attachment I hereto, is being furnished to the Series C preference ordinary shareholders (the “Series C preference shareholders”) and the Series E preference ordinary shareholders (the “Series E preference shareholders,” and together with the Series C preference shareholders, the “preference shareholders”) of XL Capital Ltd, an exempted company organized under the laws of the Cayman Islands (“XL-Cayman”), in connection with the solicitation of proxies on behalf of the Board of Directors of XL-Cayman (the “Board”) to be voted at the special court-ordered class meetings of the preference shareholders (the “special preference share scheme meetings”) and the extraordinary general meeting of the Series C preference shareholders (the “Series C extraordinary general meeting”) to be held on April 30, 2010, and any adjournments thereof, at the times and place and for the purposes set forth in the accompanying notices of the special preference share scheme meetings and the Series C extraordinary general meeting. We sometimes refer to these meetings together as the “preference shareholder special meetings.” This preference shareholder circular, including the attached ordinary shareholder proxy statement, and the accompanying proxy card are first being sent to preference shareholders on or about March 11, 2010. Please mark, date, sign and return the enclosed proxy card to ensure that all of your XL-Cayman Series C preference ordinary shares, par value $0.01 per share (the “Series C preference shares”), or XL-Cayman Series E preference shares, par value $0.01 per share (the “Series E preference shares,” and together with the Series C preference shares, the “preference shares”), are represented at the applicable preference shareholder special meetings.

The attached ordinary shareholder proxy statement contains additional information about the Transaction (as defined below) and should be read in conjunction with the other parts of this preference shareholder circular. We encourage you to read the entirety of this preference shareholder circular carefully, including Attachment I hereto.

Preference shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, “FOR” each of the proposals set forth in this preference shareholder circular applicable to your preference shares. You may revoke your proxy at any time before it is exercised at the applicable preference shareholder special meetings by timely delivery of a properly executed, later-dated proxy with respect to the applicable preference shareholder special meetings or by voting in person at the applicable preference shareholder special meetings. You may also notify our Secretary in writing before the applicable preference shareholder special meetings that you are revoking your proxy with respect to the applicable preference shareholder special meetings. If you hold your preference shares beneficially though a bank, broker, trustee, custodian or other nominee (which we generally refer to as “brokers”), you must instead follow the procedures required by your broker to revoke a proxy with respect to the applicable preference shareholder special meetings. You should contact that firm directly for more information on these procedures.

The Board has set March 5, 2010 as the record date (the “record date”) for each of the special preference share scheme meetings and for the Series C extraordinary general meeting. This means that only those persons who were shareholders of preference shares at the close of business on March 5, 2010 will be entitled to receive notice of the applicable preference shareholder special meetings and to attend and vote at the applicable preference shareholder special meetings and any adjournments thereof. As of the record date, 2,876,000 Series C preference shares were issued and outstanding and 1,000,000 Series E preference shares were issued and outstanding.

Only holders of Series C or Series E preference shares, as the case may be, as of the record date are invited to attend the applicable preference shareholder special meetings. Proof of ownership of Series C or Series E preference shares as of the record date, as well as a form of personal photo identification, must be presented to be admitted to the applicable preference shareholder special meetings. We have enclosed a proxy card and we ask that you please complete, sign and return the accompanying proxy card. In the case of the proxy card being sent to our Series C preference shareholders, we have divided the card into two sections corresponding to the two separate preference shareholder special meetings that Series C preference shareholders are being invited to attend. If you hold your preference shares in the name of a broker, please follow the voting instructions provided to you by such broker.

If you hold your preference shares in the name of a broker and you plan to attend any of the applicable preference shareholder special meetings, you must present proof of your ownership of those preference shares as of the record date, such as a brokerage account statement or letter from your broker, together with a form of personal photo identification, to be admitted to the applicable preference shareholder special meetings.

STRUCTURE OF THE TRANSACTION

The XL-Cayman Class A ordinary shareholders (the “ordinary shareholders”) are being asked to approve a scheme of arrangement under Cayman Islands law, substantially in the form included as Annex A to the attached ordinary shareholder proxy statement (the “Scheme of Arrangement”), at a separate court-ordered class meeting. If the ordinary shareholders and the Grand Court of the Cayman Islands (the “Cayman Court”) approve the Scheme of Arrangement, and other conditions are met, or if allowed by law, waived, and the Scheme of Arrangement becomes effective, the Scheme of Arrangement will effect a share exchange (the “Ordinary Share Exchange”) pursuant to which (i) the XL-Cayman Class A ordinary shares, par value $0.01 per share (the “ordinary shares”), will be exchanged for an equal number of ordinary shares of XL-Ireland (or, in the case of fractional ordinary shares of XL-Cayman, cash for such fractional ordinary shares) and (ii) XL-Ireland will become the parent holding company of XL-Cayman.

In the “Scheme of Arrangement Proposal,” we are seeking your approval at the special preference share scheme meetings of the Scheme of Arrangement pursuant to which the XL-Cayman Series C preference shares and the XL-Cayman Series E preference shares will be exchanged for an equal number of Series C preference shares of XL Group plc, a public limited company to be incorporated in Ireland (“XL-Ireland”), and Series E preference shares of XL-Ireland, respectively. We sometimes refer to the exchange of the Series C preference shares and the exchange of the Series E preference shares pursuant to the Scheme of Arrangement together as the “Preference Share Exchange.”

The Preference Share Exchange will only be consummated if the Scheme of Arrangement Proposal is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, the Series C Dividend Variation Proposal (as defined below) is approved by the Series C preference shareholders, the Scheme of Arrangement, including with respect to the Preference Share Exchange, is sanctioned by the Cayman Court and the Ordinary Share Exchange is consummated. As a result, no Series C or Series E preference shares will be exchanged in the Transaction unless all shares of both such series are exchanged pursuant to the Scheme of Arrangement. The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval of the Scheme of Arrangement by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement Proposal, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

There are several steps required in order for us to effect the Preference Share Exchange, including holding the special preference share scheme meetings. The special preference share scheme meetings are being held in accordance with an order of the Cayman Court dated March 3, 2010, which Cayman Islands law required us to obtain prior to holding the meetings. A copy of the Cayman Court’s order and accompanying ruling are included as Annex J to the attached ordinary shareholder proxy statement. We will hold the special preference share scheme meetings to approve the Scheme of Arrangement on April 30, 2010. If the Scheme of Arrangement is approved by the requisite vote of our ordinary shareholders (and we do not abandon the Scheme of Arrangement), we will seek the Cayman Court’s sanction of the Scheme of Arrangement. If the Scheme of Arrangement Proposal is approved by the requisite vote of both our Series C and Series E preference shareholders and the Series C Dividend Variation Proposal is approved by the Series C preference shareholders, we will also seek the Cayman Court’s sanction of the Scheme of Arrangement as it relates to the Preference Share Exchange.

If we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and if all of the other conditions are satisfied or, if allowed by law, waived (and we do not abandon the Scheme of Arrangement), we intend to file the court order authorizing the Scheme of Arrangement with the Cayman Islands Registrar of Companies, which will by its terms cause the Ordinary Share Exchange and, if approved by the requisite vote of our preference shareholders, the Preference Share Exchange to become effective before the opening of trading of the XL-Cayman ordinary shares on the New York Stock Exchange, Inc. (the “NYSE”) on July 1, 2010, or at such other date and time after such court order filing as the Board may determine (the “Effective Time”). However, our Board cannot delay the Effective Time to a date later than December 31, 2010 (unless extended with the approval of the Cayman Court) because the Scheme of Arrangement will lapse by its terms if the Effective Time has not occurred on or prior to that date.

If the Ordinary Share Exchange becomes effective and if the Scheme of Arrangement Proposal is approved by the requisite vote of our Series C and Series E preference shareholders and the other conditions to the Preference Share Exchange are satisfied or, if allowed by law, waived, the Preference Share Exchange will become effective at the Effective Time, and the following steps will occur effectively simultaneously:

1.	all previously outstanding XL-Cayman Series C and Series E preference ordinary shares will be transferred to XL-Ireland; and

2.

in consideration therefor, XL-Ireland will issue Series C and Series E preference shares of XL-Ireland (on a one-for-one basis), respectively, to the holders of the XL-Cayman Series C and Series E preference ordinary shares that are being transferred to XL-Ireland.

If the Preference Share Exchange is consummated, the Series C and Series E preference shareholders of XL-Cayman will instead become Series C and Series E preference shareholders of XL-Ireland, respectively. After the Preference Share Exchange, you will continue to own an interest in the ultimate parent holding company of the XL group of companies, which will conduct the same business operations through its subsidiaries as conducted by XL-Cayman through its subsidiaries before the Preference Share Exchange. The number of Series C or Series E preference shares you will own in XL- Ireland, respectively, will be the same as the number of Series C or Series E preference shares you owned in XL-Cayman immediately prior to the Preference Share Exchange.

If the Preference Share Exchange is consummated, each of the Series C and Series E preference shares of XL-Ireland will accrue dividends at the same rate, and have the same liquidation preference, as the equivalent series of preference shares of XL-Cayman. However, the Series C and Series E preference shares of XL-Ireland will be deemed to accrue dividends (1) in the case of the XL-Ireland Series C preference shares, from the last dividend payment date for the last dividend period on the XL-Cayman Series C preference shares beginning prior to the Effective Time for which a Series C preference share dividend was paid in full (or, if the dividend payment on the Series C preference shares of XL-Cayman that would normally be paid on July 15, 2010 is paid in full prior to such date, only from July 15, 2010), and (2) in the case of the XL-Ireland Series E preference shares, from the last dividend payment date on the XL-Cayman Series E preference shares prior to the Effective Time, whether or not a Series E preference share dividend was paid on that date (the dividends on the Series E preference shares being non-cumulative). These changes regarding the first dividend period following the Preference Share Exchange are intended to ensure that the Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders.

At the Effective Time, the following steps will also occur effectively simultaneously:

1.	all previously outstanding XL-Cayman Class A ordinary shares will be transferred to XL-Ireland;

2.

in consideration therefor, XL-Ireland (i) will issue ordinary shares of XL-Ireland (on a one-for-one basis) to the holders of whole XL-Cayman Class A ordinary shares that are being transferred to XL-Ireland and (ii) will pay to the holders of fractional Class A ordinary shares of XL-Cayman an amount in cash for their fractional ordinary shares based on the average of the high and low trading prices of the XL-Cayman Class A ordinary shares on the NYSE on the business day immediately preceding the Effective Time; and

3.

all XL-Ireland shares in issue prior to the Ordinary Share Exchange (which will then be held by XL-Cayman and certain of its subsidiaries) will be redeemed by XL-Ireland at nominal value and cancelled.

As a result of the Ordinary Share Exchange, the ordinary shareholders of XL-Cayman will instead become ordinary shareholders of XL-Ireland and XL-Cayman will become a subsidiary of

XL-Ireland. The members of the Board of Directors of XL-Cayman then in office will be the members of the Board of Directors of XL-Ireland at the Effective Time.

We sometimes use the term “Transaction” in this preference shareholder circular to refer collectively to the Ordinary Share Exchange and, if the requisite approvals of the Series C and Series E preference shareholders and the Cayman Court have been obtained and the other applicable conditions satisfied or, if allowed by law, waived with respect to it, the Preference Share Exchange.

If, and only if, both the Ordinary Share Exchange and the Preference Share Exchange are consummated, an election will be made to treat XL-Cayman as a disregarded entity for U.S. federal tax purposes effective shortly after the Effective Time.

If the Ordinary Share Exchange is consummated, then whether or not the Preference Share Exchange is consummated, XL-Cayman is expected to become a tax resident of Ireland in connection with the Transaction. Accordingly, if the Ordinary Share Exchange is completed, it is expected that the preference shareholders will become preference shareholders of an Irish tax resident company regardless of whether the Preference Share Exchange is completed. Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Tax Consequences of Owning XL-Ireland Preference Shares as Compared to XL-Cayman Preference Shares” in this preference shareholder circular.

The following diagrams depict our organizational structure immediately before and after the Transaction. The first diagram depicts our organizational structure after the Transaction if the Preference Share Exchange is consummated and the second diagram depicts our organizational structure after the Transaction if the Preference Share Exchange is not consummated. The diagrams do not depict any XL-Cayman subsidiaries (other than XL-Ireland prior to the Effective Time).

If the Scheme of Arrangement Proposal is approved by the requisite vote of our Series C and Series E preference shareholders, at the Series C extraordinary general meeting we will seek the approval of the XL-Cayman Series C preference shareholders with respect to the “Series C Dividend Variation Proposal,” a proposal regarding a variation to the terms of the Series C preference shares. Such variation would provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL-Cayman (as and if declared by the Board) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement), the business day immediately preceding the Effective Time (or such other date on or after June 15, 2010 as is declared by the Board). Approval of this variation to the terms of the Series C preference shares is a condition to the Preference Share Exchange.

We use the terms “XL,” “we,” “our company,” “our” and “us” in this preference shareholder circular to refer to XL Capital Ltd and its subsidiaries prior to the Ordinary Share Exchange and to refer to XL Group plc and its subsidiaries after the Ordinary Share Exchange.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE
SERIES C PREFERENCE SHARE TERMS VARIATION

1.	Q:	What am I being asked to vote on at the preference shareholder special meetings?
A: Preference shareholders are being asked to vote on the following matters:
•

If the Scheme of Arrangement is approved by the requisite vote of the ordinary shareholders, at the special preference share scheme meetings the Series C preference shareholders and the Series E preference shareholders will separately be asked to vote to approve the Scheme of Arrangement, pursuant to which (i) the Series C preference shares of XL Cayman will be exchanged for an equal number of Series C preference shares of XL-Ireland and (ii) the Series E preference shares of XL-Cayman will be exchanged for an equal number of Series E preference shares of XL-Ireland. We sometimes refer to the exchange of the Series C preference shares and the exchange of the Series E preference shares pursuant to the Scheme of Arrangement together as the “Preference Share Exchange.” We refer to this proposal as the “Scheme of Arrangement Proposal.”

•

If the Scheme of Arrangement Proposal is approved by the requisite vote of both the XL-Cayman Series C and Series E preference shareholders, at the Series C extraordinary general meeting the Series C preference shareholders will be asked to vote to approve a variation to the terms of the Series C preference shares to provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL-Cayman (as and if declared by the Board) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement), the business day immediately preceding the Effective Time (or such other date on or after June 15, 2010 as is declared by the Board). We refer to this proposal as the “Series C Dividend Variation Proposal.”

•

At each of the preference shareholder special meetings, the applicable preference shareholders will be asked to approve motions to adjourn each meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the proposals at the time of each respective preference shareholder special meeting.

Please see “The Scheme of Arrangement Proposal” and “The Series C Dividend Variation Proposal” in this preference shareholder circular.
2.	Q:	How does the Board of Directors recommend that I vote?
A: Our Board of Directors unanimously recommends that our preference shareholders vote “FOR” each of the proposals set forth in this preference shareholder circular.
3.	Q:	What happens to my preference shares if the Preference Share Exchange is consummated?

A:  If the Scheme of Arrangement becomes effective, and if the requisite approvals are obtained from our Series C preference shareholders, our Series E preference shareholders and the Cayman Court and other conditions are met or, if allowed by law, waived, then the Scheme of Arrangement will effect both the Ordinary Share Exchange and the Preference Share Exchange. As a result, the ordinary shares, the Series C preference shares and the Series E preference shares of XL-Cayman will be exchanged for an equal number of ordinary shares, Series C preference shares and Series E preference shares of XL-Ireland, respectively.

Please see “The Scheme of Arrangement Proposal” in this preference shareholder circular.

4.	Q:	Will the ordinary shares be exchanged even if the preference shares are not?

A:  Yes. The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval of the Scheme of Arrangement by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement Proposal, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

Please see “The Scheme of Arrangement Proposal—Conditions to Completion of the Preference Share Exchange” in this preference shareholder circular and “Proposal Number One: The Scheme of Arrangement Proposal—Conditions to Completion of the Transaction” in the attached ordinary shareholder proxy statement.

5.	Q:	What happens to my preference shares if the Ordinary Share Exchange is consummated but the Preference Share Exchange is not?

A:  If the Ordinary Share Exchange is consummated but the Preference Share Exchange is not consummated, the Series C and Series E preference shares will remain in their current form as Series C and Series E preference shares of XL-Cayman, respectively, which will become a subsidiary of XL-Ireland as part of the Ordinary Share Exchange and which is expected to become a tax resident of Ireland in connection with the Transaction.

Please see “The Scheme of Arrangement Proposal” and “Material Tax Considerations Relating to the Transaction–Irish Tax Considerations–Tax Consequences of Owning XL-Ireland Preference Shares as Compared to XL-Cayman Preference Shares” in this preference shareholder circular.

6.	Q:	What happens if one series of preference shareholders approves the Scheme of Arrangement Proposal but the other series of preference shareholders does not?

A:  If only one series of preference shareholders approves the Scheme of Arrangement Proposal, the Preference Share Exchange will not be consummated. The Preference Share Exchange will only be consummated if the Scheme of Arrangement Proposal is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders and the Series C preference shareholders approve the Series C Dividend Variation Proposal. As a result, no Series C or Series E preference shares will be exchanged in the Transaction unless all shares of both such series are exchanged pursuant to the Scheme of Arrangement.

Please see “The Scheme of Arrangement Proposal” in this preference shareholder circular.
7.	Q:	Will the Transaction affect the relative seniority of my preference shares when compared to the seniority of creditors and future preferred shareholders of the XL group of companies?

A:  As a holding company with no direct operations or significant assets other than the capital stock of its subsidiaries, XL-Cayman has relied, and XL-Ireland will rely, on investment income, cash dividends, loans and other permitted payments from its subsidiaries to make principal and interest payments on its debt, to pay operating expenses and common and preferred shareholder dividends, to make capital investments in its subsidiaries and to pay its other obligations that may arise from time to time. We expect future investment income, dividends and other permitted payments from XL-Cayman to be XL-Ireland’s principal source of funds to pay such expenses, preferred and common stock dividends and obligations, and that XL-Cayman will continue to rely on investment income, dividends and other payments from its subsidiaries to make such payments to XL-Ireland. Because XL-Ireland will be a holding company, its obligations to its creditors will be structurally subordinated to all existing and future obligations of its subsidiaries (including XL-Cayman), including obligations under preference shares that might be issued in the future by its subsidiaries. Therefore, XL-Ireland’s rights as the ordinary shareholder of XL-Cayman and the rights of XL-Ireland’s creditors and preference shareholders to participate in the assets of XL-Cayman in the event that XL-Cayman is liquidated or reorganized are subject, and effectively subordinated, to the prior claims of XL-Cayman’s (and, as is the case currently, XL-Cayman’s subsidiaries’) creditors and preference shareholders (including holders of the Series D preference ordinary shares (the “Series D preference shares”) that XL-Cayman may be obligated to issue in the future pursuant to the Securities Issuance Agreement, dated as of December 12, 2006, between XL-Cayman and Stoneheath Re).

Accordingly, our Series C and Series E preference shares are currently effectively subordinated to any existing and future obligations of XL-Cayman’s subsidiaries, including any preference shares issued in the future by such subsidiaries, but would be pari passu to any preference shares issued in the future by XL-Cayman itself (including the Series D preference shares that XL-Cayman may be obligated to issue in the future). If the Preference Share Exchange is consummated, our Series C and Series E preference shareholders will hold preference shares of XL-Ireland and will continue to be effectively subordinated to any existing and future obligations of XL-Cayman’s subsidiaries, but will also be effectively subordinated to XL-Cayman’s creditors and holders of any preference shares issued by XL-Cayman in the future (including holders of the Series D preference shares, if and when issued).

If the Preference Share Exchange is not consummated but the Ordinary Share Exchange is consummated, our Series C and Series E preference shares will continue to be effectively subordinated to any existing and future obligations of XL-Cayman’s subsidiaries, but will be pari passu with future preference shares of XL-Cayman (including the Series D preference shares, if and when issued) and will effectively be senior (with respect to the assets and profits of XL-Cayman) to any obligations of XL-Ireland, including future preference shares of XL-Ireland. Under those circumstances, however, our Series C and Series E preference shareholders will have no equity interest in the assets or profits of XL-Ireland (including assets arising from dividends paid by XL-Cayman with respect to its ordinary shares) or any subsidiaries of XL-Ireland other than XL-Cayman and its subsidiaries.

8.	Q:	Why are the Series C preference shareholders being asked to vote on the Series C Dividend Variation Proposal?

A:  Pursuant to the terms of the Series C preference shares, when, as and if declared by our Board, dividends on the Series C preference shares are currently paid semi-annually on a cumulative basis on January 15 and July 15 of each year.

Under Irish law, XL-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts 1963 to 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with such Acts (the “Irish Companies Acts”), and applicable accounting standards to enable it to pay dividends. Immediately following the Effective Time, the unconsolidated balance sheet of XL-Ireland will not contain any distributable reserves because it will be a newly formed holding company with no distributable reserves unless and until it generates earnings after the Effective Time. While we plan to create these reserves by reducing XL-Ireland’s share premium account if the proposal to create distributable reserves is approved by the requisite vote of our ordinary shareholders, the creation of these reserves also must be approved by the Irish High Court. We may not be able to obtain the approval of the Irish High Court until after July 15, 2010 or at all.

As a result, if the Preference Share Exchange occurs, XL-Ireland may not have sufficient distributable reserves to permit it to pay the scheduled Series C preference share dividend on July 15, 2010. To avoid a potential delay in paying this dividend, if the Series C and Series E preference shareholders approve the Scheme of Arrangement Proposal, the Series C preference shareholders will be asked to vote to approve a variation to the terms of their

Series C preference shares. Such variation would provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL-Cayman (as and if declared by the Board) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement), the business day immediately preceding the Effective Time (or such other date on or after June 15, 2010 as is declared by the Board). Approval of this variation to the terms of the Series C preference shares is a condition to the Preference Share Exchange.

Please see “The Series C Dividend Variation Proposal” in this preference shareholder circular.
9.	Q:	Who can vote at the preference shareholder special meetings?

A:  All persons who were registered holders of Series C preference shares at the close of business on March 5, 2010, the record date for the preference shareholder special meetings, are shareholders of record for the purposes of the special preference share scheme meeting of the Series C preference shareholders and the Series C extraordinary general meeting and will be entitled to attend and vote, in person or by proxy, at such meetings and any adjournments thereof.

All persons who were registered holders of Series E preference shares at the close of business on March 5, 2010 are shareholders of record for the purposes of the special preference share scheme meeting of the Series E preference shareholders and will be entitled to attend and vote, in person or by proxy, at such meeting and any adjournments thereof.

Each preference shareholder of record will be entitled to one vote per share at each of the applicable preference shareholder special meetings, except that (for purposes of the Series C extraordinary general meeting but not the special preference share scheme meetings) if, and for so long as, the votes conferred by the XL-Cayman Controlled Shares (as defined below) of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Cayman Controlled Shares of such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Cayman’s articles of association. “XL-Cayman Controlled Shares” of a person (as defined in XL-Cayman’s articles of association) include (1) all XL-Cayman shares owned directly, indirectly or constructively by that person (within the meaning of Section 958 of the Code (as defined below)), and (2) all XL-Cayman shares owned directly, indirectly or constructively by that person or any “group” of which that person is a part, within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Please see “The Meetings—Record Date; Voting Rights.”
10.	Q:	How can I vote my preference shares?

If your preference shares are held in the “street name” of brokers, you must vote your preference shares by following the procedures established by your broker. Under NYSE Rule 452, brokers who hold preference shares on behalf of customers will not have the authority to vote on any of the matters to be considered at the applicable preference shareholder special meetings. If you do not instruct your broker on how to vote your preference shares prior to the applicable preference shareholder special meetings, your preference shares will not be voted at the applicable preference shareholder special meetings and such preference shares will not be considered when determining whether such proposal has received the required approval or considered present for purposes of the relevant quorum requirement.

If you hold preference shares beneficially through your broker, we recommend that you contact your broker. Your broker can instruct you how your preference shares can be voted. Your broker will not be able to vote your preference shares unless it receives appropriate instructions from you. You may not vote your preference shares in person at the preference shareholder special meetings unless you obtain a “legal proxy” from the broker that holds your preference shares.

Please see “The Meetings—How You Can Vote” in this preference shareholder circular for more information. Please also see “The Meetings—Votes of Preference Shareholders Required for Approval” in this preference shareholder circular for further information on how shares held in the “street name” of a broker will be considered for purposes of the “majority in number” approval requirement.

11.	Q:	What vote of XL-Cayman preference shareholders is required to approve the proposals?

A:  The Scheme of Arrangement Proposal requires: (1) approval by the affirmative vote of a majority in number of the registered holders of XL-Cayman Series C preference shares present and voting, in person or by proxy, at a special court-ordered class meeting of the XL-Cayman Series C preference shareholders, representing 75% or more in value of the Series C preference shares present and voting, in person or by proxy; and (2) approval by the affirmative vote of a majority in number of the registered holders of XL-Cayman Series E preference shares present and voting, in person or by proxy, at a special court-ordered class meeting of the XL-Cayman Series E preference shareholders, representing 75% or more in value of the Series E preference shares present and voting, in person or by proxy.

For the purpose of calculating the “majority in number” requirement for the approval of the Scheme of Arrangement Proposal, each registered preference shareholder, voting in person or by proxy, will be counted as a single preference shareholder, regardless of the number of preference shares voted by that shareholder. Only preference shareholders whose names are recorded on XL-Cayman’s register of members will be counted for purposes of the “majority-in-number” requirement. As such, where shares are held through The Depository Trust Company (“DTC”) (including preference shares held in “street name” by brokers through DTC) or other nominees on behalf of beneficial owners, and DTC (or such other nominee) is listed as the registered holder of such shares on XL-Cayman’s register of members, the Cayman Court will not “look through” the nominee to determine how the beneficial owners of shares instructed those shares to be voted. Accordingly, DTC and other nominee holders of preference shares who are registered shareholders will each be counted as one preference shareholder for the purpose of calculating the “majority in number” requirement. If a registered shareholder (including DTC or other nominee holder of preference shares) elects (or is directed) to vote a portion of such registered shareholder’s preference shares “FOR” the Scheme of Arrangement Proposal, and a portion “AGAINST” the Scheme of Arrangement Proposal, then that registered shareholder will be counted as one preference shareholder voting “FOR” the Scheme of Arrangement Proposal and as one preference shareholder voting “AGAINST” the Scheme of Arrangement Proposal, thereby effectively cancelling out that registered shareholder’s vote for the purposes of the “majority in number” calculation (but not for purposes of the 75% or more in value calculation).

In order to approve the Series C Dividend Variation Proposal, we must obtain the affirmative vote of Series C preference shareholders representing not less than 2/3 of all Series C preference shares present and voting, in person or by proxy, at the Series C extraordinary general meeting at which a quorum of 2/3 of all of our outstanding Series C preference shares is present, in person or by proxy. Approval of the Series C Dividend Variation Proposal is a condition to the effectiveness of the Scheme of Arrangement with respect to the Preference Share Exchange and therefore is required in order for us to carry out the Preference Share Exchange. The approval of the Series C Dividend Variation Proposal is not, however, needed to approve the Scheme of Arrangement with respect to the Ordinary Share Exchange.

Please see “The Meetings—Votes of Preference Shareholders Required for Preference Share Exchange Approval” in this preference shareholder circular.

12.	Q:	What quorum is required for action at the preference shareholder special meetings?

A:  At the special preference share scheme meetings to approve the Scheme of Arrangement Proposal, at least two Series C or Series E preference shareholders, as the case may be, must be present, in person or by proxy, in order for each meeting to proceed. At the Series C extraordinary general meeting to approve the Series C Dividend Variation Proposal, 2/3 of the outstanding Series C preference shares of XL-Cayman must be present, in person or by proxy, in order for the meeting to proceed.

For purposes of the preference shareholder special meetings, abstentions will be counted as present for purposes of determining whether there is a quorum but preference shares held by brokers for which voting instructions are not received will not be counted as present for determining whether there is a quorum.

Please see “The Meetings—Quorum” in this preference shareholder circular.
13.	Q:	When do you expect the Transaction to be consummated?

A:  We currently expect to complete the Transaction, if approved and sanctioned, on July 1, 2010. Please see Attachment IV to this preference shareholder circular for an expected timetable. However, our Board has the authority to cause the Transaction, if approved and sanctioned, to be consummated at such other date and time as it may determine on or after the order of the Cayman Court sanctioning the Scheme of Arrangement has been filed with the Cayman Islands Registrar of Companies. However, our Board cannot delay the Effective Time to a date later than December 31, 2010 (unless extended with the approval of the Cayman Court) because the Scheme of Arrangement will lapse by its terms if the Effective Time has not occurred on or prior to that date.

Please see “The Scheme of Arrangement Proposal—Effective Date and Time of the Transaction” and “The Scheme of Arrangement Proposal—Amendment, Termination or Delay” in this preference shareholder circular and “Proposal Number One: The Scheme of Arrangement Proposal—Effective Date and Time of the Transaction” and “Proposal Number One: The Scheme of Arrangement Proposal—Amendment, Termination or Delay” in the attached ordinary shareholder proxy statement.

14.	Q:	If all required approvals are obtained and conditions are satisfied or waived, is the Transaction required to be consummated?

A:  No. The Transaction may be abandoned or delayed by our Board at any time prior to the Effective Time, even if the Transaction has been approved by the requisite vote of the XL-Cayman shareholders and sanctioned by the Cayman Court and all other conditions to the Transaction have been satisfied or, if allowed by law, waived.

Please see “The Scheme of Arrangement Proposal—Amendment, Termination or Delay” in this preference shareholder circular and “Proposal Number One: The Scheme of Arrangement Proposal—Amendment, Termination or Delay” in the attached ordinary shareholder proxy statement.

15.	Q:	How will preference shares of XL-Ireland differ from preference shares of XL-Cayman?

A:  The principal attributes of your XL-Ireland Series C and Series E preference shares will be the same as your existing XL-Cayman Series C and Series E preference shares, respectively. However, there are differences between what your rights as a preference shareholder will be under Irish law and what they currently are as a preference shareholder under Cayman Islands law. In addition, there are differences between the organizational documents of XL-Ireland and XL-Cayman. Finally, there will be other non-material differences between your existing XL-Cayman preference shares and the XL-Ireland preference shares, including with respect to the calculation of the dividends on the XL-Ireland preference shares for the first dividend period. These changes regarding the first dividend period following the Preference Share Exchange are intended to ensure that the

Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders.

We discuss these and other differences in detail under “Comparison of Rights of Preference Shareholders” in this preference shareholder circular and under “Description of XL Group plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors” in the attached ordinary shareholder proxy statement. If the Preference Share Exchange is consummated, the Board of Directors of XL-Ireland will adopt, effective immediately prior to the Effective Time, the terms of issue setting forth the special rights of the Series C preference shares and the Series E preference shares of XL-Ireland to be issued in the Preference Share Exchange, substantially in the forms included in the attached ordinary shareholder proxy statement as Annexes C and D, respectively. Comparison documents showing the differences between the terms of issue of the XL- Cayman Series C and Series E preference shares and the XL-Ireland Series C and Series E preference shares are included in this preference shareholder circular as Attachments II and III, respectively. In addition, XL-Ireland’s memorandum and articles of association will be substantially in the forms included in the attached ordinary shareholder proxy statement as Annex B.

16.	Q:	What are the material tax consequences of the Preference Share Exchange?

A:  The Transaction should not be a taxable transaction for XL-Cayman or XL-Ireland. Further, under U.S. federal income tax law, holders of preference shares of XL-Cayman generally should not recognize gain or loss in the Preference Share Exchange.

For Irish tax law purposes, holders of preference shares of XL-Cayman who are neither resident nor ordinarily resident in Ireland and who do not have some connection with Ireland other than holding XL-Ireland preference shares will not realize a taxable gain on the exchange of such shares for XL-Ireland shares in the Preference Share Exchange.

Please see “Material Tax Considerations Relating to the Transaction” in this preference shareholder circular.
17.	Q:	Will there be Irish tax considerations for me if the Preference Share Exchange is not consummated, but the Ordinary Share Exchange is consummated?

A:  Yes. As it is expected that XL-Cayman will become a tax resident of Ireland if the Ordinary Share Exchange is consummated, many of the Irish tax considerations in relation to the ownership and disposition of XL-Ireland preference shares should apply equally to your existing XL- Cayman preference shares once XL-Cayman becomes Irish tax resident.

Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Tax Consequences of Owning XL-Ireland Preference Shares as Compared to XL-Cayman Preference Shares” in this preference shareholder circular.

18.	Q:	If the Preference Share Exchange is approved and consummated, do I have to take any action to participate in the Preference Share Exchange?

A:  Not if your preference shares are held in book-entry form or by your broker. XL-Cayman preference shares so held will automatically be transferred to XL-Ireland at the Effective Time and, in consideration therefor, new XL-Ireland preference shares will be issued to your broker without any action on your part.

Please see “The Scheme of Arrangement Proposal—Exchange of Shares” in this preference shareholder circular for more information, including for information on the exchange of your preference shares if you hold your preference shares in certificated form.

19.	Q:	May I revoke my proxy?
A: Any proxy is revocable. Preference shares held in the “street name” of a broker can only be revoked in accordance with the instructions from your broker. Attending the applicable preference shareholder special meetings without following the instructions from your broker will not revoke your proxy.
Please see “The Meetings—Revoking Your Proxy” in this preference shareholder circular for more information.
20.	Q:	How do I attend the applicable preference shareholder special meetings?

A:  All Series C and Series E preference shareholders of XL-Cayman as of the record date are invited to attend the special preference share scheme meetings of the Series C preference shareholders and the Series E preference shareholders, respectively, at XL’s principal executive offices, located at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda. The special preference share scheme meeting of the Series C preference shareholders will commence at 1:30 p.m., Bermuda time (or as soon thereafter as the extraordinary general meeting of the XL-Cayman ordinary shareholders taking place immediately prior to such meeting concludes or is adjourned), on April 30, 2010. The special preference share scheme meeting of the Series E preference shareholders will commence at 2:00 p.m., Bermuda time (or as soon thereafter as the special preference share scheme meeting of the XL-Cayman Series C preference shareholders concludes or is adjourned), on April 30, 2010.

All Series C preference shareholders of XL-Cayman are also invited to attend the Series C extraordinary general meeting at XL’s principal executive offices, which will commence at 2:30 p.m., Bermuda time (or as soon thereafter as the special preference share scheme meeting of the XL-Cayman Series E preference shareholders concludes or is adjourned), on April 30, 2010.

Proof of ownership of XL Series C or Series E preference shares as of the record date, as well as a form of personal photo identification, must be presented to be admitted to the applicable preference shareholder special meetings.

If your Series C and Series E preference shares are registered in the “street name” of a broker, your name will not appear in XL’s registers of preference shareholders. In such case, your preference shares are held in your broker’s name or the name of the depository through which your broker holds the shares, on your behalf, and your broker or the depository will be entitled to vote your preference shares in accordance with your instructions. In order for you to attend the applicable preference shareholder special meetings, you must bring a letter or account statement from your broker showing that you beneficially owned the Series C or Series E preference shares held by your broker or the depository as of the record date. Note that even if you attend the applicable preference shareholder special meetings, you cannot vote the preference shares that are held by your broker or the depository unless you obtain a “legal proxy” from the broker that holds your preference shares. Rather, you should submit voting directions to your broker, which will instruct your broker or the depository how to vote those preference shares on your behalf.

Please see “The Meetings—How You Can Vote” in this preference shareholder circular for more information and the notices of the preference shareholder special meetings included as Attachments V, VI and VII to this preference shareholder circular.

21.	Q:	Whom should I call if I have questions about the preference shareholder special meetings or the proposals in this preference shareholder circular?
A: You should contact our proxy solicitor:
Georgeson Inc. 199 Water Street New York, NY 10038 Toll-free within the United States: 1-800-509-1390 Outside the United States: +1 (212) 440-9800

RISK FACTORS

Before you decide how to vote your preference shares, you should consider carefully the risk factors contained in the attached ordinary shareholder proxy statement beginning on page I-30 as well as the following risk factors specifically related to your preference shares, in addition to the other information contained in this preference shareholder circular, including the attached ordinary shareholder proxy statement, and the documents incorporated by reference herein and therein, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2009, and any subsequent filings we make with the SEC prior to the date of the preference shareholder special meetings.

Your rights as a preference shareholder will change as a result of the Preference Share Exchange due to differences between Irish law and Cayman Islands law.

Your rights as a preference shareholder will change if the Preference Share Exchange is consummated. We discuss some of these differences in detail under “Comparison of Rights of Preference Shareholders” in this preference shareholder circular and under “Description of XL Group plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors” in the attached ordinary shareholder proxy statement. If the Preference Share Exchange is consummated, the Board of Directors of XL-Ireland will adopt, effective immediately prior to the Effective Time, the terms of issue setting forth the special rights of the Series C preference shares and the Series E preference shares of XL-Ireland to be issued in the Preference Share Exchange, substantially in the forms included in the attached ordinary shareholder proxy statement as Annexes C and D, respectively. Comparison documents showing the differences between the terms of issue of the XL-Cayman Series C and Series E preference shares and the XL-Ireland Series C and Series E preference shares are included in this preference shareholder circular as Attachments II and III, respectively. In addition, XL- Ireland’s memorandum and articles of association will be substantially in the forms included in the attached ordinary shareholder proxy statement as Annex B.

If the Preference Share Exchange is consummated, your equity interests in XL-Ireland will be effectively subordinated to any existing and future obligations of XL-Cayman, including any preference shares issued by XL-Cayman in the future.

As a holding company with no direct operations or significant assets other than the capital stock of its subsidiaries, XL-Cayman has relied, and XL-Ireland will rely, on investment income, cash dividends, loans and other permitted payments from its subsidiaries to make principal and interest payments on its debt, to pay operating expenses and common and preferred shareholder dividends, to make capital investments in its subsidiaries and to pay its other obligations that may arise from time to time. We expect future investment income, dividends and other permitted payments from XL-Cayman to be XL-Ireland’s principal source of funds to pay such expenses, preferred and common stock dividends and obligations, and that XL-Cayman will continue to rely on investment income, dividends and other payments from its subsidiaries to make such payments to XL-Ireland. Because XL-Ireland will be a holding company, its obligations to its creditors will be structurally subordinated to all existing and future obligations of its subsidiaries (including XL-Cayman), including obligations under preference shares that might be issued in the future by its subsidiaries. Therefore, XL-Ireland’s rights as the ordinary shareholder of XL-Cayman and the rights of XL-Ireland’s creditors and preference shareholders to participate in the assets of XL-Cayman in the event that XL-Cayman is liquidated or reorganized are subject, and effectively subordinated, to the prior claims of XL-Cayman’s (and, as is the case currently, XL-Cayman’s subsidiaries’) creditors and preference shareholders (including holders of the Series D preference shares that XL-Cayman may be obligated to issued in the future).

Accordingly, our Series C and Series E preference shares are currently effectively subordinated to any existing and future obligations of XL-Cayman’s subsidiaries, including any preference shares issued in the future by such subsidiaries, but would be pari passu to any preference shares issued in the future by XL-Cayman itself (including the Series D preference shares that XL-Cayman may be obligated to issue in the future). If the Preference Share Exchange is consummated, our Series C and Series E preference shareholders will hold preference shares of XL-Ireland and will continue to be effectively subordinated to any existing and future obligations of XL-Cayman’s subsidiaries, but will also be effectively subordinated to XL-Cayman’s creditors and holders of any preference shares issued by XL-Cayman in the future (including holders of the Series D preference shares, if and when issued).

If the Preference Share Exchange is not consummated but the Ordinary Share Exchange is consummated, you will have no equity interest in the assets or profits of XL-Ireland.

If the Preference Share Exchange is not consummated but the Ordinary Share Exchange is consummated, our Series C and Series E preference shares will continue to be effectively subordinated to any existing and future obligations of XL-Cayman’s subsidiaries, but will be pari passu with future preference shares of XL-Cayman (including the Series D preference shares, if and when issued) and will effectively be senior (with respect to the assets and profits of XL-Cayman) to any obligations of XL-Ireland, including future preference shares of XL-Ireland. Under those circumstances, however, our Series C and Series E preference shareholders will have no equity interest in the assets or profits of XL-Ireland (including assets arising from dividends paid by XL-Cayman with respect to its ordinary shares) or any subsidiaries of XL-Ireland other than XL-Cayman and its subsidiaries.

After the Transaction, a future transfer of your XL-Ireland preference shares, other than one effected by means of the transfer of book entry interests in DTC, may be subject to Irish stamp duty.

Transfers of XL-Ireland preference shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. It is anticipated that substantially all of XL-Ireland preference shares will continue to be traded through DTC, either directly or through brokers who hold such preference shares on behalf of customers through DTC. However, if at the time of a future transfer you hold your XL-Ireland preference shares directly rather than beneficially through DTC (or through a broker that holds your preference shares through DTC), such transfer of your XL-Ireland preference shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the preference shares acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of our preference shares.

Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Post-Transaction Consequences to Preference Shareholders—Stamp Duty” in this preference shareholder circular.

After the Transaction, dividends you receive may be subject to Irish dividend withholding tax and Irish income tax.

If the Preference Share Exchange is consummated, Irish dividend withholding tax (currently at a rate of 20%) may arise in respect of dividends paid on XL-Ireland preference shares. However, a number of exemptions from dividend withholding tax exist such that preference shareholders resident in the U.S. and preference shareholders resident in the countries listed in Annex F to the attached ordinary shareholder proxy statement may be entitled to exemptions from dividend withholding tax.

Under the terms of the XL-Ireland preference shares, XL-Ireland preference shareholders will, in certain circumstances, be entitled to payments of additional amounts to make up for deductions and withholdings made from dividends paid. Such entitlement may not apply where there is a failure by preference shareholders to promptly comply with a request by XL-Ireland to provide information, documents or other evidence which is required as a condition to exemption from all or part of a deduction or withholding. We intend to request preference shareholders to provide us with such information, documents or other evidence. Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Post-Transaction Consequences to Preference Shareholders—Withholding Tax on Dividends” in this preference shareholder circular.

Preference shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from XL-Ireland should not be subject to Irish income tax in respect of those dividends, unless they have some connection with Ireland other than their preference shareholding in

XL-Ireland. Preference shareholders who receive dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends unless they have some connection with Ireland other than their preference shareholding in XL-Ireland. Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Post-Transaction Consequences to Preference Shareholders—Income Tax on Dividends Paid on XL-Ireland Shares” in this preference shareholder circular.

As it is expected that XL-Cayman will become a tax resident of Ireland if the Ordinary Share Exchange is consummated (and regardless of whether the Preference Share Exchange is consummated), the tax considerations summarized above (including, but not limited to, the entitlement to additional payments to make up for deductions and withholdings made from dividends, pursuant to the existing terms of the XL-Cayman preference shares) should apply equally to dividends received by preference shareholders of XL-Cayman once XL-Cayman becomes an Irish tax resident.

XL recommends that each preference shareholder consult his or her own tax advisor as to the tax consequences of holding preference shares in and receiving dividends from XL-Ireland.

FORWARD-LOOKING STATEMENTS

This preference share circular contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements.

Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements for purposes of the PSLRA or otherwise.

The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the XL-Cayman ordinary shareholders, the XL-Cayman Series C and Series E preference shareholders and the Cayman Court for, and to satisfy the other conditions to, the Transaction within the expected timeframe or at all, our ability to obtain approval of the XL-Cayman ordinary shareholders and the Irish High Court for the creation of distributable reserves in XL-Ireland within the expected timeframe or at all, our ability to realize the expected benefits from the Transaction, the occurrence of difficulties in connection with the Transaction, any unanticipated costs in connection with the Transaction and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the Transaction.

The foregoing factors are in addition to those factors discussed under “Risk Factors” and elsewhere in this preference shareholder circular, including those factors discussed under “Risk Factors” and “Proposal Number One: The Scheme of Arrangement Proposal—Background and Reasons for the Transaction” in the attached ordinary shareholder proxy statement and elsewhere in such proxy statement, and the documents that we incorporate by reference herein and therein (including, without limitation, the “Risk Factors” sections of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the SEC prior to the date of the preference shareholder special meetings). There may be other risks and uncertainties that we are unable to predict at this time. We expressly disclaim any obligation to update or revise these forward-looking statements whether as a result of new information, future developments or otherwise.

THE SCHEME OF ARRANGEMENT PROPOSAL

The Preference Share Exchange

As explained in more detail under “Proposal Number One: The Scheme of Arrangement Proposal—The Ordinary Share Exchange” in the attached ordinary shareholder proxy statement, the ordinary shareholders are being asked to approve the Scheme of Arrangement at a separate court-ordered class meeting. If our ordinary shareholders and the Cayman Court approve the Scheme of Arrangement, and other conditions are met, or if allowed by law, waived, and the Scheme of Arrangement becomes effective, the Scheme of Arrangement will effect the Ordinary Share Exchange pursuant to which (i) the ordinary shares will be exchanged for an equal number of ordinary shares of XL-Ireland (or, in the case of fractional ordinary shares of XL-Cayman, cash for such fractional ordinary shares) and (ii) XL-Ireland will become the parent holding company of XL-Cayman.

If both our Series C and Series E preference shareholders approve the Scheme of Arrangement Proposal and the other conditions to the Preference Share Exchange are satisfied or, if allowed by law, waived, the Scheme of Arrangement will also concurrently effect the Preference Share Exchange pursuant to which the Series C preference shares and the Series E preference shares will be exchanged for an equal number of Series C preference shares of XL-Ireland and Series E preference shares of XL-Ireland, respectively.

The Preference Share Exchange will only be consummated if the Scheme of Arrangement Proposal is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, the Series C Dividend Variation Proposal is approved by the Series C preference shareholders, the Scheme of Arrangement, including with respect to the Preference Share Exchange, is sanctioned by the Cayman Court and the Ordinary Share Exchange is consummated. As a result, no Series C or Series E preference shares will be exchanged in the Transaction unless all shares of both such series are exchanged in the Scheme of Arrangement. The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval of the Scheme of Arrangement by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement Proposal, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

There are several steps required in order for us to effect the Preference Share Exchange, including holding the special preference share scheme meetings. The special preference share scheme meetings are being held in accordance with an order of the Cayman Court dated March 3, 2010, which Cayman Islands law required us to obtain prior to holding the meetings. A copy of the Cayman Court’s order and accompanying ruling are included as Annex J to the attached ordinary shareholder proxy statement. The Cayman Court ordered that its written ruling be included in the definitive proxy statement so that it would be available to you. We recommend that you read the ruling in full, which is included in Annex J to the attached ordinary shareholder proxy statement. We will hold the special preference share scheme meeting to approve the Scheme of Arrangement Proposal on April 30, 2010. If the Scheme of Arrangement is approved by the requisite vote of our ordinary shareholders (and we do not abandon the Scheme of Arrangement), we will seek the Cayman Court’s sanction of the Scheme of Arrangement. If the Scheme of Arrangement Proposal is approved by the requisite vote of our Series C and Series E preference shareholders, we will also seek the Cayman Court’s sanction of the Scheme of Arrangement as it relates to the Preference Share Exchange.

If we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and if all of the other conditions are satisfied or, if allowed by law, waived (and we do not abandon the Scheme of Arrangement), we intend to file the court order authorizing the Scheme of Arrangement with the Cayman Islands Registrar of Companies, which will by its terms cause the Ordinary Share Exchange to become effective before the opening of trading of the XL-Cayman ordinary shares on the New York Stock Exchange, Inc. on July 1, 2010, or at such other date and time after such court order filing as the Board may determine, which we refer to as the “Effective Time.” However, our Board cannot delay the Effective Time to a date later than December 31, 2010 (unless extended with the approval of the Cayman Court) because the Scheme of Arrangement will lapse by its terms if the Effective Time has not occurred on or prior to that date.

If the Ordinary Share Exchange becomes effective and if the Preference Share Exchange is approved by the requisite vote of our Series C and Series E preference shareholders and the other conditions to the Preference Share Exchange are satisfied or, if allowed by law, waived, the Preference Share Exchange will become effective at the Effective Time, and the following steps will occur effectively simultaneously:

1.	all previously outstanding XL-Cayman Series C and Series E preference ordinary shares will be transferred to XL-Ireland; and

2.

in consideration therefor, XL-Ireland will issue Series C and Series E preference shares of XL-Ireland (on a one-for-one basis), respectively, to the holders of the XL-Cayman Series C and Series E preference ordinary shares that are being transferred to XL-Ireland.

If the Preference Share Exchange is consummated, the Series C and Series E preference shareholders of XL-Cayman will instead become Series C and Series E preference shareholders of XL-Ireland, respectively. After the Preference Share Exchange, you will continue to own an interest in the ultimate parent holding company of the XL group of companies, which will conduct the same business operations through its subsidiaries as conducted by XL-Cayman through its subsidiaries before the Preference Share Exchange. We do not expect the Transaction to have a material effect on the financial condition or results of operations of XL. The number of preference shares you will own in XL-Ireland will be the same as the number of preference shares you owned in XL-Cayman immediately prior to the Preference Share Exchange.

If the Preference Share Exchange is consummated, each of the Series C and Series E preference shares of XL-Ireland will accrue dividends at the same rate, and have the same liquidation preference, as the equivalent series of preference shares of XL-Cayman. However, the Series C and Series E preference shares of XL-Ireland will be deemed to accrue dividends (1) in the case of the XL-Ireland Series C preference shares, from the last dividend payment date for the last dividend period on the XL-Cayman Series C preference shares beginning prior to the Effective Time for which a Series C preference share dividend was paid in full (or, if the dividend payment on the Series C preference shares of XL-Cayman that would normally be paid on July 15, 2010 is paid in full prior to such date, only from July 15, 2010), and (2) in the case of the XL-Ireland Series E preference shares, from the last dividend payment date on the XL-Cayman Series E preference shares prior to the Effective Time, whether or not a Series E preference share dividend was paid on that date (the dividends on the Series E preference shares being non-cumulative). These changes regarding the first dividend period following the Preference Share Exchange are intended to ensure that the Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders.

If the Ordinary Share Exchange is consummated, XL-Ireland will become the ultimate parent holding company of the XL group of companies (including XL-Cayman) whether or not the Preference Share Exchange is approved. If the Ordinary Share Exchange is consummated and the Preference Share Exchange is not consummated, the Series C and Series E preference shares will remain in their current form as Series C and Series E preference shares of XL-Cayman, respectively, which will become a subsidiary of XL-Ireland as part of the Ordinary Share Exchange and which is expected to become a tax resident of Ireland in connection with the Transaction. Accordingly, if the Ordinary Share Exchange is consummated, it is expected that the Series C and Series E preference shareholders will become preference shareholders of an Irish tax resident company regardless of whether the Preference Share Exchange is consummated.

If, and only if, both the Ordinary Share Exchange and the Preference Share Exchange are consummated, an election will be made to treat XL-Cayman as a disregarded entity for U.S. federal tax purposes effective shortly after the Effective Time.

Court Sanction of the Scheme of Arrangement

Pursuant to Section 86 of the Cayman Companies Law, a Cayman Court hearing will be required to authorize the Scheme of Arrangement (the “Sanction Hearing”). If the XL-Cayman ordinary shareholders approve the Scheme of Arrangement (and we do not abandon the Scheme of Arrangement), we will proceed to seek the sanction of the Cayman Court in respect of the Scheme of Arrangement. If the Scheme of Arrangement Proposal is approved by the requisite vote of both our Series C and Series E preference shareholders and the Series C Dividend Variation Proposal is approved by the Series C preference shareholders, we will also seek the Cayman Court’s sanction of the Scheme of Arrangement as it relates to the Preference Share Exchange. If we obtain the requisite approval from the XL-Cayman ordinary shareholders (and we do not abandon the Scheme of Arrangement), the Cayman Court will hold the Sanction Hearing on May 20, 2010, at 10:00 a.m., Cayman Islands time. For more information related to this sanction requirement, please see “Proposal Number One: The Scheme of Arrangement Proposal—Court Sanction of the Scheme of Arrangement” beginning on page I-38 of the attached ordinary shareholder proxy statement.

Background and Reasons for the Transaction

Our preference shareholders are being given the opportunity to vote on the Scheme of Arrangement Proposal so as to give them a choice between remaining preference shareholders of XL-Cayman and becoming preference shareholders of XL-Ireland, assuming the Ordinary Share Exchange is approved and consummated. Information regarding the background and the reasons for the Transaction can be found under “Proposal Number One: The Scheme of Arrangement Proposal—Background and Reasons for the Transaction” beginning on page I-39 of the attached ordinary shareholder proxy statement.

Amendment, Termination or Delay

Subject to applicable Cayman Islands law and any other applicable laws, the Scheme of Arrangement may be amended, modified or supplemented at any time before or after its approval by the shareholders of XL-Cayman at the special court-ordered class meetings. In addition, the Board may abandon the Scheme of Arrangement and the Transaction, delay the Transaction or engage in corporate restructuring related to the Transaction at any time prior to the Effective Time, without obtaining the approval of XL-Cayman’s shareholders, even though the Scheme of Arrangement may have been approved by the requisite vote of our shareholders and sanctioned by the Cayman Court and all other conditions to the Transaction may have been satisfied or, if allowed by law, waived. The Board will not, however, proceed with the Ordinary Share Exchange but abandon the Preference Share Exchange if the Preference Share Exchange has been approved by the requisite vote of the XL-Cayman Series C and Series E preference shareholders and the Cayman Court and the other conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived. For more information related to the possibility of the Scheme of Arrangement being amended, modified or supplemented and the ability of the Board to abandon the Scheme of Arrangement or delay the Transaction, please see “Proposal Number One: The Scheme of Arrangement Proposal—Amendment, Termination or Delay” on page I-40 of the attached ordinary shareholder proxy statement.

Conditions to Completion of the Preference Share Exchange

The Preference Share Exchange will not be consummated unless the following conditions are satisfied or, if allowed by law, waived:

1.

all of the conditions set out in the attached ordinary shareholder proxy statement with respect to completion of the Ordinary Share Exchange are satisfied or, if allowed by law, waived, and the Ordinary Share Exchange is concurrently consummated;

2.	the Scheme of Arrangement is approved by the requisite vote of the Series C preference shareholders of XL-Cayman, voting as a class;

3.	the Scheme of Arrangement is approved by the requisite vote of the Series E preference shareholders of XL-Cayman, voting as a class;

4.

the proposal to vary the terms of the Series C preference shares with respect to payment of the dividend that would otherwise be payable on July 15, 2010 is approved by the requisite vote of the Series C preference shareholders of XL-Cayman, voting as a class;

5.	the requisite court order authorizing the Scheme of Arrangement, insofar as it relates to the Preference Share Exchange, is obtained from the Cayman Court;

6.	there is no threatened or pending litigation relating to, or effective decree, order, injunction or other legal restraint prohibiting the consummation of, the Preference Share Exchange;

7.

all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Preference Share Exchange are obtained on terms acceptable to XL-Cayman and are in full force and effect; and

8.

we receive opinions from Baker & McKenzie LLP and Matheson Ormsby Prentice, Solicitors, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Scheme of Arrangement, certain matters relating to the Preference Share Exchange.

The Preference Share Exchange will only be consummated if the Scheme of Arrangement Proposal is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, the Series C Dividend Variation Proposal is approved by the Series C preference shareholders, the Scheme of Arrangement, including with respect to the Preference Share Exchange, is sanctioned by the Cayman Court and the Ordinary Share Exchange is consummated. As a result, no Series C or Series E preference shares will be exchanged in the Transaction unless all shares of both such series are exchanged pursuant to the Scheme of Arrangement. The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval of the Scheme of Arrangement by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement Proposal, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

For more information on the conditions to the Ordinary Share Exchange, please see “Proposal Number One: The Scheme of Arrangement Proposal—Conditions to Completion of the Transaction” beginning on page I-41 of the attached ordinary shareholder proxy statement.

Federal Securities Law Consequences; Resale Restrictions

The issuance of XL-Ireland shares to XL-Cayman shareholders in the Preference Share Exchange will not be registered under the Securities Act in reliance upon Section 3(a)(10) of the Securities Act. That section exempts from registration securities issued solely in exchange for outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to authorize the Scheme of Arrangement, the Cayman Court will consider at the Sanction Hearing whether the terms and conditions of the Scheme of Arrangement are fair to XL-Cayman’s ordinary shareholders and, if the Series C and Series E preference shareholders approve the Scheme of Arrangement Proposal, whether the Scheme of Arrangement as it relates to the Preference Share Exchange is fair to XL-Cayman’s Series C and Series E preference shareholders, considered as separate classes. The Cayman Court has fixed the date and time for the Sanction Hearing, which is scheduled to be held at the Cayman Court on Grand Cayman Island on May 20, 2010, at 10:00 a.m., Cayman Islands time.

The XL-Ireland preference shares issued to XL-Cayman preference shareholders in connection with the Transaction will be freely transferable, except as follows:

•

Persons who are affiliates of XL-Cayman or have been affiliates within 90 days prior to reselling any XL-Ireland preference shares may resell any XL-Ireland preference shares in the manner permitted by Rule 144 promulgated under the Securities Act. In computing the holding period of the XL- Ireland preference shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their XL-Cayman preference shares held prior to the Effective Time.

•	Persons whose XL-Cayman preference shares bear a legend restricting transfer will receive XL-Ireland preference shares that are subject to the same restrictions.

Persons who may be deemed to be affiliates of XL-Cayman or XL-Ireland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, XL-Cayman or XL-Ireland, and would generally not be expected to include preference shareholders who are not executive officers, directors or significant ordinary shareholders of XL-Cayman or XL-Ireland.

Effective Date and Time of the Transaction

If the Scheme of Arrangement Proposal is approved by the requisite vote of the Series C and Series E preference shareholders and sanctioned by the Cayman Court and all of the other conditions to the consummation of the Preference Share Exchange are satisfied or, if allowed by law, waived (and we do not abandon the Scheme of Arrangement), the various steps of the Preference Share Exchange will occur effectively simultaneously with the various steps of the Ordinary Share Exchange at the Effective Time.

The expected timetable for the Transaction is set forth in Attachment IV to this preference shareholder circular.

For more information on the effective date and time of the Transaction, please see “Proposal Number One: The Scheme of Arrangement Proposal—Effective Date and Time of the Transaction” beginning on page I-42 of the attached ordinary shareholder proxy statement.

Required Votes

The Scheme of Arrangement Proposal requires: (1) approval by the affirmative vote of a majority in number of the registered shareholders of XL-Cayman Series C preference shares present and voting, in person or by proxy, at a special court-ordered class meeting of the XL-Cayman Series C preference shareholders, representing 75% or more in value of the Series C preference shares present and voting, in person or by proxy; and (2) approval by the affirmative vote of a majority in number of the registered shareholders of XL-Cayman Series E preference shares present and voting, in person or by proxy, at a special court-ordered class meeting of the XL-Cayman Series E preference shareholders, representing 75% or more in value of the Series E preference shares present and voting, in person or by proxy.

For the purpose of calculating the “majority in number” requirement for the approval of the Scheme of Arrangement Proposal, each registered preference shareholder, voting in person or by proxy, will be counted as a single preference shareholder, regardless of the number of preference shares voted by that shareholder. Only preference shareholders whose names are recorded on XL-Cayman’s register of members will be counted for purposes of the “majority-in-number” requirement. As such, where shares are held through DTC (including preference shares held in “street name” by brokers through DTC) or other nominees on behalf of beneficial owners, and DTC (or such other nominee) is listed as the registered holder of such shares on XL-Cayman’s register of members, the Cayman Court will not “look through” the nominee to determine how the beneficial owners of shares instructed those shares to be voted. Accordingly, DTC and other nominee holders of preference shares who are registered shareholders will each be counted as one preference shareholder for the purpose of calculating the “majority in number” requirement. If a registered shareholder (including DTC or other nominee holder of preference shares) elects (or is directed) to vote a portion of such registered shareholder’s preference shares “FOR” the Scheme of Arrangement Proposal, and a portion “AGAINST” the Scheme of Arrangement Proposal, then that registered shareholder will be counted as one preference shareholder voting “FOR” the Scheme of Arrangement Proposal and as one preference shareholder voting “AGAINST” the Scheme of Arrangement Proposal, thereby effectively cancelling out that registered shareholder’s vote for the purposes of the “majority in number” calculation (but not for purposes of the 75% or more in value calculation).

Approval of the variation to the terms of the Series C preference shares (as described under “The Series C Dividend Variation Proposal”) is a condition to the effectiveness of the Scheme of Arrangement with respect to the Preference Share Exchange and therefore is required in order for us to carry out the Preference Share Exchange.

Please see “The Meetings—Votes of Preference Shareholders Required for Preference Share Exchange Approval” in this preference shareholder circular and “The Meetings—Votes of Ordinary Shareholders Required for Approval” in the attached ordinary shareholder proxy statement for more information on the votes required to approve the Scheme of Arrangement.

Board Recommendation

Our Board has approved the Scheme of Arrangement and unanimously recommends that our preference shareholders vote “FOR” approval of the Scheme of Arrangement Proposal.

No Appraisal Rights

Under Cayman Islands law, none of the shareholders of XL-Cayman has any right to an appraisal of the value of their shares or payment for them in connection with the Transaction, whether or not the Preference Share Exchange is consummated.

Exchange of Shares

Assuming the Preference Share Exchange becomes effective, XL-Cayman Series C and Series E preference shares held in book-entry form or by your broker will automatically be transferred to XL-Ireland at the Effective Time and, in consideration therefor, fully paid and non-assessable XL-Ireland Series C and Series E preference shares, respectively, will be issued to you or your broker without any action on your part.

If any preference shareholders hold their XL-Cayman preference shares in certificated form, and the Preference Share Exchange is consummated, their preference shares will automatically be transferred to XL-Ireland at the Effective Time. Soon after the Effective Time, our transfer agent will send them a letter of transmittal, which is to be used to surrender their XL-Cayman preference share certificates and to give them, in consideration for the transfer of their XL-Cayman preference shares, the choice of (i) applying for share certificates evidencing their ownership of Series C or Series E preference shares in XL-Ireland, as the case may be, or (ii) having their ownership of Series C or Series E preference shares in XL-Ireland, as the case may be, evidenced through an electronic book-entry in their name on XL-Ireland’s shareholder records (in which case the transfer agent will mail them a statement documenting their ownership of XL-Ireland Series C or Series E preference shares). The letter of transmittal will contain instructions explaining the procedure for surrendering their XL-Cayman preference share certificates and making the election with respect to the method of evidencing their ownership of XL-Ireland Series C or Series E shares. If a preference shareholder returns the letter of transmittal with its XL-Cayman preference share certificates but does not make an election with respect to the method of evidencing its ownership of XL-Ireland Series C or Series E preference shares, its Series C or Series E preference shares will be evidenced in book-entry form.

Preference shares of XL-Ireland issued pursuant to the Preference Share Exchange will be fully paid and non-assessable.

Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations–Post-Transaction Consequences to Preference Shareholders—Stamp Duty” in this preference shareholder circular for further information pertaining to Irish stamp duty on transfers by shareholders who choose to hold their XL-Ireland preference shares directly registered in their own names on XL-Ireland’s shareholder records, whether in certificated or book-entry form.

Additional Information About the Transaction

The attached ordinary shareholder proxy statement contains additional information about the Transaction and should be read in conjunction with the other parts of this preference shareholder circular. We encourage you to read the entirety of this preference shareholder circular carefully, including Attachment I hereto.

THE SERIES C DIVIDEND VARIATION PROPOSAL

Pursuant to the terms of the Series C preference shares, when, as and if declared by our Board, dividends on the Series C preference shares are currently paid semi-annually on a cumulative basis on January 15 and July 15 of each year.

Under Irish law, XL-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts and applicable accounting standards to enable it to pay dividends. Immediately following the Effective Time, the unconsolidated balance sheet of XL-Ireland will not contain any distributable reserves because it will be a newly formed holding company with no distributable reserves unless and until it generates earnings after the Effective Time. While we plan to create these reserves by reducing XL-Ireland’s share premium account if the proposal to create distributable reserves is approved by the requisite vote of our ordinary shareholders, the creation of these reserves also must be approved by the Irish High Court. We may not be able to obtain the approval of the Irish High Court until after July 15, 2010 or at all.

As a result, if the Preference Share Exchange occurs, XL-Ireland may not have sufficient distributable reserves to permit it to pay the scheduled Series C preference share dividend on July 15, 2010. To avoid a potential delay in paying this dividend, if both the Series C and Series E preference shareholders approve the Scheme of Arrangement Proposal, the Series C preference shareholders will be asked to vote to approve a variation to the terms of their Series C preference shares. Such variation would provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL-Cayman (as and if declared by the Board) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement), the business day immediately preceding the Effective Time (or such other date on or after June 15, 2010 as is declared by the Board). Approval of this variation to the terms of the Series C preference shares is a condition to the Preference Share Exchange.

Under Cayman Islands law and the XL-Cayman Series C preference share terms of issuance, the Board is not able to vary the terms of the Series C preference shares without the approval of XL-Cayman’s Series C preference shareholders. As such, the Series C Dividend Variation Proposal must be approved by the affirmative vote of Series C preference shareholders representing not less than 2/3 of all Series C preference shares present and voting, in person or by proxy, at the Series C extraordinary general meeting at which a quorum of 2/3 of all of our outstanding Series C preference shares is present, in person or by proxy.

Approval of the Series C Dividend Variation Proposal is a condition to the effectiveness of the Scheme of Arrangement with respect to the Preference Share Exchange and therefore is required in order for us to carry out the Preference Share Exchange. The approval of the Series C Dividend Variation Proposal is not, however, needed to approve the Scheme of Arrangement with respect to the Ordinary Share Exchange.

Our Board unanimously recommends that our Series C preference shareholders vote “FOR” approval of the Series C Dividend Variation Proposal.

Please see “Risk Factors” in this preference shareholder circular and “Description of XL Group plc Share Capital—Dividends” and “Description of XL Group plc Share Capital—Share Repurchases, Redemptions and Conversions” in the attached ordinary shareholder proxy statement.

MATERIAL TAX CONSIDERATIONS RELATING TO THE TRANSACTION

The discussion under the caption “—U.S. Federal Income Tax Considerations” addresses certain material U.S. federal income tax consequences to (1) XL-Cayman and XL-Ireland of the Transaction, and (2) U.S. holders and non-U.S. holders (each as defined below) of exchanging XL-Cayman preference shares for XL-Ireland preference shares in the Preference Share Exchange. For a discussion of certain material U.S. federal income tax consequences of the (i) post-Transaction ownership and disposition of XL-Ireland preference shares and (ii) post-Transaction operations of XL-Ireland, please see the cross-referenced discussions in the attached ordinary shareholder proxy statement (the “Referenced Discussions”) as directed below.

The discussion under the caption “—Irish Tax Considerations” addresses certain material Irish tax consequences to preference shareholders of exchanging XL-Cayman preference shares for XL-Ireland preference shares in the Preference Share Exchange. For a discussion of certain material Irish tax consequences of the post-Transaction ownership and disposition of XL-Ireland preference shares, please see the Referenced Discussions as directed below. The discussion under the caption “—Irish Tax Considerations” also addresses certain Irish tax consequences to preference shareholders of owning XL- Ireland preference shares as compared to XL Cayman preference shares.

The discussion under the caption “—Cayman Islands Tax Considerations” addresses the Cayman Islands income tax consequences of the Transaction.

The below discussion applies to the preference shareholders who receive XL-Ireland Series C or Series E preference shares through the Preference Share Exchange. This discussion does not apply to the receipt of XL-Ireland ordinary shares in the Ordinary Share Exchange. Additionally, neither the below discussion nor the Referenced Discussions are a substitute for an individual analysis of the tax consequences of the Transaction, post-Transaction ownership and disposition of XL-Ireland preference shares or post-Transaction operations of XL. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Irish, Cayman Islands and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Scope of Discussion

The below and Referenced Discussions generally do not address any aspects of U.S. taxation other than U.S. federal income taxation, are not a complete analysis or listing of all potential tax consequences of the Transaction, and do not address all tax considerations that may be relevant to XL- Cayman preference shareholders. In particular, the below and Referenced Discussions address the tax consequences to holders who hold their XL-Cayman preference shares, and who will hold their XL-Ireland preference shares solely as capital assets, which generally means as property held for investment. The below and Referenced Discussions do not address any tax consequences to XL-Cayman or XL-Ireland preference shareholders, as applicable, who, for U.S. federal tax purposes, are subject to special rules, such as:

•	banks, financial institutions or insurance companies;

•	tax-exempt entities;

•	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;

•	persons who have been, but are no longer, citizens or residents of the United States;

•	persons holding shares through a partnership or other fiscally transparent person;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	regulated investment companies and real estate investment trusts;

•	persons whose XL-Cayman shares constitute “Section 306 stock” (as defined in the Code);

•	persons who received the XL-Cayman shares through exercise of employee share options or otherwise as compensation or through a tax qualified retirement plan;

•

persons who, at any time within the five-year period ending on the date of the Transaction, have owned (directly, indirectly or through attribution) 10% or more of the total combined voting power of all classes of shares of XL-Cayman entitled to vote; or

•

persons who, immediately after the Transaction, will own (directly, indirectly or through attribution) 10% or more of the total combined voting power of all classes of shares of XL-Ireland entitled to vote.

The below and Referenced Discussions are based on the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the Treasury regulations promulgated thereunder, which we refer to as the “Treasury Regulations,” judicial and administrative interpretations thereof and the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital Gains (the “Ireland-U.S. Tax Treaty”), in each case as in effect and available on the date of this preference shareholder circular. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described in this preference shareholder circular. The discussion assumes, as is the case under current law, that XL-Cayman and XL-Ireland are treated as foreign persons for U.S. federal tax purposes and will be so treated as of and after the Effective Time (except to the extent XL-Cayman becomes a disregarded entity for U.S. federal tax purposes as previously mentioned herein). Neither XL-Cayman nor XL-Ireland will request a ruling from the United States Internal Revenue Service, which we refer to as the “IRS,” as to the U.S. federal tax consequences of the Transaction, post-Transaction ownership and disposition of XL-Ireland shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal tax consequences described in the below and Referenced Discussions.

For purposes of the below and Referenced Discussions, a “U.S. holder” is a beneficial owner of XL-Cayman preference shares or, after the completion of the Transaction, XL-Ireland preference shares, that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of XL-Cayman preference shares or, after the completion of the Transaction, XL-Ireland preference shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to as a “Partnership.” If a Partnership is a beneficial owner of XL-Cayman preference shares or XL-Ireland preference shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of XL-Cayman preference shares or XL-Ireland preference shares that are Partnerships and partners in such Partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Transaction and the ownership and disposition of XL-Ireland preference shares. For purposes of the below and Referenced Discussions, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

Material U.S. Tax Consequences of the Preference Share Exchange

XL-Cayman and XL-Ireland

Neither XL-Cayman nor XL-Ireland should be subject to U.S. federal income tax as a result of the Preference Share Exchange. If the Preference Share Exchange is consummated, and taking into account the Ordinary Share Exchange and election to treat XL-Cayman as a disregarded entity for U.S. federal income tax purposes, the Transaction should qualify as a Section 368(a)(1)(F) reorganization. The below discussion describes the general consequences to U.S. holders and non-U.S. holders of the Transaction qualifying as a Section 368(a)(1)(F) reorganization under the Code.

U.S. Holders

A U.S. holder who receives XL-Ireland shares in the Preference Share Exchange should not recognize any gain or loss solely as a result of the Preference Share Exchange. The tax basis of the XL-Ireland shares received in exchange for XL-Cayman shares will be equal to the basis of the XL-Cayman shares exchanged. U.S. holders whose tax basis in their XL-Cayman shares exceeds the fair market value of such shares at the time of the Preference Share Exchange will carry over the tax basis (and thus the inherent “loss”) of their XL-Cayman shares to their XL-Ireland shares. Thus, subject to any subsequent changes in the fair market value of the XL-Ireland shares, any loss will be preserved. The holding period for the XL-Ireland shares received in the Preference Share Exchange will include the holding period for the XL-Cayman shares surrendered in the Preference Share Exchange. Under applicable Treasury Regulations, a U.S. holder should not be required to file a “gain recognition agreement” with the IRS solely as a result of the Preference Share Exchange, even if such U.S. holder owns five percent or more of the shares of XL-Ireland immediately after the Preference Share Exchange. Moreover, the Preference Share Exchange should not result in any shares received being characterized as “Section 306 stock” (as defined in the Code). U.S. holders who hold their XL-Cayman shares with differing tax bases or holding periods are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular XL-Ireland shares received in the Preference Share Exchange.

Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized, if any, on the receipt of XL-Ireland shares in exchange for their XL-Cayman shares.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent (of total voting power or total value) of XL-Cayman immediately before the Transaction will be required to file a Section 368(a) statement. Other information reporting could also apply to the Transaction. Shareholders of XL-Cayman should consult their own tax advisor about the information reporting requirements that could be applicable to the exchange of XL-Cayman shares for XL-Ireland shares in the Transaction.

Dividends on XL-Ireland shares paid within the United States or through certain U.S.-related intermediaries are subject to information reporting unless the holder is a corporation, other exempt recipient or non-U.S. holder who establishes such foreign status. Dividends subject to information reporting are subject to backup withholding (currently at a rate of 28%) unless the payee furnishes the payor with a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of XL-Ireland shares within the United States or through certain U.S.-related intermediaries. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

If a U.S. holder of XL-Ireland shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

In order for a non-U.S. holder to not be subject to backup withholding tax on a subsequent disposition of XL-Ireland shares, or dividends paid on those shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status or otherwise establish an exemption.

Holders should consult their tax advisor regarding the application of information reporting and backup withholding to their particular situations.

Material U.S. Tax Considerations Post-Transaction to XL

Please see generally the discussion beginning on page I-57 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations—Material U.S. Tax Considerations Post-Transaction to XL.”

Post-Transaction Consequences to U.S. Holders and Non-U.S. Holders

Please see generally the discussions beginning on page I-59 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations—Post-Transaction Consequences to U.S. Holders” and “—Post-Transaction Consequences to Non-U.S. Holders.” Additionally, under Section 305(c) of the Code and related Treasury Regulations, if in certain circumstances the redemption price of preference shares exceeds the issue price of such shares by more than a de minimis amount, the difference, which is referred to as “redemption premium,” will be treated as a constructive distribution of additional preference shares to a preference shareholder over time under principles similar to those contained in the original issue discount rules of Section 1272 of the Code. The rules regarding Section 305(c) redemption premium are complex, and the application of such rules (including the determination of issue price) in the context of holding preference shares received in a transaction such as the Preference Share Exchange is not certain. Each preference shareholder should consult its own tax advisors regarding the effect, if any, of the Section 305(c) redemption premium rules on holding XL-Ireland preference shares after the Preference Share Exchange.

Post-Transaction—Special Rules; Related Person Insurance Income; Passive Foreign Investment Company

Please see generally the discussions beginning on page I-60 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations—Post-Transaction—Special Rules,” “—Related Party Insurance Income” and “—Passive Foreign Investment Company Provisions.”

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH XL-CAYMAN SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Irish Tax Considerations

Scope of Discussion

The following and the Referenced Discussions are a summary of the material Irish tax considerations for preference shareholders of the Transaction. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each of the preference shareholders. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as in effect on the date of this preference shareholder circular and on discussions and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and preference shareholders should consult their own tax advisers about the Irish tax consequences and tax consequences under the laws of other relevant jurisdictions of the

Transaction and the acquisition, ownership and disposal of XL-Ireland preference shares. The summary applies only to preference shareholders who will own XL-Ireland preference shares as capital assets and does not apply to other categories of preference shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and preference shareholders who have, or who are deemed to have, acquired their XL-Ireland preference shares by virtue of an office or employment.

Material Irish Tax Consequences to Preference Shareholders of the Preference Share Exchange

Irish Tax on Chargeable Gains

The rate of tax on chargeable gains in Ireland is 25%. Shareholders that are not resident or ordinarily resident in Ireland for Irish tax purposes and that do not hold their shares in connection with a trade or business carried on by such shareholders through an Irish branch or agency will not be within the charge to Irish tax on chargeable gains on the transfer of their XL-Cayman shares to XL-Ireland in return for the receipt of XL-Ireland shares pursuant to the Preference Share Exchange.

Shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or shareholders that hold their shares in connection with a trade or business carried on by such persons through an Irish branch or agency will be within the charge to Irish tax on chargeable gains on the Preference Share Exchange, but the Preference Share Exchange should be treated as falling within specific relieving provisions applicable to certain reorganizations and, accordingly, such shareholders should not recognize any taxable gain or loss as a result of the Preference Share Exchange and the XL-Ireland shares received pursuant to the Preference Share Exchange should be treated as the same asset as their transferred XL-Cayman shares.

A shareholder of XL-Ireland who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1%. Where it arises, Irish stamp duty is generally a liability of the transferee.

The Preference Share Exchange will be within the charge to Irish stamp duty, but the Preference Share Exchange should be treated as falling within specific relieving provisions applicable to certain reorganizations and, accordingly, the Preference Share Exchange should not give rise to Irish stamp duty charges.

Post-Transaction Consequences to Preference Shareholders

Irish Tax on Chargeable Gains

Please see generally the discussion beginning on page I-64 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction–Irish Tax Considerations–Irish Tax on Chargeable Gains.”

Stamp Duty

Please see generally the discussion beginning on page I-65 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction–Irish Tax Considerations–Stamp Duty.”

Withholding Tax on Dividends

Please see generally the discussion beginning on page I-66 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction–Irish Tax Considerations–Withholding Tax on Dividends.”

Under the terms of the XL-Ireland preference shares (but not the ordinary shares):

(i)

the preference shareholders will, in certain circumstances, be entitled to payments of additional amounts from XL-Ireland to make up for deductions and withholdings made from dividends paid to preference shareholders; and

(ii)

XL-Ireland will not be obliged to pay any such additional amounts in certain circumstances, including where there is a failure by a preference shareholder to promptly comply with a request by XL-Ireland to provide information, documents or other evidence which is required as a precondition to exemption from all or part of a deduction or withholding (the “Required Documentation”).

We intend to request preference shareholders to provide us with the Required Documentation. Failure by a preference shareholder to promptly comply with such a request may preclude any entitlement to receive additional amounts from XL-Ireland in respect of dividend withholding tax. Please see generally the form of terms of issue of the XL-Ireland Series C and Series E preference shares included in Annexes C and D, respectively, to the attached ordinary shareholder proxy statement.

Income Tax on Dividends Paid on XL-Ireland Shares

Please see generally the discussion on page I-68 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction–Irish Tax Considerations–Income Tax on Dividends Paid on XL-Ireland Shares.”

Repurchase of Shares by XL-Ireland

Please see generally the discussion beginning on page I-68 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction–Irish Tax Considerations–Repurchase of Shares by XL-Ireland.”

Capital Acquisitions Tax

Please see generally the discussion on page I-69 of the attached ordinary shareholder proxy statement under “Material Tax Considerations Relating to the Transaction–Irish Tax Considerations–Capital Acquisitions Tax.”

Tax Consequences of Owning XL-Ireland Preference Shares as Compared to XL-Cayman Preference Shares

As it is expected that XL-Cayman will become a tax resident of Ireland if the Ordinary Share Exchange is consummated (and regardless of whether the Preference Share Exchange is consummated), the tax considerations summarized above under “—Post Transaction Consequences to Preference Shareholders” (including, but not limited to, the entitlement to additional payments to make up for deductions and withholdings made from dividends, pursuant to the existing terms of the XL-Cayman preference shares) should apply equally to preference shareholders of XL-Cayman and preference shareholders of XL-Ireland once XL-Cayman becomes an Irish tax resident, with the exception of the discussions relating to stamp duty and capital acquisition tax.

Stamp duty

Irish stamp duty should generally not arise on transfers of XL-Cayman shares.

Capital Acquisitions Tax

XL-Cayman becoming a tax resident of Ireland should not alter the current Irish capital acquisitions tax position on a gift or inheritance of XL-Cayman shares provided the share register of XL-Cayman continues to be maintained in the Cayman Islands.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH XL-CAYMAN SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Cayman Island Tax Considerations

The Transaction will not result in any income tax consequences under Cayman Islands law to XL-Cayman, XL-Ireland or their shareholders.

DESCRIPTION OF XL GROUP PLC SHARE CAPITAL

A summary description of the share capital of XL-Ireland is included beginning on page I-70 of the attached ordinary shareholder proxy statement under “Description of XL Group plc Share Capital.” The summary is subject to the Irish Companies Acts and to the complete text of XL-Ireland’s memorandum and articles of association (which will be adopted by XL-Ireland substantially in the form included as Annex B to the attached ordinary shareholder proxy statement prior to the Effective Time) and the terms of issue of the XL-Ireland Series C preference shares and the XL-Ireland Series E preference shares (which, if the Preference Share Exchange is consummated, will be adopted by the XL-Ireland Board of Directors substantially in the forms included as Annexes C and D to the attached ordinary shareholder proxy statement immediately prior to the Effective Time). We encourage you to read those laws and documents carefully.

COMPARISON OF RIGHTS OF PREFERENCE SHAREHOLDERS

Your rights as a preference shareholder of XL-Cayman are governed by Cayman Islands law, XL-Cayman’s memorandum and articles of association and the terms of issue of the XL-Cayman Series C or Series E preference shares, as the case may be. If the Preference Share Exchange is approved and consummated, after the Transaction you will be an XL-Ireland preference shareholder, and your rights will be governed by Irish law, XL-Ireland’s memorandum and articles of association and the terms of issue of the XL-Ireland Series C or Series E preference shares, as the case may be. Comparison documents showing the differences between the terms of issue of the XL-Cayman Series C and Series E preference shares and the XL-Ireland Series C and Series E preference shares are included in this preference shareholder circular as Attachments II and III, respectively. In addition, XL-Ireland’s memorandum and articles of association will be substantially in the forms included in the attached ordinary shareholder proxy statement as Annex B.

The principal attributes of the XL-Cayman preference shares and the XL-Ireland preference shares will be the same. However, there are differences between what your rights are under Cayman Islands law and what they will be after the Transaction under Irish law, if the Preference Share Exchange is consummated. In addition, there are differences between the terms of issue of the XL-Cayman Series C and Series E preference shares and the terms of issue of the XL-Ireland Series C and Series E preference shares, including:

(1)

changes that are required by Irish law (i.e., certain provisions of the terms of issue of the XL-Cayman Series C and Series E preference shares will not be replicated in the terms of issue of the XL-Ireland Series C and Series E preference shares because Irish law would not permit such replication, and certain provisions will be included in the terms of issue of the XL-Ireland Series C and Series E preference shares although they were not in the terms of issue of the XL-Cayman Series C and Series E preference shares because they reflect the relevant Irish legal provisions);

(2)	changes that eliminate certain provisions that are no longer applicable due to the passage of time;

(3)

changes with respect to the calculation of the dividends on the XL-Ireland preference shares for the first dividend period, which are intended to ensure that the Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders (please see “The Scheme of Arrangement Proposal—The Preference Share Exchange” above for more information);

(4)

changes that are necessary to reflect that the relevant jurisdiction with respect to certain terms of issue of the preference shares going forward will be Ireland (such as the changes to the definition of “change in tax law”); and

(5)

changes related to our ability to pay dividends and redeem and buyback preference shares under Irish law (as further discussed under “Comparison of Rights of Shareholders and Powers of the Board of Directors—Dividends and Distributions” and “Comparison of Rights of Shareholders and Powers of the Board of Directors—Share Repurchases, Redemptions and Conversions” in the attached ordinary shareholders proxy statement).

Some of those differences are discussed under “Comparison of Rights of Shareholders and Powers of the Board of Directors” beginning on page I-88 in the attached ordinary shareholder proxy statement.

For information as to how you can obtain XL-Cayman’s memorandum and articles of association and the terms of issue of the XL-Cayman Series C and Series E preference shares, please see “Where You Can Find More Information” in this preference shareholder circular.

THE MEETINGS

We are furnishing this preference shareholder circular to the holders of our preference shares in connection with the solicitation of proxies by XL-Cayman’s Board of Directors for use at the special preference share scheme meetings to consider the Scheme of Arrangement Proposal and the other matters that may come before that meeting, the Series C extraordinary general meeting to consider the Series C Dividend Variation Proposal and the other matters that may come before that meeting, each as described below, and at any adjournments of any of such preference shareholder special meetings.

General

The special preference share scheme meetings will be conducted in accordance with the directions of the Cayman Court. The Series C extraordinary general meeting will be conducted in accordance with the articles of association of XL-Cayman.

Time, Place, Date and Purpose of the Meetings

The preference shareholder special meetings are scheduled to be held on April 30, 2010 at XL’s principal executive offices, located at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

Special Preference Share Scheme Meeting of the Series C Preference Shareholders

The special preference share scheme meeting of the XL-Cayman Series C preference shareholders is scheduled to commence at 1:30 p.m., Bermuda time (or as soon thereafter as the extraordinary general meeting of the XL-Cayman ordinary shareholders taking place immediately prior to such meeting concludes or is adjourned), on that date. At that meeting, XL-Cayman’s Board of Directors will ask the Series C shareholders of XL-Cayman, voting as a class, to vote on the Scheme of Arrangement Proposal.

Special Preference Share Scheme Meeting of the Series E Preference Shareholders

The special preference share scheme meeting of the XL-Cayman Series E preference shareholders is scheduled to commence at 2:00 p.m., Bermuda time (or as soon thereafter as the special preference share scheme meeting of the XL-Cayman Series C preference shareholders concludes or is adjourned), on that date. At that meeting, XL-Cayman’s Board of Directors will ask the Series E shareholders of XL-Cayman, voting as a class, to vote on the Scheme of Arrangement Proposal.

Extraordinary General Meeting of the Series C Preference Shareholders

The Series C extraordinary general meeting is scheduled to commence at 2:30 p.m., Bermuda time (or as soon thereafter as the special preference share scheme meeting of the XL-Cayman Series C preference shareholders concludes or is adjourned), on that date. At the Series C extraordinary general meeting, XL-Cayman’s Board of Directors will ask the Series C preference shareholders of XL-Cayman, voting as a class, to vote on the Series C Dividend Variation Proposal.

Also, at each preference shareholder special meeting, XL-Cayman’s Board of Directors will ask the Series C or Series E preference shareholders of XL-Cayman, as the case may be, voting as a class, to approve motions to adjourn each meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the proposals at the time of each respective preference shareholder special meeting.

XL-Cayman’s Board of Directors has approved the Scheme of Arrangement and unanimously recommends that you vote “FOR” each of the proposals set forth in this preference shareholder circular.

If any other matters properly come before the preference shareholder special meetings or any adjournments of any of such preference shareholder special meetings, the persons named in the applicable proxy card will have the authority to vote the shares represented by all properly executed proxies in their discretion. The Board currently does not know of any matters to be raised at the preference shareholder special meetings other than the proposals contained in this preference shareholder circular.

Record Date; Voting Rights

The Board has set March 5, 2010 as the record date for both of the special preference share scheme meetings and as the record date for the Series C extraordinary general meeting.

Only shareholders of XL-Cayman Series C or Series E preference shares on the record date are entitled to notice of and to vote at the applicable preference shareholder special meetings or any adjournments of such meetings. You will not be the registered holder of shares that you hold “beneficially.” Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the registered holder of such shares. Please see “—How You Can Vote—Shareholders Owning Shares Through Brokers” below for more information.

As of the record date for the preference shareholder special meetings on March 5, 2010, 2,876,000 XL-Cayman Series C preference shares and 1,000,000 XL-Cayman Series E preference shares were issued and outstanding. Each XL-Cayman preference share entitles its holder to one vote on each proposal on which the holder is entitled to vote, except that (for purposes of the Series C extraordinary general meeting but not the special preference share scheme meetings) if, and for so long as, the votes conferred by the XL-Cayman Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Cayman Controlled Shares of such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Cayman’s articles of association.

Under Cayman Islands law, the preference shareholders of XL-Cayman are not entitled to dissenters’ or appraisal rights with respect to the matters to be considered and voted on at the preference shareholder special meetings, whether or not the Preference Share Exchange is consummated.

Quorum

At the special preference share scheme meetings to approve the Scheme of Arrangement Proposal, at least two Series C or Series E preference shareholders as the case may be, must be present, in person or by proxy, in order for each meeting to proceed. At the Series C extraordinary general meeting to approve the Series C Dividend Variation Proposal, 2/3 of the outstanding Series C preference shares of XL-Cayman must be present, in person or by proxy, in order for the meeting to proceed.

Votes of Preference Shareholders Required for Preference Share Exchange Approval

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Scheme of Arrangement Proposal. The Scheme of Arrangement Proposal requires (1) the affirmative vote of a majority in number of the registered shareholders of XL-Cayman Series C preference shares representing 75% or more in value of the Series C preference shares present and voting, in person or by proxy, at the special preference share scheme meeting of the XL-Cayman Series C preference shareholders; and (2) the affirmative vote of a majority in number of the registered shareholders of XL-Cayman Series E preference shares representing 75% or more in value of the Series E preference shares present and voting, in person or by proxy, at the special preference share scheme meeting of the XL-Cayman Series E preference shareholders.

For the purpose of calculating the “majority in number” requirement for the approval of the Scheme of Arrangement Proposal, each registered preference shareholder, voting in person or by proxy, will be counted as a single preference shareholder, regardless of the number of preference shares voted by that shareholder. Only preference shareholders whose names are recorded on XL-Cayman’s register of members will be counted for purposes of the “majority-in-number” requirement. As such, where shares are held through DTC (including preference shares held in “street name” by brokers through DTC) or other nominees on behalf of beneficial owners, and DTC (or such other nominee) is listed as the registered holder of such shares on XL-Cayman’s register of members, the Cayman Court will not “look through” the nominee to determine how the beneficial owners of shares instructed those shares to be voted. Accordingly, DTC and other nominee holders of preference shares who are registered shareholders will each be counted as one preference shareholder for the purpose of calculating the “majority in number” requirement. If a registered shareholder (including DTC or other nominee holder of preference shares) elects (or is directed) to vote a portion of such registered shareholder’s preference shares “FOR” the Scheme of Arrangement Proposal, and a portion “AGAINST” the Scheme of Arrangement Proposal, then that registered shareholder will be counted as one preference shareholder voting “FOR” the Scheme of Arrangement Proposal and as one preference shareholder voting “AGAINST” the Scheme of Arrangement Proposal, thereby effectively cancelling out that registered shareholder’s vote for the purposes of the “majority in number” calculation (but not for purposes of the 75% or more in value calculation).

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Series C Dividend Variation Proposal. The Series C Dividend Variation Proposal requires the affirmative vote of XL-Cayman’s Series C preference shareholders representing at least 2/3 of all Series C preference shares present and voting, in person or by proxy, at the Series C extraordinary general meeting at which holders of at least 2/3 of all Series C preference shares are present, either in person or by proxy. Approval of the variation to the terms of the Series C preference shares is a condition to the effectiveness of the Scheme of Arrangement with respect to the Preference Share Exchange and therefore is required in order for us to carry out the Preference Share Exchange.

Proxies

A proxy card is being sent to each XL-Cayman registered Series C preference shareholder and each XL-Cayman registered Series E preference shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of the ways that are explained below under “—How You Can Vote.”

If you properly complete, sign and date the enclosed proxy card and timely send it to us, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your Series C or Series E preference shares as you have directed at the applicable preference shareholder special meetings.

If you do not wish to vote all of your preference shares in the same manner on any particular proposal(s) at the applicable preference shareholder special meetings, you may specify your vote by clearly hand-marking the proxy card to indicate how you want to vote your preference shares.

If you are a registered shareholder and if you do not specify on the accompanying proxy card that is submitted how you want to vote your preference shares, the proxy holders will vote them “FOR” each of the applicable proposals set forth in this preference shareholder circular.

You may abstain on any proposal by marking “ABSTAIN” with respect to the proposal.

An abstention on any proposal has the effect of a vote not being cast with respect to the relevant shares in relation to that proposal. Although considered present for purposes of the relevant quorum requirement, such shares will not be considered when determining whether the proposal has received the required approval.

If you do not appoint a proxy and you do not vote at the applicable preference shareholder special meetings, your preference shares will also not be considered when determining whether a proposal has received the required preference shareholder approval. Even if you do not appoint a proxy and you do not vote at the applicable preference shareholder special meetings, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the applicable preference shareholder special meetings in person or by proxy.

The accompanying proxy is being solicited on behalf of the Board of Directors of XL-Cayman. We have hired Georgeson Inc. to assist in the distribution of proxy materials and the solicitation of proxies. Proxies will be solicited on behalf of the Board by mail, in person and by telephone. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold XL-Cayman preference shares. To the extent necessary in order to ensure sufficient representation at the preference shareholder special meetings, XL-Cayman or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised at the applicable preference shareholder special meetings by one of the following means. If you are a registered shareholder, you may revoke your proxy by:

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Sending a written notice to our Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda. Your written notice must be received a sufficient amount of time before the first preference shareholder special meeting to permit the necessary examination and tabulation of the revocation before the votes are taken.

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If you wish to revoke your submitted proxy and submit new voting instructions by mail, courier or hand delivery, then you must sign, date and mail, courier or hand deliver a proxy card with your new voting instructions for the applicable preference shareholder special meetings, which we must receive prior to the start of the applicable preference shareholder special meeting.

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You also may revoke your proxy in person at the applicable preference shareholder special meetings by completing a written ballot (but only if you are the registered owner of the Series C or Series E preference shares, as the case may be, as of the record date or if you obtain a “legal proxy” from the broker that holds your Series C or Series E preference shares, as the case may be, as of the record date) and vote such shares at the applicable preference shareholder special meetings.

If you hold your XL-Cayman preference shares in the “street name” of a broker, you may revoke your proxy only in accordance with the instructions from your broker or other nominee.

Attending the applicable preference shareholder special meetings without taking one of the actions above will not revoke your proxy.

How You Can Vote

Registered Shareholders. If you are a registered shareholder, you may vote your preference shares either by voting in person at the applicable preference shareholder special meetings or by submitting a completed proxy. By submitting your proxy, you are legally authorizing another person to vote your Series C or Series E preference shares by proxy in accordance with your instructions. The enclosed proxy card designates Michael S. McGavick or, failing him, Kirstin Romann Gould to vote your preference shares in accordance with the voting instructions you indicate in your proxy.

If you submit your proxy designating Michael S. McGavick or, failing him, Kirstin Romann Gould as the individuals authorized to vote your preference shares, but you do not indicate how your preference shares are to be voted, then your preference shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this preference shareholder circular. In addition, if any other matters are properly brought up at the preference shareholder special meetings (other than the proposals contained in this preference shareholder circular), then each of these individuals will have the authority to vote your preference shares on those matters in his or her discretion. The Board currently does not know of any matters to be raised at the preference shareholder special meetings other than the proposals contained in this preference shareholder circular.

You may submit your proxy either by mail, courier or hand delivery. Please let us know whether you plan to attend the applicable preference shareholder special meetings by marking the appropriate box on your proxy card. In order for your proxy to be validly submitted and for your preference shares to be voted in accordance with your proxy, we must receive your mailed, couriered or hand-delivered proxy prior to the start of the applicable preference shareholder special meeting.

Shareholders Owning Shares Through Brokers. Preference shareholders who hold their shares in the “street name” of a broker must vote their Series C or Series E preference shares by following the procedures established by their broker. Under NYSE Rule 452, brokers who hold preference shares on behalf of customers will not have the authority to vote without direction on any of the matters to be considered at the applicable preference shareholder special meetings. If you hold your preference shares through a broker and you do not instruct your broker on how to vote your preference shares prior to the applicable preference shareholder special meetings, your broker, or the depository through which your broker holds your shares, will not be able to vote your preference shares at the applicable preference shareholder special meetings, and your preference shares may not be counted as present for purposes of the relevant quorum requirement. Under NYSE Rule 452, brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. We believe that the proposals described in this preference shareholder circular are proposals for non-routine matters.

Preference shareholders who hold their preference shares in the name of a broker and that plan to attend the applicable preference shareholder special meetings must present proof of ownership of XL-Cayman preference shares as of the record date, such as a brokerage account statement or letter from your broker, together with a form of personal photo identification, to be admitted to the applicable preference shareholder special meetings. You may not vote your preference shares in person at the preference shareholder special meetings unless you obtain a “legal proxy” from the broker that holds your preference shares.

Validity

The chairman of each of the preference shareholder special meetings will determine all questions as to validity, form and eligibility, including time of receipt and acceptance of proxies. His or her determination will be final and binding, provided, however, that such determination is subject to any decision made by a court of competent jurisdiction upon a lawful challenge to his or her determination. The chairman of the meeting has the right to waive any irregularities or conditions as to the manner of voting. The chairman of the meeting may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including XL Capital Ltd, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning XL Capital Ltd may also be inspected at the offices of the New York Stock Exchange, Inc., which are located at 20 Broad Street, New York, New York 10005.

The information incorporated by reference is considered to be part of this preference shareholder circular, and information we file later with the SEC (but prior to the date of the preference shareholder special meetings) will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and are considered a part of this preference shareholder circular, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the preference shareholder special meetings (excluding any information “furnished” but not “filed”). These filings contain important information about XL Capital:

•	XL Capital Ltd’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

•	XL Capital Ltd’s Current Report on Form 8-K, filed on January 12, 2010.

These documents are available to any person, including any beneficial owner, upon request directed to our Investor Relations department by contacting us at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 08, Bermuda
Telephone: +1 (441) 292-8515
Fax: +1 (441) 292-5280
Email: investorinfo@xlgroup.com

To ensure timely delivery of these documents, any request should be made by April 16, 2010. The exhibits to these documents will generally not be made available unless such exhibits are specifically incorporated by reference in this preference shareholder circular, including the attached ordinary shareholder proxy statement.

In addition, we make available free of charge these documents and our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC on the Investor Relations section of XL’s website (http://investor.xlcapital.com). We do not intend for information contained on our website to be part of this preference shareholder circular unless specifically incorporated herein.

We have not authorized anyone to give any information or make any representation about the Transaction or the proposals contained herein or about us that differs from or adds to the information in this preference shareholder circular, including the attached ordinary shareholder proxy statement, or in the documents incorporated by reference herein or therein. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this preference shareholder circular, including the attached ordinary shareholder proxy statement, or in the documents incorporated by reference herein or therein.

The information contained in this preference shareholder circular speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Attachment I

March 9, 2010

To Our Ordinary Shareholders:

On April 30, 2010, commencing at 12:30 p.m., Bermuda time, we will hold two special meetings of our ordinary shareholders at our principal executive offices in Bermuda.

At these meetings, you will be asked to vote on a number of proposals, including a proposal for a redomestication that would change the place of incorporation of the ultimate parent holding company of the XL group of companies from the Cayman Islands to Ireland, through a “scheme of arrangement” under Cayman Islands law.

Our Board of Directors has unanimously determined that changing the place of incorporation of our holding company to Ireland, and the other proposals referenced below, are in the best interests of XL and its shareholders. In summary, our Board of Directors believes that the change of our place of incorporation will reduce certain risks that may impact us and offer us the opportunity to reinforce our reputation, which is one of our key assets. The reasons for the redomestication and the other proposals are discussed in further detail in the accompanying proxy statement.

Completion of the proposed scheme of arrangement will result in an exchange of your ordinary shares in XL Capital Ltd, a Cayman Islands company, for an equal number of ordinary shares of XL Group plc, a new Irish public limited company. Cash will instead be paid for fractional ordinary shares of XL Capital Ltd.

Following completion of the redomestication, our ordinary shares will continue to be listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “XL”. We will continue to be registered with the U.S. Securities and Exchange Commission (the “SEC”) and be subject to the same SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of the NYSE. We will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles.

In addition to the redomestication proposal, we are also asking you to approve the following additional proposals (as more fully described in the accompanying proxy statement):

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A proposal to create “distributable reserves” in XL Group plc, the new Irish parent company described above. Creation of distributable reserves in XL Group plc is being sought in connection with the redomestication so that, under Irish law, we would continue to be able to pay dividends and redeem and buy back shares, before we generate post-redomestication earnings. Although completion of the redomestication is not conditioned on your approval of the distributable reserves proposal, we may decide not to complete the redomestication if this proposal is not approved as described in the accompanying proxy statement.

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A proposal to adopt an amendment to our articles of association containing certain new procedural requirements and related clarifying provisions for ordinary shareholder nominations to the Board of Directors of XL. This proposal would be effective for general meetings of our ordinary shareholders subsequent to the 2010 annual general meeting. We believe the new procedural requirements for shareholder nominations of directors will facilitate an orderly process for shareholders to make nominations of directors and give the XL Board and other shareholders a reasonable opportunity to consider nominations to be brought at annual general meetings. If this proposed amendment is approved, the procedural requirements will be replicated in the articles of association of XL Group plc if the redomestication is consummated.

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A proposal to change our name from “XL Capital Ltd” to “XL Group Ltd”. We believe the change of name is desirable to reflect XL’s exclusive focus on providing property, casualty and specialty insurance and reinsurance products for our customers’ complex risks. If approved, the name change will be implemented even if the redomestication is not consummated.

In connection with our proposed redomestication, we will also seek the approval of the Series C and Series E preference shareholders of XL Capital Ltd to exchange their preference shares for an equal number of preference shares of XL Group plc in the scheme of arrangement. This preference share exchange will occur only if the scheme of arrangement is approved by the requisite vote of our ordinary shareholders and the Grand Court of the Cayman Islands and if all of the conditions are satisfied. However, the redomestication is not conditioned on completion of the preference share exchange or any approval of the scheme of arrangement by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the scheme of arrangement, we expect to complete the redomestication if we obtain the requisite approval of our ordinary shareholders and the Grand Court of the Cayman Islands and if other conditions are satisfied.

The accompanying proxy statement provides important information about the proposals described above. We encourage you to read the entire document carefully, including the “Risk Factors” section beginning on page 30 of the accompanying proxy statement, before voting by proxy or at the meetings.

Your vote is very important. Your Board of Directors unanimously recommends that you vote “FOR” all of the above proposals.

To ensure that your ordinary shares are voted in accordance with your wishes, please mark, date, sign and return the accompanying gold proxy card in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your ordinary shares by telephone or by using the Internet, as described in the accompanying proxy statement. If you hold your ordinary shares through a bank, broker or other nominee holder, please follow the voting instructions provided to you by such bank, broker or other nominee holder.

If you have any questions about the meetings or require assistance, please call Georgeson Inc., our proxy solicitor, at 1-800-509-1390 (toll-free within the United States) or at +1 (212) 440-9800 (outside the United States).

On behalf of XL Capital Ltd’s Board of Directors, thank you for your continued support.

Sincerely,

Michael S. McGavick Chief Executive Officer	Robert R. Glauber Chairman of the Board of Directors

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the contemplated share exchanges or determined if the accompanying proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement related to the XL Capital Ltd Class A ordinary shares is dated March 9, 2010 and is first being mailed to XL Capital Ltd’s Class A ordinary shareholders on or about March 11, 2010.

SUMMARY OF NOTICES OF THE SPECIAL COURT-ORDERED CLASS
MEETING AND THE EXTRAORDINARY GENERAL MEETING OF
XL CAPITAL LTD CLASS A ORDINARY SHAREHOLDERS
TO BE HELD ON APRIL 30, 2010

To the Class A ordinary shareholders of XL Capital Ltd:

On April 30, 2010, XL Capital Ltd, an exempted company organized under the laws of the Cayman Islands (“XL-Cayman”), will hold a special court-ordered class meeting (the “special scheme meeting”) of the XL Capital Ltd Class A ordinary shareholders (the “ordinary shareholders”), which will commence at 12:30 p.m., Bermuda time, and an extraordinary general meeting of the ordinary shareholders (the “extraordinary general meeting”), which will commence at 1:00 p.m., Bermuda time (or as soon thereafter as the special scheme meeting concludes or is adjourned), in order to approve certain proposals, including proposals related to a scheme of arrangement under Cayman Islands law. We sometimes refer to these meetings together as the “ordinary shareholder special meetings.” Ordinary shareholders are being asked to vote on the following matters:

At the special scheme meeting:

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To approve the scheme of arrangement substantially in the form attached as Annex A to the accompanying proxy statement (the “Scheme of Arrangement”). If the Scheme of Arrangement becomes effective, the Scheme of Arrangement will effect a share exchange (the “Ordinary Share Exchange”) pursuant to which (i) XL Capital Ltd Class A ordinary shares, par value $0.01 per share (the “ordinary shares”), will be exchanged for an equal number of ordinary shares of XL Group plc (“XL-Ireland”), a public limited company to be incorporated in Ireland that will be a subsidiary of XL- Cayman (or, in the case of fractional ordinary shares of XL-Cayman, cash for such fractional ordinary shares), and (ii) XL-Ireland will become the parent holding company of XL-Cayman.

Although approval of the holders of the XL-Cayman Series C preference ordinary shares (the “Series C preference shares”) and the XL-Cayman Series E preference ordinary shares (the “Series E preference shares”) is not required for the Scheme of Arrangement to become effective, if the Scheme of Arrangement becomes effective, and if the requisite approvals are obtained from the holders of the Series C preference shares and the Series E preference shares and other conditions are met or, if allowed by law, waived, then the Scheme of Arrangement will also concurrently effect a share exchange (the “Preference Share Exchange”) pursuant to which the Series C preference shares and the Series E preference shares of XL-Cayman will be exchanged for an equal number of Series C preference shares of XL-Ireland and Series E preference shares of XL-Ireland, respectively.

We refer to this proposal (Proposal Number One) as the “Scheme of Arrangement Proposal.”

At the extraordinary general meeting:

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If the Scheme of Arrangement Proposal is approved by the ordinary shareholders, to approve the creation of “distributable reserves” in XL-Ireland through a reduction of XL-Ireland’s share premium account. We refer to this proposal (Proposal Number Two) as the “Distributable Reserves Proposal”;

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To approve the adoption of an amendment to the articles of association of XL-Cayman with respect to certain procedural requirements for ordinary shareholder nominations to the Board of Directors of XL-Cayman at general meetings of XL-Cayman’s ordinary shareholders. If approved, the procedural requirements will be replicated in the articles of association of XL-Ireland if the Ordinary Share Exchange is consummated. We refer to this proposal (Proposal Number Three) as the “Director Nomination Procedures Proposal”; and

•	To approve the change of XL Capital Ltd’s name to XL Group Ltd. We refer to this proposal (Proposal Number Four) as the “Name Change Proposal.”

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At both ordinary shareholder special meetings:

•	To approve motions to adjourn each meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the proposals at the time of each respective ordinary shareholder special meeting or if there are insufficient shares present, in person or by proxy, at the extraordinary general meeting to conduct the vote on the Director Nomination Procedures Proposal and the Name Change Proposal.

The Director Nomination Procedures Proposal and the Name Change Proposal are independent of each other and of the Scheme of Arrangement Proposal and the Distributable Reserves Proposal.

Approval of the Distributable Reserves Proposal by our ordinary shareholders is not a condition to the Scheme of Arrangement becoming effective. However, if our ordinary shareholders approve such proposal and the Ordinary Share Exchange is consummated, we will seek to obtain Irish High Court approval, as required for the creation of distributable reserves. Creation of distributable reserves in XL-Ireland is being sought in connection with the Ordinary Share Exchange and (if approved) the Preference Share Exchange so that we would continue to be able to pay dividends and redeem and buy back shares, before we generate sufficient post-transaction earnings as would otherwise be necessary under Irish law. If the Distributable Reserves Proposal is not approved or is approved by holders of fewer than 75% of all ordinary shares present and voting, in person or by proxy, we may decide not to complete the share exchanges contemplated by the Scheme of Arrangement.

The formal notices of the two ordinary shareholder special meetings are provided as attachments to the accompanying proxy statement as Annexes H and I and should be read closely. This summary does not constitute the formal notice in respect of either of those meetings.

If any other matters properly come before either of the ordinary shareholder special meetings or any adjournments of either of such ordinary shareholder special meetings, the persons named in the proxy card will have the authority to vote the ordinary shares represented by all properly executed proxies in their discretion. The Board of Directors of XL-Cayman currently does not know of any matters to be raised at the ordinary shareholder special meetings other than the proposals contained in this proxy statement.

The XL-Cayman Board of Directors has set March 5, 2010 as the record date for the special scheme meeting and for the extraordinary general meeting. This means that only those persons who were holders of XL-Cayman ordinary shares at the close of business on the record date will be entitled to receive notice of the ordinary shareholder special meetings and to attend and vote at the ordinary shareholder special meetings and any adjournments thereof.

The special scheme meeting is being held in accordance with an order of the Grand Court of the Cayman Islands (the “Cayman Court”) dated March 3, 2010, which Cayman Islands law required us to obtain prior to holding the meeting. A copy of the Cayman Court’s order and accompanying ruling are attached as Annex J to the accompanying proxy statement. If the XL-Cayman ordinary shareholders approve the Scheme of Arrangement Proposal (and we do not abandon the Scheme of Arrangement), we will proceed to seek the sanction of the Cayman Court in respect of the Scheme of Arrangement. Sanction of the Cayman Court must be obtained as a condition to the Scheme of Arrangement becoming effective. We expect the hearing before the Cayman Court regarding sanction of the Scheme of Arrangement to be held on May 20, 2010. If you are an XL-Cayman ordinary shareholder who wishes to appear in person or by counsel at the Cayman Court hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. XL-Cayman will not object to the participation in the Cayman Court hearing by any ordinary shareholder who holds shares through a broker.

The accompanying proxy statement and gold proxy card are first being sent to XL-Cayman ordinary shareholders on or about March 11, 2010 and contain additional information on how to attend the ordinary shareholder special meetings and vote any ordinary shares you own in person at the ordinary shareholder special meetings.

Proof of ownership of ordinary shares as of the record date, as well as a form of personal photo identification, must be presented to be admitted to the ordinary shareholder special meetings.

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If you hold your XL-Cayman ordinary shares in the name of a bank, broker or other nominee holder of record and you plan to attend the ordinary shareholder special meetings, you must present proof of your ownership of those shares as of the record date, such as a bank or brokerage account statement or letter from your bank or broker, together with a form of personal photo identification, to be admitted to the ordinary shareholder special meetings.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ORDINARY SHAREHOLDER SPECIAL MEETINGS, PLEASE PROMPTLY RETURN YOUR SIGNED GOLD PROXY CARD IN THE ENCLOSED ENVELOPE OR DIRECT THE VOTING OF YOUR XL-CAYMAN ORDINARY SHARES BY TELEPHONE OR BY INTERNET AS DESCRIBED ON THE ACCOMPANYING GOLD PROXY CARD. IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE HOLDER, PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH BANK, BROKER OR OTHER NOMINEE HOLDER.

The accompanying proxy statement incorporates documents by reference. Please see “Where You Can Find More Information” beginning on page 148 of the accompanying proxy statement for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request by contacting us at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 08, Bermuda
Telephone: +1 (441) 292-8515
Fax: +1 (441) 292-5280
Email: investorinfo@xlgroup.com

To ensure timely delivery of these documents, any request should be made by April 16, 2010. The exhibits to these documents will generally not be made available unless such exhibits are specifically incorporated by reference in the accompanying proxy statement.

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XL CAPITAL LTD

PROXY STATEMENT

For the Special Court-Ordered Class Meeting and
the Extraordinary General Meeting
of the XL Capital Ltd Class A Ordinary Shareholders
to be held on April 30, 2010

This proxy statement is furnished to the Class A ordinary shareholders (the “ordinary shareholders”) of XL Capital Ltd, an exempted company organized under the laws of the Cayman Islands (“XL-Cayman”), in connection with the solicitation of proxies on behalf of the Board of Directors of XL-Cayman (the “Board”) to be voted at the special court-ordered class meeting of the ordinary shareholders (the “special scheme meeting”) and the extraordinary general meeting of the ordinary shareholders (the “extraordinary general meeting”) to be held on April 30, 2010, and any adjournments thereof, at the times and place and for the purposes set forth in the accompanying notices of the special scheme meeting and the extraordinary general meeting. We sometimes refer to these meetings together as the “ordinary shareholder special meetings.” The 2010 annual general meeting of XL-Cayman’s ordinary shareholders (the “AGM”) will also be held on April 30, 2010. This proxy statement and the accompanying gold proxy card (which applies to both of the ordinary shareholder special meetings but not to the AGM) are first being sent to ordinary shareholders on or about March 11, 2010. Please mark, date, sign and return the enclosed gold proxy card to ensure that all of your XL-Cayman Class A ordinary shares, par value $0.01 per share (the “ordinary shares”), are represented at the ordinary shareholder special meetings.

Ordinary shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, “FOR” each of the proposals set forth in this proxy statement. You may revoke your proxy at any time before it is exercised at the ordinary shareholder special meetings by timely delivery of a properly executed, later-dated proxy with respect to the ordinary shareholder special meetings (including an Internet or telephone proxy) or by voting in person at the ordinary shareholder special meetings. You may also notify our Secretary in writing before the ordinary shareholder special meetings that you are revoking your proxy with respect to the ordinary shareholder special meetings. If you hold your ordinary shares beneficially though a bank, broker, trustee, custodian or other nominee (which we generally refer to as “brokers”), you must instead follow the procedures required by your broker to revoke a proxy with respect to the ordinary shareholder special meetings. You should contact that firm directly for more information on these procedures.

The Board has set March 5, 2010 as the record date (the “record date”) for the special scheme meeting and for the extraordinary general meeting. This means that only those persons who were shareholders of ordinary shares at the close of business on March 5, 2010 will be entitled to receive notice of the ordinary shareholder special meetings and to attend and vote at the ordinary shareholder special meetings and any adjournments thereof. As of the record date, 342,100,814 ordinary shares were issued and outstanding.

Only holders of ordinary shares as of the record date are invited to attend the ordinary shareholder special meetings. Proof of ownership of ordinary shares as of the record date, as well as a form of personal photo identification, must be presented to be admitted to the ordinary shareholder special meetings. We have enclosed a single gold proxy card that has been divided into two sections corresponding to the two separate ordinary shareholder special meetings. Please complete both sections and sign and return the accompanying gold proxy card.

If you hold your ordinary shares in the name of a broker and you plan to attend either of the ordinary shareholder special meetings, you must present proof of your ownership of those ordinary shares as of the record date, such as a brokerage account statement or letter from your broker, together with a form of personal photo identification, to be admitted to the ordinary shareholder special meetings.

STRUCTURE OF THE TRANSACTION

In Proposal Number One (the “Scheme of Arrangement Proposal”), we are seeking your approval at the special scheme meeting of the scheme of arrangement under Cayman Islands law, substantially in the form attached as Annex A to this proxy statement (the “Scheme of Arrangement”), that, once it becomes effective, will result in you owning ordinary shares of XL Group plc, a public limited company to be incorporated in Ireland (“XL-Ireland”), instead of ordinary shares of XL-Cayman.

If the Scheme of Arrangement becomes effective, the Scheme of Arrangement will effect a share exchange (the “Ordinary Share Exchange”) pursuant to which (i) your ordinary shares will be exchanged for an equal number of ordinary shares of XL-Ireland (or, in the case of fractional ordinary shares of XL-Cayman, cash for such fractional ordinary shares) and (ii) XL-Ireland will become the parent holding company of XL-Cayman.

There are several steps required in order for us to effect the Ordinary Share Exchange, including holding the special scheme meeting. The special scheme meeting is being held in accordance with an order of the Grand Court of the Cayman Islands (the “Cayman Court”) dated March 3, 2010, which Cayman Islands law required us to obtain prior to holding the meeting. We will hold the special scheme meeting to approve the Scheme of Arrangement on April 30, 2010. If the Scheme of Arrangement is approved by our ordinary shareholders (and we do not abandon the Scheme of Arrangement), we will seek the Cayman Court’s sanction of the Scheme of Arrangement.

If we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and if all of the other conditions are satisfied or, if allowed by law, waived (and we do not abandon the Scheme of Arrangement), we intend to file the court order authorizing the Scheme of Arrangement with the Cayman Islands Registrar of Companies, which will by its terms cause the Ordinary Share Exchange to become effective before the opening of trading of the XL-Cayman ordinary shares on the New York Stock Exchange, Inc. (the “NYSE”) on July 1, 2010, or at such other date and time after such court order filing as the Board may determine (the “Effective Time”). However, our Board cannot delay the Effective Time to a date later than December 31, 2010 (unless extended with the approval of the Cayman Court) because the Scheme of Arrangement will lapse by its terms if the Effective Time has not occurred on or prior to that date.

At the Effective Time, the following steps will occur effectively simultaneously:

1.	all previously outstanding XL-Cayman Class A ordinary shares will be transferred to XL-Ireland;

2.

in consideration therefor, XL-Ireland (i) will issue ordinary shares of XL-Ireland (on a one-for-one basis) to the holders of whole XL-Cayman Class A ordinary shares that are being transferred to XL-Ireland and (ii) will pay to the holders of fractional Class A ordinary shares of XL-Cayman an amount in cash for their fractional ordinary shares based on the average of the high and low trading prices of the XL-Cayman Class A ordinary shares on the NYSE on the business day immediately preceding the Effective Time; and

3.

all XL-Ireland shares in issue prior to the Ordinary Share Exchange (which will then be held by XL-Cayman and certain of its subsidiaries) will be redeemed by XL-Ireland at nominal value and cancelled.

As a result of the Ordinary Share Exchange, the ordinary shareholders of XL-Cayman will instead become ordinary shareholders of XL-Ireland and XL-Cayman will become a subsidiary of XL-Ireland. The members of the Board of Directors of XL-Cayman then in office will be the members of the Board of Directors of XL-Ireland at the Effective Time.

After the Ordinary Share Exchange, you will continue to own an interest in the ultimate parent holding company of the XL group of companies, which will conduct the same business operations through its subsidiaries as conducted by XL-Cayman through its subsidiaries before the Ordinary Share Exchange. Except for the effect of payment of cash for fractional shares, the number of ordinary shares you will own in XL-Ireland will be the same as the number of ordinary shares you owned in XL-Cayman immediately prior to the Ordinary Share Exchange, and your relative ownership interest in XL will remain unchanged.

In addition, if the Scheme of Arrangement becomes effective, and if we obtain the requisite approvals from our Series C preference ordinary shareholders (the “Series C preference shareholders”), our Series E preference ordinary shareholders (the “Series E preference shareholders”) and the Cayman Court and other conditions are met or, if allowed by law, waived, then the Scheme of Arrangement will also concurrently effect a share exchange (the “Preference Share Exchange”) pursuant to which the Series C preference ordinary shares of XL-Cayman (the “Series C preference shares”) and the Series E preference ordinary shares of XL-Cayman (the “Series E preference shares”) will be exchanged for an equal number of Series C preference shares of XL-Ireland and Series E preference shares of XL-Ireland, respectively.

The Preference Share Exchange will only be consummated if the Scheme of Arrangement is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, the Scheme of Arrangement, including with respect to the Preference Share Exchange, is sanctioned by the Cayman Court and the other applicable conditions are satisfied or, if allowed by law, waived. As a result, no Series C or Series E preference shares will be exchanged in the Transaction (as defined below) unless all shares of both such series are exchanged pursuant to the Scheme of Arrangement. The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

We sometimes use the term “Transaction” in this proxy statement to refer collectively to the Ordinary Share Exchange and, if the requisite approvals of the Series C and Series E preference shareholders and the Cayman Court have been obtained and the other applicable conditions satisfied or, if allowed by law, waived with respect to it, the Preference Share Exchange.

If approved, the Preference Share Exchange will become effective at the Effective Time, and the following steps will occur effectively simultaneously:

1.	all previously outstanding XL-Cayman Series C and Series E preference ordinary shares will be transferred to XL-Ireland; and

2.

in consideration therefor, XL-Ireland will issue Series C and Series E preference shares of XL-Ireland (on a one-for-one basis), respectively, to the holders of the XL-Cayman Series C and Series E preference ordinary shares that are being transferred to XL-Ireland.

If the Preference Share Exchange is consummated, the Series C and Series E preference shareholders of XL-Cayman will instead become Series C and Series E preference shareholders of XL-Ireland, respectively.

In addition, if the Series C and Series E preference shareholders approve the Scheme of Arrangement, the Series C preference shareholders will also be asked to vote on a proposal to approve a variation to the terms of their Series C preference shares. Such variation would provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL-Cayman (as and if declared by the Board) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement), the business day immediately preceding the Effective Time (or such other date on or after June 15, 2010 as is declared by the Board). Approval of this variation to the terms of the Series C preference shares is a condition to the Preference Share Exchange.

If the Preference Share Exchange is consummated, each of the Series C and Series E preference shares of XL-Ireland will accrue dividends at the same rate, and have the same liquidation preference, as the equivalent series of preference shares of XL-Cayman. However, the Series C and Series E preference shares of XL-Ireland will be deemed to accrue dividends (1) in the case of the XL-Ireland Series C preference shares, from the last dividend payment date for the last dividend period on the XL-Cayman Series C preference shares beginning prior to the Effective Time for which a Series C preference share dividend was paid in full (or, if the dividend payment on the Series C preference shares of XL-Cayman that would normally be paid on July 15, 2010 is paid in full prior to such date, only from July 15, 2010), and (2) in the case of the XL-Ireland Series E preference shares, from the last dividend payment date on the XL-Cayman Series E preference shares prior to the Effective Time, whether or not a Series E preference share dividend was paid on that date (the dividends on the Series E preference shares being non-cumulative). These changes regarding the first dividend period following the Preference Share Exchange are intended to ensure that the Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders.

If, and only if, both the Ordinary Share Exchange and the Preference Share Exchange are consummated, an election will be made to treat XL-Cayman as a disregarded entity for U.S. federal tax purposes effective shortly after the Effective Time.

The following diagram depicts our organizational structure immediately before and after the Transaction. The diagram does not depict any XL-Cayman subsidiaries (other than XL-Ireland prior to the Effective Time).

If the Scheme of Arrangement Proposal is approved, at the extraordinary general meeting we will seek the approval of the XL-Cayman ordinary shareholders with respect to Proposal Number Two (the “Distributable Reserves Proposal”), a proposal regarding the creation of “distributable reserves” in XL-Ireland through a reduction of its share premium account. Approval of the Distributable Reserves Proposal by our ordinary shareholders is not a condition to the Scheme of Arrangement becoming effective. However, if our ordinary shareholders approve such proposal and the Ordinary Share Exchange is consummated, we will seek to obtain Irish High Court approval, as required for the creation of distributable reserves. Creation of distributable reserves in XL-Ireland is being sought in connection with the Transaction so that we would continue to be able to pay dividends and redeem and buy back shares, before we generate sufficient post-Transaction earnings as would otherwise be necessary under Irish law. If the Distributable Reserves Proposal is not approved or is approved by holders of fewer than 75% of all ordinary shares present and voting, in person or by proxy, we may decide not to complete the Transaction.

We use the terms “XL,” “we,” “our company,” “our” and “us” in this proxy statement to refer to XL Capital Ltd and its subsidiaries prior to the Ordinary Share Exchange and to refer to XL Group plc and its subsidiaries after the Ordinary Share Exchange.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE
OTHER PROPOSALS

1.	Q:	What am I being asked to vote on at the ordinary shareholder special meetings?
A: Ordinary shareholders are being asked to vote on the following matters:
At the special scheme meeting:
•

To approve the Scheme of Arrangement. If the Scheme of Arrangement becomes effective, the Scheme of Arrangement will effect the Ordinary Share Exchange pursuant to which (i) the ordinary shares of XL-Cayman will be exchanged for an equal number of ordinary shares of XL-Ireland (or, in the case of fractional ordinary shares of XL-Cayman, cash for such fractional ordinary shares) and (ii) XL-Ireland will become the parent holding company of XL-Cayman.

Although approval of the Series C preference shareholders and the Series E preference shareholders is not required for the Scheme of Arrangement to become effective, if the Scheme of Arrangement becomes effective, and if the requisite approvals are obtained from the Series C preference shareholders, the Series E preference shareholders and the Cayman Court, then the Scheme of Arrangement will also concurrently effect the Preference Share Exchange pursuant to which the Series C preference shares and the Series E preference shares of XL-Cayman will be exchanged for an equal number of Series C preference shares of XL-Ireland and Series E preference shares of XL-Ireland, respectively.

We refer to this proposal (Proposal Number One) as the “Scheme of Arrangement Proposal.”
At the extraordinary general meeting:
•

If the Scheme of Arrangement Proposal is approved by the ordinary shareholders, to approve the creation of “distributable reserves” in XL-Ireland through a reduction of XL-Ireland’s share premium account. We refer to this proposal (Proposal Number Two) as the “Distributable Reserves Proposal.”

•

To approve the adoption of an amendment to the articles of association of XL-Cayman with respect to certain procedural requirements for ordinary shareholder nominations to the Board of Directors of XL-Cayman at general meetings of XL-Cayman’s ordinary shareholders. If approved, the procedural requirements will be replicated in the articles of association of XL-Ireland if the Ordinary Share Exchange is consummated. We refer to this proposal (Proposal Number Three) as the “Director Nomination Procedures Proposal.”

• To approve the change of XL Capital Ltd’s name to XL Group Ltd. We refer to this proposal (Proposal Number Four) as the “Name Change Proposal.”
At both of the ordinary shareholder special meetings:
•

To approve motions to adjourn each meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the proposals at the time of each respective ordinary shareholder special meeting or if there are insufficient shares present, in person or by proxy, at the extraordinary general meeting to conduct the vote on the Director Nomination Procedures Proposal and the Name Change Proposal.

Please see “Proposal Number One: The Scheme of Arrangement Proposal,” “Proposal Number Two: The Distributable Reserves Proposal,” “Proposal Number Three: The Director Nomination Procedures Proposal” and “Proposal Number Four: The Name Change Proposal.”

2.	Q:	How does the Board of Directors recommend that I vote?
A: Our Board of Directors unanimously recommends that our ordinary shareholders vote “FOR” each of the proposals set forth in this proxy statement.
3.	Q:	Who can vote at the ordinary shareholder special meetings?

A:  All persons who were registered holders of ordinary shares at the close of business on March 5, 2010, the record date for the ordinary shareholder special meetings, are shareholders of record for the purposes of the ordinary shareholder special meetings and will be entitled to attend and vote, in person or by proxy, at the ordinary shareholder special meetings and any adjournments thereof. Each ordinary shareholder of record will be entitled to one vote per share at each of the ordinary shareholder special meetings, except that (for purposes of the extraordinary general meeting but not the special scheme meeting) if, and for so long as, the votes conferred by the XL-Cayman Controlled Shares (as defined below) of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Cayman Controlled Shares of such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Cayman’s articles of association. “XL-Cayman Controlled Shares” of a person (as defined in XL-Cayman’s articles of association) include (1) all XL-Cayman shares owned directly, indirectly or constructively by that person (within the meaning of Section 958 of the Code (as defined below)), and (2) all XL-Cayman shares owned directly, indirectly or constructively by that person or any “group” of which that person is a part, within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Please see “The Meetings—Record Date; Voting Rights.”
4.	Q:	How do I vote if I am a registered shareholder?

A:  You may vote your ordinary shares either by voting in person at the ordinary shareholder special meetings or by submitting a completed proxy. We have enclosed a single gold proxy card that has been divided into two sections corresponding to the two separate ordinary shareholder special meetings. By submitting your proxy, you are legally authorizing another person to vote your ordinary shares by proxy in accordance with your instructions. The enclosed proxy card designates Michael S. McGavick or, failing him, Kirstin Romann Gould to vote your ordinary shares in accordance with the voting instructions you indicate in your proxy at each of the ordinary shareholder special meetings.

In addition, if any other matters (other than the proposals contained in this proxy statement) properly come before either of the ordinary shareholder special meetings or any adjournments of those meetings, the persons named in the proxy card will have the authority to vote your ordinary shares on those matters in their discretion. The Board currently does not know of any matters to be raised at the ordinary shareholder special meetings other than the proposals contained in this proxy statement.

You may submit your proxy either by mail, courier or hand delivery, by telephone (at the number set forth in the accompanying proxy materials) or via the Internet (at https://www.proxyvotenow.com/xlcapital). Please let us know whether you plan to attend each of the ordinary shareholder special meetings by marking the appropriate box on your proxy card or by following the instructions provided when you submit your proxy by telephone or via the Internet. For more details about telephone and Internet proxies, please see “The Meetings—How You Can Vote.” In order for your proxy to be validly submitted and for your ordinary shares to be voted in accordance with your proxy, we must receive your mailed, couriered or hand-delivered proxy prior to the start of the applicable ordinary shareholder special meeting. If you submit a proxy by telephone or via the Internet, then you may submit your voting instructions up until 12:59 a.m., Bermuda time, on April 30, 2010.

If you do not wish to vote all of your ordinary shares in the same manner on any particular proposal(s), you may specify your vote by clearly hand-marking the proxy card to indicate how you want to vote your ordinary shares. You may not split your vote if you are voting via the Internet or by telephone.

If you do not specify on the enclosed proxy card that is submitted (or when giving your proxy by telephone or via the Internet) how you want to vote your ordinary shares, the proxy holders will vote such unspecified shares “FOR” each of the proposals set forth in this proxy statement.

Please see “The Meetings—Proxies” and “The Meetings—How You Can Vote.”
5.	Q:	How can I vote if I hold my shares in the “street name” of a broker?

Ordinary shareholders who hold their shares in the “street name” of a broker must vote their ordinary shares by following the procedures established by their broker. This applies to our employees who received, through our employee plans, ordinary shares that are held by Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates (“Merrill Lynch”). Under NYSE Rule 452, brokers who hold ordinary shares on behalf of customers will not have the authority to vote on any of the matters to be considered at the ordinary shareholder special meetings. If you do not instruct your broker on how to vote your ordinary shares prior to the ordinary shareholder special meetings, your ordinary shares will not be voted at the ordinary shareholder special meetings and such ordinary shares will not be considered when determining whether such proposal has received the required approval or considered present for purposes of the relevant quorum requirement.

If you hold ordinary shares beneficially through your broker, we recommend that you contact your broker. Your broker can instruct you how your ordinary shares can be voted. Your broker will not be able to vote your ordinary shares unless it receives appropriate instructions from you. You may not vote your ordinary shares in person at the ordinary shareholder special meetings unless you obtain a “legal proxy” from the broker that holds your ordinary shares.

Please see “The Meetings—How You Can Vote.” Please also see “The Meetings—Votes of Ordinary Shareholders Required for Approval” for further information on how shares held in the “street name” of a broker will be considered for purposes of the “majority in number” approval requirement.

6.	Q:	What vote of XL-Cayman ordinary shareholders is required to approve the proposals?

A:  The Scheme of Arrangement Proposal requires the approval of the Scheme of Arrangement by the affirmative vote of a majority in number of the registered holders of XL-Cayman ordinary shares present and voting, in person or by proxy, representing 75% or more in value of the ordinary shares present and voting, in person or by proxy.

In order to approve the Distributable Reserves Proposal, we must obtain the affirmative vote of ordinary shareholders representing more than 50% of all ordinary shares present and voting, in person or by proxy. While approval of the Distributable Reserves Proposal by more than 50% of all ordinary shares present and voting is sufficient for approval of the proposal under Cayman Islands law (which governs the extraordinary general meeting at which the vote is taking place), we are seeking the approval of at least 75% of all ordinary shares present and voting, in person or by proxy, to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable reserves in XL-Ireland because such higher approval threshold would be required if the vote on the Distributable Reserves Proposal were being conducted under Irish law. Approval of the Distributable Reserves Proposal by our ordinary shareholders is not a condition to the effectiveness of the Scheme of Arrangement, but the Board may determine not to proceed with the Transaction for any reason, including because the Distributable Reserves Proposal is not approved or is approved by holders of fewer than 75% of all ordinary shares present and voting, in person or by proxy.

In order to approve the Director Nomination Procedures Proposal, we must obtain the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of 2/3 of all of our outstanding ordinary shares is present, in person or by proxy.

In order to approve the Name Change Proposal, we must obtain the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of 2/3 of all of our outstanding ordinary shares is present, in person or by proxy.

Please see “The Meetings—Votes of Ordinary Shareholders Required for Approval.”
7.	Q:	What quorum is required for action at the ordinary shareholder special meetings?

A:  At the special scheme meeting to approve the Scheme of Arrangement Proposal, at least two ordinary shareholders must be present, in person or by proxy, in order for the meeting to proceed. At the extraordinary general meeting to approve the Distributable Reserves Proposal, the Director Nomination Procedures Proposal and the Name Change Proposal, 50% of the outstanding ordinary shares of XL-Cayman must be present, in person or by proxy, in order for the meeting to proceed and in order for the Distributable Reserves Proposal to be considered and voted on at the meeting, but 2/3 of the outstanding ordinary shares of XL-Cayman must be present, in person or by proxy, in order for the Director Nomination Procedures Proposal and the Name Change Proposal to be considered and voted on at the meeting.

For purposes of the ordinary shareholder special meetings, abstentions will be counted as present for purposes of determining whether there is a quorum but ordinary shares held by brokers for which voting instructions are not received will not be counted as present for determining whether there is a quorum.

Please see “The Meetings—Quorum.”
8.	Q:	Will the ordinary shares be exchanged even if the preference shares are not?

A:  Yes. The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Conditions to Completion of the Transaction.”
9.	Q:	When do you expect the Transaction to be consummated?

A:  We currently expect to complete the Transaction, if approved and sanctioned, on July 1, 2010. Please see Annex G to this proxy statement for an expected timetable. However, our Board has the authority to cause the Transaction, if approved and sanctioned, to be consummated at such other date and time as it may determine on or after the order of the Cayman Court sanctioning the Scheme of Arrangement has been filed with the Cayman Islands Registrar of Companies. However, our Board cannot delay the Effective Time to a date later than December 31, 2010 (unless extended with the approval of the Cayman Court)

because the Scheme of Arrangement will lapse by its terms if the Effective Time has not occurred on or prior to that date.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Effective Date and Time of the Transaction” and “Proposal Number One: The Scheme of Arrangement Proposal—Amendment, Termination or Delay.”

10.	Q:	If all required approvals are obtained and conditions are satisfied or waived, is the Transaction required to be consummated?

A:  No. The Transaction may be abandoned or delayed by our Board at any time prior to the Effective Time, even if the Transaction has been approved by the requisite vote of the XL-Cayman shareholders and sanctioned by the Cayman Court and all other conditions to the Transaction have been satisfied or, if allowed by law, waived.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Amendment, Termination or Delay.”
11.	Q:	How will ordinary shares of XL-Ireland differ from ordinary shares of XL-Cayman?

A:  XL-Ireland ordinary shares will be similar to your existing XL-Cayman ordinary shares. However, there are differences between what your rights as an ordinary shareholder will be under Irish law and what they currently are as an ordinary shareholder under Cayman Islands law. In addition, there are differences between the organizational documents of XL-Ireland and XL-Cayman.

We discuss these and other differences in detail under “Description of XL Group plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” XL-Ireland’s memorandum and articles of association will be substantially in the forms attached to this proxy statement as Annex B.

12.	Q:	If the Director Nomination Procedures Proposal is approved, will XL-Cayman’s articles of association be amended even if the Transaction is not consummated?

A:  Yes. If the Director Nomination Procedures Proposal is approved, the new procedural requirements for ordinary shareholder nominations of directors will become effective even if the Transaction is not consummated, and will apply to ordinary shareholder nominations of directors at all general meetings of our ordinary shareholders subsequent to the 2010 annual general meeting.

13.	Q:	How will the procedural requirements for ordinary shareholder nominations of directors change if the Director Nomination Procedures Proposal is approved?

A:  If the Director Nomination Procedures Proposal is approved, XL-Cayman’s articles of association will be amended so as to require that the nominating ordinary shareholder submit written notice of its intent to make such a nomination not less than 90 and not more than 120 days prior to the one-year anniversary of the date of the immediately preceding annual general meeting (with certain exceptions if the annual general meeting is held more than 30 days before or after the one-year anniversary of the date of the immediately preceding annual general meeting). In addition, the written notice of an ordinary shareholder nomination of directors, whether at an annual general meeting or at an extraordinary general meeting, will be required to include certain additional information about the nominating ordinary shareholder and the nominees that is not currently required under the XL-Cayman articles of association. If the Director Nomination Procedures Proposal is approved, the new procedural requirements and related clarifying provisions will be replicated in the articles of association of XL-Ireland if the Transaction is consummated. If the Director Nomination Procedures Proposal is not approved, XL-Ireland’s articles of association will reflect the director nomination procedures currently applicable to ordinary shareholders wishing to make director nominations at general meetings of XL-Cayman’s ordinary shareholders. Under the current XL-Cayman articles of association, ordinary shareholder nominations of directors must be made by written notice to XL-Cayman not less than five nor more than twenty-one days before the date appointed for the annual general meeting of ordinary shareholders.

We discuss the Director Nomination Procedures Proposal in detail under “Proposal Number Three: The Director Nomination Procedures Proposal.”
14.	Q:	Will the name change take effect if the Name Change Proposal is approved but the Transaction is not consummated?

A:  Yes. Regardless of whether the Transaction is consummated, the name change is intended to be made in July 2010 or at such other time as may be determined by XL-Cayman under authority granted by the Board.

15.	Q:	What are the material tax consequences of the Transaction?

A:  The Transaction should not be a taxable transaction for XL-Cayman or XL-Ireland. Further, under U.S. federal income tax law, holders of ordinary shares of XL-Cayman generally should not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional ordinary shares. If the Preference Share Exchange is not consummated, certain 5% or greater ordinary shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain on the exchange of XL-Cayman ordinary shares for XL-Ireland ordinary shares in the Ordinary Share Exchange.

For Irish tax law purposes, holders of ordinary shares of XL-Cayman who are neither resident nor ordinarily resident in Ireland and who do not have some connection with Ireland other than holding XL-Ireland ordinary shares will not realize a taxable gain on the exchange of such shares for XL- Ireland shares or on the receipt of cash in lieu of fractional ordinary shares in the Transaction.

For a discussion of certain material U.S. federal, Irish and Cayman Islands tax consequences of the Transaction to XL’s ordinary shareholders and XL, please see “Summary—Proposal Number One: The Scheme of Arrangement Proposal—Tax Considerations of the Transaction” and “Material Tax Considerations Relating to the Transaction.”

16.	Q:	If the Ordinary Share Exchange is approved and consummated, do I have to take any action to participate in the Ordinary Share Exchange?

A:  Not if your ordinary shares are held in book-entry form or by your broker. XL-Cayman ordinary shares so held will automatically be transferred to XL-Ireland at the Effective Time and, in consideration therefor, new XL-Ireland ordinary shares will be issued to you or your broker without any action on your part (and, if you hold any fractional ordinary shares of XL-Cayman, cash for such fractional ordinary shares will automatically be paid to you or your broker). Please see “Proposal Number One: The Scheme of Arrangement Proposal—Exchange of Shares.” If you hold your XL-Cayman ordinary shares in certificated form, please see the following question.

17.	Q:	What happens if I hold share certificates?

A:  If you hold your XL-Cayman ordinary shares in certificated form, and the Ordinary Share Exchange is consummated, your ordinary shares will automatically be transferred to XL-Ireland at the Effective Time. Promptly after the Effective Time, our transfer agent will send you a letter of transmittal, which is to be used to surrender your XL-Cayman ordinary share certificates and to give you, in consideration for the transfer of your XL-Cayman ordinary shares, the choice of (i) applying for share certificates evidencing your ownership of ordinary shares in XL-Ireland or (ii) having your ownership of ordinary shares in XL-Ireland evidenced through an electronic book-entry in your name on XL-Ireland’s shareholder records (in which case the transfer agent will mail you a statement documenting your ownership of XL-Ireland ordinary shares). The letter of transmittal will contain instructions explaining the procedure for surrendering your XL-Cayman ordinary share certificates and making the election with respect to the method of evidencing your ownership of XL-Ireland ordinary shares. If you return the letter of transmittal with your XL-Cayman share certificates but do not make an election with respect to the method of evidencing your ownership of XL-Ireland ordinary shares, your ordinary shares will be evidenced in book-entry form. You should not return your XL-Cayman ordinary share certificates with the enclosed proxy card.

If the Transaction is not consummated, shareholders will not be required to submit their share certificates for exchange as a result of the proposed name change. Your existing share certificates will continue to evidence your ownership in XL Group Ltd if the name change becomes effective but the Transaction is not consummated.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Exchange of Shares” and “Proposal Number Four: The Name Change Proposal.” Please also see “Summary—Proposal Number One: The Scheme of Arrangement Proposal—Tax Considerations of the Transaction” and “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations” for further information pertaining to Irish stamp duty on transfers by shareholders who choose to hold their XL-Ireland ordinary shares directly registered in their own names on XL-Ireland’s shareholder records, whether in certificated or book-entry form.

18.	Q:	May I revoke my proxy?
A: Any proxy is revocable.
		•	If you hold your ordinary shares in the “street name” of a broker, you may revoke your proxy only in accordance with the instructions from your broker.
		•	For registered shareholders:
•

After you have submitted a proxy, you may revoke it by mail, courier or hand delivery before the ordinary shareholder special meetings by sending a written notice to our Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda. Your written notice must be received a sufficient amount of time before the first ordinary shareholder special meeting to permit the necessary examination and tabulation of the revocation before the votes are taken.

•

If you wish to revoke your submitted proxy and submit new voting instructions by mail, courier or hand delivery, then you must sign, date and mail, courier or hand-deliver a proxy card with your new voting instructions for the ordinary shareholder special meetings, which we must receive prior to the start of the applicable ordinary shareholder special meeting.

•

If you wish to revoke your submitted proxy and submit new voting instructions by telephone or via the Internet, then you must submit such new voting instructions for the ordinary special meetings by telephone or via the Internet by 12:59 a.m., Bermuda time, on April 30, 2010.

•

You also may revoke your proxy in person by completing a written ballot (but only if you are the registered owner of the ordinary shares as of the record date or if you obtain a “legal proxy” from the registered owner of the ordinary shares as of the record date) and vote your ordinary shares at the ordinary shareholder special meetings.

• Attending the ordinary shareholder special meetings without taking one of the actions above will not revoke your proxy.
Please see “The Meetings—Revoking Your Proxy.”
19.	Q:	How do I attend the ordinary shareholder special meetings?

A:  All ordinary shareholders of XL-Cayman as of the record date are invited to attend the special scheme meeting at XL’s principal executive offices, located at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda, which will commence at 12:30 p.m., Bermuda time, on April 30, 2010. All ordinary shareholders of XL-Cayman are also invited to attend the extraordinary general meeting at XL’s principal executive offices, which will commence at 1:00 p.m., Bermuda time, on April 30, 2010 (or as soon thereafter as the special scheme meeting concludes or is adjourned). Proof of ownership of XL ordinary shares as of the record date, as well as a form of personal photo identification, must be presented to be admitted to either of the ordinary shareholder special meetings.

If your ordinary shares are not registered in your name but in the “street name” of a broker, then your name will not appear in XL’s register of ordinary shareholders. Those ordinary shares are held in your broker’s name or the name of the depository through which your broker holds the shares, on your behalf, and your broker or the depository will be entitled to vote your ordinary shares in accordance with your instructions. This applies to our employees who received, through our employee plans, ordinary shares that are held by Merrill Lynch. In order for you to attend the ordinary shareholder special meetings, you must bring a letter or account statement from your broker showing that you beneficially owned the ordinary shares held by your broker or the depository as of the record date. Note that even if you attend the ordinary shareholder special meetings, you cannot vote the ordinary shares that are held by your broker or the depository unless you obtain a “legal proxy” from the broker that holds your ordinary shares. Rather, you should submit voting directions to your broker, which will instruct your broker or the depository how to vote those ordinary shares on your behalf.

Please see “The Meetings—How You Can Vote” and the notices of the ordinary shareholder special meetings attached as Annexes H and I to this proxy statement.
20.	Q:	Is there a separate Annual General Meeting (AGM) to elect directors?

A:  Yes, our 2010 annual general meeting of ordinary shareholders, or AGM, at which directors will be elected is also scheduled to take place on April 30, 2010 at XL’s principal executive offices and will commence at 8:30 a.m., Bermuda time.

21.	Q:	Will the proposed procedural requirements with respect to ordinary shareholder nominations of directors apply to the 2010 AGM?

A:  No. Even if the Director Nomination Procedures Proposal is approved by XL-Cayman’s ordinary shareholders, the new procedural requirements will not apply with respect to ordinary shareholder nominations of directors at the 2010 AGM. If approved, the new disclosure requirements will become effective promptly after the articles of association of XL-Cayman are amended and will apply to ordinary shareholder nominations of directors at all general meetings of our ordinary shareholders subsequent to the 2010 AGM.

22.	Q:	Do I have to return separate proxy cards in order for my ordinary shares to be voted at the ordinary shareholder special meetings and at the AGM?

A:  Yes. Ordinary shareholders must use the gold proxy card, which accompanies this proxy statement and contains the proposals described herein, to vote by proxy at the ordinary shareholder special meetings discussed in this proxy statement. Ordinary shareholders will separately be sent a separate proxy statement with a white proxy card to vote by proxy at the AGM for the election of directors and on other proposals.
23.	Q:	Can I mail both proxy cards back in the same envelope?
A: Yes, but for ease of administering the vote tally, we ask that you return each proxy card in the envelope supplied with the AGM proxy statement or this proxy statement, respectively.
24.	Q:	If I am the registered owner of ordinary shares (in certificated or book-entry form) and want to hold my ordinary shares through The Depository Trust Company, how can I do so?

A:  You may transfer ownership of your ordinary shares into a brokerage account with a broker (1) that is a direct participant in The Depository Trust Company (a “DTC Participant”) and which will hold your shares on your behalf through The Depository Trust Company (“DTC”) or (2) that maintains, either directly or indirectly, a custodial relationship with a DTC Participant and which will hold your shares through DTC through such custodial relationship. For more information, please contact your broker or Georgeson Inc. at the telephone number set forth in the following question. Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations” for more information on the tax consequences of not holding your shares of XL-Ireland through DTC.

25.	Q:	Whom should I call if I have questions about the ordinary shareholder special meetings or the proposals in this proxy statement?
A: You should contact our proxy solicitor:
Georgeson Inc. 199 Water Street New York, NY 10038 Toll-free within the United States: 1-800-509-1390 Outside the United States: +1 (212) 440-9800

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Transaction and the other proposals more fully, and for a more complete legal description of the Transaction and the other proposals, you should read carefully the entire proxy statement, including the Annexes. The Scheme of Arrangement, substantially in the form attached as Annex A to this proxy statement, is the legal document that governs the Transaction. The memorandum and articles of association of XL-Ireland, substantially in the forms attached to this proxy statement as Annex B, will govern XL-Ireland after the completion of the Ordinary Share Exchange. The form of amended article 81 of XL-Cayman’s articles of association, which will replace the current article 81 in XL-Cayman’s articles of association if the Director Nomination Procedures Proposal is approved (and will be replicated in the articles of association of XL-Ireland if the Ordinary Share Exchange is consummated), is attached to this proxy statement as Annex E.

Proposal Number One: The Scheme of Arrangement Proposal

Parties to the Transaction

XL Capital Ltd. XL Capital Ltd (which we sometimes refer to as “XL-Cayman”), through its subsidiaries, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis. The registered office of XL-Cayman is located at Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands and XL Capital Ltd’s telephone number is +1 (441) 292-8515.

XL Group plc. If the Ordinary Share Exchange is consummated, XL Group plc (which we sometimes refer to as “XL-Ireland”) will become the ultimate parent holding company of the XL group of companies. XL-Ireland will be an Irish public limited company and will be wholly owned, directly and indirectly, by XL-Cayman. XL-Ireland will not engage in any business or other activities other than in connection with its formation and the Transaction. The registered office of XL-Ireland will be located at No. 1 Upper Hatch Street, 4th Floor, Dublin 2, Ireland and XL Capital plc’s telephone number will be +353 (1) 405-2033.

The Ordinary Share Exchange

Consummation of the Ordinary Share Exchange will result in you owning ordinary shares of XL-Ireland, a public limited company to be incorporated in Ireland, instead of ordinary shares of XL-Cayman.

There are several steps required in order for us to effect the Ordinary Share Exchange, including holding the special scheme meeting. The special scheme meeting is being held in accordance with an order of the Cayman Court dated March 3, 2010, which Cayman Islands law required us to obtain prior to holding the meeting. A copy of the Cayman Court’s order and accompanying ruling are attached as Annex J to this proxy statement. The Cayman Court ordered that its written ruling be included in the definitive proxy statement so that it would be available to you. We recommend that you read the ruling in full, which is included in Annex J. We will hold the special scheme meeting to approve the Scheme of Arrangement Proposal on April 30, 2010. If the Scheme of Arrangement Proposal is approved by our ordinary shareholders (and we do not abandon the Scheme of Arrangement), we will seek the Cayman Court’s sanction of the Scheme of Arrangement (as discussed below under “—Court Sanction of the Scheme of Arrangement”).

If we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and if all of the other conditions are satisfied or, if allowed by law, waived (and we do not abandon the Scheme of Arrangement), we intend to file the court order authorizing the Scheme of Arrangement with the Cayman Islands Registrar of Companies, which will by its terms cause the Ordinary Share Exchange to become effective before the opening of trading of the XL-Cayman ordinary shares on the NYSE on July 1, 2010 (or at such other date and time after such court order filing as the Board may determine), which we refer to as the “Effective Time.” However, our Board cannot delay the Effective Time to a date later than December 31, 2010 (unless extended with the approval of the Cayman Court) because the Scheme of Arrangement will lapse by its terms if the Effective Time has not occurred on or prior to that date.

At the Effective Time, the following steps will occur effectively simultaneously:

1.	all previously outstanding XL-Cayman Class A ordinary shares will be transferred to XL-Ireland;

2.

in consideration therefor, XL-Ireland (i) will issue ordinary shares of XL-Ireland (on a one-for-one basis) to the holders of whole XL-Cayman Class A ordinary shares that are being transferred to XL-Ireland and (ii) will pay to the holders of fractional Class A ordinary shares of XL-Cayman an amount in cash for their fractional ordinary shares based on the average of the high and low trading prices of the XL-Cayman Class A ordinary shares on the NYSE on the business day immediately preceding the Effective Time; and

3.

all XL-Ireland shares in issue prior to the Ordinary Share Exchange (which will then be held by XL-Cayman and certain of its subsidiaries) will be redeemed by XL-Ireland at nominal value and cancelled.

As a result of the Ordinary Share Exchange, the ordinary shareholders of XL-Cayman will instead become ordinary shareholders of XL-Ireland and XL-Cayman will become a subsidiary of XL-Ireland. The members of the Board of Directors of XL-Cayman then in office will be members of the Board of Directors of XL-Ireland at the Effective Time.

After the Ordinary Share Exchange, you will continue to own an interest in the ultimate parent holding company of the XL group of companies, which will conduct the same business operations through its subsidiaries as conducted by XL-Cayman through its subsidiaries before the Ordinary Share Exchange. We do not expect the Transaction to have a material effect on the financial condition or results of operations of XL. Except for the effect of payment of cash for fractional shares, the number of ordinary shares you will own in XL-Ireland will be the same as the number of ordinary shares you owned in XL-Cayman immediately prior to the Ordinary Share Exchange, and your relative ownership interest in XL will remain unchanged.

The completion of the Ordinary Share Exchange will change the governing companies law that applies to us to Irish law from Cayman Islands law. There are differences between what your rights as an ordinary shareholder will be under Irish law and what they currently are as an ordinary shareholder under Cayman Islands law. In addition, there are differences between the organizational documents of XL-Ireland and XL-Cayman. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors” for a summary of some of these differences.

The Preference Share Exchange

The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived. However, if the Scheme of Arrangement becomes effective, and if we obtain the requisite approvals from our Series C preference shareholders, our Series E preference shareholders and the Cayman Court and other conditions are met or, if allowed by law, waived, then the Scheme of Arrangement will also concurrently effect the Preference Share Exchange pursuant to which the Series C preference shares of XL-Cayman and the Series E preference shares of XL-Cayman will be exchanged for an equal number of Series C preference shares of XL-Ireland and Series E preference shares of XL-Ireland, respectively. The Preference Share Exchange will only be consummated if the Scheme of Arrangement is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, the Scheme of Arrangement, including with respect to the Preference Share Exchange, is sanctioned by the Cayman Court and the other applicable conditions are satisfied or, if allowed by law, waived. As a result, no Series C or Series E preference shares will be exchanged in the Transaction unless all shares of both such series are exchanged pursuant to the Scheme of Arrangement.

If the Ordinary Share Exchange is consummated and the Preference Share Exchange is not consummated, the Series C and Series E preference shares will remain in their current form as Series C and Series E preference shares of XL-Cayman, respectively, which will become a subsidiary of XL-Ireland as part of the Ordinary Share Exchange.

If, and only if, both the Ordinary Share Exchange and the Preference Share Exchange are consummated, an election will be made to treat XL-Cayman as a disregarded entity for U.S. federal tax purposes effective shortly after the Effective Time.

Court Sanction of the Scheme of Arrangement

We cannot complete the Ordinary Share Exchange or the Preference Share Exchange without the sanction of the Scheme of Arrangement by the Cayman Court. Subject to the ordinary shareholders of XL-Cayman approving the Scheme of Arrangement Proposal, a Cayman Court hearing will be required to authorize the Scheme of Arrangement (the “Sanction Hearing”). If we obtain the requisite approval from the XL-Cayman ordinary shareholders (and we do not abandon the Scheme of Arrangement), the Cayman Court will hold the Sanction Hearing on May 20, 2010, at 10:00 a.m., Cayman Islands time. Assuming that the Scheme of Arrangement meetings are conducted in accordance with the Cayman Court’s order and that the ordinary shareholders approve the Scheme of Arrangement Proposal by the majority required by the Companies Law of the Cayman Islands (2009 Revision), as amended (the “Cayman Companies Law”), we are not aware of any reason why the Cayman Court would not sanction the Scheme of Arrangement. Nevertheless, the Cayman Court’s sanction is a matter for its discretion and there can be no assurance if or when such sanction will be obtained.

At the Sanction Hearing, the Cayman Court may impose such conditions, modifications and amendments as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of XL-Cayman and XL-Ireland. Subject to any applicable laws, XL-Cayman may consent to any condition, modification or amendment of the Scheme of Arrangement on behalf of its shareholders which the Cayman Court may think fit to approve or impose. In determining whether to exercise its discretion and authorize the Scheme of Arrangement, the Cayman Court will determine, among other things, whether the Scheme of Arrangement is fair to XL-Cayman’s ordinary shareholders and, if the Series C and Series E preference shareholders approve the Scheme of Arrangement, whether the Scheme of Arrangement is fair to XL-Cayman’s Series C and Series E preference shareholders, considered as separate classes.

Background and Reasons for the Transaction

Like many companies, we continually explore ways to optimize our corporate structure, including with respect to the jurisdiction of incorporation of our parent holding company. After conducting a thorough review with the help of outside advisors, our Board has determined that a change in place of incorporation is in the best interests of XL and its shareholders.

We are subject to reputational, political, tax and other risks because of negative publicity regarding companies that are incorporated in jurisdictions, including the Cayman Islands, whose economies have low rates of, or no, direct taxation or which do not have a substantial network of double taxation (or similar) treaties with the United States, the European Union or other members of the Organisation for Economic Co-operation and Development (the “OECD”). Our Board believes that changing our place of incorporation will reduce those risks and offer the opportunity to reinforce our reputation, which is one of our key assets, and to better support our legal and business platforms.

Additionally, there have been, and could be in the future, legislative or regulatory proposals that could increase taxes for companies incorporated in jurisdictions such as the Cayman Islands. Although we do not believe that any proposals under current legislative or regulatory consideration would directly impact us if enacted, our Board believes that the incorporation of our parent holding company in the Cayman Islands increases the risk that legislative or regulatory proposals that might be enacted in the future could materially and adversely affect us.

After considering a number of locations, our Board ultimately selected Ireland as the best available alternative based on many factors, including:

•

Ireland has strong international relationships as a member of the OECD and the European Union, a long history of international investment, and long-established commercial relationships, trade agreements and tax treaties with the other European Union member states, the United States and other countries around the world. As a result, we believe Ireland offers a stable long-term legal and regulatory environment with the financial sophistication to meet the needs of our global business.

•

Ireland, like the Cayman Islands, is a common law jurisdiction, which we consider to be less prescriptive than many civil law jurisdictions. As a result, we believe Ireland’s legal system to be more flexible (including with respect to the management of our capital structure), predictable and familiar to us than a civil law system.

•

Irish law, like Cayman Islands law, permits dividends to be paid in U.S. dollars and upon the approval of the Board of Directors without the need for shareholder approval, thereby avoiding currency risk relating to our dividends.

•

We have maintained operations in Ireland since 1990 and, accordingly, we are familiar with doing business in that jurisdiction. In 2006, we established the first Irish-domiciled reinsurance company authorized pursuant to the EU Reinsurance Directive (which gives EU-based reinsurers a passport to do business throughout Europe), and all three of our EU-regulated platforms are represented in Dublin.

•

Although changing our place of incorporation to Ireland is not expected to reduce our worldwide effective corporate tax rate, we expect to maintain a competitive worldwide effective corporate tax rate.

We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition to the potential benefits described above, the Transaction will expose you and us to some risks and uncertainties. Please see the discussion under “Risk Factors.”

Our Board has considered both the potential advantages of the Transaction and the associated risks and uncertainties and has approved the Scheme of Arrangement and unanimously recommends that our shareholders vote “FOR” the Scheme of Arrangement Proposal.

Tax Considerations of the Transaction

Tax Treatment of the Ordinary Share Exchange. For U.S. federal income tax purposes, holders of ordinary shares of XL-Cayman generally should not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional ordinary shares. In the event the Preference Share Exchange is not consummated, certain 5% or greater ordinary shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain on the exchange of XL-Cayman ordinary shares for XL-Ireland ordinary shares in the Ordinary Share Exchange. Please see “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations—Material U.S. Tax Consequences of the Transaction.”

For Irish tax law purposes, holders of ordinary shares of XL-Cayman who are neither resident nor ordinarily resident in Ireland and who do not have some connection with Ireland other than holding XL-Ireland ordinary shares will not realize a taxable gain on the exchange of such ordinary shares for XL-Ireland ordinary shares or on the receipt of cash in lieu of fractional ordinary shares in the Transaction.

Irish Withholding Tax on Dividends Paid by XL-Ireland. Irish dividend withholding tax may arise in respect of dividends paid on XL-Ireland ordinary shares. A number of exemptions from dividend withholding tax exist. Immediately below, we detail the application of dividend withholding tax to certain ordinary shareholders, but please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Withholding Tax on Dividends” for details of other exemptions.

Ordinary shares held by U.S. resident shareholders

Dividends paid in respect of XL-Ireland ordinary shares that are owned by U.S. residents and held through DTC will not be subject to dividend withholding tax provided the address of the beneficial owner of the ordinary shares in the records of the broker is in the U.S. and such broker has transmitted this information to a qualifying intermediary appointed by XL-Ireland. We strongly recommend that our ordinary shareholders ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by XL-Ireland).

Dividends paid in respect of XL-Ireland ordinary shares that are owned by residents of the U.S. and held outside of DTC will not be subject to dividend withholding tax if such ordinary shareholders held ordinary shares in XL-Cayman on January 12, 2010 and have provided a valid Form W-9 showing a U.S. address to XL-Ireland’s transfer agent. We strongly recommend that our ordinary shareholders ensure that an appropriate Form W-9 has been provided to XL-Ireland’s transfer agent.

Dividends paid in respect of XL-Ireland ordinary shares that are owned by residents of the U.S. and held outside of DTC will not be subject to dividend withholding tax, even if such ordinary shareholders did not hold ordinary shares in XL-Cayman on January 12, 2010, if they have completed the appropriate dividend withholding tax forms and such forms remain valid. Such ordinary shareholders must provide the appropriate dividend withholding tax forms to XL-Ireland’s transfer agent at least seven business days before the record date for the first dividend payment to which they are entitled. We strongly recommend that our ordinary shareholders complete the appropriate dividend withholding tax forms and provide them to XL-Ireland’s transfer agent as soon as possible after acquiring their XL-Ireland ordinary shares.

If any ordinary shareholder that is resident in the U.S. receives a dividend from which dividend withholding tax has been withheld, the ordinary shareholder should, upon making the necessary application, generally be entitled to obtain a refund of such dividend withholding tax from the Irish Revenue Commissioners.

Ordinary shares held by residents of “relevant territories” other than the United States

Ordinary shareholders who are residents of “relevant territories,” other than the U.S. and regardless of when such ordinary shareholders acquired their ordinary shares, must complete the appropriate dividend withholding tax forms in order to receive dividends without suffering dividend withholding tax (for a list of “relevant territories” for Irish dividend withholding tax, please see Annex F to this proxy statement).

If such ordinary shareholders hold their ordinary shares through DTC, they must provide the appropriate dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by XL-Ireland) before the record date for the first dividend to which they are entitled. If such ordinary shareholders hold their ordinary shares outside of DTC, they must provide the appropriate dividend withholding tax forms to XL-Ireland’s transfer agent at least seven business days before such record date. We strongly recommend that our ordinary shareholders complete the appropriate dividend withholding tax forms and provide them to their brokers or XL-Ireland’s transfer agent, as the case may be, as soon as possible after acquiring their XL-Ireland ordinary shares.

If any ordinary shareholder who is resident in a “relevant territory” receives a dividend from which dividend withholding tax has been withheld, the ordinary shareholder may be entitled to a refund of such dividend withholding tax from the Irish Revenue Commissioners.

Ordinary shares held by residents of Ireland

Most Irish tax resident or ordinarily resident ordinary shareholders will be subject to dividend withholding tax in respect of dividends paid on their XL-Ireland ordinary shares.

Ordinary shareholders that are residents of Ireland, but that are entitled to receive dividends without dividend withholding tax, must complete the appropriate dividend withholding tax forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by XL-Ireland) before the record date for the first dividend to which they are entitled (in the case of ordinary shares held through DTC), or to XL-Ireland’s transfer agent at least seven business days before such record date (in the case of ordinary shares held outside of DTC).

Ordinary shares held by other persons

XL-Ireland ordinary shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from dividend withholding tax. If any ordinary shareholders are exempt from dividend withholding tax, but receive dividends subject to dividend withholding tax, such ordinary shareholders may apply for refunds of such dividend withholding tax from the Irish Revenue Commissioners.

Qualifying intermediary

Prior to paying any dividend on the ordinary shares, XL-Ireland will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of ordinary shares of XL-Ireland that are held through DTC (the “Deposited Securities”). The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities, after XL-Ireland delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

XL-Ireland will rely on information received directly or indirectly from brokers and its transfer agent in determining where its ordinary shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required dividend withholding tax forms. Ordinary shareholders that are required to file dividend withholding tax forms in order to receive dividends free of dividend withholding tax should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year of the filing of the forms.

Irish Income Tax on Dividends Paid by XL-Ireland. Ordinary shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from XL-Ireland should not be subject to Irish income tax in respect of those dividends, unless they have some connection with Ireland other than their ordinary shareholding in XL-Ireland. Ordinary shareholders who receive dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends unless they have some connection with Ireland other than their ordinary shareholding in XL-Ireland.

Irish Stamp Duty on the Transfer of XL-Ireland Ordinary Shares.

Ordinary shares held through DTC (directly or through a broker)

A transfer of XL-Ireland ordinary shares effected by means of the transfer of book entry interests in DTC (directly or through a broker) will not be subject to Irish stamp duty. On the basis that most ordinary shares in XL-Ireland are expected to be held through DTC, it is anticipated that most transfers of ordinary shares will be exempt from Irish stamp duty.

Ordinary shares held outside of DTC or transferred into or out of DTC

A transfer of XL-Ireland ordinary shares where any party to the transfer holds such ordinary shares outside of DTC may be subject to Irish stamp duty. Where it arises, Irish stamp duty is generally a liability of the transferee and the current rate of duty is 1%.

Ordinary shareholders wishing to transfer their ordinary shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided:

•	there is no change in the beneficial ownership of such ordinary shares; and

•	the transfer into DTC is not effected in contemplation of a subsequent sale of such ordinary shares.

Due to the potential Irish stamp duty charge on transfers of XL-Ireland ordinary shares, we strongly recommend that our ordinary shareholders who do not hold their ordinary shares through DTC (or through a broker who in turn holds such ordinary shares through DTC) arrange for the transfer of their ordinary shares into DTC prior to the Effective Time. We also strongly recommend that any person who wishes to acquire XL-Ireland ordinary shares after completion of the Transaction acquire such ordinary shares through DTC (or through a broker who in turn holds such ordinary shares through DTC)).

General. Please refer to “Material Tax Considerations Relating to the Transaction” for a description of certain material U.S. federal, Irish and Cayman Islands tax consequences of the Transaction to XL-Cayman ordinary shareholders. Determining the actual tax consequences to you may be complex and will depend on your specific situation. Accordingly, the tax consequences summarized above may not apply to all holders of XL-Cayman ordinary shares and you should consult your own tax advisors regarding the particular U.S. (federal, state and local), Irish, Cayman Islands and other non-U.S. tax consequences of the Transaction and ownership and disposition of the XL-Ireland ordinary shares in light of your particular situation.

Rights of Ordinary Shareholders

The principal attributes of the XL-Ireland ordinary shares will be similar to the attributes of the XL-Cayman ordinary shares. However, there are differences between what your rights as an ordinary shareholder will be under Irish law and what they currently are as an ordinary shareholder under Cayman Islands law. In addition, there are differences between the organizational documents of XL-Ireland and XL-Cayman. We discuss some of these differences in detail under “Description of XL Group plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” If the Director Nomination Procedures Proposal is approved, the procedural requirements for ordinary shareholder nominations of directors will be replicated in the articles of association of XL-Ireland if the Transaction is consummated. Please also see “—Proposal Number Three: The Director Nomination Procedures Proposal” below and “Proposal Number Three: The Director Nomination Procedures Proposal” for more information on the Director Nomination Procedures Proposal and how it will affect the rights of our ordinary shareholders if it is approved. XL-Ireland’s memorandum and articles of association will be substantially in the forms attached to this proxy statement as Annex B and we urge you to read these important documents carefully.

Stock Exchange Listing and Financial Reporting

The Ordinary Share Exchange is not expected to affect the stock exchange listing of our ordinary shares on the NYSE. The XL-Cayman ordinary shares are expected to continue to trade on the NYSE until the Effective Time. Immediately following the Effective Time, the XL-Ireland ordinary shares will be listed on the NYSE under the symbol “XL”, the same symbol under which the XL-Cayman ordinary shares are currently listed.

Upon completion of the Transaction, we will remain subject to U.S. Securities and Exchange Commission (“SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 (“SOX”) and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under current Irish law, annual financial statements complying with Irish requirements would also be required to be made available to XL-Ireland’s shareholders (in addition to the information they currently receive) commencing with respect to XL-Ireland’s 2014 fiscal year.

No Appraisal Rights

Under Cayman Islands law, neither the ordinary shareholders nor the Series C or Series E preference shareholders of XL-Cayman have any right to an appraisal of the value of their shares or payment for them in connection with the Transaction whether or not the Preference Share Exchange is consummated.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents transactions between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of XL-Ireland will be reflected at their carrying amounts in the accounts of XL-Cayman at the Effective Time.

Proposal Number Two: The Distributable Reserves Proposal

Under Irish law, XL-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts 1963 to 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with such Acts (the “Irish Companies Acts”), and applicable accounting standards to enable it to pay dividends and redeem or buy back shares. Immediately following the Effective Time, the unconsolidated balance sheet of XL-Ireland will not contain any distributable reserves because it will be a newly formed holding company which will have no distributable reserves unless and until we generate earnings after the Effective Time. Therefore, creation of distributable reserves in XL-Ireland is being sought in connection with the Transaction so that we would continue to be able to pay dividends and redeem and buy back shares, before we generate sufficient post-Transaction earnings as would otherwise be necessary under Irish law.

In connection with the Transaction, the initial shareholders of XL-Ireland (which will be XL-Cayman and certain of its subsidiaries) are expected to pass a resolution that would create distributable reserves, subject to Irish High Court approval (as discussed below), following the Transaction by reducing the amount of XL-Ireland’s share premium account. Such reduction would be achieved by cancelling the whole of the share premium account of XL-Ireland resulting from the issuance of shares in the Transaction in excess of $500 million, with an amount equal to the cancelled amount of the share premium account to be treated as distributable reserves in accordance with Irish law. If the Scheme of Arrangement Proposal has been approved, the ordinary shareholders of XL-Cayman will also be asked at the extraordinary general meeting to approve such reduction of XL-Ireland’s share premium account to create distributable reserves.

In order to approve the Distributable Reserves Proposal, we must obtain the affirmative vote of ordinary shareholders representing more than 50% of all ordinary shares present and voting, in person or by proxy. While approval of the Distributable Reserves Proposal by more than 50% of all ordinary shares present and voting is sufficient for approval of the proposal under Cayman Islands law (which governs the extraordinary general meeting at which the vote is taking place), we are seeking the approval of at least 75% of all ordinary shares present and voting, in person or by proxy, to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable reserves in XL-Ireland because such higher approval threshold would be required if the vote on the Distributable Reserves Proposal were being conducted under Irish law. Approval of the Distributable Reserves Proposal by our ordinary shareholders is not a condition to the effectiveness of the Scheme of Arrangement, but the Board may determine not to proceed with the

Transaction for any reason, including because the Distributable Reserves Proposal is not approved or is approved by holders of fewer than 75% of all ordinary shares present and voting, in person or by proxy.

If the ordinary shareholders of XL-Cayman approve the Distributable Reserves Proposal and the Ordinary Share Exchange is consummated, we will seek to obtain (as soon as practicable following the Effective Time) the approval of the Irish High Court, as required for the creation of distributable reserves through a reduction of XL-Ireland’s share premium account. The approval of the Irish High Court cannot be sought prior to the Effective Time. Although we are not aware of any reason why the Irish High Court would not grant its approval (and we expect such approval would be obtained within three months of the Effective Time), the issuance of the required order is a matter for the discretion of the Irish High Court and there can be no assurance if or when Irish High Court approval will be obtained. If the Scheme of Arrangement becomes effective but our ordinary shareholders do not approve the Distributable Reserves Proposal, or if the Irish High Court does not approve the reduction of XL-Ireland’s share premium account, XL-Ireland will not be able to pay dividends or buy back or redeem shares unless and until we generate earnings after the Effective Time, and only to the extent of such earnings.

Our Board unanimously recommends that our ordinary shareholders vote “FOR” approval of the Distributable Reserves Proposal.

Please see “Description of XL Group plc Share Capital—Dividends,” “Description of XL Group plc Share Capital—Share Repurchases, Redemptions and Conversions,” “Risk Factors” and “Proposal Number Two: The Distributable Reserves Proposal” for more information.

Proposal Number Three: The Director Nomination Procedures Proposal

If the Director Nomination Procedures Proposal is approved, XL-Cayman’s articles of association will be amended so as to require that a nominating ordinary shareholder submit written notice of its intent to make such a nomination not less than 90 and not more than 120 days prior to the one-year anniversary of the date of the immediately preceding annual general meeting (with certain exceptions if the annual general meeting is held more than 30 days before or after the one-year anniversary of the date of the immediately preceding annual general meeting). In addition, the written notice of an ordinary shareholder nomination of directors, whether at an annual general meeting or at an extraordinary general meeting, would be required to include certain additional information about the nominating ordinary shareholder and nominees that is not currently required under the XL-Cayman articles of association. If the Director Nomination Procedures Proposal is approved, the new procedural requirements and related clarifying provisions will be replicated in the articles of association of XL-Ireland if the Transaction is consummated. If the Director Nomination Procedures Proposal is not approved, XL-Ireland’s articles of association will reflect the director nomination procedures currently applicable to ordinary shareholders wishing to make director nominations at general meetings of XL-Cayman’s ordinary shareholders. Under the current XL-Cayman articles of association, ordinary shareholder nominations of directors must be made by written notice to XL-Cayman not less than five nor more than twenty-one days before the date appointed for the annual general meeting of ordinary shareholders.

The Board has concluded that the amendments to the procedural requirements for ordinary shareholder nominations of directors are in the best interests of XL and its shareholders because these new procedures will facilitate an orderly process for ordinary shareholders to make nominations of directors at general meetings of our ordinary shareholders and give the Board and other ordinary shareholders a reasonable opportunity to consider nominations to be brought at such meetings. The new procedures will also allow sufficient time, and a designated process, for full, accurate and complete information to be distributed to ordinary shareholders with respect to nominations of directors by other ordinary shareholders, including as to potential conflicts of interest with respect to such ordinary shareholders’ nominees. The Board has determined that the proposed notice period provides an appropriate time period during which the Board, in the exercise of its fiduciary duties, can evaluate the candidates proposed to be nominated by an ordinary shareholder at an annual general meeting and prepare and disseminate proxy materials to all ordinary shareholders that clearly articulate the Board’s position on the nominees. This process also will allow ordinary shareholders who wish to nominate a candidate for director to be able to do so while ensuring that all other ordinary shareholders have sufficient time to consider the matters to be presented prior to casting their votes. These procedures are expected to promote and ensure an orderly meeting and clearer communications with ordinary shareholders.

We are seeking the approval of our ordinary shareholders with respect to the Director Nomination Procedures Proposal at the extraordinary general meeting. The Transaction is not conditioned on approval of the Director Nomination Procedures Proposal, and the Director Nomination Procedures Proposal is not conditioned on approval of any of the other proposals. If approved, the new procedural requirements will become effective even if the Transaction is not consummated, and will apply to ordinary shareholder nominations of directors at all general meetings of our ordinary shareholders subsequent to the 2010 annual general meeting.

Our Board unanimously recommends that our ordinary shareholders vote “FOR” approval of the Director Nomination Procedures Proposal.

Please see “Proposal Number Three: The Director Nomination Procedures Proposal” and “Comparison of Rights of Shareholders and Powers of the Board of Directors—Director Nominations; Proposals of Shareholders” for more information.

Proposal Number Four: The Name Change Proposal

The Board has unanimously approved the change of XL Capital Ltd’s name to XL Group Ltd. In the judgment of the Board, the change of name is desirable to reflect XL’s exclusive focus on providing property, casualty and specialty insurance and reinsurance products for our customers’ complex risks and is in the best interest of XL and its shareholders. If shareholders approve the Name Change Proposal at the extraordinary general meeting, XL-Cayman will implement the name change by making the necessary filing with the Cayman Islands Registrar of Companies to reflect the name change. Regardless of whether the Transaction is consummated, the name change is intended to be made in July 2010 or at such other time as may be determined by XL-Cayman under authority granted by the Board.

We are seeking the approval of our ordinary shareholders with respect to the Name Change Proposal at the extraordinary general meeting. The Transaction is not conditioned on approval of the Name Change Proposal, and the Name Change Proposal is not conditioned on approval of any of the other proposals.

Our Board unanimously recommends that our ordinary shareholders vote “FOR” approval of the Name Change Proposal.

Please see “Proposal Number Four: The Name Change Proposal” for more information.

Market Price and Dividend Information

On January 11, 2010, the last trading day before the public announcement of the Transaction, the closing price of the XL-Cayman ordinary shares as reported by the NYSE was $18.28 per share. On March 8, 2010, the most recent practicable date before the date of this proxy statement, the closing price of the XL-Cayman ordinary shares as reported by the NYSE was $19.35 per share.

Ordinary Shareholder Special Meetings

Time, Place, Date and Purpose of the Ordinary Shareholder Special Meetings. The ordinary shareholder special meetings are scheduled to be held on April 30, 2010 at XL’s principal executive offices, located at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

The special scheme meeting is scheduled to commence at 12:30 p.m., Bermuda time, on that date. At the extraordinary general meeting, XL-Cayman’s Board of Directors will ask the ordinary shareholders of XL-Cayman, voting as a class, to vote on:

•	Proposal Number One—the Scheme of Arrangement Proposal.

The extraordinary general meeting is scheduled to commence at 1:00 p.m., Bermuda time, on that date (or as soon thereafter as the special scheme meeting concludes or is adjourned). At that meeting, XL-Cayman’s Board of Directors will ask the ordinary shareholders of XL-Cayman, voting as a class, to vote on:

•	Proposal Number Two—the Distributable Reserves Proposal;

•	Proposal Number Three—the Director Nomination Procedures Proposal; and

•	Proposal Number Four—the Name Change Proposal.

Also, at both ordinary shareholder special meetings, XL-Cayman’s Board of Directors will ask the ordinary shareholders of XL-Cayman, voting as a class, to approve motions to adjourn each meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the proposals at the time of each respective ordinary shareholder special meeting or if there are insufficient shares present, in person or by proxy, at the extraordinary general meeting to conduct the vote on the Director Nomination Procedures Proposal and the Name Change Proposal.

If any other matters properly come before the ordinary shareholder special meetings or any adjournments of either of such ordinary shareholder special meetings, the persons named on the enclosed gold proxy card will have the authority to vote the ordinary shares represented by all properly executed proxies in their discretion. The Board currently does not know of any matters to be raised at the ordinary shareholder special meetings other than the proposals contained in this proxy statement.

Record Date. Only shareholders of XL-Cayman ordinary shares on March 5, 2010 are entitled to notice of and to vote at the ordinary shareholder special meetings or any adjournments of either of such ordinary shareholder special meetings.

Quorum. At the special scheme meeting to approve the Scheme of Arrangement Proposal, at least two ordinary shareholders must be present, in person or by proxy, in order for the meeting to proceed. At the extraordinary general meeting to approve the Distributable Reserves Proposal, the Director Nomination Procedures Proposal and the Name Change Proposal, 50% of the outstanding ordinary shares of XL-Cayman must be present, in person or by proxy, in order for the meeting to proceed and in order for the Distributable Reserves Proposal to be considered and voted on at the meeting, but 2/3 of the outstanding ordinary shares of XL-Cayman must be present, in person or by proxy, in order for the Director Nomination Procedures Proposal and the Name Change Proposal to be considered and voted on at the meeting.

Required Votes of Ordinary Shareholders

Scheme of Arrangement. The Scheme of Arrangement, which will effect the Ordinary Share Exchange and (if approved by the Series C and Series E preference shareholders) the Preference Share Exchange, requires approval by the affirmative vote of a majority in number of the registered shareholders of XL-Cayman ordinary shares representing 75% or more in value of the ordinary shares present and voting, in person or by proxy. The approval of the Series C or Series E preference shareholders is not needed to approve the Scheme of Arrangement with respect to the Ordinary Share Exchange.

For the purpose of calculating the “majority in number” requirement for the approval of the Scheme of Arrangement Proposal, each registered ordinary shareholder, voting in person or by proxy, will be counted as a single ordinary shareholder, regardless of the number of ordinary shares voted by that shareholder. Only ordinary shareholders whose names are recorded on XL-Cayman’s register of members will be counted for purposes of the “majority-in-number” requirement. As such, where shares are held through DTC (including ordinary shares held in “street name” by brokers through DTC) or other nominees on behalf of beneficial owners, and DTC (or such other nominee) is listed as the registered holder of such shares on XL-Cayman’s register of members, the Cayman Court will not “look through” the nominee to determine how the beneficial owners of shares instructed those shares to be voted. Accordingly, DTC and other nominee holders of ordinary shares who are registered shareholders will each be counted as one ordinary shareholder for the purpose of calculating the “majority in number” requirement. If a registered shareholder (including DTC or other nominee holder of ordinary shares) elects (or is directed) to vote a portion of such registered shareholder’s ordinary shares “FOR” the Scheme of Arrangement Proposal, and a portion “AGAINST” the Scheme of Arrangement Proposal, then that registered shareholder will be counted as one ordinary shareholder voting “FOR” the Scheme of Arrangement Proposal and as one ordinary shareholder voting “AGAINST” the Scheme of Arrangement Proposal, thereby effectively cancelling out that registered shareholder’s vote for the purposes of the “majority in number” calculation (but not for purposes of the 75% or more in value calculation).

Distributable Reserves Proposal. The Distributable Reserves Proposal requires the affirmative vote of XL-Cayman’s ordinary shareholders representing more than 50% of all ordinary shares present and voting, in person or by proxy. While approval of the Distributable Reserves Proposal by more than 50% of all ordinary shares present and voting is sufficient for approval of the proposal under Cayman Islands law (which governs the extraordinary general meeting at which the vote is taking place), we are seeking the approval of at least 75% of all ordinary shares present and voting, in person or by proxy, to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable reserves in XL-Ireland because such higher approval threshold would be required if the vote on the Distributable Reserves Proposal were being conducted under Irish law. Approval of the Distributable Reserves Proposal by our ordinary shareholders is not a condition to the effectiveness of the Scheme of Arrangement, but the Board may determine not to proceed with the Transaction for any reason, including because the Distributable Reserves Proposal is not approved or is approved by holders of fewer than 75% of all ordinary shares present and voting, in person or by proxy.

Director Nomination Procedures Proposal. The Director Nomination Procedures Proposal requires the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of 2/3 of all of our outstanding ordinary shares is present, in person or by proxy.

Name Change Proposal. The Name Change Proposal requires the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of 2/3 of all of our outstanding ordinary shares is present, in person or by proxy.

Effect of Abstentions and Shares Not Voted

Abstentions will be counted as present for purposes of determining whether there is a quorum but will not count as votes “FOR” or “AGAINST” the proposals. An abstention on any proposal has the effect of a vote not being cast with respect to the relevant shares in relation to that proposal. Although considered present for purposes of the relevant quorum requirement, such shares will not be considered when determining whether the proposal has received the required approval.

For purposes of determining whether the required approval has been obtained for any of the proposals described in this proxy statement, shares that are not voted at the applicable ordinary shareholder special meeting will not be considered.

If you hold your ordinary shares through a broker and you do not instruct your broker on how to vote your ordinary shares prior to the ordinary shareholder special meetings, your broker, or the depository through which your broker holds your shares, will not be able to vote your ordinary shares at the ordinary shareholder special meetings, and your ordinary shares will not be counted as present for purposes of the relevant quorum requirement or affect the outcome of the vote, which is based on shares voting. Under NYSE Rule 452, brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. We believe that the proposals described in this proxy statement are proposals for non-routine matters.

Proxies

General. One gold proxy card for both of the ordinary shareholder special meetings is being sent to each ordinary shareholder as of the record date.

If you properly received a proxy card, you may grant a proxy to vote on the proposals by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. If you are a registered shareholder and if you do not specify on the enclosed gold proxy card that is submitted (or when giving your proxy by telephone or via the Internet) how you want to vote your ordinary shares, the proxy holders will vote such unspecified ordinary shares “FOR” each of the proposals set forth in this proxy statement.

If you hold your ordinary shares beneficially in the name of a broker, you must instead follow the instructions provided by your broker when voting your ordinary shares. Your broker, or the depository though which your broker holds your shares, will not be able to vote your ordinary shares unless it receives appropriate instructions from you.

If you have timely submitted a properly executed proxy card or properly appointed your proxy and provided your voting instructions via the Internet or by telephone, your ordinary shares will be voted as indicated.

Revocation. You may revoke your proxy at any time before it is exercised at the ordinary shareholder special meetings by one of the following means. If you are a registered shareholder, you may revoke your proxy by:

•

sending a written notice to our Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda specifying that you are revoking your proxy with respect to the ordinary shareholder special meetings. Your written notice must be received a sufficient amount of time before the first ordinary shareholder special meeting to permit the necessary examination and tabulation of the revocation before the votes are taken;

•	submitting a proxy card with respect to the ordinary shareholder special meetings with a later date than the proxy you last submitted;

•	submitting new voting instructions by telephone or via the Internet, which will replace the last proxy received; or

•	if you are a registered holder (or if you obtain a “legal proxy” from the registered owner of the ordinary shares), voting in person at the ordinary shareholder special meetings.

If you hold your XL-Cayman ordinary shares through a broker, you may revoke your proxy only in accordance with the instructions from your broker.

Attending the ordinary shareholder special meetings without taking one of the actions above will not revoke your proxy.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA

The following table presents selected historical financial and other data for XL-Cayman. The income statement data for fiscal years 2009, 2008, 2007, 2006 and 2005 and the balance sheet data as of December 31, 2009, 2008, 2007, 2006 and 2005 are derived from our consolidated financial statements. The selected historical financial and other data presented below should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in XL-Cayman’s Annual Report on Form 10-K for the year ended December 31, 2009 and other financial information incorporated by reference in this proxy statement. Historical financial information may not be indicative of XL-Ireland’s future performance.

We have included no data for XL-Ireland because this entity was not in existence during any of the periods shown below.

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(U.S. dollars in thousands)
Income Statement Data
Net premiums earned	$5,706,840	$6,640,102	$7,205,356	$7,569,518	$9,365,495
Net investment income	1,319,823	1,768,977	2,248,807	1,978,184	1,475,039
Net realized (losses) gains on investments	(921,437)	(962,054)	(603,268)	(116,458)	241,882
Net realized and unrealized (losses) gains on derivative instruments	(33,647)	(73,368)	(55,451)	101,183	28,858
Fee income and other	43,201	52,158	14,271	31,732	19,297
Net losses and loss expenses incurred (2)	3,168,837	3,962,898	3,841,003	4,201,194	7,434,336
Claims and policy benefits—life operations	677,562	769,004	888,658	807,255	2,510,029
Acquisition costs, operating expenses and foreign exchange gains and losses	1,994,194	1,921,940	2,188,889	2,374,358	2,188,357
Interest expense	216,504	351,800	621,905	552,275	403,849
Extinguishment of debt	—	22,527	—	—	—
Impairment of goodwill	—	989,971	—	—	—
Amortization of intangible assets	1,836	2,968	1,680	2,355	10,752
(Loss) income before non-controlling interests, net income from operating affiliates and income tax expense	134,714	(872,989)	1,593,587	1,895,758	(1,261,908)
(Loss) income from operating affiliates (1)(2)	60,480	(1,458,246)	(1,059,848)	111,670	67,426
Provision for income tax	(120,307)	(222,578)	(233,922)	(219,645)	(49,284)
Preference share dividends	80,200	78,645	69,514	40,322	40,322
Gain on redemption of Series C Preference Ordinary Shares	211,816	—	—	—	—
Net (loss) income available to ordinary shareholders	206,607	$(2,632,458)	$206,375	$1,722,445	$(1,292,298)

(1)

XL-Cayman generally records the income related to alternative fund affiliates on a one-month lag and the private investment fund affiliates on a three-month lag in order for the company to meet the accelerated filing deadlines. XL-Cayman generally records the income related to operating affiliates on a three-month lag.

(2)

In 2008, net loss from operating affiliates includes losses totaling approximately $1.4 billion related to the closing of the Master Commutation, Release and Restructuring Agreement, dated as of July 28, 2008 (the “Master Agreement”), with Syncora Holdings Ltd. and certain of its subsidiaries (“Syncora”) as well as losses recorded throughout 2008 and up until the closing of the Master Agreement that were associated with previous reinsurance and guarantee agreements with Syncora. In 2007, $351.0 million of financial guarantee reserves related to reinsurance agreements with Syncora were recorded within net loss from operating affiliates.

	Year Ended December 31,
	2009	2008	2007	2006	2005
Other Financial Data
Earnings (loss) per ordinary share (3)(4):
Basic	0.61	$(10.94)	$1.14	$9.55	$(9.06)
Diluted	0.61	$(10.94)	$1.14	$9.53	$(9.06)
Cash dividends per ordinary share	0.40	$1.14	$1.52	$1.52	$2.00

(3)

Effective for the fiscal year beginning January 1, 2009 and for all interim periods within 2009, XL-Cayman adopted final authoritative guidance that addresses whether instruments granted in share-based payment transactions may be participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing basic earnings per share (“EPS”) pursuant to the two-class method described in EPS guidance. A share-based payment award that contains a non-forfeitable right to receive cash when dividends are paid to ordinary shareholders irrespective of whether that award ultimately vests or remains unvested shall be considered a participating security as these rights to dividends provide a non-contingent transfer of value to the holder of the share-based payment award. Accordingly, these awards should be included in the computation of basic EPS pursuant to the two-class method. Under the terms of XL-Cayman’s restricted stock awards, grantees are entitled to the right to receive dividends on the unvested portions of their awards. There is no requirement to return these dividends in the event the unvested awards are forfeited in the future. Accordingly, this guidance had an impact on XL-Cayman’s EPS calculations. All prior period EPS data presented has been adjusted retrospectively to conform to the provisions of this guidance. The adoption of this guidance reduced basic loss per ordinary share for fiscal 2008 and fiscal 2005 by $0.08 and $0.08, respectively, and reduced basic earnings per ordinary share by $0.02 and $0.08 for fiscal 2007 and fiscal 2006, respectively, and reduced diluted loss per ordinary share for fiscal 2008 and fiscal 2005 by $0.08 and $0.08, respectively, and reduced diluted earnings per ordinary share by $0.01 and $0.07 for fiscal 2007 and fiscal 2006, respectively.

(4)	Effective April 1, 2009, XL-Cayman adopted final authoritative guidance that addressed the treatment of credit losses on investments. This guidance was not applied retroactively.

	As of December 31,
	2009	2008	2007	2006	2005
	(U.S. dollars in thousands, except per ordinary share amounts)
Balance Sheet Data
Total investments available for sale	$29,307,171	$27,464,510	$36,265,803	$39,350,983	$35,724,439
Cash and cash equivalents	3,643,697	4,353,826	3,880,030	2,223,748	3,693,475
Investments in affiliates	1,185,604	1,552,789	2,611,149	2,308,781	2,046,721
Unpaid losses and loss expenses recoverable	3,584,028	3,997,722	4,697,471	5,027,772	6,441,522
Premiums receivable	2,597,602	3,135,985	3,637,452	3,591,238	3,799,041
Total assets	45,579,675	45,648,814	57,762,264	59,308,870	58,454,901
Unpaid losses and loss expenses	20,823,524	21,650,315	23,207,694	22,895,021	23,597,815
Future policy benefit reserves	5,490,119	5,452,865	6,772,042	6,476,057	5,776,318
Unearned premiums	3,651,310	4,217,931	4,681,989	5,652,897	5,388,996
Notes payable and debt	2,451,417	3,189,734	2,868,731	3,368,376	3,412,698
Shareholders’ equity (5)	9,432,417	6,116,831	9,950,561	10,693,287	8,526,200
Book value per ordinary share	24.60	15.46	50.29	50.01	44.31

(5)	Effective for the fiscal year beginning January 1, 2009 and for all interim periods within 2009, XL-Cayman adopted final authoritative guidance regarding noncontrolling interests in consolidated financial statements to establish accounting and reporting standards for the noncontrolling interest in a subsidiary. This guidance requires a company to clearly identify and present ownership interests in subsidiaries held by parties other than the company in the consolidated financial statements within the equity section but separate from the company’s equity. It also requires the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; requires any changes in ownership interest of the subsidiary be accounted for as equity transactions; and requires that when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary and the gain or loss on the deconsolidation of the subsidiary be measured at fair value. All prior period shareholders’ equity data presented has been adjusted retrospectively to conform to the provisions of this guidance. The adoption of this guidance resulted in increased total shareholders’ equity of $1,598, $2,419, $562,121 and $54,389 for 2008, 2007, 2006 and 2005, respectively.

UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION

Pro forma consolidated financial statements for XL-Ireland are not presented in this proxy statement because no significant pro forma adjustments are required to be made to show the impact of the Transaction to the historical income statement of XL-Cayman for the year ended December 31, 2009 or the historical balance sheet as of December 31, 2009. Those financial statements are included in XL-Cayman’s Annual Report on Form 10-K for the year ended December 31, 2009.

RISK FACTORS

Before you decide how to vote your ordinary shares, you should consider carefully the following risk factors related to the proposals set forth in this proxy statement, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2009, and any subsequent filings we make with the SEC prior to the date of the ordinary shareholder special meetings.

Your rights as an ordinary shareholder will change as a result of the Ordinary Share Exchange due to differences between Irish law and Cayman Islands law.

Because of differences between Irish law and Cayman Islands law, we will become subject to new legal requirements if the Ordinary Share Exchange is consummated. In addition, your rights as an ordinary shareholder will change if the Ordinary Share Exchange is consummated.

We discuss some of these differences in detail under “Description of XL Group plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” XL-Ireland’s memorandum and articles of association will be substantially in the forms attached to this proxy statement as Annex B.

Legislative or regulatory action could materially and adversely affect us after the Transaction or eliminate or reduce some of the anticipated benefits of the Transaction.

Our tax position could be adversely impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the Transaction, and such changes may be more likely or become more likely in view of recent economic trends in such jurisdictions, particularly if such trends continue. For example, Ireland has suffered from the consequences of worldwide adverse economic conditions and the credit ratings on its debt have been downgraded. Such changes could cause a material and adverse change in our worldwide effective tax rate and we may have to take further action, at potentially significant expense, to seek to mitigate the effect of such changes. Any future amendments to the current double taxation treaties between Ireland and other jurisdictions, including the United States, could subject us to increased taxation and/or potentially significant expense. We cannot assure you that the Transaction will eliminate the risk that these changes, if made, will apply to us.

As an Irish company following the Ordinary Share Exchange, we will be required to comply with numerous Irish and European Union laws and regulations as from time to time in effect, which may have a material and adverse effect on XL’s financial condition and results of operations.

The Transaction may not allow us to maintain a competitive worldwide effective corporate tax rate.

We believe the Transaction should permit us to maintain a competitive worldwide effective tax rate. However, we cannot provide any assurance as to what our worldwide effective tax rate will be after the Transaction because of, among other things, uncertainty regarding the amount of business activities in any particular jurisdiction in the future and the tax laws of such jurisdictions. Our actual worldwide effective tax rate may vary from our expectation and that variation may be material.

If the Transaction becomes effective but our ordinary shareholders do not approve the Distributable Reserves Proposal, or if the Irish High Court does not approve the creation of distributable reserves in XL-Ireland, XL-Ireland will not be able to pay dividends or redeem or buy back shares following the Transaction unless and until we generate earnings after the Effective Time, and only to the extent of such earnings.

Under Irish law, dividends must be paid and share redemptions and buy backs generally must be funded out of “distributable reserves,” which XL-Ireland will not have immediately following the Effective Time. If the Scheme of Arrangement Proposal is approved, the XL-Cayman ordinary shareholders will also be asked at the extraordinary general meeting to approve the creation of distributable reserves in XL-Ireland. Creation of distributable reserves in XL-Ireland is being sought in connection with the Transaction so that we would continue to be able to pay dividends and redeem and buy back shares, before we generate sufficient post-Transaction earnings as would otherwise be necessary under Irish law.

If our ordinary shareholders approve such proposal and the Ordinary Share Exchange is consummated, we will seek to obtain the approval of the Irish High Court, as required for the creation of distributable reserves through a reduction of XL-Ireland’s share premium account. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there can be no assurance if or when such approval will be obtained. Even if the Irish High Court does approve the creation of distributable reserves, it may take substantially longer than we anticipate and the Irish High Court may not approve the reduction of the share premium account in the entire amount sought by XL.

Approval of the Distributable Reserves Proposal by our ordinary shareholders is not a condition to the Scheme of Arrangement becoming effective, but in the absence of Irish High Court approval of the creation of distributable reserves, we would not continue to be able to pay dividends and redeem and buy back shares before we generate sufficient post-Transaction earnings, as would otherwise be necessary under Irish law. Further, we are seeking the approval of at least 75% of all ordinary shares present and voting, in person or by proxy, to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable reserves in XL-Ireland because such higher approval threshold would be required if the vote on the Distributable Reserves Proposal were being conducted under Irish law.

If the XL-Cayman ordinary shareholders approve the Scheme of Arrangement Proposal but do not approve the Distributable Reserves Proposal and the Transaction is consummated, or if the Irish High Court does not approve the creation of distributable reserves, XL-Ireland will not have sufficient distributable reserves to pay dividends or to buy back or redeem shares unless and until we generate earnings after the Effective Time, and only to the extent of such earnings. In addition, the Board may determine not to proceed with the Transaction for any reason, including because the Distributable Reserves Proposal is not approved or is approved by holders of fewer than 75% of all ordinary shares present and voting, in person or by proxy.

Please see “Proposal Number Two: The Distributable Reserves Proposal,” “Description of XL Group plc Share Capital—Dividends” and “Description of XL Group plc Share Capital—Share Repurchases, Redemptions and Conversions.”

As a result of different shareholder voting requirements in Ireland relative to the Cayman Islands, we will have less flexibility with respect to certain aspects of capital management.

Under Cayman Islands law, our Board may issue, without shareholder approval, any shares authorized in our memorandum of association that are not already issued. Irish law allows shareholders to authorize a Board of Directors to subsequently issue shares without shareholder approval, but this authorization must be renewed after five years. Additionally, subject to specified exceptions, Irish law grants statutory pre-emption rights to existing ordinary shareholders to subscribe for new issuances of shares for cash, but allows such shareholders to authorize the waiver of such statutory pre-emption rights for five years. Prior to the Effective Time, the articles of association of XL-Ireland will provide such authority to the Board of Directors of XL-Ireland to issue shares without further shareholder approval and a waiver of these statutory pre-emption rights for a period of five years in each such case. These authorizations expire after five years, unless renewed by XL-Ireland’s shareholders, and we can provide no assurance that these authorizations and waivers will always be renewed, which could limit our ability to issue equity in the future. While we do not believe that the differences between Cayman Islands law and Irish law relating to our capital management will have a material and adverse effect on us, situations may arise where the flexibility we now have in the Cayman Islands would have provided benefits to our shareholders that will not be available in Ireland.

As a result of different shareholder voting requirements in Ireland relative to the Cayman Islands, we will have less flexibility with respect to our ability to amend our constituent documents and to take other actions requiring a special resolution of our shareholders than we now have.

Under Cayman Islands law and our current articles of association, our memorandum and articles of association may be amended by a special resolution of our ordinary shareholders, which requires approval by not less than 2/3 of the votes cast by XL-Cayman’s ordinary shareholders at a general meeting of such shareholders at which holders of at least 2/3 of all ordinary shares are present. Under Irish law and the XL-Ireland articles of association, the special resolution required to amend XL-Ireland’s memorandum and articles of association will require the approval of not less than 75% of the votes cast by XL-Ireland’s ordinary shareholders at a general meeting of such shareholders at which holders of at least 2/3 of all XL-Ireland ordinary shares are present. Additional corporate actions that require approval by special resolution in both the Cayman Islands and Ireland include, but are not limited to, approval of a name change, approval of a reduction in share capital and approval of the winding-up of a company. As a result of the increased approval requirement for passage of a special resolution in Ireland, situations may arise where the flexibility we now have in the Cayman Islands would have provided benefits to our shareholders that will not be available in Ireland.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Voting.”

We may be required to pay additional amounts in respect of dividends on our preference shares or interest payments on our debt after completion of the Transaction.

After the Transaction, XL-Ireland and/or its subsidiaries may have an obligation to pay additional amounts to our preference shareholders and holders of our debt under certain circumstances whether or not the Preference Share Exchange is consummated. Specifically, under Irish tax law, and subject to exceptions, dividends and interest are generally subject to a withholding tax (currently at 20%), which could trigger an obligation to pay additional amounts with respect to our preference shares and debt obligations pursuant to their respective terms. We do not expect such obligations to be material, as we believe our current preference shareholders and the holders of our debt generally should qualify for dividend and interest withholding tax exceptions, respectively. However, we are unable to predict the costs of such obligations or exclude as a possibility that the obligations to pay additional amounts could be material at some time in the future.

If the Cayman Court does not sanction the Scheme of Arrangement, XL-Cayman will not have the ability to effect the Transaction.

We cannot proceed with the Transaction unless the Cayman Court sanctions the Scheme of Arrangement after conducting a hearing. Assuming that the Scheme of Arrangement meetings are conducted in accordance with the Cayman Court’s order and that the ordinary shareholders approve the Scheme of Arrangement Proposal by the majority required by the Cayman Companies Law, we are not aware of any reason why the Cayman Court would not sanction the Scheme of Arrangement. Nevertheless, the Cayman Court’s sanction is a matter for its discretion and there can be no assurance if or when such sanction will be obtained.

If the Cayman Court does not sanction the Scheme of Arrangement, XL-Cayman will be unable to effect the Transaction as contemplated under the Scheme of Arrangement (even if the requisite ordinary shareholders have approved the Scheme of Arrangement). In addition, the Cayman Court may impose such conditions, modifications or amendments as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of XL-Cayman and XL-Ireland. If such conditions, modifications or amendments are imposed, XL will be unable to effect the Transaction without amending the Scheme of Arrangement, which, depending on the nature of such conditions, modifications or amendments, might require new shareholder approvals.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Court Approval of the Scheme of Arrangement.”

After the Transaction, attempted takeovers of XL-Ireland will be subject to the Irish Takeover Rules and subject to review by the Irish Takeover Panel.

After the Transaction, we will become subject to the Irish Takeover Rules, under which the Board of Directors of XL-Ireland will not be permitted to take any action which might “frustrate” an offer for the XL-Ireland shares once the Board of Directors has received an offer, or has reason to believe an offer is or may be imminent, without the approval of more than 50% of shareholders entitled to vote at a general meeting of XL-Ireland’s shareholders and/or the consent of the Irish Takeover Panel. This could limit the ability of the Board of Directors of XL-Ireland to take defensive actions even if the Board of Directors believes that such defensive actions would be in the best interests of XL and its shareholders.

The Irish Takeover Rules also could discourage an investor from acquiring 30% or more of the outstanding ordinary shares of XL-Ireland unless such investor were prepared to make a bid to acquire all outstanding ordinary shares. Further, it could be more difficult for XL-Ireland to obtain shareholder approval for a merger or negotiated transaction after the Transaction because the shareholder approval requirements for certain types of transactions differ, and in some cases are greater, under Irish law than under Cayman Islands law.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Shareholder Approval of Business Combinations,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Appraisal Rights,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Disclosure of Interests in Shares” and “Comparison of Rights of Shareholders and Powers of the Board of Directors—Other Anti-Takeover Measures.”

After the Transaction, a future transfer of your XL-Ireland ordinary shares, other than one effected by means of the transfer of book entry interests in DTC, may be subject to Irish stamp duty.

Transfers of XL-Ireland ordinary shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. It is anticipated that the majority of XL-Ireland ordinary shares will be traded through DTC, either directly or through brokers who hold such ordinary shares on behalf of customers through DTC. However, if you hold your XL-Ireland ordinary shares directly rather than beneficially through DTC (or through a broker that holds your ordinary shares through DTC), any transfer of your XL-Ireland ordinary shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the ordinary shares acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of our ordinary shares.

Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Stamp Duty.”

After the Transaction, dividends you receive may be subject to Irish dividend withholding tax and Irish income tax.

Dividend withholding tax (currently at a rate of 20%) may arise in respect of dividends paid on XL-Ireland ordinary shares. However, a number of exemptions from dividend withholding tax exist such that ordinary shareholders resident in the U.S. and ordinary shareholders resident in the countries listed in Annex F attached to this proxy statement may be entitled to exemptions from dividend withholding tax.

Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Withholding Tax on Dividends” and, in particular, please note the requirement to complete certain dividend withholding tax forms in order to qualify for many of the exemptions.

Ordinary shareholders resident in the U.S. that hold their ordinary shares through DTC will not be subject to dividend withholding tax provided the addresses of the beneficial owners of such ordinary shares in the records of the brokers holding such ordinary shares are in the U.S. (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by XL-Ireland). Similarly, ordinary shareholders resident in the U.S. that hold their ordinary shares outside of DTC will not be subject to dividend withholding tax if such ordinary shareholders held ordinary shares in XL-Cayman on January 12, 2010 and they have provided a valid Form W-9 showing a U.S. address to XL-Ireland’s transfer agent. However, other ordinary shareholders may be subject to dividend withholding tax, which could adversely affect the price of our ordinary shares. Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Withholding Tax on Dividends.”

In addition, ordinary shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from XL-Ireland should not be subject to Irish income tax in respect of those dividends, unless they have some connection with Ireland other than their ordinary shareholding in XL- Ireland. Ordinary shareholders who receive dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends unless they have some connection with Ireland other than their ordinary shareholding in XL-Ireland. Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Income Tax on Dividends Paid on XL-Ireland Shares.”

XL recommends that each ordinary shareholder consult his or her own tax advisor as to the tax consequences of holding ordinary shares in and receiving dividends from XL-Ireland.

The anticipated benefits of the Transaction may not be realized.

We may not realize the benefits we anticipate from the Transaction. Our failure to realize those benefits could have a material and adverse effect on our business, results of operations or financial condition.

Please see “Proposal Number One: The Scheme of Arrangement Proposal—Background and Reasons for the Transaction.”

The Transaction will result in additional direct and indirect costs, even if it is not consummated.

We will incur additional costs and expenses in connection with and as a result of the Transaction. These costs and expenses include professional fees to comply with Irish corporate and tax laws and financial reporting requirements (including the need to provide annual financial statements complying with Irish requirements commencing with respect to XL-Ireland’s 2014 fiscal year), costs and expenses incurred in connection with holding a majority of the meetings of the XL-Ireland Board of Directors and certain executive management meetings in Ireland, as well as any additional costs we may incur going forward as a result of our new corporate structure. In addition, we have incurred and expect to incur further legal, accounting, filing and possible other fees and mailing, financial printing and other expenses in connection with the Transaction, even if the Scheme of Arrangement Proposal is not approved or the Transaction is not consummated.

The market for the XL-Ireland ordinary shares may differ from the market for the XL-Cayman ordinary shares.

We will continue to list our ordinary shares on the NYSE under the symbol “XL”, the same trading symbol as the XL-Cayman ordinary shares. The market price, trading volume or volatility of the XL-Ireland ordinary shares could be different from those of the XL-Cayman ordinary shares.

Based on the recent experience of other companies, the change in our place of incorporation will likely result in XL being removed from the S&P 500 index and certain other indices, which could result in a negative impact on our ordinary share price if index-modeled shareholders are required to sell our ordinary shares.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements.

Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements for purposes of the PSLRA or otherwise.

The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the XL-Cayman ordinary shareholders and the Cayman Court for, and to satisfy the other conditions to, the Transaction within the expected timeframe or at all, our ability to obtain approval of the XL-Cayman ordinary shareholders and the Irish High Court for the creation of distributable reserves in XL-Ireland within the expected timeframe or at all, our ability to realize the expected benefits from the Transaction, the occurrence of difficulties in connection with the Transaction, any unanticipated costs in connection with the Transaction and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the Transaction.

The foregoing factors are in addition to those factors discussed under “Risk Factors” and “Proposal Number One: The Scheme of Arrangement Proposal—Background and Reasons for the Transaction” and elsewhere in this proxy statement, as well as those in the documents that we incorporate by reference into this proxy statement (including, without limitation, the “Risk Factors” sections of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the SEC prior to the date of the ordinary shareholder special meetings). There may be other risks and uncertainties that we are unable to predict at this time. We expressly disclaim any obligation to update or revise these forward-looking statements whether as a result of new information, future developments or otherwise.

PROPOSAL NUMBER ONE: THE SCHEME OF ARRANGEMENT PROPOSAL

The Ordinary Share Exchange

Consummation of the Ordinary Share Exchange will result in you owning ordinary shares of XL-Ireland, a public limited company to be incorporated in Ireland, instead of ordinary shares of XL-Cayman.

As explained in more detail below, the Scheme of Arrangement, which we are asking you to vote on, will effect the Ordinary Share Exchange.

There are several steps required in order for us to effect the Ordinary Share Exchange, including holding the special scheme meeting. The special scheme meeting is being held in accordance with an order of the Cayman Court dated March 3, 2010, which Cayman Islands law required us to obtain prior to holding the meeting. A copy of the Cayman Court’s order and accompanying ruling are attached as Annex J to this proxy statement. The Cayman Court ordered that its written ruling be included in the definitive proxy statement so that it would be available to you. We recommend that you read the ruling in full, which is included in Annex J. We will hold the special scheme meeting to approve the Scheme of Arrangement Proposal on April 30, 2010. If the Scheme of Arrangement Proposal is approved by our ordinary shareholders (and we do not abandon the Scheme of Arrangement), we will seek the Cayman Court’s sanction of the Scheme of Arrangement.

If we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and if all of the other conditions are satisfied or, if allowed by law, waived (and we do not abandon the Scheme of Arrangement), we intend to file the court order authorizing the Scheme of Arrangement with the Cayman Islands Registrar of Companies, which will by its terms cause the Ordinary Share Exchange to become effective before the opening of trading of the XL-Cayman ordinary shares on the NYSE on July 1, 2010, or at such other date and time after such court order filing as the Board may determine, which we refer to as the “Effective Time.” However, our Board cannot delay the Effective Time to a date later than December 31, 2010 (unless extended with the approval of the Cayman Court) because the Scheme of Arrangement will lapse by its terms if the Effective Time has not occurred on or prior to that date.

At the Effective Time, the following steps will occur effectively simultaneously:

1.	all previously outstanding XL-Cayman Class A ordinary shares will be transferred to XL-Ireland;

2.

in consideration therefor, XL-Ireland (i) will issue ordinary shares of XL-Ireland (on a one-for-one basis) to the holders of whole XL-Cayman Class A ordinary shares that are being transferred to XL-Ireland and (ii) will pay to the holders of fractional Class A ordinary shares of XL-Cayman an amount in cash for their fractional ordinary shares based on the average of the high and low trading prices of the XL-Cayman Class A ordinary shares on the NYSE on the business day immediately preceding the Effective Time; and

3.

all XL-Ireland shares in issue prior to the Ordinary Share Exchange (which will then be held by XL-Cayman and certain of its subsidiaries) will be redeemed by XL-Ireland at nominal value and cancelled.

As a result of the Ordinary Share Exchange, the ordinary shareholders of XL-Cayman will instead become ordinary shareholders of XL-Ireland and XL-Ireland will own all of the outstanding ordinary shares of XL-Cayman. The members of the Board of Directors of XL-Cayman then in office will be members of the Board of Directors of XL-Ireland at the Effective Time.

After the Ordinary Share Exchange, you will continue to own an interest in the ultimate parent holding company of the XL group of companies, which will conduct the same business operations through its subsidiaries as conducted by XL-Cayman through its subsidiaries before the Ordinary Share Exchange. We do not expect the Transaction to have a material effect on the financial condition or results of operations of XL. Except for the effect of payment of cash for fractional shares, the number of ordinary shares you will own in XL-Ireland will be the same as the number of ordinary shares you owned in XL-Cayman immediately prior to the Ordinary Share Exchange, and your relative ownership interest in XL will remain unchanged.

In connection with the Transaction, whether or not the Preference Share Exchange is consummated, XL-Cayman expects to become a tax resident of Ireland and to form a new, wholly owned Swiss subsidiary and transfer all of the equity XL-Cayman owns in its other subsidiaries as well as cash and certain investment securities to that new Swiss subsidiary.

The Preference Share Exchange

The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

If the Scheme of Arrangement becomes effective, and if we obtain the requisite approvals from our Series C preference shareholders, our Series E preference shareholders and the Cayman Court and other conditions are met or, if allowed by law, waived, then the Scheme of Arrangement will also concurrently effect the Preference Share Exchange pursuant to which the Series C preference shares and the Series E preference shares will be exchanged for an equal number of Series C preference shares of XL-Ireland and Series E preference shares of XL-Ireland, respectively.

If approved, the Preference Share Exchange will become effective at the Effective Time, and the following steps will occur effectively simultaneously:

1.	all previously outstanding XL-Cayman Series C and Series E preference ordinary shares will be transferred to XL-Ireland; and

2.

in consideration therefor, XL-Ireland will issue Series C and Series E preference shares of XL-Ireland (on a one-for-one basis), respectively, to the holders of the XL-Cayman Series C and Series E preference ordinary shares that are being transferred to XL-Ireland.

If the Preference Share Exchange is consummated, the Series C and Series E preference shareholders of XL-Cayman will instead become Series C and Series E preference shareholders of XL-Ireland, respectively.

In addition, if the Series C and Series E preference shareholders approve the Scheme of Arrangement, the Series C preference shareholders will also be asked to vote on a proposal to approve a variation to the terms of their Series C preference shares. Such variation would provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL-Cayman (as and if declared by the Board) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement), the business day immediately preceding the Effective Time (or such other date on or after June 15, 2010 as is declared by the Board). Approval of this variation to the terms of the Series C preference shares is a condition to the Preference Share Exchange.

If the Preference Share Exchange is consummated, each of the Series C and Series E preference shares of XL-Ireland will accrue dividends at the same rate, and have the same liquidation preference, as the equivalent series of preference shares of XL-Cayman. However, the Series C and Series E preference shares of XL-Ireland will be deemed to accrue dividends (1) in the case of the XL-Ireland Series C preference shares, from the last dividend payment date for the last dividend period on the XL-Cayman Series C preference shares beginning prior to the Effective Time for which a Series C preference share dividend was paid in full (or, if the dividend payment on the Series C preference shares of XL-Cayman that would normally be paid on July 15, 2010 is paid in full prior to such date, only from July 15, 2010), and (2) in the case of the XL-Ireland Series E preference shares, from the last dividend payment date on the XL-Cayman Series E preference shares prior to the Effective Time, whether or not a Series E preference share dividend was paid on that date (the dividends on the Series E preference shares being non-cumulative). These changes regarding the first dividend period following the Preference Share Exchange are intended to ensure that the Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders.

The Preference Share Exchange will only be consummated if the Scheme of Arrangement is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, the Scheme of Arrangement, including with respect to the Preference Share Exchange, is sanctioned by the Cayman Court and the other applicable conditions are satisfied or, if allowed by law, waived. As a result, no Series C or Series E preference shares will be exchanged in the Transaction unless all shares of both such series are exchanged pursuant to the Scheme of Arrangement.

If the Ordinary Share Exchange is approved and consummated, XL-Ireland will become the ultimate parent holding company of the XL group of companies (including XL-Cayman) whether or not the Preference Share Exchange is approved. If the Ordinary Share Exchange is consummated and the Preference Share Exchange is not consummated, the Series C and Series E preference shares will remain in their current form as Series C and Series E preference shares of XL-Cayman, respectively, which will become a subsidiary of XL-Ireland as part of the Ordinary Share Exchange.

If, and only if, both the Ordinary Share Exchange and the Preference Share Exchange are consummated, an election will be made to treat XL-Cayman as a disregarded entity for U.S. federal tax purposes effective shortly after the Effective Time.

Court Sanction of the Scheme of Arrangement

Pursuant to Section 86 of the Cayman Companies Law, the Scheme of Arrangement must be sanctioned by the Cayman Court. This required XL-Cayman to file a petition in connection with the Scheme of Arrangement with the Cayman Court. Prior to the mailing of this proxy statement, XL- Cayman obtained an order from the Cayman Court providing for the convening of the special class meetings of XL-Cayman shareholders and other procedural matters regarding those meetings and the Cayman Court proceeding, including a date upon which the Cayman Court will hold the Sanction Hearing. Subject to the ordinary shareholders approving the Scheme of Arrangement Proposal with the vote required by the Cayman Companies Law (and assuming we do not abandon the Scheme of Arrangement), the Cayman Court will hold the Sanction Hearing, hear the application and, we expect, authorize the Scheme of Arrangement.

Subject to the Series C and Series E preference shareholders of XL-Cayman each approving the Scheme of Arrangement, the Cayman Court will also consider the portions of the Scheme of Arrangement that will govern the Preference Share Exchange at the Sanction Hearing.

At the Sanction Hearing, the Cayman Court may impose such conditions, modifications and amendments as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of XL-Cayman and XL-Ireland. Subject to any applicable laws, XL-Cayman may consent to any condition, modification or amendment of the Scheme of Arrangement on behalf of the XL-Cayman shareholders which the Cayman Court may think fit to approve or impose. In determining whether to exercise its discretion and authorize the Scheme of Arrangement, the Cayman Court will determine, among other things, whether the Scheme of Arrangement is fair to XL-Cayman’s ordinary shareholders and, if the Series C and Series E preference shareholders approve the Scheme of Arrangement, whether the Scheme of Arrangement is fair to XL- Cayman’s Series C and Series E preference shareholders, considered as separate classes.

We expect the Sanction Hearing to be held on May 20, 2010 at the Cayman Court on Grand Cayman Island. If you are an ordinary shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. XL-Cayman will not object to the participation in the Sanction Hearing by any ordinary shareholder who holds shares through a broker. Assuming that the Scheme of Arrangement meetings are conducted in accordance with the Cayman Court’s order and that the ordinary shareholders approve the Scheme of Arrangement Proposal by the majority required by the Cayman Companies Law, we are not aware of any reason why the Cayman Court would not sanction the Scheme of Arrangement. Nevertheless, the Cayman Court’s sanction is a matter for its discretion and there can be no assurance if or when such sanction will be obtained.

If the Scheme of Arrangement is sanctioned by the Cayman Court, we intend to file the court order authorizing the Scheme of Arrangement with the Cayman Islands Registrar of Companies, which will by its terms cause the Scheme of Arrangement to become effective before the opening of trading of the XL-Cayman ordinary shares on the NYSE on July 1, 2010, or at such other date and time after such court order filing as the Board may determine, which we refer to as the “Effective Time.”

If the ordinary shareholders approve the Scheme of Arrangement Proposal (and we do not abandon the Scheme of Arrangement), then XL-Cayman will apply for sanction of the Scheme of Arrangement at the Sanction Hearing. We encourage you to read the Scheme of Arrangement in its entirety for a complete understanding of its terms and conditions. The Scheme of Arrangement will be substantially in the form attached as Annex A to this proxy statement.

Once the Scheme of Arrangement is effective, the Cayman Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. After the Effective Time, no shareholder may commence a proceeding against XL-Ireland or XL-Cayman in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

Please see “—Conditions to Completion of the Transaction” below for more information on the conditions to the Transaction.

Background and Reasons for the Transaction

Like many companies, we continually explore ways to optimize our corporate structure, including with respect to the jurisdiction of incorporation of our parent holding company. After conducting a thorough review with the help of outside advisors, our Board has determined that a change in place of incorporation is in the best interests of XL and its shareholders.

We are subject to reputational, political, tax and other risks because of negative publicity regarding companies that are incorporated in jurisdictions, including the Cayman Islands, whose economies have low rates of, or no, direct taxation or which do not have a substantial network of double taxation (or similar) treaties with the United States, the European Union or other members of the OECD. Our Board believes that changing our place of incorporation will reduce those risks and offer the opportunity to reinforce our reputation, which is one of our key assets, and to better support our legal and business platforms.

Additionally, there have been, and could be in the future, legislative or regulatory proposals that could increase taxes for companies incorporated in jurisdictions such as the Cayman Islands. Although we do not believe that any proposals under current legislative or regulatory consideration would directly impact us if enacted, our Board believes that the incorporation of our parent holding company in the Cayman Islands increases the risk that legislative or regulatory proposals that might be enacted in the future could materially and adversely affect us.

After considering a number of locations, our Board ultimately selected Ireland as the best available alternative based on many factors, including:

•

Ireland has strong international relationships as a member of the OECD and the European Union, a long history of international investment, and long-established commercial relationships, trade agreements and tax treaties with the other European Union member states, the United States and other countries around the world. As a result, we believe Ireland offers a stable long-term legal and regulatory environment with the financial sophistication to meet the needs of our global business.

•

Ireland, like the Cayman Islands, is a common law jurisdiction, which we consider to be less prescriptive than many civil law jurisdictions. As a result, we believe Ireland’s legal system to be more flexible (including with respect to the management of our capital structure), predictable and familiar to us than a civil law system.

•

Irish law, like Cayman Islands law, permits dividends to be paid in U.S. dollars and upon the approval of the Board of Directors without the need for shareholder approval, thereby avoiding currency risk relating to our dividends.

•

We have maintained operations in Ireland since 1990 and, accordingly, we are familiar with doing business in that jurisdiction. In 2006, we established the first Irish-domiciled reinsurance company authorized pursuant to the EU Reinsurance Directive (which gives EU-based reinsurers a passport to do business throughout Europe), and all three of our EU-regulated platforms are represented in Dublin.

•

Although changing our place of incorporation to Ireland is not expected to reduce our worldwide effective corporate tax rate, we expect to maintain a competitive worldwide effective corporate tax rate.

We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition to the potential benefits described above, the Transaction will expose you and us to some risks and uncertainties. Please see the discussion under “Risk Factors.”

Our Board has considered both the potential advantages of the Transaction and the associated risks and uncertainties and has approved the Scheme of Arrangement and unanimously recommends that our shareholders vote “FOR” the Scheme of Arrangement Proposal.

Amendment, Termination or Delay

Subject to applicable Cayman Islands law and any other applicable laws, the Scheme of Arrangement may be amended, modified or supplemented at any time before or after its approval by the ordinary shareholders of XL-Cayman at the special scheme meeting. At the Sanction Hearing, the Cayman Court may impose such conditions, modifications and amendments as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of XL-Cayman and XL-Ireland. Subject to any applicable laws, XL-Cayman may consent to any condition, modification or amendment of the Scheme of Arrangement on behalf of the ordinary shareholders or the Series C or Series E preference shareholders which the Cayman Court may think fit to approve or impose. After approval of the Scheme of Arrangement by any class of XL-Cayman shareholders, no amendment, modification or supplement to the Scheme of Arrangement may be made or effected that legally requires further approval by that class of XL-Cayman shareholders without obtaining that approval.

The Board may abandon the Scheme of Arrangement and the Transaction, delay the Transaction or engage in corporate restructuring related to the Transaction at any time prior to the Effective Time, without obtaining the approval of XL-Cayman’s shareholders, even though the Scheme of Arrangement may have been approved by the requisite vote of the shareholders and sanctioned by the Cayman Court and all other conditions to the Transaction may have been satisfied or, if allowed by law, waived. The Board will not, however, proceed with the Ordinary Share Exchange but abandon the Preference Share Exchange if the Preference Share Exchange has been approved by the XL-Cayman Series C and Series E preference shareholders and the Cayman Court and the other conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived.

Unless the Scheme of Arrangement has become effective on or before December 31, 2010 (unless extended with the approval of the Cayman Court), the Scheme of Arrangement will lapse by its terms and not come into effect.

Conditions to Completion of the Transaction

The Ordinary Share Exchange will not be consummated unless the following conditions are satisfied or, if allowed by law, waived:

1.	the Scheme of Arrangement Proposal is approved by the requisite vote of the ordinary shareholders of XL-Cayman, voting as a class;

2.	the requisite court order sanctioning the Scheme of Arrangement, insofar as it relates to the Ordinary Share Exchange, is obtained from the Cayman Court;

3.	there is no threatened or pending litigation relating to, or effective decree, order, injunction or other legal restraint prohibiting the consummation of, the Ordinary Share Exchange;

4.

all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Ordinary Share Exchange are obtained on terms acceptable to XL-Cayman and are in full force and effect;

5.

we receive an opinion from Baker & McKenzie LLP, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations”;

6.

we receive an opinion from Matheson Ormsby Prentice, Solicitors, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations”; and

7.	the XL-Ireland ordinary shares to be issued pursuant to the Ordinary Share Exchange are authorized for listing on the NYSE, subject to official notice of issuance.

The Preference Share Exchange will not be consummated unless the following conditions are satisfied or, if allowed by law, waived:

1.	all of the conditions set out above with respect to completion of the Ordinary Share Exchange are satisfied or, if allowed by law, waived, and the Ordinary Share Exchange is concurrently consummated;

2.	the Scheme of Arrangement is approved by the requisite vote of the Series C preference shareholders of XL-Cayman, voting as a class;

3.	the Scheme of Arrangement is approved by the requisite vote of the Series E preference shareholders of XL-Cayman, voting as a class;

4.

the proposal to vary the terms of the Series C preference shares with respect to payment of the dividend that would otherwise be payable on July 15, 2010 is approved by the requisite vote of the Series C preference shareholders of XL-Cayman, voting as a class;

5.	the requisite court order authorizing the Scheme of Arrangement, insofar as it relates to the Preference Share Exchange, is obtained from the Cayman Court;

6.	there is no threatened or pending litigation relating to, or effective decree, order, injunction or other legal restraint prohibiting the consummation of, the Preference Share Exchange;

7.

all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Preference Share Exchange are obtained on terms acceptable to XL-Cayman and are in full force and effect; and

8.

we receive opinions from Baker & McKenzie LLP and Matheson Ormsby Prentice, Solicitors, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Scheme of Arrangement, certain tax matters relating to the Preference Share Exchange.

The Preference Share Exchange will only be consummated if the Scheme of Arrangement is approved by the requisite vote of both the Series C preference shareholders and the Series E preference shareholders, the Scheme of Arrangement, including with respect to the Preference Share Exchange, is sanctioned by the Cayman Court and the other applicable conditions are satisfied or, if allowed by law, waived. As a result, no Series C or Series E preference shares will be exchanged in the Transaction unless all shares of both such series are exchanged pursuant to the Scheme of Arrangement. The Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval by our Series C or Series E preference shareholders. Accordingly, even if our preference shareholders do not approve the Scheme of Arrangement, or if any of the other conditions to the Preference Share Exchange are not satisfied or waived, we expect to complete the Ordinary Share Exchange if we obtain the requisite approvals from our ordinary shareholders and the Cayman Court and the other conditions to the Ordinary Share Exchange are satisfied or, if allowed by law, waived.

Federal Securities Law Consequences; Resale Restrictions

The issuance of XL-Ireland shares to XL-Cayman shareholders in the Ordinary Share Exchange will not be registered under the Securities Act in reliance upon Section 3(a)(10) of the Securities Act. That section exempts from registration securities issued solely in exchange for outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to authorize the Scheme of Arrangement, the Cayman Court will consider at the Sanction Hearing whether the terms and conditions of the Scheme of Arrangement are fair to XL-Cayman’s ordinary shareholders and, if the Series C and Series E preference shareholders approve the Scheme of Arrangement, whether the Scheme of Arrangement as it relates to the Preference Share Exchange is fair to XL-Cayman’s Series C and Series E preference shareholders, considered as separate classes. The Cayman Court has fixed the date and time for the Sanction Hearing, which is scheduled to be held at the Cayman Court on Grand Cayman Island on May 20, 2010, at 10:00 a.m., Cayman Islands time.

The XL-Ireland ordinary shares issued to XL-Cayman ordinary shareholders in connection with the Transaction will be freely transferable, except as follows:

•

Persons who are affiliates of XL-Cayman or have been affiliates within 90 days prior to reselling any XL-Ireland ordinary shares may resell any XL-Ireland ordinary shares in the manner permitted by Rule 144 promulgated under the Securities Act. In computing the holding period of the XL- Ireland ordinary shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their XL-Cayman ordinary shares held prior to the Effective Time.

•	Persons whose XL-Cayman ordinary shares bear a legend restricting transfer will receive XL-Ireland ordinary shares that are subject to the same restrictions.

Persons who may be deemed to be affiliates of XL-Cayman or XL-Ireland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, XL-Cayman or XL-Ireland, and would generally not be expected to include ordinary shareholders who are not executive officers, directors or significant ordinary shareholders of XL-Cayman or XL-Ireland.

Upon consummation of the Ordinary Share Exchange, the XL-Ireland ordinary shares will be deemed to be registered under Section 12(b) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement and XL-Ireland will be deemed to be the successor issuer of the registered ordinary shares.

Effective Date and Time of the Transaction

If the Scheme of Arrangement Proposal is approved by the requisite vote of the ordinary shareholders and sanctioned by the Cayman Court and all of the other conditions to the consummation of the Ordinary Share Exchange are satisfied or, if allowed by law, waived (and we do not abandon the Scheme of Arrangement), we intend to file the court order authorizing the Scheme of Arrangement with the Cayman Islands Registrar of Companies, which will by its terms cause the Ordinary Share Exchange to become effective at the Effective Time, which is expected to be before the opening of trading of the XL-Cayman ordinary shares on the NYSE on July 1, 2010 (or at such other date and time after such court order filing as the Board may determine), at which time the various steps of the Ordinary Share Exchange will occur effectively simultaneously. Subject to any order to the contrary by the Cayman Court, the Effective Time must be on or before December 31, 2010.

If the Preference Share Exchange is approved by the requisite vote of the Series C and Series E preference shareholder class votes and sanctioned by the Cayman Court and all of the other conditions to the consummation of the Preference Share Exchange are satisfied or, if allowed by law, waived (and we do not abandon the Scheme of Arrangement), the various steps of the Preference Share Exchange will occur effectively simultaneously with the various steps of the Ordinary Share Exchange at the Effective Time.

The expected timetable for the Transaction is set forth in Annex G to this proxy statement.

In the event the conditions to the Transaction are not satisfied or, if allowed by law, waived, the Transaction may be abandoned or delayed, even after approval by the requisite vote of the XL-Cayman shareholders and the authorization of the Cayman Court. In addition, the Transaction may be abandoned or delayed by our Board at any time prior to the Effective Time, without obtaining the approval of the XL-Cayman shareholders, even though the Scheme of Arrangement may have been approved by the requisite vote of the XL-Cayman shareholders and sanctioned by the Cayman Court and all other conditions to the Transaction may have been satisfied or, if allowed by law, waived. The Board will not, however, proceed with the Ordinary Share Exchange but abandon the Preference Share Exchange if the Preference Share Exchange has been approved by the XL-Cayman Series C and Series E preference shareholders and the Cayman Court and the other conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived.

Please see “—Amendment, Termination or Delay” above.

Management of XL-Ireland

If the Transaction is consummated, the executives and directors of XL-Cayman immediately prior to the Effective Time are expected to be the executives and directors of XL-Ireland. XL-Ireland’s memorandum and articles of association provide for three classes of directors, just as XL-Cayman currently has, and XL-Ireland’s Class I, Class II and Class III directors will be subject to re-election at the 2011, 2012 and 2013 annual general meetings of XL-Ireland, respectively.

Exculpation and Indemnification

XL-Cayman’s articles of association contain provisions which release the directors and officers from liability absent their willful neglect or default. In general, a Cayman Islands court will enforce such a provision except to the extent that enforcement may be held to be contrary to public policy. The articles of association of XL-Ireland contain an exemption from liability for its directors and executives that is substantially similar to the exemption from liability described above with respect to XL-Cayman. However, under the Irish Companies Acts, a company may not exempt its directors or corporate secretary from liability for negligence or a breach of duty or trust. Where a breach of duty has been established, directors and the corporate secretary may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

XL-Cayman’s articles of association also contain provisions that indemnify its directors and officers against liabilities (except in the case of claims by or in the right of XL-Cayman) and expenses they may incur in their capacity as directors and officers, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of XL-Cayman and, with respect to any criminal action or proceeding, had no reasonable cause to believe their actions were unlawful. In addition, to the extent that a director or officer is successful on the merits or otherwise in defense of any relevant legal proceeding, the articles of association of XL-Cayman provide that he or she will be indemnified against expenses actually and reasonably incurred by him or her in connection with that legal proceeding. The indemnity provisions do not extend to situations involving claims by or in the right of XL-Cayman in which a court determines that a director or officer is liable for willful neglect or default in the performance of his or her duty to XL-Cayman. In addition, as a matter of Cayman Islands law, an indemnification provision would not be enforceable if held by a Cayman Islands court to be contrary to public policy. For instance, an indemnification provision that purported to provide indemnification for liabilities incurred as a result of committing a crime or actual fraud might be held to be contrary to public policy under Cayman Islands law.

XL-Ireland’s articles of association confer an indemnity on its directors and officers that is substantially the same as the indemnity in XL-Cayman’s articles of association, subject to the limitations imposed by the Irish Companies Acts. The Irish Companies Acts prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Acts will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. As a result, to the extent the indemnification provisions in XL-Ireland’s articles of association apply to directors and the corporate secretary of XL-Ireland, the indemnity is more limited than the indemnity in XL-Cayman’s articles of association. This restriction does not apply to executives who are not directors or the corporate secretary, or other persons who would not be considered “officers” within the meaning of that term under the Irish Companies Acts, of XL-Ireland.

In order to continue to retain and attract highly experienced and capable persons to serve as directors and executives of XL, we intend that XL-Cayman will enter into arrangements (in the form of agreements and/or a deed poll) in connection with the Scheme of Arrangement providing for the indemnification of, and advancement of expenses to, the directors, corporate secretary and certain other executives of XL-Ireland. We expect that the indemnification and expense advancement provided under these arrangements will be substantially similar to the indemnity currently afforded by XL- Cayman under its articles of association to its directors and officers, except that these arrangements will provide for additional procedural protections intended to help ensure that such indemnification and expense advancement rights will be available to the directors, corporate secretary and such executives of XL-Ireland. XL-Ireland also expects to continue to maintain liability insurance policies similar to those currently maintained by XL-Cayman.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Indemnification of Directors and Officers; Insurance.”

Interests of Certain Persons in the Transaction

Except for the indemnification arrangements described above, no person who has been a director or executive officer of XL-Cayman at any time since the beginning of our last fiscal year, or any associate of any such person, has any substantial interest in the Transaction, except for any interest arising from his or her ownership of securities of XL-Cayman. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of XL-Cayman ordinary shares.

Required Votes

The Scheme of Arrangement, which will effect the Ordinary Share Exchange and the Preference Share Exchange, requires approval by the affirmative vote of a majority in number of the registered shareholders of XL-Cayman ordinary shares present and voting, in person or by proxy, representing 75% or more in value of the ordinary shares present and voting, in person or by proxy. The approval of the Series C or Series E preference shareholders is not needed to approve the Scheme of Arrangement with respect to the Ordinary Share Exchange.

In order to effect the Preference Share Exchange, the Scheme of Arrangement also requires (1) approval by the affirmative vote of a majority in number of the registered shareholders of XL-Cayman Series C preference shares present and voting, in person or by proxy, at a special court-ordered class meeting of the XL-Cayman Series C preference shareholders, representing 75% or more in value of the Series C preference shares present and voting, in person or by proxy; and (2) approval by the affirmative vote of a majority in number of the registered shareholders of XL-Cayman Series E preference shares present and voting, in person or by proxy, at a special court-ordered class meeting of the XL-Cayman Series E preference shareholders, representing 75% or more in value of the Series E preference shares present and voting, in person or by proxy.

Approval of the variation to the terms of the Series C preference shares (as described under “—Payment of Series C Preference Share Dividend”) is a condition to the effectiveness of the Scheme of Arrangement with respect to the Preference Share Exchange and therefore is required in order for us to carry out the Preference Share Exchange. The variation to the terms of the Series C preference shares requires the affirmative vote of XL-Cayman’s Series C preference shareholders representing at least 2/3 of all Series C preference shares present and voting, in person or by proxy, at the extraordinary general meeting of Series C preference shareholders at which holders of at least 2/3 of all Series C preference shares are present, either in person or by proxy. The approval of the Series C preference shareholders is not, however, needed to approve the Scheme of Arrangement with respect to the Ordinary Share Exchange.

Please see “The Meetings—Votes of Ordinary Shareholders Required for Approval” and “The Meetings—Votes of Preference Shareholders Required for Preference Share Exchange Approval” for more information on the votes required.

Board Recommendation

Our Board has approved the Scheme of Arrangement and unanimously recommends that our ordinary shareholders vote “FOR” approval of the Scheme of Arrangement Proposal.

Regulatory Matters

We will be required to obtain an exemption from the acquisition of control (“Form A”) application and approval requirements from insurance regulatory authorities in Delaware, Illinois, New York, North Dakota and Texas (the domiciliary regulators of the U.S. insurance subsidiaries of XL). If one or more domiciliary state regulators refuses to grant our exemption request, we will be required to make a Form A application or similar filing in such state, and obtain approval of that application, prior to the Effective Time.

We also will be required to obtain the prior approval of, or make filings with, certain insurance regulators in several non-U.S. jurisdictions in which our insurance subsidiaries conduct business.

No Appraisal Rights

Under Cayman Islands law, none of the shareholders of XL-Cayman has any right to an appraisal of the value of their shares or payment for them in connection with the Transaction whether or not the Preference Share Exchange is consummated.

Exchange of Shares

Assuming the Ordinary Share Exchange becomes effective, if your ordinary shares are held in book-entry form or by your broker, XL-Cayman ordinary shares so held will automatically be transferred to XL-Ireland at the Effective Time and, in consideration therefor, fully paid and non-assessable XL-Ireland ordinary shares will be issued to you or your broker without any action on your part (and, if you hold any fractional ordinary shares of XL-Cayman, cash for such fractional ordinary shares will automatically be paid to you or your broker). If you hold your XL-Cayman ordinary shares in certificated form, and the Ordinary Share Exchange is consummated, your ordinary shares will automatically be transferred to XL-Ireland at the Effective Time. Soon after the

Effective Time, our transfer agent will send you a letter of transmittal, which is to be used to surrender your XL-Cayman ordinary share certificates and to give you, in consideration for the transfer of your XL-Cayman ordinary shares, the choice of (i) applying for share certificates evidencing your ownership of ordinary shares in XL-Ireland or (ii) having your ownership of ordinary shares in XL-Ireland evidenced through an electronic book-entry in your name on XL-Ireland’s shareholder records (in which case the transfer agent will mail you a statement documenting your ownership of XL-Ireland ordinary shares). The letter of transmittal will contain instructions explaining the procedure for surrendering your XL-Cayman ordinary share certificates and making the election with respect to the method of evidencing your ownership of XL-Ireland ordinary shares. If you return the letter of transmittal with your XL-Cayman share certificates but do not make an election with respect to the method of evidencing your ownership of XL-Ireland ordinary shares, your ordinary shares will be evidenced in book-entry form. You should not return your XL-Cayman ordinary share certificates with the enclosed proxy card.

Ordinary shares of XL-Ireland issued pursuant to the Ordinary Share Exchange and Series C and Series E preference shares of XL-Ireland issued pursuant to the Preference Share Exchange will be fully paid and non-assessable.

Please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations—Stamp Duty” for further information pertaining to Irish stamp duty on transfers by shareholders who choose to hold their XL-Ireland ordinary shares directly registered in their own names on XL-Ireland’s shareholder records, whether in certificated or book-entry form.

Payment of Series C Preference Share Dividend

Pursuant to the terms of the Series C preference shares, when, as and if declared by our Board, dividends on the Series C preference shares are currently paid semi-annually on a cumulative basis on January 15 and July 15 of each year.

Under Irish law, XL-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts and applicable accounting standards to enable it to pay dividends. Immediately following the Effective Time, the unconsolidated balance sheet of XL-Ireland will not contain any distributable reserves because it will be a newly formed holding company with no distributable reserves unless and until it generates earnings after the Effective Time. While we plan to create these reserves by reducing XL-Ireland’s share premium account if the Distributable Reserves Proposal is approved, the creation of these reserves also must be approved by the Irish High Court. We may not be able to obtain the approval of the Irish High Court until after July 15, 2010 or at all.

As a result, if the Preference Share Exchange occurs, XL-Ireland may not have sufficient distributable reserves to permit it to pay the scheduled Series C preference share dividend on July 15, 2010. To avoid a potential delay in paying this dividend, if the Series C and Series E preference shareholders approve the Scheme of Arrangement, the Series C preference shareholders are being asked to vote on a proposal to approve a variation to the terms of their Series C preference shares. Such variation would provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL-Cayman (as and if declared by the Board) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement), the business day immediately preceding the Effective Time (or such other date on or after June 15, 2010 as is declared by the Board). Approval of this variation to the terms of the Series C preference shares is a condition to the Preference Share Exchange.

If the Preference Share Exchange is consummated, each of the Series C and Series E preference shares of XL-Ireland will accrue dividends at the same rate, and have the same liquidation preference, as the equivalent series of preference shares of XL-Cayman. However, the Series C and Series E preference shares of XL-Ireland will be deemed to accrue dividends (1) in the case of the XL-Ireland Series C preference shares, from the last dividend payment date for the last dividend period on the XL-Cayman Series C Preference Shares beginning prior to the Effective Time for which a Series C preference share dividend was paid in full (or, if the dividend payment on the Series C preference shares of XL-Cayman that would normally be paid on July 15, 2010 is paid in full prior to such date, only from July 15, 2010), and (2) in the case of the XL-Ireland Series E preference shares, from the last dividend payment date on the XL-Cayman Series E preference shares prior to the Effective Time, whether or not a Series E preference share dividend was paid on that date (the dividends on the Series E preference shares being non-cumulative). These changes regarding the first dividend period following the Preference Share Exchange are intended to ensure that the Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders.

Equity Incentive Plans

If the Transaction is consummated, XL-Ireland will assume the existing obligations of XL-Cayman in connection with awards granted under XL-Cayman’s equity incentive plans. Those plans will be amended as necessary to comply with Irish law and give effect to the Transaction, including to provide (1) that XL-Ireland ordinary shares will be issued, held, available or used to measure or satisfy benefits as appropriate under the plans, in substitution for XL-Cayman ordinary shares; and (2) for the appropriate substitution of XL-Ireland for XL-Cayman in those plans.

XL-Ireland intends to file new registration statements and/or post-effective amendments to certain effective registration statements of XL-Cayman concurrently with the completion of the Transaction in connection with its assumption of the existing obligations of XL-Cayman in connection with awards granted under XL-Cayman’s equity incentive plans.

Effect on Employees

In connection with consummation of the Transaction, all outstanding employment agreements entered into with XL-Cayman’s senior executives are expected to be assumed by XL-Ireland. We expect there will be minimal effect on our employees globally as a result of the Transaction.

Equity Security Units

In August 2008, XL-Cayman issued 23 million of its 10.75% Equity Security Units (the “ESUs”) in a public offering. Each ESU has a stated amount of $25 and consists of (a) a purchase contract pursuant to which the holder agreed to purchase, for $25, a variable number of shares of XL-Cayman’s ordinary shares on August 15, 2011, and (b) a one-fortieth, or 2.5%, ownership interest in a senior note issued by XL-Cayman due August 15, 2021, with a principal amount of $1,000. The maximum number of ordinary shares to be issued under the purchase contracts is approximately 35.9 million. The ESUs are listed on the NYSE.

If the Transaction is consummated, XL-Ireland will agree to issue its ordinary shares to the holders of the ESUs upon settlement of the associated purchase contracts, in lieu of XL-Cayman ordinary shares (as required by the terms of the ESUs). XL-Cayman or another subsidiary of the XL group of companies will be the issuer of the ESUs, which are expected to continue to be listed on the NYSE after the Transaction.

Outstanding Debt and Effect on Access to Capital and Credit Markets

We do not believe that the Transaction will have any material effect on our credit facilities or senior notes. Following the Transaction, all of our outstanding debt will remain outstanding and XL-Cayman or one or more its subsidiaries will continue to be the borrowers, issuers and guarantors of such debt.

In addition, we do not expect that the Transaction will have any adverse effect on our ability to access the capital markets or bank credit markets.

Stock Exchange Listing and Reporting Obligations

Our ordinary shares are expected to continue to trade on the NYSE until the Effective Time.

We intend to make application so that, immediately following the Effective Time, the XL-Ireland ordinary shares (for which there is currently no established public trading market) will be listed on the NYSE under the symbol “XL”, the same symbol under which the XL-Cayman ordinary shares are currently listed. XL-Ireland ordinary shares are also expected to be listed on the Bermuda Stock Exchange following the Effective Time under the symbol “XL”, the same symbol under which the XL-Cayman ordinary shares are currently listed. We do not currently intend to list the XL-Ireland ordinary shares on the Irish Stock Exchange or any other stock exchange.

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of SOX and the corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. Under current Irish law, annual financial statements complying with Irish requirements would also be required to be made available to XL-Ireland’s shareholders (in addition to the information they currently receive) commencing with respect to XL-Ireland’s 2014 fiscal year.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of XL-Ireland will be reflected at their carrying amounts in the accounts of XL-Cayman at the Effective Time.

Effect of the Transaction on Potential Future Status as a Foreign Private Issuer

Under SEC rules, companies organized outside of the United States that qualify as “foreign private issuers” remain subject to SEC regulation, but are exempt from certain requirements that apply to U.S. reporting companies. XL-Cayman is not a “foreign private issuer.” Even if XL-Ireland meets the tests for a “foreign private issuer,” we do not currently intend to avail ourselves of the benefits of being a “foreign private issuer.”

PROPOSAL NUMBER TWO: THE DISTRIBUTABLE RESERVES PROPOSAL

Under Irish law, XL-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts and applicable accounting standards to enable it to pay dividends and redeem or buy back shares. Immediately following the Effective Time, the unconsolidated balance sheet of XL-Ireland will not contain any distributable reserves, because it will be a newly formed holding company which will have no distributable reserves unless and until we generate earnings after the Effective Time. Immediately after the Effective Time, “shareholders’ equity” in the unconsolidated balance sheet of XL-Ireland will consist only of (1) “share capital,” which is equal to the aggregate nominal value of the XL-Ireland shares issued in the Transaction; and (2) “share premium account” equal to: for the XL-Ireland ordinary shares, (a) the market value of the XL- Cayman ordinary shares outstanding immediately prior to the Effective Time, determined as of the close of trading on the NYSE on the business day immediately preceding the Effective Time, less (b) the nominal value of the XL-Ireland ordinary shares issued in the Transaction, and, if the Preference Share Exchange is consummated, for the XL-Ireland Series C and Series E preference shares, respectively, (a) the fair market value of the XL-Cayman Series C and Series E preference shares outstanding immediately prior to the Effective Time (as determined by XL) less (b) the nominal value of the XL-Ireland Series C and Series E preference shares issued in the Transaction. Therefore, creation of distributable reserves in XL-Ireland is being sought in connection with the Transaction so that we would continue to be able to pay dividends and redeem and buy back shares, before we generate sufficient post-Transaction earnings as would otherwise be necessary under Irish law.

In connection with the Transaction, the initial shareholders of XL-Ireland (which will be XL-Cayman and certain of its subsidiaries) are expected to pass a resolution that would create distributable reserves, subject to Irish High Court approval (as discussed below), following the Transaction by reducing the amount of XL-Ireland’s share premium account. Such reduction would be achieved by cancelling the whole of the share premium account of XL-Ireland resulting from the issuance of shares in the Transaction in excess of $500 million, with an amount equal to the cancelled amount of the share premium account to be treated as distributable reserves in accordance with Irish law. If the Scheme of Arrangement Proposal has been approved, the ordinary shareholders of XL-Cayman will also be asked at the extraordinary general meeting to approve such reduction of XL-Ireland’s share premium account to create distributable reserves.

In order to approve the Distributable Reserves Proposal, we must obtain the affirmative vote of ordinary shareholders representing more than 50% of all ordinary shares present and voting, in person or by proxy. While approval of the Distributable Reserves Proposal by more than 50% of all ordinary shares present and voting is sufficient for approval of the proposal under Cayman Islands law (which governs the extraordinary general meeting at which the vote is taking place), we are seeking the approval of at least 75% of all ordinary shares present and voting, in person or by proxy, to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable reserves in XL-Ireland because such higher approval threshold would be required if the vote on the Distributable Reserves Proposal were being conducted under Irish law. Approval of the Distributable Reserves Proposal by our ordinary shareholders is not a condition to the effectiveness of the Scheme of Arrangement, but the Board may determine not to proceed with the Transaction for any reason, including because the Distributable Reserves Proposal is not approved or is approved by holders of fewer than 75% of all ordinary shares present and voting, in person or by proxy.

If the ordinary shareholders of XL-Cayman approve the Distributable Reserves Proposal and the Ordinary Share Exchange is consummated, we will seek to obtain (as soon as practicable following the Effective Time) the approval of the Irish High Court, as required for the creation of distributable reserves through a reduction of XL-Ireland’s share premium account. The approval of the Irish High Court cannot be sought prior to the Effective Time. Although we are not aware of any reason why the Irish High Court would not grant its approval (and we expect such approval would be obtained within three months of the Effective Time), the issuance of the required order is a matter for the discretion of the Irish High Court and there can be no assurance if or when Irish High Court approval will be obtained. If the Scheme of Arrangement becomes effective but our ordinary shareholders do not approve the Distributable Reserves Proposal, or if the Irish High Court does not approve the reduction of XL-Ireland’s share premium account, XL-Ireland will not be able to pay dividends or buy back or redeem shares unless and until we generate earnings after the Effective Time, and only to the extent of such earnings.

Our Board unanimously recommends that our ordinary shareholders vote “FOR” approval of the Distributable Reserves Proposal.

Please see “Risk Factors,” “Description of XL Group plc Share Capital—Dividends” and “Description of XL Group plc Share Capital—Share Repurchases, Redemptions and Conversions.”

PROPOSAL NUMBER THREE: THE DIRECTOR NOMINATION
PROCEDURES PROPOSAL

The form of amended article 81 of XL-Cayman’s articles of association attached to this proxy statement as Annex E provides for advance notice procedures an ordinary shareholder must follow to properly present director nominations at any general meeting of ordinary shareholders. Amended article 81, which will be adopted if the Director Nomination Procedures Proposal is approved, provides for new advance notice procedures an ordinary shareholder must follow to properly present director nominations before a general meeting of XL-Cayman’s ordinary shareholders and related clarifying provisions. Amended article 81 provides, in general, that a nominating ordinary shareholder will be required to submit written notice of its intent to make such a nomination not less than 90 and not more than 120 days prior to the one-year anniversary of the date of the immediately preceding annual general meeting of XL (with certain exceptions if the annual general meeting is held more than 30 days before or after the one-year anniversary of the date of the immediately preceding annual general meeting). In addition, the written notice of an ordinary shareholder nomination of directors, whether at an annual general meeting or at an extraordinary general meeting, will be required to include, among other things, (1) the name and address of such ordinary shareholder and any beneficial owner on whose behalf the nomination is made; (2) the class and number of shares of XL-Cayman directly or indirectly owned by the ordinary shareholder, by any such beneficial owner and by their respective affiliates; (3) a description of the material terms of any agreement, arrangement or understanding (including any derivative or short positions) to which such ordinary shareholder, beneficial owner and nominated person and their respective affiliates is a party with respect to the ordinary shares or other securities of XL-Cayman; (4) any other information relating to such ordinary shareholder, beneficial owner and nominated person that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; (5) a representation that the ordinary shareholder is a holder of record of ordinary shares entitled to vote at the relevant general meeting and intends to appear in person or by proxy at the relevant general meeting to nominate the person or persons specified in the notice; (6) a description of all arrangements or understandings between such ordinary shareholder, beneficial owner and their respective affiliates, on the one hand, and the nominated person or any other person or persons pursuant to which the nomination is to be made by the ordinary shareholder, on the other hand; (7) the written consent of the nominated person with respect to being nominated and his or her willingness to serve as a director, if elected; and (8) an undertaking to notify XL- Cayman of any changes in the information provided in the notice and to update such information.

We are asking our ordinary shareholders to approve the Director Nomination Procedures Proposal to include these new procedures for advance notice of director nominations at general meetings of XL-Cayman’s ordinary shareholders and related clarifying provisions in XL-Cayman’s articles. The proposed procedures would impose an earlier time period in which an ordinary shareholder must provide us notice of their intended nomination at annual general meetings of XL-Cayman’s ordinary shareholder and other new requirements, as summarized above, that need to be followed in order for an ordinary shareholder to be permitted to nominate a candidate for election to the Board at all general meetings of XL-Cayman’s ordinary shareholders.

If the Director Nomination Procedures Proposal is approved, the new procedural requirements and related clarifying provisions contained in amended article 81 will be replicated in substantially the same form in the articles of association of XL-Ireland if the Transaction is consummated. If the Director Nomination Procedures Proposal is not approved, XL-Ireland’s articles of association will reflect the director nomination procedures currently contained in article 81 of XL-Cayman’s articles of association. Article 81 of the XL-Cayman articles of association currently provides that an ordinary shareholder may nominate a person to be elected as a director at an annual general meeting of ordinary shareholders if such shareholder is qualified to vote at such annual general meeting and delivers to the registered office of XL-Cayman, not less than five nor more than twenty-one days before the date appointed for the meeting, a written notice that the nominating shareholder intends to propose such person for election. Such proposed director must sign the notice indicating his or her willingness to be elected. These alternative provisions are set forth in article 61 of the form of XL-Ireland’s articles of association attached to this proxy statement as Annex B.

If the Director Nomination Procedures Proposal is approved, the new director nomination procedural requirements will govern future elections of directors at future general meetings of our ordinary shareholders and the proposed new advance notice period will govern nominations of directors at future annual general meetings of our ordinary shareholders, beginning with the 2011 annual general meeting, whether or not the Transaction is consummated.

The Board has concluded that the amendments to the procedural requirements for ordinary shareholder nominations of directors are in the best interests of XL and its shareholders because these new procedures will facilitate an orderly process for ordinary shareholders to make nominations of directors at general meetings of our ordinary shareholders and give the Board and other ordinary shareholders a reasonable opportunity to consider nominations to be brought at such meetings. The new procedures will also allow sufficient time, and a designated process, for full, accurate and complete information to be distributed to ordinary shareholders with respect to nominations of directors by other ordinary shareholders, including as to potential conflicts of interest with respect to such ordinary shareholders’ nominees. The Board has determined that the proposed notice period provides an appropriate time period during which the Board, in the exercise of its fiduciary duties, can evaluate the candidates proposed to be nominated by an ordinary shareholder at an annual general meeting and prepare and disseminate proxy materials to all ordinary shareholders that clearly articulate the Board’s position on the nominees. This process also will allow ordinary shareholders who wish to nominate a candidate for director to be able to do so while ensuring that all other ordinary shareholders have sufficient time to consider the matters to be presented prior to casting their votes. These procedures are expected to promote and ensure an orderly meeting and clearer communications with ordinary shareholders.

Boards of directors of companies incorporated in Delaware and many other states of the United States can, and often do, adopt director nomination procedures similar to the one being proposed by the Board by amending their by-laws without needing or seeking the consent of such companies’ shareholders. Under Cayman Islands law and the XL-Cayman articles of association, the Board is not able to amend the director nomination procedures in XL-Cayman’s articles of association without the approval of XL-Cayman’s ordinary shareholders. As such, the Director Nomination Procedures Proposal must be approved by the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of 2/3 of all of our outstanding ordinary shares is present, in person or by proxy.

This description of the proposed director nomination procedural requirements is only a summary of the material terms of those provisions and is qualified by reference to the actual text of proposed amended article 81 of XL-Cayman’s articles of association as set forth in Annex E to this proxy statement.

The Transaction is not conditioned on approval of the Director Nomination Procedures Proposal, and the Director Nomination Procedures Proposal is not conditioned on approval of any of the other proposals.

Our Board unanimously recommends that our ordinary shareholders vote “FOR” approval of the Director Nomination Procedures Proposal.

PROPOSAL NUMBER FOUR: THE NAME CHANGE PROPOSAL

The Board has unanimously approved the change of XL-Capital Ltd’s name to XL Group Ltd. In the judgment of the Board, the change of name is desirable to reflect XL’s exclusive focus on providing property, casualty and specialty insurance and reinsurance products for our customers’ complex risks and is in the best interest of XL and its shareholders.

Under Cayman Islands law and the XL-Cayman articles of association, the Board is not able to effect the name change with the Cayman Islands Registrar of Companies without the approval of a special majority of XL-Cayman’s ordinary shareholders. As such, the Name Change Proposal must be approved by the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of 2/3 of all of our outstanding ordinary shares is present, in person or by proxy.

If shareholders approve the Name Change Proposal at the extraordinary general meeting, XL-Cayman will implement the name change by making the necessary filing with the Cayman Islands Registrar of Companies to reflect the name change. Regardless of whether the Transaction is consummated, the name change is intended to be made in July 2010 or at such other time as may be determined by XL-Cayman under authority granted by the Board.

Shareholders will not be required to submit their share certificates for exchange as a result of this proposed name change. Following the effective date of the change of XL-Cayman’s name to XL Group Ltd, all new share certificates issued by XL-Cayman will bear the new XL Group Ltd name.

The Transaction is not conditioned on approval of the Name Change Proposal, and the Name Change Proposal is not conditioned on approval of any of the other proposals.

Our Board unanimously recommends that our ordinary shareholders vote “FOR” approval of the Name Change Proposal.

MATERIAL TAX CONSIDERATIONS RELATING TO THE TRANSACTION

This section contains a general discussion of certain material tax consequences of (1) the Transaction, (2) post-Transaction ownership and disposition of XL-Ireland ordinary shares and (3) post-Transaction operations of XL.

The discussion under the caption “—U.S. Federal Income Tax Considerations” addresses certain material U.S. federal income tax consequences to (1) XL-Cayman and XL-Ireland of the Transaction and post-Transaction operations, and (2) U.S. holders and non-U.S. holders (each as defined below) of exchanging XL-Cayman ordinary shares for XL-Ireland ordinary shares (and of receiving cash in lieu of fractional ordinary shares) in the Transaction and owning and disposing of XL-Ireland ordinary shares received in the Transaction.

The discussion under the caption “—Irish Tax Considerations” addresses certain material Irish tax consequences to ordinary shareholders of the Transaction and of ownership and disposition of the XL-Ireland ordinary shares.

The discussion under the caption “—Cayman Islands Tax Considerations” addresses the Cayman Islands income tax consequences of the Transaction.

The below discussion applies to the ordinary shareholders who receive XL-Ireland ordinary shares (and, if applicable, cash in lieu of fractional ordinary shares) through the Ordinary Share Exchange. The discussion does not apply to the receipt of XL-Ireland preference shares in the Preference Share Exchange, or the ownership or disposition of such shares after the Preference Share Exchange. Additionally, the below discussion is not a substitute for an individual analysis of the tax consequences of the Transaction, post-Transaction ownership and disposition of XL-Ireland ordinary shares or post- Transaction operations of XL. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Irish, Cayman Islands and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Scope of Discussion

This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all potential tax consequences of the Transaction or of holding and disposing of XL-Ireland ordinary shares, and does not address all tax considerations that may be relevant to XL-Cayman ordinary shareholders. In particular, the below discussion addresses tax consequences to holders who hold their XL-Cayman ordinary shares, and who will hold their XL-Ireland ordinary shares solely as capital assets, which generally means as property held for investment. The below discussion does not address any tax consequences to XL-Cayman or XL-Ireland ordinary shareholders, as applicable, who, for U.S. federal tax purposes, are subject to special rules, such as:

•	banks, financial institutions or insurance companies;

•	tax-exempt entities;

•	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;

•	persons who have been, but are no longer, citizens or residents of the United States;

•	persons holding shares through a partnership or other fiscally transparent person;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	regulated investment companies and real estate investment trusts;

•	persons whose XL-Cayman shares constitute “Section 306 stock” (as defined in the Code);

•	persons who received the XL-Cayman shares through exercise of employee share options or otherwise as compensation or through a tax qualified retirement plan;

•

persons who, at any time within the five-year period ending on the date of the Transaction, have owned (directly, indirectly or through attribution) 10% or more of the total combined voting power of all classes of shares of XL-Cayman entitled to vote; or

•

persons who, immediately after the Transaction, will own (directly, indirectly or through attribution) 10% or more of the total combined voting power of all classes of shares of XL-Ireland entitled to vote.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the Treasury regulations promulgated thereunder, which we refer to as the “Treasury Regulations,” judicial and administrative interpretations thereof and the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital Gains (the “Ireland-U.S. Tax Treaty”), in each case as in effect and available on the date of this proxy statement. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described in this proxy statement. The discussion assumes, as is the case under current law, that XL-Cayman and XL-Ireland are treated as foreign persons for U.S. federal tax purposes and will be so treated as of and after the Effective Time (except to the extent XL-Cayman becomes a disregarded entity for U.S. federal tax purposes as previously mentioned herein). Neither XL-Cayman nor XL-Ireland will request a ruling from the United States Internal Revenue Service, which we refer to as the “IRS,” as to the U.S. federal tax consequences of the Transaction, post-Transaction ownership and disposition of XL-Ireland shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal tax consequences described below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of XL-Cayman ordinary shares or, after the completion of the Transaction, XL-Ireland ordinary shares, that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of XL-Cayman ordinary shares or, after the completion of the Transaction, XL-Ireland ordinary shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to as a “Partnership.” If a Partnership is a beneficial owner of XL-Cayman ordinary shares or XL-Ireland ordinary shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of XL-Cayman ordinary shares or XL-Ireland ordinary shares that are Partnerships and partners in such Partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Transaction and the ownership and disposition of XL-Ireland ordinary shares. For purposes of this tax discussion, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

Material U.S. Tax Consequences of the Transaction

XL-Cayman and XL-Ireland

Neither XL-Cayman nor XL-Ireland should be subject to U.S. federal income tax as a result of the Transaction. If both the Ordinary Share Exchange and the Preference Share Exchange are consummated and taking into account the election to treat XL-Cayman as a disregarded entity for U.S. federal income tax purposes, the Transaction should qualify as a Section 368(a)(1)(F) reorganization. If the Preference Share Exchange is not consummated, the Transaction should qualify as an exchange under Section 351 of the Code. The below discussion describes the general consequences to U.S. holders and non-U.S. holders of the Transaction qualifying as a Section 368(a)(1)(F) reorganization or an exchange under Section 351 of the Code, as applicable.

U.S. Holders

Both Ordinary Share Exchange and Preference Share Exchange Consummated

If both the Ordinary Share Exchange and the Preference Share Exchange are consummated, a U.S. holder who receives XL-Ireland shares in the Transaction should not recognize any gain or loss solely as a result of the Transaction, except with respect to any cash received in lieu of fractional shares. The tax basis of the XL-Ireland shares received in exchange for XL-Cayman shares will be equal to the basis of the XL-Cayman shares exchanged, decreased by the amount of any tax basis allocable to any fractional shares for which cash is received. U.S. holders whose tax basis in their XL-Cayman shares exceeds the fair market value of such shares at the time of the Transaction will carry over the tax basis (and thus the inherent “loss”) of their XL-Cayman shares to their XL-Ireland shares. Thus, subject to any subsequent changes in the fair market value of the XL-Ireland shares, any loss will be preserved. The holding period for the XL-Ireland shares received in the Transaction will include the holding period for the XL-Cayman shares surrendered in the Transaction. Under applicable Treasury Regulations, a U.S. holder should not be required to file a “gain recognition agreement,” which we refer to as a “GRA,” with the IRS solely as a result of the Transaction, even if such U.S. holder owns five percent or more of the shares of XL-Ireland immediately after the Transaction. U.S. holders who hold their XL-Cayman shares with differing tax bases or holding periods are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular XL-Ireland shares received in the Transaction.

Ordinary Share Exchange, but Not Preference Share Exchange, Consummated

If the Ordinary Share Exchange, but not the Preference Share Exchange, is consummated, the tax consequences to certain U.S. holders will depend on whether they own five percent or more of XL-Ireland immediately after the Transaction, as described below.

U.S. Holders Owning Less Than Five Percent of XL-Ireland. Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) less than five percent (of total voting power and total value) of the shares of XL-Ireland immediately after the Transaction should not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares. The tax basis of the XL-Ireland shares received by U.S. holders in exchange for their XL-Cayman shares will be equal to the tax basis of their XL-Cayman shares exchanged, decreased by the amount of any tax basis allocable to any fractional shares for which cash is received. U.S. holders whose tax basis in their XL-Cayman shares exceeds the fair market value of such shares at the time of the Transaction will carry over the tax basis (and thus the inherent “loss”) of their XL-Cayman shares to their XL-Ireland shares. Thus, subject to any subsequent changes in the fair market value of the XL-Ireland shares, any loss will be preserved. The holding period of the XL-Ireland shares received by U.S. holders will include the period those holders held their XL-Cayman shares. U.S. holders who hold their XL-Cayman shares with differing tax bases or holding periods are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular XL-Ireland shares received in the Transaction.

U.S. Holders Owning Five Percent or More of XL-Ireland. Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) five percent or more (of total voting power or total value) of the shares of XL-Ireland immediately after the Transaction generally will be required to timely file and maintain with the IRS a GRA (which is an agreement to recognize gain upon the occurrence of certain future events as specified in the Treasury Regulations) in order to defer gain, if any, realized upon the exchange of their XL-Cayman shares for XL-Ireland shares. U.S. holders should consult their own tax advisor to determine whether and when to file a GRA and the tax implications thereof. Five percent or greater U.S. holders whose tax basis in their XL-Cayman shares exceeds the fair market value of such shares at the time of the Transaction will not recognize loss, however, they will carry over the tax basis (and thus the inherent “loss”), as well as the holding period, of their XL-Cayman shares to their XL-Ireland shares. Thus, subject to any subsequent changes in the fair market value of the XL-Ireland shares, any loss will be preserved. Provided a five percent or greater U.S. holder with gain in its XL-Cayman shares at the time of the Transaction timely files and maintains a GRA, (1) such U.S. holder should not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares, (2) the tax basis of the XL-Ireland shares received by the U.S. holder in exchange for its XL-Cayman shares will be equal to the tax basis of such U.S. holder’s XL-Cayman shares exchanged, decreased by the amount of any tax basis allocable to any fractional shares for which cash is received and (3) the holding period of the XL-Ireland shares received by the U.S. holder will include the period that holder held its XL-Cayman shares. Five percent or greater U.S. holders who hold their XL-Cayman shares with differing tax bases or holding periods, or who recognize gain in the Transaction as a result of not timely filing or maintaining a GRA, are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular XL-Ireland shares received in the Transaction.

Cash Received in Lieu of Fractional Shares (whether or not the Preference Share Exchange is consummated)

A U.S. holder that receives cash in lieu of a fractional share of XL-Ireland should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the holder’s tax basis in the XL-Cayman shares that was allocable to the fractional share. Any capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share is more than one year as of the date of the Transaction.

Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized, if any, on the receipt of XL-Ireland shares in exchange for their XL-Cayman shares.

Material U.S. Tax Considerations Post-Transaction to XL

U.S. Income and Branch Profits Tax. A foreign corporation deemed to be engaged in the conduct of a trade or business in the U.S. will generally be subject to U.S. federal income tax, as well as a branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under an applicable income tax treaty, as discussed below. Such tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is entitled to deductions and credits only if it timely files a U.S. federal income tax return. Whether a trade or business is being conducted in the United States is an inherently factual determination. Because the Code, Treasury Regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot assure you that the IRS will not contend successfully that XL-Ireland and/or certain of its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. XL-Cayman believes it and its non-U.S. subsidiaries have operated, and XL-Ireland and its non-U.S. subsidiaries intend to continue to operate, in such a manner that they will not be considered to be conducting a trade or business within the United States for purposes of U.S. federal income taxation, except with regard to XL’s business conducted through Lloyd’s of London (the “Lloyd’s Business”), which is governed by a negotiated closing agreement between the IRS and Lloyd’s of London, pursuant to which certain of XL’s income related to the Lloyd’s Business is subject to U.S. tax. XL-Cayman and certain of its non-U.S. subsidiaries have, and XL-Ireland and certain of its non-U.S. subsidiaries intend, to file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax.

A corporation resident in Ireland generally will be entitled to the benefits of the Ireland-U.S. Tax Treaty if the corporation: (1) is a “resident” of Ireland as defined under the “Residence” article of the Ireland-U.S. Tax Treaty, and (2) qualifies under the “Limitation on Benefits” article of the Ireland-U.S. Tax Treaty. XL-Ireland expects to be entitled to the benefits of the Ireland-U.S. Tax Treaty. Assuming XL-Ireland is entitled to benefits under the Ireland-U.S. Tax Treaty, it will not be subject to U.S. federal income tax on any business income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States, and then only on income attributable to that permanent establishment. Whether business is being conducted in the United States through a permanent establishment is an inherently factual determination. XL-Ireland intends to continue to conduct its activities so as not to have a permanent establishment in the United States, although we cannot assure you that it will achieve this result.

Some of XL-Ireland’s non-U.S. subsidiaries may be entitled to the benefits of a tax treaty with the United States and the country where those subsidiaries are resident. In those cases, the non-U.S. subsidiaries may have additional protections against U.S. taxation. For example, XL believes the non- U.S. insurance subsidiaries organized under the laws of Bermuda, which we refer to as the “Bermuda Insurance Subsidiaries,” are entitled to the benefits under the Convention between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland (on behalf of the Government of Bermuda) relating to the Taxation of Insurance Enterprises and Mutual Assistance in Tax Matters, which we refer to as the “U.S.-Bermuda Treaty.” Accordingly, each such Bermuda Insurance Subsidiary would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States and such income is attributable to such permanent establishment. Each Bermuda Insurance Subsidiary has conducted and intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that they will achieve this result.

Foreign corporations also are subject to U.S. withholding tax at a rate of 30% of the gross amount of certain “fixed or determinable annual or periodical gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), to the extent such amounts are not effectively connected with the foreign corporation’s conduct of a trade or business in the United States. The tax rate is subject to reduction by applicable treaties.

U.S. subsidiaries of XL-Ireland are and will continue to be subject to taxation in the United States on their worldwide income at regular corporate rates.

Sections 482 and 845 of the Code give the IRS broad authority to reallocate income, deductions and credits from transactions (in the case of Section 845 of the Code, reinsurance transactions) between related parties. XL-Cayman believes that all agreements it or its subsidiaries entered into, and XL- Ireland believes that all agreements it or its subsidiaries intend to enter into, whether with related or unrelated parties, are and will remain at arm’s-length. Nevertheless, no assurance can be given that the Internal Revenue Service will not assert its authority under Sections 482 or 845 of the Code in a manner that would increase the tax liability of XL-Ireland’s U.S. subsidiaries.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to premiums paid to XL-Ireland’s Bermuda subsidiaries is 4% for direct, non-life insurance premiums and 1% for reinsurance and direct, life insurance premiums. The excise tax is waived, pursuant to the Ireland-U.S. Tax Treaty, with respect to U.S. premiums paid to insurers and reinsurers who are resident in Ireland, to the extent those risks are not reinsured with a non-U.S. reinsurer which is not entitled to the benefits of a U.S. treaty which waives the excise tax.

Post-Transaction Consequences to U.S. Holders

Receiving Distributions on XL-Ireland Shares. Subject to the discussion below under “—Special Rules—Controlled Foreign Corporations,” “—Special Rules—Related Person Insurance Income” and “—Special Rules—Passive Foreign Investment Company Provisions,” U.S. holders will be required to include in gross income the gross amount of any distribution received on the XL-Ireland shares to the extent that the distribution is paid out of XL-Ireland’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, which we refer to as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. As long as the XL-Ireland shares are listed on the NYSE (or certain other stock exchanges) and/or XL- Ireland qualifies for benefits under the Ireland-U.S. Tax Treaty and XL-Ireland is not a passive foreign investment company, XL-Ireland will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisor regarding the application of the relevant rules to their particular circumstances. Dividends from XL-Ireland will not be eligible for the dividends-received deduction under the Code, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations.

Distributions in excess of the current and accumulated earnings and profits of XL-Ireland will be applied first to reduce the U.S. holder’s tax basis in its XL-Ireland shares, and thereafter will constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such “gain” is 15% under current law if the holder’s holding period for such XL-Ireland shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their XL-Ireland shares, and any such U.S. holders are urged to consult their own tax advisor with regard to such rules.

Dispositions of XL-Ireland Shares. Subject to the discussion below under “—Repurchase of Shares by XL-Ireland,” “—Special Rules—Related Person Insurance Income” and “—Special Rules—Passive Foreign Investment Company Provisions,” U.S. holders of XL-Ireland shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of XL-Ireland shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15% under current law if the holder’s holding period for such XL-Ireland shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. The deductibility of capital losses is subject to limitations.

Repurchase of Shares by XL-Ireland. A repurchase of shares by XL-Ireland generally will be treated as a dividend to the extent of XL-Ireland’s current and accumulated earnings and profits unless it satisfies one of the alternative tests under Section 302(b) of the Code to be treated as a sale or exchange, subject to the potential application of the CFC, RPII and PFIC rules as discussed in “—Post-Transaction—Special Rules” below. The tests for determining whether a repurchase of shares will qualify as a sale or exchange under Section 302(b) of the Code include whether a repurchase (i) is “substantially disproportionate,” (ii) constitutes a “complete termination of the holder’s stock interest” in XL-Ireland or (iii) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b) of the Code. In determining whether any of the tests under Section 302(b) of the Code are met, including the tests mentioned in the preceding sentence, shares considered to be owned by the U.S. holder under certain constructive ownership rules, as well as shares actually owned, generally must be taken into account. Because the determination of whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular U.S. holder will depend on the particular facts and circumstances at the time the determination is made, U.S. holders are advised to consult their own tax advisors to determine their tax treatment in light of their own particular circumstances.

Treatment of Certain Irish Taxes. For U.S. tax purposes, any Irish stamp duty or Irish capital acquisitions tax imposed on a U.S. holder, as described below under the headings “—Irish Tax Considerations—Stamp Duty” and “—Irish Tax Considerations—Capital Acquisitions Tax,” will not be creditable against U.S. federal income taxes. U.S. holders should consult their tax advisors regarding the treatment of these Irish taxes.

Post-Transaction Consequences to Non-U.S. Holders

Consequences of Owning XL-Ireland Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends from XL-Ireland unless: (1) the dividends are effectively connected with the holder’s conduct of a trade or business in the United States (or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); or (2) such non-U.S. holder is subject to backup withholding.

Consequences of Disposing of XL-Ireland Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of XL-Ireland shares unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (3) the non-U.S. holder is subject to backup withholding.

Post-Transaction—Special Rules

Classification of XL-Ireland or its Non-U.S. Subsidiaries as Controlled Foreign Corporations. In general, a foreign corporation is considered a controlled foreign corporation, or “CFC,” if 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or by application of the constructive ownership rules of Section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation. A “10% U.S. Shareholder” is a U.S. Person (as defined in Section 957(c) of the Code) who owns (directly, indirectly through non-U.S. entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. Each 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year and owns shares in that CFC directly or indirectly through foreign entities on the last day of the foreign corporation’s taxable year on which it is a CFC must include in its gross income for U.S. federal income tax purposes its pro rata share (based on its actual direct and indirect, through foreign entities, ownership) of the CFC’s “subpart F income,” even if the subpart F income is not distributed. Subpart F income generally includes, among other things, investment income such as dividends, interest and capital gains, and income from insuring risks located outside the insurer’s country of incorporation. For purposes of taking into account insurance income, a CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned by 10% U.S. Shareholders on any day during the taxable year of such corporation, if certain premium tests are met. It is expected that all of the income of XL-Ireland’s insurance and reinsurance subsidiaries in Bermuda, and a portion of the income of XL-Ireland’s other non-U.S. insurance and reinsurance subsidiaries, would be considered subpart F income if such subsidiary were to be considered a CFC. In addition, a non-U.S. insurance subsidiary of XL-Ireland may be considered a CFC under the RPII rules discussed below.

Due to the dispersion of XL-Ireland’s share ownership among holders, the provisions in its articles of association that impose limitations on the concentration of voting power of its voting shares, and other factors, XL-Ireland believes that no U.S. Person that owns shares in XL-Ireland directly, indirectly through foreign entities or constructively should be subject to treatment after the Transaction as a 10% U.S. Shareholder of a CFC. These provisions of our articles of association are described in “Description of XL Group plc Share Capital.” We cannot assure you, however, that the IRS will not challenge the effectiveness of these provisions for purposes of preventing CFC and 10% U.S. Shareholder status and that a court will not sustain such challenge.

Related Person Insurance Income

Generally. The CFC rules described above also apply (with certain modifications) to certain insurance companies that earn related person insurance income, which we refer to as “RPII.” For purposes of applying the CFC rules to foreign corporations that earn RPII, a foreign corporation will be treated as a CFC if RPII Shareholders collectively own (directly, indirectly through foreign entities or by application of the constructive ownership rules) 25% or more of the stock of the corporation by vote or value. The term “RPII Shareholder” means any U.S. Person (as defined in Section 957(c) of the Code) who owns, directly or indirectly through foreign entities, any amount (rather than stock possessing 10% or more of the total combined voting power) of the foreign corporation’s stock.

RPII is defined as any “insurance income” attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” of the foreign corporation or a “related person” to such RPII Shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the provisions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

For purposes of the RPII rules, “related person” means someone who controls or is controlled by the RPII Shareholder or someone who is controlled by the same person or persons that control the RPII Shareholder. “Control” is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules, more than 50%, measured by vote or value, of the stock of the corporation. In the case of a partnership, trust or estate, control means the ownership, directly or indirectly, of more than 50% (by value) of the beneficial interests in such partnership, estate or trust.

If none of the exceptions described below applies, each U.S. Person who owns shares in XL-Ireland (and therefore, indirectly in its non-U.S. insurance subsidiaries) on the last day of the tax year in which a non-U.S. subsidiary is an RPII CFC would be required to include in its gross income for U.S. federal income tax purposes its share of RPII of that non-U.S. subsidiary for the U.S. Person’s taxable year that includes the end of that non-U.S. subsidiary’s taxable year. This inclusion generally would be determined as if such RPII were distributed proportionately only to such U.S. Persons holding shares at that date. The inclusion would be limited to the current-year earnings and profits of that non-U.S. subsidiary reduced by the shareholder’s pro rata share, if any, of certain prior-year deficits in earnings and profits. Even if one or more of the exceptions to the RPII rules applies, the general CFC rules described earlier may still apply to require 10% U.S. Shareholders to include in income their pro rata share of RPII, among other things.

RPII Exceptions. The special RPII rules described above will not apply to a non-U.S. subsidiary if (1) direct or indirect insureds and persons related to such insureds, whether or not U.S. Persons, own, at all times during that non-U.S. subsidiary’s taxable year directly or indirectly, less than 20% of the voting power and less than 20% of the value of the stock of that non-U.S. subsidiary (the “20% Ownership Exception”), (2) RPII, determined on a gross basis, is less than 20% of that non-U.S. subsidiary’s gross insurance income for the taxable year (the “20% Gross Income Exception”), (3) that non-U.S. subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements or (4) that non-U.S. subsidiary elects to be treated as a U.S. corporation for U.S. tax purposes. XL-Ireland intends to monitor its share ownership in order to operate in a manner that is designed to ensure that its non-U.S. subsidiaries qualify for the 20% Gross Income Exception and the 20% Ownership Exception. XL-Ireland will not always be able to determine who all of its shareholders or direct or indirect insureds are. Accordingly, it is possible that the IRS will assert that 20% or more of the vote or value of the shares of a non-U.S. insurance subsidiary of XL-Ireland are owned by insureds of that non-U.S. subsidiary of XL-Ireland or their related persons or that RPII constitutes 20% or more of the gross insurance income of that insurance subsidiary for the taxable year, and that XL-Ireland may be unable to prove otherwise.

Computation of RPII. In order to determine how much RPII each of its non-U.S. insurance subsidiaries has earned in each taxable year, XL-Cayman may obtain, and XL-Ireland may obtain and rely upon information from its insureds and reinsureds to determine whether any of the insureds, reinsureds or other persons related to such insureds or reinsureds own XL-Ireland shares and are U.S. Persons. XL-Ireland may not be able to determine whether any of the underlying insureds of the insurance companies to which its non-U.S. subsidiaries provides insurance or reinsurance are RPII shareholders or related persons to such shareholders. Consequently, XL-Ireland may not be able to determine accurately the gross amount of RPII earned by its non-U.S. subsidiaries in a given taxable year. XL-Ireland may also seek information from its shareholders to determine whether direct or indirect owners of XL-Ireland’s shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent XL-Ireland is unable to determine whether a direct or indirect owner of shares is a U.S. Person, XL-Ireland may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all shareholders identified as U.S. Persons.

Uncertainty as to Application of RPII. Treasury Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these Treasury Regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to XL-Ireland is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe “such regulations as may be necessary to carry out the purposes of this subsection, including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, we cannot assure you that the IRS will not challenge any determinations by XL-Ireland as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. U.S. holders should consult their tax advisors as to the effects of these uncertainties.

Basis Adjustments for RPII. A U.S. shareholder’s tax basis in its XL-Ireland shares will be increased by the amount of any subpart F income that the shareholder includes in income, including any RPII included in income by an RPII shareholder. Any distributions made by XL-Ireland out of previously taxed subpart F income, including RPII income, will be exempt from further U.S. income tax in the hands of the U.S. shareholder. The U.S. shareholder’s tax basis in its XL-Ireland shares will be reduced by the amount of any distributions that are excluded from income under this rule.

Information Reporting. Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required with respect to (1) a person who is treated as an RPII Shareholder, and (2) certain 10% U.S. Shareholders. For any taxable year in which XL-Ireland determines that the 20% Gross Income Exception and the 20% Ownership Exception do not apply, XL-Ireland intends to mail to all U.S. Persons registered as holders of its shares IRS Form 5471, completed with information from XL-Ireland, for attachment to the U.S. federal income tax returns of such shareholders.

Dispositions of Shares and Code Section 1248. Section 1248 of the Code provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned directly, indirectly through certain foreign entities or constructively 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a

CFC (with certain adjustments). A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs.

Section 1248 of the Code also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes and would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing Treasury Regulations do not address whether section 1248 of the Code would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation. U.S. holders should consult their tax advisors regarding the effects of these rules on a disposition of shares.

Passive Foreign Investment Company Provisions

The treatment of U.S. holders of XL-Ireland shares in some cases could be materially different from that described above if, at any relevant time, XL-Cayman or XL-Ireland were a passive foreign investment company, which we refer to as a “PFIC.”

For U.S. tax purposes, a foreign corporation will generally be classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, a look-through rule applies and the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly the proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. In addition, the PFIC statutory provisions also contain an express exception for income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business.

XL believes that it is not a PFIC, and has not been a PFIC in any prior taxable year. XL further believes that XL-Ireland will not be a PFIC following the Transaction. The tests for determining PFIC status are applied annually and it is difficult to accurately predict future income and assets relevant to this determination. In addition, there are currently no Treasury Regulations regarding the application of the PFIC provisions to an insurance company and Treasury Regulations or pronouncements interpreting or clarifying these rules may be forthcoming. Accordingly, no assurance can be given that the IRS would not challenge this position or that a court would not sustain such challenge.

If XL-Ireland should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of XL-Ireland shares, although there can be no assurance that it will be able to do so in a timely and complete manner.

U.S. holders of XL-Ireland shares should consult their own tax advisor about the PFIC rules, including the availability of certain elections.

Information Reporting and Backup Withholding

If both the Ordinary Share Exchange and Preference Share Exchange are consummated, U.S. holders that own at least five percent (of total voting power or total value) of XL-Cayman immediately before the Transaction will be required to file a Section 368(a) statement. If only the Ordinary Share Exchange is consummated, U.S. holders that own at least five percent (of total voting power or total value) of XL-Ireland immediately after the Transaction (i) will be required to file a Section 351 statement, and (ii) to the extent such U.S. holders do not file a GRA, may be required to report the Transaction on IRS Form 926. A U.S. holder that is required to file IRS

Form 926 may be subject to penalties if that holder fails to timely file such form. Other information reporting could also apply to the Transaction. Shareholders of XL-Cayman should consult their own tax advisor about the information reporting requirements that could be applicable to the exchange of XL-Cayman shares for XL-Ireland shares in the Transaction.

Dividends on XL-Ireland shares paid within the United States or through certain U.S.-related intermediaries are subject to information reporting unless the holder is a corporation, other exempt recipient or non-U.S. holder who establishes such foreign status. Dividends subject to information reporting are subject to backup withholding (currently at a rate of 28%) unless the payee furnishes the payor with a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of XL-Ireland shares within the United States or through certain U.S.-related intermediaries. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

If a U.S. holder of XL-Ireland shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

In order for a non-U.S. holder to not be subject to backup withholding tax on a subsequent disposition of XL-Ireland shares, or dividends paid on those shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status or otherwise establish an exemption.

Holders should consult their tax advisor regarding the application of information reporting and backup withholding to their particular situations.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH XL-CAYMAN SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Irish Tax Considerations

Scope of Discussion

The following is a summary of the material Irish tax considerations for ordinary shareholders of the Transaction and of owning and disposing of XL-Ireland ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each of the ordinary shareholders. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as in effect on the date of this proxy statement and on discussions and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and ordinary shareholders should consult their own tax advisers about the Irish tax consequences and tax consequences under the laws of other relevant jurisdictions of the Transaction and the acquisition, ownership and disposal of XL-Ireland ordinary shares. The summary applies only to ordinary shareholders who will own XL-Ireland ordinary shares as capital assets and does not apply to other categories of ordinary shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and ordinary shareholders who have, or who are deemed to have, acquired their XL-Ireland ordinary shares by virtue of an office or employment.

Irish Tax on Chargeable Gains

The rate of tax on chargeable gains in Ireland is 25%. Shareholders that are not resident or ordinarily resident in Ireland for Irish tax purposes and that do not hold their shares in connection with a trade or business carried on by such shareholders through an Irish branch or agency:

•

will not be within the charge to Irish tax on chargeable gains on the transfer of their XL-Cayman shares to XL-Ireland in return for the receipt of XL-Ireland shares pursuant to the Ordinary Share Exchange;

•	will not be within the charge to Irish tax on chargeable gains on the transfer of any fractional XL-Cayman shares to XL-Ireland in return for cash; and

•	should not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their XL-Ireland shares.

Shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or shareholders that hold their shares in connection with a trade or business carried on by such persons through an Irish branch or agency:

•

will be within the charge to Irish tax on chargeable gains on the Ordinary Share Exchange, but the Ordinary Share Exchange should be treated as falling within specific relieving provisions applicable to certain reorganizations and, accordingly, such shareholders should not recognize any taxable gain or loss as a result of the Ordinary Share Exchange and the XL-Ireland shares received pursuant to the Ordinary Share Exchange should be treated as the same asset as their transferred XL-Cayman shares;

•

will be within the charge to Irish tax on chargeable gains on the transfer of any fractional XL-Cayman shares to XL-Ireland in return for cash and may, therefore, realize a chargeable gain on such transfer; and

•

will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish tax on chargeable gains in respect of a gain or loss made on the sale or other disposal of XL-Ireland shares.

A shareholder of XL-Ireland who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1%. Where it arises Irish stamp duty is generally a liability of the transferee.

The Ordinary Share Exchange will be within the charge to Irish stamp duty, but the Ordinary Share Exchange should be treated as falling within specific relieving provisions applicable to certain reorganizations and, accordingly, the Ordinary Share Exchange should not give rise to Irish stamp duty charges.

Irish stamp duty may, depending on the manner in which the shares in XL-Ireland are held, be payable in respect of transfers of XL-Ireland shares after completion of the Transaction.

Shares Held Through DTC (directly or through a broker)

A transfer of XL-Ireland shares effected by means of the transfer of book entry interests in DTC (directly or through a broker) will not be subject to Irish stamp duty. On the basis that most ordinary shares in XL-Ireland are expected to be held through DTC, it is anticipated that most transfers of ordinary shares will be exempt from Irish stamp duty.

Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of XL-Ireland shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided:

•	there is no change in the beneficial ownership of such shares; and

•	the transfer into DTC is not effected in contemplation of a subsequent sale of such shares.

Due to the potential Irish stamp duty charge on transfers of XL-Ireland shares, XL strongly recommends that those shareholders who do not hold their shares through DTC (or through a broker who in turn holds such shares through DTC) arrange for the transfer of their shares into DTC prior to the Effective Time. XL also strongly recommends that any person who wishes to acquire XL-Ireland shares after completion of the Transaction acquires such shares through DTC (or through a broker who in turn holds such shares through DTC).

Withholding Tax on Dividends

Distributions made by XL-Ireland will, absent the application of one of many exemptions, generally be subject to Irish dividend withholding tax, which we refer to as “DWT,” at a rate of 20%.

For DWT purposes, a distribution includes any distribution that may be made by XL-Ireland to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, XL-Ireland is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from XL-Ireland if such shareholder is beneficially entitled to the dividend and is either:

•

an individual resident for tax purposes in a “relevant territory” and is neither resident nor ordinarily resident in Ireland (for a list of “relevant territories” for DWT purposes, please see Annex F to this proxy statement);

•	a company resident for tax purposes in a “relevant territory,” provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a “relevant territory” and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a “relevant territory”;

•

a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a recognized stock exchange either in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•

a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance;

and provided, in all cases noted above, the shareholder has furnished the relevant Irish Revenue Commissioners’ DWT forms (the “DWT Forms”) to:

•

its broker (and the relevant information is further transmitted to XL-Ireland or any qualifying intermediary appointed by XL-Ireland) before the record date for the dividend if its shares are held through DTC, or

•	to XL-Ireland’s transfer agent at least seven business days before such record date if its shares are held outside of DTC.

Links to the various DWT Forms are available at:

http://www.revenue.ie/en/tax/dwt/forms/index.html.

For shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Shares Held by U.S. Resident Shareholders

Dividends paid in respect of XL-Ireland shares that are owned by U.S. residents and held through DTC will not be subject to DWT provided the addresses of the beneficial owners of such shares in the records of the broker holding such shares are in the U.S. and such broker has transmitted this information to a qualifying intermediary appointed by XL-Ireland. XL strongly recommends that such shareholders ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by XL-Ireland).

Dividends paid in respect of XL-Ireland shares held outside of DTC will not be subject to DWT if such shareholders held shares in XL-Cayman on January 12, 2010 and have provided a valid Form W-9 showing a U.S. address to XL-Ireland’s transfer agent. XL strongly recommends that such shareholders ensure that an appropriate Form W-9 has been provided to XL-Ireland’s transfer agent.

Dividends paid in respect of XL-Ireland shares that are owned by residents of the U.S. and held outside of DTC will not be subject to DWT, even if such shareholders did not hold shares in XL-Cayman on January 12, 2010, if such shareholders satisfy the conditions of one of the exemptions referred to above under the heading “General Exemptions,” including the requirements to furnish completed DWT Forms and that such forms remain valid. Such shareholders must provide the appropriate DWT Forms to XL-Ireland’s transfer agent at least seven business days before the record date for the first dividend payment to which they are entitled. XL strongly recommends that such shareholders complete the appropriate DWT Forms and provide them to XL-Ireland’s transfer agent as soon as possible after acquiring their shares.

If any shareholder that is resident in the U.S. receives a dividend from which DWT has been withheld, the shareholder should, upon making the necessary application, generally be entitled to obtain a refund of such DWT from the Irish Revenue Commissioners.

Shares Held by Residents of “Relevant Territories” Other Than the U.S.

Shareholders who are residents of “relevant territories,” other than the U.S. and regardless of when such shareholders acquired their shares, must satisfy the conditions of one of the exemptions referred to above under the heading “General Exemptions,” including the requirement to furnish completed DWT Forms, in order to receive dividends without suffering DWT.

If such shareholders hold their shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by XL-Ireland) before the record date for the first dividend to which they are entitled. If such shareholders hold their shares outside of DTC, they must provide the appropriate DWT forms to XL-Ireland’s transfer agent at least seven business days before such record date. XL strongly recommends that such shareholders complete the appropriate DWT Forms and provide them to their brokers or XL-Ireland’s transfer agent, as the case may be, as soon as possible after acquiring their XL-Ireland ordinary shares.

If any shareholder who is resident in a “relevant territory” receives a dividend from which DWT has been withheld, the shareholder may be entitled to a refund of such DWT from the Irish Revenue Commissioners.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividends paid on their XL-Ireland shares.

Shareholders that are residents of Ireland but that are entitled to receive dividends without DWT must complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by XL-Ireland) before the record date for the first dividend to which they are entitled (in the case of shares held through DTC), or to XL-Ireland’s transfer agent at least seven business days before such record date (in the case of shares held outside of DTC).

Shares Held by Other Persons

XL-Ireland shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Qualifying Intermediary

Prior to paying any dividend, XL-Ireland will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of shares of XL-Ireland that are held through DTC, which we refer to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after XL-Ireland delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

XL-Ireland will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Shareholders that are required to file DWT Forms in order to receive dividends free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year of the filing of the forms.

Income Tax on Dividends Paid on XL-Ireland Shares

Irish income tax may arise in respect of dividends received from Irish resident companies.

A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the income and health levies on a dividend from XL-Ireland. An exception to this position may apply where such shareholder holds XL- Ireland shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the levies. An exception to this position may apply where the shareholder holds XL-Ireland shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by XL-Ireland discharges the liability to income tax.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or levies on dividends received from XL-Ireland.

Repurchase of Shares by XL-Ireland

Chargeable gains

A repurchase of shares by XL-Ireland under current legislation should be treated as a capital event for Irish tax purposes and, as a result, Irish tax on chargeable gains (which is currently at a rate of 25%) will be relevant to a gain realized on any such repurchase. Holders of shares of XL-Ireland who are neither resident nor ordinarily resident in Ireland and who do not have some connection with Ireland other than holding XL-Ireland shares should not realize a taxable gain on the repurchase of such shares. Please see “—Irish Tax on Chargeable Gains” above for a more detailed description of Irish tax on chargeable gains. Draft legislation has been published, which, if enacted in its current form, will provide that a repurchase forming part of a scheme to enable shareholders to participate in the profits of XL-Ireland or its subsidiaries without receiving a dividend may be re-characterized for Irish tax purposes as a dividend from XL-Ireland. If such re-characterization were to apply, the discussions under “—Withholding Tax on Dividends” and “—Income Tax on Dividends Paid on XL-Ireland Shares” above would be relevant such that our shareholders falling within one of the exemptions from DWT (which should include residents of the

U.S. and residents of the countries listed in Annex F attached to this proxy statement provided relevant documentation supporting the exemption has been put in place) should not be subject to Irish tax by reference to a re-characterized repurchase of shares by XL-Ireland.

Stamp duty

A repurchase of shares by XL-Ireland may, depending on the method by which the repurchase is effected, be subject to Irish stamp duty; however, any stamp duty arising on such a repurchase would generally be a liability of XL and not of the shareholder.

Capital Acquisitions Tax

Irish capital acquisitions tax, which we refer to as “CAT,” comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of XL-Ireland shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because XL-Ireland shares are regarded as property situated in Ireland as the share register of XL-Ireland must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 25% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH XL-CAYMAN SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Cayman Islands Tax Considerations

The Transaction will not result in any income tax consequences under Cayman Islands law to XL-Cayman, XL-Ireland or their shareholders.

DESCRIPTION OF XL GROUP PLC SHARE CAPITAL

The following description of XL-Ireland’s share capital is a summary. This summary is subject to the Irish Companies Acts and to the complete text of XL-Ireland’s memorandum and articles of association (which will be adopted by XL-Ireland substantially in the form attached as Annex B prior to the Effective Time) and the terms of issue of the XL-Ireland Series C preference shares and the XL-Ireland Series E preference shares (which, if the Preference Share Exchange is consummated, will be adopted by the XL-Ireland Board of Directors substantially in the forms attached as Annexes C and D immediately prior to the Effective Time). We encourage you to read those laws and documents carefully. There are differences between XL-Cayman’s memorandum and articles of association and XL-Ireland’s memorandum and articles of association. However, there are no material differences between those documents, except:

(1)

for changes that are required by Irish law (i.e., certain provisions of the XL-Cayman articles of association will not be replicated in the XL-Ireland articles of association because Irish law would not permit such replication, and certain provisions will be included in the XL-Ireland articles of association although they were not in the XL-Cayman articles of association because they reflect the relevant Irish legal provisions or Irish law requires such provisions to be included in the articles of association of an Irish public limited company);

(2)	for changes that eliminate certain provisions that are no longer applicable due to the passage of time;

(3)	for changes that are necessary in order to preserve the current rights of shareholders and powers of the Board of Directors of XL following the Transaction; and

(4)

if the amendments to the XL-Cayman articles of association described in the Director Nomination Procedures Proposal are approved by our ordinary shareholders, the new procedural requirements relating to shareholder nominations of directors will be replicated in the articles of association of XL-Ireland if the Transaction is consummated. Please see “Proposal Number Three: The Director Nomination Procedures Proposal.”

See “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Except where otherwise indicated, the description below reflects XL-Ireland’s memorandum and articles of association and the terms of issue of the XL-Ireland Series C and Series E preference shares substantially as those documents will be in effect upon consummation of the Transaction.

Capital Structure

Authorized Share Capital

The authorized share capital of XL-Ireland will be €40,000 divided into 40,000 subscriber shares with a nominal value of €1 per share (the “subscriber shares”) and US$9,999,900, divided into 500,000,000 ordinary shares with a nominal value of US$0.01 per share (the “XL-Ireland ordinary shares”), and 499,990,000 undesignated shares with a nominal value of US$0.01 per share (the “undesignated shares”). The authorized share capital includes 40,000 subscriber shares with a nominal value of €1 per share in order to satisfy statutory requirements for all newly formed Irish public limited companies.

If the Preference Share Exchange is consummated, the Board of Directors of XL-Ireland will adopt, effective immediately prior to the Effective Time, the terms of issue setting forth the special rights of the Series C preference shares and Series E preference shares of XL-Ireland to be issued in the Preference Share Exchange, substantially in the forms attached to this proxy statement as Annexes C and D. The issuance of the Series C preference shares and the Series E preference shares of XL-Ireland will reduce the number of authorized but unissued undesignated shares. There will be no material differences between the terms and rights of the Series C and Series E preference shares of XL-Cayman and those of the Series C preference shares and the Series E preference shares of XL-Ireland, except for changes that are required by Irish law and the changes described below under “—Dividends.” Except for the limited voting rights described below under “—Voting—Voting Rights of Series C and E Preference Shares” the Series C and Series E preference shares of

XL-Ireland, if issued, will be non-voting shares. Accordingly, holders of those preference shares will not have the right to attend and vote generally at general meetings of the shareholders of XL-Ireland.

Except as otherwise specified below, references to voting by shareholders of XL-Ireland contained in this Description of Share Capital are references to voting by holders of shares entitled to attend and vote generally at general meetings of the shareholders of XL-Ireland. Immediately after the Effective Time, the only such shares of XL-Ireland issued and outstanding will be the XL-Ireland ordinary shares.

XL-Ireland has the authority, pursuant to its articles of association, to increase its authorized but unissued share capital by ordinary resolution by creating additional XL-Ireland shares of any class or series. An “ordinary resolution” of XL-Ireland requires more than 50% of the votes cast at a shareholders’ meeting by shareholders entitled to vote at that meeting.

As a matter of Irish law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, the articles of association of XL-Ireland authorize the Board of Directors of XL-Ireland to issue new shares up to the amount of XL-Ireland’s authorized but unissued share capital without shareholder approval for a period of five years from the date XL-Ireland’s articles of association are adopted in substantially the form attached as Annex B. We expect that XL-Ireland will seek to renew such general authority at an annual general meeting before the end of that five-year period.

XL-Ireland’s articles of association authorize its Board of Directors, without shareholder approval, to determine the terms of the undesignated shares issued by XL-Ireland. The XL-Ireland Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of ordinary shares or other classes or series of shares and to establish the characteristics of each such other class or series, including the number of shares and their preferred or deferred or other special rights and privileges or limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, conversion, redemption or otherwise.

Unlike Cayman Islands law, Irish law does not recognize fractional shares held of record. Accordingly, XL-Ireland’s articles of association do not provide for the issuance of fractional XL-Ireland shares and the official register of XL-Ireland will not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of XL-Ireland any shareholder would become entitled to fractions of a share, the Board of Directors may, on behalf of those shareholders, sell the shares representing the fractions and distribute the proceeds of sale among those shareholders (or, if those proceeds are less than an amount fixed by the Board of Directors, retain them for the benefit of the company). This ability of the Board of Directors of XL-Ireland to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.

Issued Share Capital

Immediately prior to the Transaction, the issued share capital of XL-Ireland will be €40,000, consisting of 40,000 subscriber shares, with nominal value of €1 per share. At the Effective Time, the subscriber shares will be redeemed at their nominal value by XL-Ireland and cancelled. Also at the Effective Time, XL-Ireland will issue a number of its ordinary shares that is equal to the number of whole XL-Cayman ordinary shares that will be transferred to XL-Ireland as part of the Transaction.

If the Preference Share Exchange is consummated, then at the Effective Time, XL-Ireland also will issue a number of Series C preference shares that is equal to the number of XL-Cayman Series C preference shares that will be transferred to XL-Ireland as part of the Transaction and a number of Series E preference shares that is equal to the number of XL-Cayman Series E preference shares that will be transferred to XL-Ireland as part of the Transaction.

XL-Ireland shares issued pursuant to the Transaction will be issued credited as fully paid up and will be non-assessable.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law, certain statutory pre-emption rights apply automatically in favor of XL-Ireland ordinary shareholders when XL-Ireland shares are issued for cash. However, XL-Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish law. Irish law requires this opt-out to be renewed at least every five years by a special resolution of the shareholders. A “special resolution” requires not less than 75% of the votes cast by XL-Ireland shareholders at a meeting of shareholders. We expect that XL-Ireland will seek renewal of the opt-out at an annual general meeting within five years from the date XL-Ireland’s articles of association are adopted in substantially the form attached as Annex B. If the opt-out expires and is not renewed, shares issued for cash must be offered to pre-existing ordinary shareholders of XL-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders or pre-existing shareholders in an amount greater than their pro rata entitlements. The statutory pre-emption rights:

•	generally do not apply where shares are issued for non-cash consideration;

•

do not apply to the issuance of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any dividend and capital distribution, which are sometimes referred to as non-participating shares); and

•

do not apply to the issuance of shares pursuant to certain employee compensation plans (but the XL 1991 Performance Incentive Program and the XL Directors’ Stock and Option Plan, both of which permit grants to non-employee directors, do not fit within this exception).

Holders of Series C preference shares and Series E preference shares of XL-Ireland will not have pre-emption rights.

The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. This authority can be granted for a maximum period of five years, after which it must be renewed by the shareholders by an ordinary resolution. The articles of association of XL-Ireland provide that the Board of Directors of XL-Ireland is authorized to grant, upon such terms as the Board of Directors deems advisable, options to purchase (or commitments to issue at a future date) XL- Ireland shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued. This authority under the articles will lapse after five years from the date XL-Ireland’s articles of association are adopted in substantially the form attached as Annex B. We expect that XL-Ireland will seek renewal of this authority at an annual general meeting before the end of that five-year period. Under the same authority, the Board of Directors may issue shares upon exercise of warrants or options or other commitments without shareholder approval or authorization (up to the relevant authorized but unissued share capital). Statutory pre-emption rights will apply to the issuance of warrants and options issued by XL-Ireland unless an opt-out applies or shareholder approval for an opt-out is obtained in the same manner described directly above for XL- Ireland ordinary shares.

XL-Ireland will be subject to the rules of the NYSE requiring shareholder approval of certain share issuances. The Irish Takeover Rules may be applicable in certain circumstances and can impact on XL-Ireland’s ability to issue shares. Please see “Risk Factors.”

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of XL-Ireland less accumulated realized losses of XL-Ireland on a standalone basis. In addition, no dividend or distribution may be made unless the net assets of XL-Ireland are not less than the aggregate of XL-Ireland’s share capital plus undistributable reserves and the distribution does not reduce XL-Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which XL-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed XL-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not XL-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of XL-Ireland. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of XL-Ireland’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. These “relevant accounts” must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

XL-Ireland will not have any distributable reserves from which to make distributions immediately following the Effective Time. Please see “Risk Factors” and “Proposal Number Two: The Distributable Reserves Proposal.”

XL-Ireland’s articles of association authorize the Board of Directors of XL-Ireland to declare such dividends as appear justified from the profits of XL-Ireland without the approval of the shareholders. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. XL-Ireland may pay dividends in any currency but intends to do so in U.S. dollars. The Board of Directors of XL-Ireland may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to XL-Ireland in respect of shares of the company.

If the Preference Share Exchange is consummated, each of the Series C and Series E preference shares of XL-Ireland will accrue dividends at the same rate, and have the same liquidation preference, as the equivalent series of preference shares of XL-Cayman. However, the Series C and Series E preference shares of XL-Ireland will be deemed to accrue dividends (1) in the case of the XL-Ireland Series C preference shares, from the dividend payment date for the last dividend period on the XL-Cayman Series C preference shares beginning prior to the Effective Time for which a Series C preference share dividend was paid in full (or, if the dividend payment on the Series C preference shares of XL-Cayman that would normally be paid on July 15, 2010 is paid in full prior to such date, only from July 15, 2010), and (2) in the case of the XL-Ireland Series E preference shares, from the last dividend payment date on the XL-Cayman Series E preference shares prior to the Effective Time, whether or not a Series E preference share dividend was paid on that date (the dividends on the Series E preference shares being non-cumulative). These changes regarding the first dividend period following the Preference Share Exchange are intended to ensure that the Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders. If the Preference Share Exchange is consummated, the Series C and Series E preference shares of XL- Ireland will rank senior to the XL-Ireland ordinary shares in terms of dividends. Further, subject to certain limited exceptions, no dividends may be paid on the XL-Ireland ordinary shares unless full cumulative dividends on the XL-Ireland Series C preference shares and full dividends with respect to the then-current dividend period for the XL-Ireland Series E preference shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment.

The Board of Directors of XL-Ireland is also authorized to issue shares in the future with preferred rights to participate in dividends declared by XL-Ireland. The holders of such preference shares may, depending on their terms, rank senior to the holders of the ordinary shares of XL-Ireland with respect to dividends.

For information about the Irish tax considerations relating to dividend payments, please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions

Repurchases and Redemptions by XL-Ireland

Under Irish law and subject to certain restrictions, a company can issue redeemable shares and redeem or repurchase them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares made for that purpose. XL-Ireland will not have any distributable reserves from which to make redemptions or repurchases immediately following the Effective Time because it will be a newly formed holding company with no retained earnings. Please see “Proposal Number Two: The Distributable Reserves Proposal” with respect to our plan to create such distributable reserves. The issue or redemption of redeemable shares may only be made by XL-Ireland where the nominal value of the issued share capital that is not redeemable is at least 10% of the nominal value of the total issued share capital of XL-Ireland. No share may be redeemed unless it is fully paid up and the terms of redemption of the shares must provide for payment on redemption. Subject to certain limitations imposed by Irish law, shareholder approval will not be required to redeem XL-Ireland shares.

XL-Ireland’s articles of association provide that any ordinary share of XL-Ireland will be automatically converted into a redeemable share at the time of the existence or creation of an agreement, transaction or trade pursuant to which XL-Ireland acquires or will acquire its ordinary shares or an interest in its ordinary shares from a person, unless the ordinary shares are listed on a “recognized stock exchange” as defined in the Irish Companies Acts and the Board of Directors of XL-Ireland determines to treat the acquisition as a purchase. Accordingly, for Irish law purposes, it is intended that the repurchase of ordinary shares by XL-Ireland can technically be consummated as a redemption of those shares as described in the preceding paragraph. If the articles of association of XL-Ireland did not contain such provisions, repurchases by XL-Ireland would be subject to many of the same rules that apply to purchases of XL-Ireland shares by subsidiaries described below under “—Purchases by Subsidiaries of XL-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be consummated on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back XL-Ireland shares, we are referring to the redemption of shares by XL-Ireland pursuant to such provision of the articles of association.

XL-Ireland’s articles of association also provide it with an additional general authority to purchase its own shares on-market that would take effect on substantially the same terms and be subject to substantially the same conditions applicable to purchases by XL-Ireland’s subsidiaries, as described below.

If the Preference Share Exchange is consummated, XL-Ireland will have certain rights and obligations to redeem the XL-Ireland Series C and Series E preference shares as generally described below. XL-Ireland will have the right to redeem the XL-Ireland Series C preference shares, in whole or in part, on or after July 15, 2013, at a redemption price of $25 per share, plus accrued and unpaid dividends to the date of redemption. XL-Ireland will have the right, under certain circumstances, to redeem the XL-Ireland Series C preference shares prior to July 15, 2013, at specified redemption prices, plus accrued and unpaid dividends to the date of redemption. The XL-Ireland Series C preference shares will be redeemable at the option of the holders from and after July 15, 2033 to but excluding the 45th day thereafter (subject to extension under certain circumstances), at a redemption price of $25 per share, plus accrued and unpaid dividends to the date of redemption. XL-Ireland will have the right to redeem the XL-Ireland Series E preference shares, in whole or in part, on or after April 15, 2017, at a redemption price of $1,000 per share, plus declared but unpaid dividends with respect to the then- current dividend period to the date of redemption. XL-Ireland will have the right, under certain circumstances, to redeem the XL-Ireland Series E preference shares prior to April 15, 2017, at specified redemption prices, plus declared but unpaid dividends with respect to the then-current dividend period to the date of redemption. Holders of the Series E preference shares will not have any rights to require XL-Ireland to redeem their Series E preference shares at any time.

In addition, subject to certain limitations contained in the terms of issue of such shares, XL-Ireland will have the right to repurchase the XL-Ireland Series C and Series E preference shares in the open market, by tender to all holders of the relevant series of preference shares, by private agreement or otherwise as the XL-Ireland Board of Directors sees fit. The terms of issue of the XL-Ireland Series C and Series E preference shares provide that any such repurchase can technically be effected as a redemption of those shares, on the terms agreed with the holder or holders. A redemption effected pursuant to the terms of the XL-Ireland Series C or Series E preference shares governing repurchases will not be subject to the other terms of those shares relating to redemptions described in the preceding paragraph.

Whether or not the Preference Share Exchange is consummated, the Board of Directors of XL-Ireland will also have the authority to issue other preference or other classes or series of shares that may be redeemed at the option of either XL-Ireland or the holder, depending on the terms of such shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on preference shares.

Repurchased and redeemed XL-Ireland shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by XL-Ireland at any time must not exceed 10% of the nominal value of the company’s total issued share capital. While XL-Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares and no dividend or other payment can be paid to XL-Ireland in respect of those shares. Treasury shares may be cancelled by XL-Ireland or re-issued subject to certain conditions.

Please see “Risk Factors” and “Proposal Number Two: The Distributable Reserves Proposal.”

Purchases by Subsidiaries of XL-Ireland

Under Irish law, it may be permissible for a subsidiary to purchase XL-Ireland shares either on-market or off-market. In order for a subsidiary of XL-Ireland to make an on-market purchase of XL-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the XL-Ireland ordinary shares will be listed following the Transaction, is not currently specified as a “recognized stock exchange” for this purpose by Irish law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges; legislation has been passed by the Irish Parliament and new regulations are currently being considered by the Irish authorities to facilitate this addition and enable Irish companies to make “overseas market purchases.”

A general authority of the shareholders of XL-Ireland is required to allow a subsidiary of XL-Ireland to make on-market purchases of XL-Ireland shares; however, as long as this general authority has been granted, no specific shareholder authority is required for a particular on-market purchase. This general authority must expire no later than 18 months after the date it was granted. We expect that, prior to the Effective Time, XL-Cayman and certain of its subsidiaries, which will then constitute all the shareholders of XL-Ireland, will grant such an authority, to be effective on the later of (1) the Effective Time and (2) the date on which the NYSE becomes a recognized stock exchange for this purpose. XL-Ireland expects to seek to renew such general authority of the shareholders at the annual general meeting of XL-Ireland in 2011 and at subsequent annual general meetings.

For an off-market purchase of XL-Ireland shares, the proposed purchase contract must be authorized by special resolution of the shareholders of XL-Ireland before the contract is entered into. The person whose shares are to be purchased cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of XL-Ireland.

The number of XL-Ireland shares held by its subsidiaries at any time will count as treasury shares for the purposes of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of XL-Ireland set by the Irish Companies Act. While a subsidiary holds XL-Ireland shares, it cannot exercise any voting rights in respect of those shares. The acquisition of XL-Ireland shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The Board of Directors of XL-Cayman has previously authorized a program to repurchase up to $500 million of the ordinary shares, under which there remained, as of March 5, 2010, authorization to repurchase up to $375.5 million of the ordinary shares. Prior to the consummation of the Transaction, we expect (1) the Board of Directors of XL-Ireland to authorize the repurchase or redemption of XL-Ireland shares by XL-Ireland and (2) the shareholders of XL-Ireland (which at the time will be XL-Cayman and certain of its subsidiaries) to authorize the purchase of XL-Ireland shares by XL-Ireland and subsidiaries of XL-Ireland pursuant to the program, such that XL-Ireland and its subsidiaries will be authorized to purchase or redeem shares in an aggregate amount approximately equal to the then-remaining authorization under the existing XL-Cayman share repurchase program.

To the extent this authorization is for repurchases (rather than redemptions), it will not be effective until the later of (1) the Effective Time and (2) the date on which the NYSE becomes a recognized stock exchange for this purpose. This is because, as described above, on-market purchases of XL- Ireland shares may only be made on a “recognized stock exchange.” XL-Ireland expects to seek to renew such authorization at the annual general meeting of XL-Ireland in 2011 and at subsequent annual general meetings.

However, as described above, repurchases of XL-Ireland shares by XL-Ireland can technically be effected as a redemption of those shares pursuant to the articles of association, and to the extent they are so effected, separate shareholder approval for such repurchases will not be required.

See also “Risk Factors” and “Proposal Number Two: The Distributable Reserves Proposal.”

Bonus Shares

Under XL-Ireland’s articles of association, upon the recommendation of the Board of Directors of XL-Ireland, the shareholders by ordinary resolution may authorize the Board to capitalize any amount credited to any reserve (including the share premium account and the capital redemption reserve fund) or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, XL-Ireland may, by ordinary resolution, divide any or all of its share capital into shares of smaller nominal value than its existing shares (often referred to as a stock split) or consolidate any or all of its share capital into shares of larger nominal value than its existing shares (often referred to as a reverse stock split).

Reduction of Share Capital

XL-Ireland may, by ordinary resolution, reduce its authorized but unissued share capital. XL-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital, any share premium account or capital redemption reserve fund.

General Meetings of Shareholders

XL-Ireland will be required under Irish law to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after XL-Ireland’s fiscal year-end. The first annual general meeting of XL-Ireland may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if an ordinary resolution so authorizing has been passed at the preceding annual general meeting. XL-Ireland’s articles of association include a provision requiring annual general meetings to be held within such time periods as required by Irish law.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual profit and loss account, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office, subject to certain limited exceptions. The XL-Ireland articles of association provide that, at each annual general meeting, directors will be elected to fill the board seats of those directors whose terms expire at that annual general meeting. At any annual general meeting, only such business may be conducted as has been brought before the meeting (1) by or at the direction of the Board of Directors of XL-Ireland, (2) in certain circumstances, at the direction of the Irish High Court or as required by law or (3) business that the chairman of the meeting determines is properly within the scope of the meeting. In addition, shareholders entitled to vote at an annual general meeting may make nominations of candidates for election to the Board of Directors of XL-Ireland as described below under “Comparison of Rights of Shareholders and Powers of the Board of Directors—Director Nominations; Proposals of Shareholders.”

Extraordinary general meetings of XL-Ireland may be convened (1) by the Board of Directors of XL-Ireland, (2) on requisition of the shareholders holding the number of shares of XL-Ireland prescribed by the Irish Companies Acts (currently 10% of the paid up share capital of the company carrying voting rights), or (3) in certain circumstances, on requisition of XL-Ireland’s auditors.

Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of XL-Ireland as may be required from time to time. The business to be conducted at any extraordinary general meeting must be set forth in the notice of the meeting.

In the case of an extraordinary general meeting requisitioned by shareholders of XL-Ireland, the proposed purpose of the meeting must be set out in the requisition notice of the meeting. The requisition notice can propose any business to be considered at the meeting. Under Irish law, upon receipt of this requisition notice, the Board of Directors of XL-Ireland has 21 days to convene the extraordinary general meeting of XL-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of receipt of the requisition notice. If the Board of Directors does not proceed to convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice by the Board of Directors of XL-Ireland.

If the Board of Directors of XL-Ireland becomes aware that the net assets of XL-Ireland are half or less of the amount of XL-Ireland’s called-up share capital, the Board of Directors of XL-Ireland must, not later than 28 days from the date that it learns of this fact, convene an extraordinary general meeting of XL-Ireland’s shareholders to be held not later than 56 days from such date. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

At least 30 days’ notice of any general meeting must be given to shareholders, each director and the auditors of XL-Ireland, under its articles of association.

Quorum for Shareholder Meetings

Under the articles of association of XL-Ireland, the presence, in person or by proxy, of at least two shareholders constituting the holders of at least 50% of the voting power of the issued shares of XL-Ireland that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting, other than business requiring a special resolution. The quorum required to pass a special resolution at a general meeting is the presence, in person or by proxy, of at least two shareholders constituting the holders of at least 2/3 of the voting power of the issued shares of XL- Ireland that carry the right to vote at the meeting.

Except as described in the next paragraph below, with respect to any class meeting of the holders of the Series C preference shares or the holders of the Series E preference shares of

XL-Ireland, the necessary quorum is the presence, in person or by proxy, of at least two shareholders constituting the holders of not less than 50% of the issued shares of that class.

In the case of a meeting to vary the rights of any class or series of shares (including the Series C preference shares or the Series E preference shares of XL-Ireland), discussed below under “—Variation of Rights Attaching to a Class or Series of Shares,” Irish law provides that the necessary quorum is the presence, in person or by proxy, of at least two shareholders representing 1/3 in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class.

Voting

Generally

Holders of XL-Ireland ordinary shares vote on all matters submitted to a vote of shareholders and are entitled to one vote per share, except that if, and for so long as, the votes conferred by the XL-Ireland Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Ireland Controlled Shares (as defined below) of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Ireland’s articles of association. “XL- Ireland Controlled Shares” of a person (as defined in XL-Ireland’s articles of association) include (1) all XL-Ireland shares owned directly, indirectly or constructively by that person (within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended) or (2) all XL-Ireland shares owned directly, indirectly or constructively by that person or any “group” of which that person is a part, within the meaning of Section 13(d)(3) of the Exchange Act.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in XL-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with XL-Ireland’s articles of association. The articles of association of XL-Ireland provide that the Board of Directors may permit the appointment of proxies by the shareholders to be notified to XL-Ireland electronically.

In accordance with the articles of association of XL-Ireland, the Board of Directors of XL-Ireland may from time to time cause XL-Ireland to issue preference or any other class or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares). Please see “—Voting Rights of Series C and Series E Preference Shares” below.

Treasury shares and shares of XL-Ireland held by subsidiaries of XL-Ireland will not entitle their holders to vote at general meetings of shareholders.

Except where a greater majority is required by Irish law or XL-Ireland’s articles of association, any question proposed for consideration at any general meeting of XL-Ireland or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting. Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A “special resolution” of XL-Ireland requires not less than 75% of the votes cast by shareholders at a meeting of shareholders. Examples of matters requiring special resolutions include:

•	Amending the objects of XL-Ireland set forth in its memorandum of association;

•	Amending the articles of association of XL-Ireland;

•	Approving a change of name of XL-Ireland;

•

Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person of a director (which generally includes a family member or business partner of the director and any entity controlled by the director);

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of XL-Ireland from a public limited company to a private company;

•	Purchase of XL-Ireland’s own shares off-market;

•	Reduction of issued share capital;

•	Resolving that XL-Ireland be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes;

•	Setting the re-issue price of treasury shares; and

•	Mergers with companies incorporated in the European Economic Area (“EEA”), as described below under “—Acquisitions.”

Voting Rights of Series C and E Preference Shares

Holders of Series C and Series E preference shares of XL-Ireland (which will be issued if the Preference Share Exchange is consummated) will generally have no right to vote on the election of directors of XL-Ireland. However, if dividends on the Series C preference shares or the Series E preference shares of XL-Ireland were unpaid for six full quarterly periods, whether or not consecutive, holders of the preference shares as to which there were such unpaid dividends, voting as a class with all other series of XL-Ireland preference shares then having such a right, would have the right to elect two persons who would then be appointed as additional directors to the Board of Directors of XL-Ireland. These rights would cease (1) with respect to holders of the Series C preference shares, when all such unpaid amounts had been paid in full and (2) with respect to the holders of the Series E preference shares, when full dividends on the Series E preference shares had been paid for at least four consecutive quarterly periods (or upon the redemption of all Series E preference shares, if earlier). In addition, any variation of class rights attaching to the preference shares must be approved by a resolution of the shareholders of the class affected. See “—Variation of Rights Attaching to a Class or Series of Shares” below. Further, if the XL-Ireland Series C and Series E preference shares are issued, no class or series of shares may be created which ranks senior to the Series C or Series E preference shares of XL-Ireland as to dividend rights or as to rights upon the liquidation, dissolution or winding up of XL-Ireland, in each case, without the approval of (1) a resolution of the holders of the XL-Ireland Series C or Series E preference shares, as the case may be, passed by the affirmative vote of the holders of 2/3 of such shares voted at a meeting of such holders or (2) the written consent of all the holders of the XL-Ireland Series C or Series E preference shares, as the case may be.

Variation of Rights Attaching to a Class or Series of Shares

Variation of any special rights attached to any class or series of issued shares of XL-Ireland (including XL-Ireland ordinary shares, and if the Preference Share Exchange is consummated, the XL-Ireland Series C preference shares and the XL-Ireland Series E preference shares) must, in accordance with the articles of association of XL-Ireland, be approved by (1) a resolution of the shareholders of the class or series affected, passed by the affirmative vote of the holders of 2/3 of the shares of that class or series voted at a meeting of that class or series or (2) the written consent of all the shareholders of that class or series. In the case of a meeting to vary the rights of any class or series of shares (including the Series C preference shares or the Series E preference shares of XL-Ireland), Irish law provides that the necessary quorum is the presence, in person or by proxy, of at least two shareholders representing 1/3 in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class. Every shareholder of the affected class or series will have one vote for each share of such class or series that he or she holds as of the record date for the meeting except that if, and for so long as, the votes conferred by the XL-Ireland Controlled Shares (as defined above under “—Voting—Generally”) of any person constitute 10% or more of the votes conferred by the issued shares of the relevant class or series, the voting rights with respect to the XL-Ireland Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Ireland’s articles of association.

Inspection of Books and Records

Holders of shares carrying voting rights have certain rights under Irish law to inspect books and records, including the right to: (1) receive a copy of the memorandum and articles of association of XL-Ireland and any act of the Irish Parliament which alters the memorandum of association of XL- Ireland; (2) inspect and obtain copies of the minutes of general meetings of shareholders (including resolutions adopted at such meetings); (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by XL-Ireland; (4) receive copies of the most recent balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of any subsidiary company of XL-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of XL-Ireland also have the right to inspect all books and records of XL-Ireland. The auditors’ report must be circulated to the shareholders with XL-Ireland’s Financial Statements at least 21 days before the annual general meeting, and such report must be read to the shareholders at XL-Ireland’s annual general meeting. The “Financial Statements” referenced above mean XL-Ireland’s balance sheet, profit and loss account and, so far as they are not incorporated in the balance sheet or profit and loss account, any group accounts and the directors’ report, together with any other document required by law to be annexed to the balance sheet.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)

a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (1) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, (2) representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are not excluded from the tally of a vote on the scheme, but such shares may be considered to belong to a separate class for the purposes of approving the scheme, in which case the acquiring party’s shares would not be voted for purposes of the separate class approval required from the remaining, non-acquiring shareholders;

(b)

through a tender offer by a third party. Where the holders of 80% or more in value of a class of XL-Ireland’s shares (excluding any shares already beneficially owned by the offeror) have accepted an offer for their shares in XL-Ireland, the remaining shareholders in that class may be statutorily required to also transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all XL-Ireland’s shares but does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the offeror to acquire their shares on the same terms as the original offer, or such other terms as the offeror and the non-tendering shareholders may agree or on such terms as an Irish court, on application of the offeror or non-tendering shareholder, may order. If XL-Ireland shares were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (“EU”), this 80% threshold would be increased to 90% in value and voting rights of those shares; and

(c)

by way of a merger with a company incorporated in the EEA under the European Communities (“EC”) (Cross-Border Mergers) Regulations 2008, which implement the EU Cross Border Merger Directive 2005/56 in Ireland. Such a merger must be approved by a special resolution. Shareholders also may be entitled to have their shares acquired for cash. See “—Appraisal Rights” below.

Under Irish law, Board of Directors, approval, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of the assets of XL-Ireland, except that such a transaction between XL-Ireland and a director of XL-Ireland or a person connected to such a director may require shareholder approval.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If XL-Ireland is being merged as the transferor company with another EEA company under the EC (Cross-Border Mergers) Regulations 2008, (1) a shareholder of XL-Ireland who voted against the special resolution approving the merger or, (2) if 90% of the shares of XL-Ireland are held by the successor company, any other shareholder of XL-Ireland, may be entitled to require that the successor company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, a shareholder of XL-Ireland must notify XL-Ireland if, as a result of a transaction, (1) the shareholder will be interested in 5% or more of the XL-Ireland shares that carry voting rights or (2) the shareholder will cease to be interested in 5% or more of the XL- Ireland shares that carry voting rights. In addition, where a shareholder is interested in 5% or more of the relevant XL-Ireland shares, the shareholder must notify XL-Ireland of any alteration of its interest that brings its total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the relevant class of share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures must be notified to XL-Ireland within 5 business days of the event that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in XL-Ireland concerned, held by such person, will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to its shares reinstated.

In addition to the disclosure requirement described above, under the Irish Companies Acts, XL-Ireland may by notice in writing, and must, on the requisition of shareholders holding 10% or more of the paid up capital of the company carrying voting rights, require a person whom XL-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in XL-Ireland’s relevant share capital to: (1) indicate whether or not it is the case, and (2) where such person holds or has during that time held an interest in the XL-Ireland shares, to give certain further information as may be required by XL-Ireland including particulars of such person or beneficial owner’s past or present interests in XL-Ireland shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by XL-Ireland on a person who is or was interested in XL-Ireland shares and that person fails to give XL-Ireland any information required within the reasonable time specified, XL-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(1) any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of such shares, shall be void;

(2) no voting rights shall be exercisable in respect of those shares;

(3) no further shares shall be issued in respect of those shares or in pursuance of any offer made to the holder of those shares; and

(4) no payment shall be made of any sums due from XL-Ireland on those shares, whether in respect of capital or otherwise.

Where shares in XL-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of XL-Ireland’s ordinary shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances; Transfer Restriction

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

XL-Ireland’s articles of association allow the Board of Directors of XL-Ireland to adopt any shareholder rights plan upon such terms and conditions as the Board of Directors deems expedient and in the best interest of XL-Ireland, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.

Subject to the Irish Takeover Rules described below, the Board of Directors of XL-Ireland also has the power to issue any authorized and unissued XL-Ireland shares on such terms and conditions as it may determine to be in the best interest of XL-Ireland. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of the XL-Ireland ordinary shares might believe to be in their best interest or in which holders of XL-Ireland ordinary shares might receive a premium for their shares over the then-market price of the shares.

The articles of association of XL-Ireland provide that the Board of Directors of XL-Ireland must decline to register a transfer of shares if it appears to the Board of Directors that the effect of such transfer would be to increase the number of the XL-Ireland Controlled Shares (as defined above under “—Voting—Generally”) of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of the company.

Irish Takeover Rules and Substantial Acquisition Rules

A tender offer by which a third party makes an offer generally to shareholders or a class of shareholders to acquire shares of any class conferring voting rights of XL-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel (as well as being governed by the Exchange Act and the regulations of the SEC thereunder). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below. Takeovers by means of a scheme of arrangement are also generally subject to these regulations.

General Principles

The Irish Takeover Rules are based on the following General Principles that will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer. If the board of directors of the target company advises the holders of the securities with respect to the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	the board of a target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

an offeror can only announce an offer after ensuring that it can fulfill in full any cash consideration offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•

a target company may not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties (which generally mean persons acting in concert with the acquirer) to shares carrying 30% or more of the voting rights in XL-Ireland, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash tender offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in XL-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12 month period.

Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is a tender offer that is not a mandatory offer. If an offeror or any of its concert parties acquire XL-Ireland shares of the same class as the shares that are the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for XL-Ireland shares of that class by the offeror or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Panel, having regard to the General Principles, believes it is appropriate to do so.

If the offeror or any of its concert parties has acquired XL-Ireland shares of the same class as the shares that are the subject of the voluntary offer (1) during the period of 12 months prior to the commencement of the offer period which represent 10% or more of the nominal value of the issued shares of that class or (2) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the offeror or its concert parties for shares (of that class) during, in the case of (1), the period of 12 months prior to the commencement of the offer period and, in the case of (2), the offer period. The Irish Takeover Panel may apply this rule to an offeror who, together with its concert parties, has acquired less than 10% of the nominal value of the issued shares of the class of shares that is the subject of the offer in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of XL-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of XL-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of XL-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of certain other acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Board of Directors of XL-Ireland is not permitted to take any action that might frustrate an offer for the XL-Ireland shares during the course of an offer or at any earlier time at which the Board of Directors has reason to believe an offer is or may be imminent, except as noted below. Potentially frustrating actions such as (1) the issue of shares, options or convertible securities, (2) material disposals, (3) entering into contracts other than in the ordinary course of business, or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Board of Directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

(a) the action is approved by XL-Ireland’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel, where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	the action is in accordance with a contract entered into prior to the announcement of the offer (or the time at which the Board of Directors has reason to believe that an offer may be imminent); or

(iv)

the decision to take such action was made before the announcement of the offer (or the time at which the Board of Directors has reason to believe that an offer is or may be imminent) and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “—Pre-emption Rights, Share Warrants and Share Options,” “—Voting,” “—Variation of Rights Attaching to a Class or Series of Shares” and “—Disclosure of Interests in Shares,” and below at “—Transfer and Registration of Shares” and “—Corporate Governance,” as well as the discussion under “Comparison of Rights of Shareholders and Powers of the Board of Directors” below at “—Election of Directors,” “—Appointment of Directors by Board,” “—Removal of Directors,” “—Shareholder Consent to Action Without Meeting,” “—Amendment of Governing Documents” and “—Director Nominations; Proposals of Shareholders.”

Corporate Governance

The articles of association of XL-Ireland allocate authority over the management of XL-Ireland to the Board of Directors of XL-Ireland. The Board of Directors may then delegate management of XL-Ireland to committees of the Board of Directors or such other persons as it thinks fit. Regardless of any delegation, the Board of Directors of XL-Ireland will remain responsible, as a matter of Irish law, for the proper management of the affairs of XL-Ireland. It is the intention of XL-Ireland to replicate the committees that are currently in place for XL-Cayman. The XL-Ireland Board of Directors may create new committees or change the responsibilities of existing committees from time to time.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Shareholders’ Suits” and “Comparison of Rights of Shareholders and Powers of the Board of Directors—Enforcement of Civil Liabilities Against Foreign Persons” below.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of the newly formed Irish company will be XL Group Public Limited Company. XL-Ireland will be incorporated in Ireland, as a private limited company and re-registered as a public limited company in accordance with the Irish Companies Acts. XL-Ireland’s fiscal year will end on December 31 and XL-Ireland’s registered address will be No. 1 Upper Hatch Street, 4th Floor, Dublin 2, Ireland.

Duration; Dissolution; Rights upon Liquidation

XL-Ireland’s duration will be unlimited. XL-Ireland may be dissolved at any time by way of either a shareholder’s voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholder’s voluntary winding up, the company must be solvent and a special resolution of the shareholders is required. XL-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Director of Corporate Enforcement in Ireland where the affairs of the company have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that the company should be wound up.

The rights of the shareholders to a return of XL-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in XL-Ireland’s articles of association or the terms of any shares issued by the Board of Directors of XL-Ireland from time to time. The holders of preference shares, in particular, may have the right to priority over ordinary or other shareholders in a dissolution or winding up of XL-Ireland. If the articles of association and terms of issue of the shares of the company contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. XL-Ireland’s articles provide that the ordinary shareholders of XL-Ireland are entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution by the shareholders, but such rights by ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of XL-Ireland, before any distribution is made to the holders of any junior-ranking shares, including the XL-Ireland ordinary shares, (1) holders of the XL-Ireland Series C preference shares will be entitled to receive, from its assets legally available for distribution to shareholders, $25 per share plus all accrued and unpaid dividends to the date fixed for distribution, and (2) holders of the XL-Ireland Series E preference shares will be entitled to receive, from its assets legally available for distribution to shareholders, $1000 per share plus any declared but unpaid dividends with respect to the then-current dividend period to the date fixed for distribution.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Rights upon Liquidation.”

No Share Certificates

It is not intended that XL-Ireland will issue share certificates unless (1) certificates are required by law, any stock exchange, a recognized depository, any operator of any clearance or settlement system, or the terms of issue of any class or series of its shares, or (2) a holder of XL-Cayman shares in respect of which a certificate has been issued applies for share certificates evidencing ownership of XL-Ireland shares received pursuant to the Transaction. See “Proposal Number One: The Scheme of Arrangement Proposal—Exchange of Shares.”

Under the articles of association of XL-Ireland, holders of XL-Ireland ordinary shares will have no right to certificates for their shares, except on request and on such terms as the Board of Directors of XL-Ireland, at its sole discretion, determines. Holders’ rights to request certificates for shares are subject to any resolution of the Board of Directors of XL-Ireland determining otherwise.

Stock Exchange Listing

If the Transaction becomes effective, the Transaction will not affect the stock exchange listing of the ordinary shares. We intend to make application for and expect that, immediately following the Effective Time, the XL-Ireland ordinary shares will be listed on the NYSE under the symbol “XL”, the same symbol under which the XL-Cayman ordinary shares are currently listed. XL-Ireland ordinary shares are also expected to be listed on the Bermuda Stock Exchange following the Effective Time. We do not currently intend to list the XL-Ireland ordinary shares on the Irish Stock Exchange or any stock exchange other than those listed above.

No Sinking Fund

The XL-Ireland ordinary shares, the XL-Ireland Series C and the XL-Ireland Series E preference shares will have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Transaction will be duly and validly issued pursuant to the Transaction, will be credited as fully paid up and will be non-assessable.

Transfer and Registration of Shares

XL-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in XL-Ireland. A shareholder of XL-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in XL-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer will be required under Irish law in order to register on XL-Ireland’s official share register any transfer of shares (1) from a person who holds such shares directly to any other person or (2) from a person who holds such shares beneficially to another person who also will hold such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also will be required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on XL-Ireland’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer or the transfer is not made in contemplation of a sale of the shares.

Accordingly, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their ordinary shares into a broker account to be held through DTC prior to completion of the Transaction. We also strongly recommend that any person who wishes to acquire XL- Ireland ordinary shares after completion of the Transaction acquire such XL-Ireland ordinary shares beneficially.

Any transfer of XL-Ireland ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. XL-Ireland does not intend to pay any stamp duty on behalf of any purchaser of shares in its capital. See “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations.”

XL-Ireland’s articles of association grant the Board of Directors of XL-Ireland general discretion to decline to register an instrument of transfer without giving a reason. In addition, the Board of Directors may decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration. Further, the articles of association of XL-Ireland provide that the Board of Directors of XL-Ireland must decline to register a transfer of shares if it appears to the Board of Directors that the effect of such transfer would be to increase the number of the XL-Ireland Controlled Shares of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of the company. See “—Anti-Takeover Provisions—Shareholder Rights Plans and Share Issuances; Transfer Restrictions” above.

The registration of transfers may be suspended at such times and for such periods, not exceeding 30 days in any year, as the Board of Directors of XL-Ireland may from time to time determine (except as may be required by law).

COMPARISON OF RIGHTS OF SHAREHOLDERS AND
POWERS OF THE BOARD OF DIRECTORS

Your rights as an ordinary shareholder of XL-Cayman and the relative powers of XL-Cayman’s Board of Directors are governed by Cayman Islands law and XL-Cayman’s memorandum and articles of association. After the Transaction, you will be an XL-Ireland ordinary shareholder, and your rights and the relative powers of XL-Ireland’s Board of Directors will be governed by Irish law and XL-Ireland’s memorandum and articles of association.

Many of the principal attributes of the XL-Cayman ordinary shares and the XL-Ireland ordinary shares will be similar. However, there are differences between what your rights are under Cayman Islands law and what they will be after the Transaction under Irish law. In addition, there are differences between XL-Cayman’s memorandum and articles of association and XL-Ireland’s memorandum and articles of association. However, there are no material differences between those documents, except:

(1)

for changes that are required by Irish law (i.e., certain provisions of the XL-Cayman articles of association will not be replicated in the XL-Ireland articles of association because Irish law would not permit such replication, and certain provisions will be included in the XL-Ireland articles of association although they were not in the XL-Cayman articles of association because they reflect the relevant Irish legal provisions or Irish law requires such provisions to be included in the articles of association of an Irish public limited company);

(2)	for changes that eliminate certain provisions that are no longer applicable due to the passage of time;

(3)	for changes that are necessary in order to preserve the current rights of shareholders and powers of the Board of Directors of XL-Cayman following the Transaction; and

(4)

if the amendments to the XL-Cayman articles of association described in the Director Nomination Procedures Proposal are approved by our ordinary shareholders, the new procedural requirements relating to shareholder nominations of directors will be replicated in the articles of association of XL-Ireland if the Transaction is consummated. Please see “Proposal Number Three: The Director Nomination Procedures Proposal.”

The following discussion is a summary of certain changes in your rights resulting from the Transaction.

This summary does not cover all of the differences between Irish law and Cayman Islands law affecting companies and their shareholders or all of the differences between XL-Cayman’s memorandum and articles of association and XL-Ireland’s memorandum and articles of association. This summary is subject to the Irish Companies Acts and the Cayman Companies Law, and to the complete text of XL-Cayman’s memorandum and articles of association, XL-Ireland’s memorandum and articles of association (which will be adopted by XL-Ireland substantially in the form attached as Annex B prior to the Effective Time), the terms of issue of the XL-Cayman Series C preference shares and Series E preference shares, and the terms of issue of the XL-Ireland Series C preference shares and XL-Ireland Series E preference shares (which, if the Preference Share Exchange is consummated, will be adopted by the XL-Ireland Board of Directors substantially in the forms attached as Annexes C and D immediately prior to the Effective Time). We encourage you to read those laws and documents carefully.

For information as to how you can obtain XL-Cayman’s memorandum and articles of association, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of XL-Ireland below reflects XL-Ireland’s memorandum and articles of association and the terms of issue of the XL-Ireland Series C and Series E preference shares substantially as those documents will be in effect upon consummation of the Transaction.

Provision	XL-Cayman	XL-Ireland
Capital Structure
Authorized Share Capital

XL-Cayman’s authorized share capital is US$9,999,900, divided into 999,990,000 Ordinary Shares, par value US$0.01 per share (the “XL-Cayman Ordinary Shares”). There are currently five authorized classes of XL-Cayman Ordinary Shares: Class A Ordinary Shares (which we refer to in this proxy statement as the “ordinary shares”), Class B Ordinary Shares, Series C Preference Ordinary Shares (which we refer to in this proxy statement as Series C preference shares), Series D Preference Ordinary Shares, and Series E Preference Ordinary Shares (which we refer to in this proxy statement as Series E preference shares).

Except for the limited voting rights described below under “—Voting,” the Series C and Series E preference shares of XL-Cayman are non-voting shares. Accordingly, holders of those preference shares do not have the right to attend and vote generally at general meetings of the shareholders of XL- Cayman. Except as otherwise specified below, references to voting by shareholders of XL-Cayman contained in this “Comparison of Rights of Shareholders and Powers of the Board of Directors” are references to voting by holders of shares entitled to attend and vote generally at general meetings of the shareholders of XL-Cayman.

Under XL-Cayman’s articles of association, the Board may authorize the issuance of additional XL-Cayman Ordinary Shares, up to the amount of the authorized capital, at such times and on such terms as the Board thinks proper, without obtaining additional shareholder approval. Further, the Board may determine the preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes or shares, exchangeability for other securities, or otherwise, that

The authorized share capital of XL- Ireland will be €40,000 divided into 40,000 subscriber shares with a nominal value of €1 per share (which we refer to in this proxy statement as the “subscriber shares”) and US$9,999,900, divided into 500,000,000 ordinary shares with a nominal value of US$0.01 per share (which we refer to in this proxy statement as the “XL-Ireland ordinary shares”), and 499,990,000 undesignated shares with a nominal value of US$0.01 per share (which we refer to in this proxy statement as the “undesignated shares”). The authorized share capital includes 40,000 subscriber shares with a nominal value of €1 per share in order to satisfy statutory requirements for all newly formed Irish public limited companies.

If the Preference Share Exchange is consummated, the Board of Directors of XL-Ireland will adopt, effective immediately prior to the Effective Time, the terms of issue setting forth the special rights of the Series C preference shares and Series E preference shares of XL-Ireland to be issued in the Preference Share Exchange, substantially in the forms attached to this proxy statement as Annexes C and D. The issuance of the Series C preference shares and the Series E preference shares of XL- Ireland will reduce the number of authorized but unissued undesignated shares. There will be no material differences between the terms and rights of the Series C and Series E preference shares of XL-Ireland and those of the Series C preference shares and the Series E preference shares of XL-Cayman, except for changes that are required by Irish law and the changes described below under “—Dividends and Distributions.” Except for the limited voting rights described below under “—Voting,” with respect to the Series C and Series E preference shares of XL-Ireland, such shares, if issued, will be non-voting

Provision	XL-Cayman	XL-Ireland

will attach to such XL-Cayman Ordinary Shares.

The authorized share capital of XL- Cayman may be increased by a “special resolution” of the ordinary shareholders. A “special resolution” of XL-Cayman requires approval by not less than 2/3 of the votes cast at a meeting of shareholders by shareholders entitled to vote at that meeting. Cayman Islands law and XL- Cayman’s memorandum and articles of association do not provide for shareholder pre-emption rights in connection with the issuance of shares.
XL-Cayman may issue fractional shares.

shares. Accordingly, holders of those shares will not have the right to attend and vote generally at general meetings of the shareholders of XL-Ireland.

Except as otherwise specified below, references to voting by shareholders of XL-Ireland contained in this “Comparison of Rights of Shareholders and Powers of the Board of Directors” are references to voting by holders of shares entitled to attend and vote generally at general meetings of the shareholders of XL-Ireland. Immediately after the Effective Time, the only such shares of XL-Ireland issued and outstanding will be the XL- Ireland ordinary shares.

XL-Ireland has the authority, pursuant to its articles of association, to increase its authorized but unissued share capital by ordinary resolution by creating additional XL-Ireland shares of any class or series. An “ordinary resolution” of XL-Ireland requires more than 50% of the votes cast at a shareholders’ meeting by shareholders entitled to vote at that meeting.

As a matter of Irish law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, the articles of association of XL- Ireland authorize the Board of Directors of XL-Ireland to issue new shares up to the amount of XL- Ireland’s authorized but unissued share capital without shareholder approval for a period of five years from the date XL-Ireland’s articles of association are adopted in substantially the form attached as Annex B. We expect that XL-Ireland will seek to renew such

Provision	XL-Cayman	XL-Ireland

general authority at an annual general meeting before the end of that five- year period.

XL-Ireland’s articles of association authorize its Board of Directors, without shareholder approval, to determine the terms of the undesignated shares issued by XL- Ireland. The XL-Ireland Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of ordinary shares or other classes or series of shares and to establish the characteristics of each such other class or series, including the number of shares and their preferred or deferred or other special rights and privileges or limitations, conditions and restrictions, whether in regard to dividends, voting, return of capital, conversion, redemption or otherwise.

Unlike Cayman Islands law, Irish law does not recognize fractional shares held of record. Accordingly, XL- Ireland’s articles of association do not provide for the issuance of fractional XL-Ireland shares and the official register of XL-Ireland will not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of XL-Ireland any shareholder would become entitled to fractions of a share, the Board of Directors may, on behalf of those shareholders, sell the shares representing the fractions and distribute the proceeds of sale among those shareholders (or, if those proceeds are less than an amount fixed by the Board of Directors, retain them for the benefit of the company). This ability of the Board of Directors of XL-Ireland to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.

Provision	XL-Cayman	XL-Ireland
Issued Share Capital

As of March 5, 2010 the number of ordinary shares outstanding was 342,100,814. The number of XL-Cayman Series C preference shares outstanding as of March 5, 2010 was 2,876,000. The number of XL-Cayman Series E preference shares outstanding as of March 5, 2010 was 1,000,000.

Immediately prior to the Transaction, the issued share capital of XL-Ireland will be €40,000, consisting of 40,000 subscriber shares, with nominal value of €1 per share. At the Effective Time, the subscriber shares will be redeemed at their nominal value by XL-Ireland and cancelled. Also at the Effective Time, XL-Ireland will issue a number of its ordinary shares that is equal to the number of whole XL-Cayman ordinary shares that will be transferred to XL-Ireland as part of the Transaction.

If the Preference Share Exchange is consummated, then at the Effective Time, XL-Ireland also will issue a number of Series C preference shares that is equal to the number of XL-Cayman Series C preference shares that will be transferred to XL-Ireland as part of the Transaction and a number of Series E preference shares that is equal to the number of XL-Cayman Series E preference shares that will be transferred to XL-Ireland as part of the Transaction.

XL-Ireland shares issued pursuant to the Transaction will be issued credited as fully paid up and will be non- assessable.

Reduction of Share Capital

XL-Cayman may, by special resolution of its ordinary shareholders, reduce its authorized but unissued share capital. No court approval is required for a reduction of authorized but unissued share capital. XL-Cayman also may, by a special resolution of its ordinary shareholders and subject to confirmation by the Grand Court of the Cayman Islands, authorize the reduction in any manner of its issued share capital or any share premium account.

XL-Ireland may, by ordinary resolution, reduce its authorized but unissued share capital. XL-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital, any share premium account or capital redemption reserve fund. A special resolution requires not less than 75% of the votes cast by XL-Ireland shareholders at a meeting of shareholders.

Pre-emption Rights, Share Warrants and Share Options

Cayman Islands law does not provide for statutory pre-emption rights. Holders of XL-Cayman’s issued shares do not have pre-emption rights to purchase any XL-Cayman shares. As a result, the Board may authorize the issuance of shares without offering the

Under Irish law, certain statutory pre- emption rights apply automatically in favor of XL-Ireland ordinary shareholders when XL-Ireland shares are issued for cash. However, XL-Ireland has opted out of these pre-emption rights in its articles of

Provision	XL-Cayman	XL-Ireland

shares to each holder of XL-Cayman shares, including issuances that could discourage a takeover or other transaction as described below under “—Other Anti-Takeover Measures.”

The articles of association of XL-Cayman provide the Board with the power to issue share warrants or share options at such times and on such terms as the Board determines appropriate.
XL-Cayman is subject to the rules of the NYSE that require shareholder approval of certain share issuances.

association as permitted under Irish law. Irish law requires this opt-out to be renewed at least every five years by a special resolution of the shareholders. We expect that XL-Ireland will seek renewal of the opt-out at an annual general meeting within five years from the date XL-Ireland’s articles of association are adopted in substantially the form attached as Annex B. If the opt-out expires and is not renewed, shares issued for cash must be offered to pre-existing ordinary shareholders of XL-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders or pre- existing shareholders in an amount greater than their pro rata entitlements. The statutory pre-emption rights:

• generally do not apply where shares are issued for non-cash consideration;

• do not apply to the issuance of non- equity shares (that is, shares that have the right to participate only up to a specified amount in any dividend and capital distribution, which are sometimes referred to as non- participating shares); and

• do not apply to the issuance of shares pursuant to certain employee compensation plans (but the XL 1991 Performance Incentive Program and the XL Directors’ Stock and Option Plan, both of which permit grants to non-employee directors, do not fit within this exception).

Holders of Series C preference shares and Series E preference shares of XL-Ireland will not have pre-emption rights.

The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. This authority can be granted for a maximum period of five years, after which it must be renewed by the shareholders by an ordinary resolution. The articles of association of XL-Ireland provide that the Board of

Provision	XL-Cayman	XL-Ireland

Directors of XL-Ireland is authorized to grant, upon such terms as the Board of Directors deems advisable, options to purchase (or commitments to issue at a future date) XL-Ireland shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued. This authority under the articles will lapse after five years from the date XL-Ireland’s articles of association are adopted in substantially the form attached as Annex B. We expect that XL-Ireland will seek renewal of this authority at an annual general meeting before the end of that five-year period. Under the same authority, the Board of Directors may issue shares upon exercise of warrants or options or other commitments without shareholder approval or authorization (up to the relevant authorized but unissued share capital). Statutory pre-emption rights will apply to the issuance of warrants and options issued by XL-Ireland unless an opt-out applies or shareholder approval for an opt-out is obtained in the same manner described directly above for XL-Ireland ordinary shares.

XL-Ireland will be subject to the rules of the NYSE requiring shareholder approval of certain share issuances. The Irish Takeover Rules may be applicable in certain circumstances and can impact on XL-Ireland’s ability to issue shares. Please see “Risk Factors.”

Dividends and Distributions

Under Cayman Islands law, the Board may declare the payment of dividends to shareholders out of XL-Cayman’s (1) profits available for distribution, or (2) “share premium account,” which represents the excess of the price paid to XL-Cayman on the issue of its shares over the par or “nominal” value of those shares and is similar to the U.S. law concept of additional paid-in capital. However, no dividends may be paid if, after payment, XL-Cayman would not be able to pay its debts as they come due in the ordinary course of business.

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of XL-Ireland less accumulated realized losses of XL-Ireland on a standalone basis. In addition, no dividend or distribution may be made unless the net assets of XL-Ireland are not less than the aggregate of XL-Ireland’s share capital plus undistributable reserves and the distribution does not reduce XL-Ireland’s net assets below such aggregate. Undistributable reserves

Provision	XL-Cayman	XL-Ireland

Dividends on ordinary shares, if any, are at the discretion of the Board and depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the Board deems relevant, as well as our ability to pay dividends in compliance with the Cayman Companies Law. Under Cayman Islands law, XL-Cayman is not required to present proposed dividends or distributions to its shareholders for approval or adoption. XL-Cayman may pay dividends in any currency but historically has done so in U.S. dollars. The Board of Directors of XL-Cayman may deduct from any dividend payable to any shareholder all sums of money, if any, due from the shareholder to XL-Cayman on any account.

The Board is also authorized to issue shares with preferred rights to participate in dividends declared by XL-Cayman. The holders of such preference shares may, depending on their terms, rank senior to the ordinary shares with respect to dividends. The Series C and Series E preference shares of XL-Cayman rank senior to the XL-Cayman ordinary shares in terms of dividends. Subject to certain limited exceptions, no dividends may be paid on the XL-Cayman ordinary shares unless full cumulative dividends on the XL-Cayman Series C preference shares and full dividends with respect to the then-current dividend period for the XL-Cayman Series E preference shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment.

include the share premium account, the capital redemption reserve fund and the amount by which XL-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed XL-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not XL-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of XL-Ireland. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of XL-Ireland’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. These “relevant accounts” must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

XL-Ireland will not have any distributable reserves from which to make distributions immediately following the Effective Time. Please see “Risk Factors” and “Proposal Number Two: The Distributable Reserves Proposal.”

XL-Ireland’s articles of association authorize the Board of Directors of XL-Ireland to declare such dividends as appear justified from the profits of XL- Ireland without the approval of the shareholders. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. XL-Ireland may pay dividends in any currency but intends to do so in U.S. dollars. The Board of Directors of XL-Ireland may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to XL-Ireland in respect of shares of the company.

Provision	XL-Cayman	XL-Ireland

If the Preference Share Exchange is consummated, each of the Series C and Series E preference shares of XL-Ireland will accrue dividends at the same rate, and have the same liquidation preference, as the equivalent series of preference shares of XL-Cayman. However, the Series C and Series E preference shares of XL-Ireland will be deemed to accrue dividends (1) in the case of the XL-Ireland Series C preference shares, from the dividend payment date for the last dividend period on the XL-Cayman Series C preference shares beginning prior to the Effective Time for which a Series C preference share dividend was paid in full (or, if the dividend payment on the Series C preference shares of XL-Cayman that would normally be paid on July 15, 2010 is paid in full prior to such date, only from July 15, 2010), and (2) in the case of the XL-Ireland Series E preference shares, from the last dividend payment date on the XL-Cayman Series E preference shares prior to the Effective Time, whether or not a Series E preference share dividend was paid on that date (the dividends on the Series E preference shares being non- cumulative). These changes regarding the first dividend period following the Preference Share Exchange are intended to ensure that the Preference Share Exchange, if consummated, does not affect the aggregate dividend rights of XL’s preference shareholders. If the Preference Share Exchange is consummated, the Series C and Series E preference shares of XL-Ireland will rank senior to the XL-Ireland ordinary shares in terms of dividends. Further, subject to certain limited exceptions, no dividends may be paid on the XL-Ireland ordinary shares unless full cumulative dividends on the XL-Ireland Series C preference shares and full dividends with respect to the then- current dividend period for the XL-Ireland Series E preference shares have been or contemporaneously are

Provision	XL-Cayman	XL-Ireland

declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment.
The Board of Directors of XL-Ireland is also authorized to issue shares in the future with preferred rights to participate in dividends declared by XL-Ireland. The holders of such preference shares may, depending on their terms, rank senior to the holders of the ordinary shares of XL-Ireland with respect to dividends.

For information about the Irish tax considerations relating to dividend payments, please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions

Under the articles of association of XL-Cayman and the Cayman Companies Law, issued shares may be repurchased or redeemed by the company out of profits, from proceeds of a fresh issue of shares made for that purpose, out of capital or out of the share premium account, in such circumstances and on such terms as may be agreed by the Board and the holder of the shares to be repurchased or redeemed (provided that the company has the ability to pay its debts as they come due in the ordinary course of business). The Cayman Companies Law requires that the articles of association of a Cayman Islands company set out, or the shareholders approve, the manner of any repurchase of shares of the company.

As a matter of Cayman Islands law, no share may be redeemed or repurchased unless it is fully paid up and unless such redemption or repurchase is not of all outstanding shares. No share may be redeemed after a company has commenced liquidation. Cayman Islands law does not distinguish between on-market and off-market purchases of a company’s own shares.

Redeemed or repurchased shares of XL-Cayman will automatically be cancelled. Cayman Islands law does not recognize any concept of treasury shares.

Repurchases and Redemptions by XL-Ireland
Under Irish law and subject to certain restrictions, a company can issue redeemable shares and redeem or repurchase them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares made for that purpose. XL-Ireland will not have any distributable reserves from which to make redemptions or repurchases immediately following the Effective Time because it will be a newly formed holding company with no retained earnings. Please see “Proposal Number Two: The Distributable Reserves Proposal” with respect to our plan to create such distributable reserves. The issue or redemption of redeemable shares may only be made by XL-Ireland where the nominal value of the issued share capital that is not redeemable is at least 10% of the nominal value of the total issued share capital of XL-Ireland. No share may be redeemed unless it is fully paid up and the terms of redemption of the shares must provide for payment on redemption. Subject to certain limitations imposed by Irish law, shareholder approval will not be required to redeem XL-Ireland shares.
XL-Ireland’s articles of association provide that any ordinary share of XL-

Provision	XL-Cayman	XL-Ireland

Under Cayman Islands law, a subsidiary of XL-Cayman is permitted to purchase some (but not all) of the shares of XL-Cayman. While the subsidiary holds the shares of XL-Cayman, there is no statutory prohibition under Cayman Islands law with respect to such subsidiary exercising voting rights in respect of those shares; however, there may be circumstances in which such shares should not be voted by the subsidiary.

XL-Cayman has rights and obligations to redeem the Series C and Series E preference shares as generally described below. XL-Cayman has the right to redeem the Series C preference shares, in whole or in part, on or after July 15, 2013, at a redemption price of $25 per share, plus accrued and unpaid dividends to the date of redemption. XL-Cayman has the right, under certain circumstances, to redeem the Series C preference shares prior to July 15, 2013, at specified redemption prices, plus accrued and unpaid dividends to the date of redemption. The Series C preference shares are redeemable at the option of the holders from and after July 15, 2033 to but excluding the 45th day thereafter (subject to extension under certain circumstances), at a redemption price of $25 per share, plus accrued and unpaid dividends to the date of redemption. XL-Cayman has the right to redeem the Series E preference shares, in whole or in part, on or after April 15, 2017, at a redemption price of $1,000 per share, plus declared but unpaid dividends with respect to the then-current dividend period to the date of redemption. XL-Cayman has the right, under certain circumstances, to redeem the Series E preference shares prior to April 15, 2017, at specified redemption prices, plus declared but unpaid dividends with respect to the then-current dividend period to the date of redemption. Holders of the Series E preference shares do not have any rights to require XL-Cayman to redeem their Series E preference shares at any time.

In addition, subject to certain limitations contained in the terms of such shares, XL-Cayman has the right

Ireland will be automatically converted into a redeemable share at the time of the existence or creation of an agreement, transaction or trade pursuant to which XL-Ireland acquires or will acquire its ordinary shares or an interest in its ordinary shares from a person, unless the ordinary shares are listed on a “recognized stock exchange” as defined in the Irish Companies Acts and the Board of Directors of XL-Ireland determines to treat the acquisition as a purchase. Accordingly, for Irish law purposes, it is intended that the repurchase of ordinary shares by XL-Ireland can technically be consummated as a redemption of those shares as described in the preceding paragraph. If the articles of association of XL-Ireland did not contain such provisions, repurchases by XL-Ireland would be subject to many of the same rules that apply to purchases of XL-Ireland shares by subsidiaries described below under “—Purchases by Subsidiaries of XL-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be consummated on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back XL-Ireland shares, we are referring to the redemption of shares by XL-Ireland pursuant to such provision of the articles of association.

XL-Ireland’s articles of association also provide it with an additional general authority to purchase its own shares on-market that would take effect on substantially the same terms and be subject to substantially the same conditions applicable to purchases by XL-Ireland’s subsidiaries, as described below.

If the Preference Share Exchange is consummated, XL-Ireland will have rights and obligations to redeem the XL-Ireland Series C and Series E preference shares that are substantially the same as those described under this

Provision	XL-Cayman	XL-Ireland

to repurchase the Series C and Series E preference shares in the open market, by tender to all holders of the relevant series of preference shares, by private agreement or otherwise as the Board sees fit.

heading with respect to the Series C and Series E preference shares of XL-Cayman.

In addition, subject to certain limitations contained in the terms of issue of such shares, XL-Ireland will have the right to repurchase the XL-Ireland Series C and Series E preference shares in the open market, by tender to all holders of the relevant series of preference shares, by private agreement or otherwise as the XL-Ireland Board of Directors sees fit. The terms of issue of the XL-Ireland Series C and Series E preference shares provide that any such repurchase can technically be effected as a redemption of those shares, on the terms agreed with the holder or holders. A redemption effected pursuant to the terms of the XL-Ireland Series C or Series E preference shares governing repurchases will not be subject to the other terms of those shares relating to redemptions.

Whether or not the Preference Share Exchange is consummated, the Board of Directors of XL-Ireland will also have the authority to issue other preference or other classes or series of shares that may be redeemed at the option of either XL-Ireland or the holder, depending on the terms of such shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on preference shares.

Repurchased and redeemed XL-Ireland shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by XL-Ireland at any time must not exceed 10% of the nominal value of the company’s total issued share capital. While XL-Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares and no dividend or other payment can be paid to XL-Ireland in respect of those shares. Treasury shares may be cancelled by XL-Ireland or re-issued subject to certain conditions.
Please see “Risk Factors” and

Provision	XL-Cayman	XL-Ireland

“Proposal Number Two: The Distributable Reserves Proposal.”

Purchases by Subsidiaries of XL-Ireland

Under Irish law, it may be permissible for a subsidiary to purchase XL-Ireland shares either on-market or off-market. In order for a subsidiary of XL-Ireland to make an on-market purchase of XL-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the XL-Ireland ordinary shares will be listed following the Transaction, is not currently specified as a “recognized stock exchange” for this purpose by Irish law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges; legislation has been passed by the Irish Parliament and new regulations are currently being considered by the Irish authorities to facilitate this addition and enable Irish companies to make “overseas market purchases.”

A general authority of the shareholders of XL-Ireland is required to allow a subsidiary of XL-Ireland to make on- market purchases of XL-Ireland shares; however, as long as this general authority has been granted, no specific shareholder authority is required for a particular on-market purchase. This general authority must expire no later than 18 months after the date it was granted. We expect that, prior to the Effective Time, XL-Cayman and certain of its subsidiaries, which will then constitute all the shareholders of XL-Ireland, will grant such an authority, to be effective on the later of (1) the Effective Time and (2) the date on which the NYSE becomes a recognized stock exchange for this purpose. XL-Ireland expects to seek to renew such general authority of the shareholders at the annual general meeting of XL-Ireland in 2011 and at subsequent annual general meetings.

For an off-market purchase of XL-

Provision	XL-Cayman	XL-Ireland

Ireland shares, the proposed purchase contract must be authorized by special resolution of the shareholders of XL-Ireland before the contract is entered into. The person whose shares are to be purchased cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of XL-Ireland.

The number of XL-Ireland shares held by its subsidiaries at any time will count as treasury shares for the purposes of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of XL-Ireland set by the Irish Companies Act. While a subsidiary holds XL-Ireland shares, it cannot exercise any voting rights in respect of those shares. The acquisition of XL-Ireland shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The Board of Directors of XL-Cayman has previously authorized a program to repurchase up to $500 million of the ordinary shares, under which there remained, as of March 5, 2010, authorization to repurchase up to $375.5 million of the ordinary shares. Prior to the consummation of the Transaction, we expect (1) the Board of Directors of XL-Ireland to authorize the repurchase or redemption of XL-Ireland shares by XL-Ireland and (2) the shareholders of XL-Ireland (which at the time will be XL-Cayman and certain of its subsidiaries) to authorize the purchase of XL-Ireland shares by XL-Ireland and subsidiaries of XL-Ireland pursuant to the program, such that XL-Ireland and its subsidiaries will be authorized to purchase or redeem shares in an aggregate amount approximately equal to the then- remaining authorization under the existing XL-Cayman share repurchase program.

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To the extent this authorization is for repurchases (rather than redemptions), it will not be effective until the later of (1) the Effective Time and (2) the date on which the NYSE becomes a recognized stock exchange for this purpose. This is because, as described above, on-market purchases of XL-Ireland shares may only be made on a “recognized stock exchange.” XL-Ireland expects to seek to renew such authorization at the annual general meeting of XL-Ireland in 2011 and at subsequent annual general meetings.

However, as described above, repurchases of XL-Ireland shares by XL-Ireland can technically be effected as a redemption of those shares pursuant to the articles of association, and to the extent they are so effected, separate shareholder approval for such repurchases will not be required.

See also “Risk Factors” and “Proposal Number Two: The Distributable Reserves Proposal.”

Bonus Shares

Under XL-Cayman’s articles of association, upon the recommendation of the Board, the shareholders by ordinary resolution may authorize the Board to capitalize any amount credited to any reserve account or any amount available for distribution, and use such amount for issuance to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution. An “ordinary resolution” of XL-Cayman requires approval by more than 50% of the votes cast at a meeting of shareholders by shareholders entitled to vote at that meeting.

Under XL-Ireland’s articles of association, upon the recommendation of the Board of Directors of XL-Ireland, the shareholders by ordinary resolution may authorize the Board to capitalize any amount credited to any reserve (including the share premium account and the capital redemption reserve fund) or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Shareholder Approval of Business Combinations

There are a number of mechanisms for acquiring a Cayman company, including:

• a court-approved “scheme of arrangement” under the Cayman Companies Law. A scheme of arrangement with one or more class or series of shareholders requires the

There are a number of mechanisms for acquiring an Irish public limited company, including:

• a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with one or more classes of shareholders requires a court order

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sanction of the scheme of arrangement by the Grand Court of the Cayman Islands and the approval of (1) a majority in number of the registered holders of each relevant class or series of shares voting on the scheme of arrangement, (2) representing 75% or more in value of the shares of each relevant class or series voted on such proposal at the relevant meeting or meetings. Shares held by the acquiring party are excluded from the tally of any vote on the scheme;

• through a tender offer by a third party. The Cayman Companies Law provides that when an offer is made for shares of any class or series of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of the outstanding shares of such class or series accept the offer, the offeror may, for two months after that four- month period, require the remaining shareholders of the relevant class to transfer their shares on the same terms as the original offer. In those circumstances, non-tendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the non-tendering shareholder, the non- tendering shareholder is able to obtain a Cayman Islands court order otherwise providing; and

• through a merger or consolidation between XL-Cayman and a company incorporated in the Cayman Islands or another jurisdiction (provided the merger or consolidation is allowed by the laws of that other jurisdiction). Authorization of the merger or consolidation requires either: (1) adoption of a special resolution under Cayman Islands law by the shareholders of each constituent company entitled to vote if the shares to be issued to each shareholder in the consolidated or the surviving company will have the same rights from the Irish High Court and the approval of: (1) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, (2) representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are not excluded from the tally of a vote on the scheme, but such shares may be considered to belong to a separate class for the purposes of approving the scheme, in which case the acquiring party’s shares would not be voted for purposes of the separate class approval required from the remaining, non-acquiring shareholders;

• through a tender offer by a third party. Where the holders of 80% or more in value of a class of XL-Ireland’s shares (excluding any shares already beneficially owned by the offeror) have accepted an offer for their shares in XL-Ireland, the remaining shareholders in that class may be statutorily required to also transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all XL-Ireland’s shares but does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the offeror to acquire their shares on the same terms as the original offer, or such other terms as the offeror and the non-tendering shareholders may agree or on such terms as an Irish court, on

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and economic value as the shares the shareholder owned in the relevant constituent company; or (2) adoption of a resolution by the shareholders of each constituent company, including holders of any outstanding preference shares, in each case voting together as one class, by the affirmative vote of a majority in number of the holders of each company’s shares representing 75% or more in value of the shares present and voting, whether in person or by proxy. In addition, the consent of each holder of a fixed or floating security interest of either constituent company must be obtained, unless the court waives such requirement.

Under Cayman Islands law, Board approval, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of the assets of XL-Cayman.

application of the offeror or non-tendering shareholder, may order. If XL-Ireland shares were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this 80% threshold would be increased to 90% in value and voting rights of those shares; and

• by way of a merger with a company incorporated in the EEA under the EC (Cross-Border Mergers) Regulations 2008, which implement the EU Cross Border Merger Directive 2005/56 in Ireland. Such a merger must be approved by a special resolution. Shareholders also may be entitled to have their shares acquired for cash. See “—Appraisal Rights” below.

Under Irish law, Board of Directors’ approval, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of the assets of XL-Ireland, except that such a transaction between XL-Ireland and a director of XL-Ireland or a person connected to such a director may require shareholder approval.

Disclosure of Interests in Shares

The Cayman Companies Law does not include provisions related to disclosure of interests in shares analogous to the provisions of the Irish Companies Acts described below.

Persons or groups (within the meaning of the Exchange Act) that beneficially own 5% or more of XL-Cayman’s ordinary shares must comply with the reporting requirements under Regulation 13D-G under the Exchange Act.

Under the Irish Companies Acts, a shareholder of XL-Ireland must notify XL-Ireland if, as a result of a transaction, (1) the shareholder will be interested in 5% or more of the XL-Ireland shares that carry voting rights or (2) the shareholder will cease to be interested in 5% or more of the XL-Ireland shares that carry voting rights. In addition, where a shareholder is interested in 5% or more of the relevant XL-Ireland shares, the shareholder must notify XL-Ireland of any alteration of its interest that brings its total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the relevant class of share capital.

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Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures must be notified to XL-Ireland within 5 business days of the event that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in XL-Ireland concerned, held by such person, will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to its shares reinstated.

In addition to the disclosure requirement described above, under the Irish Companies Acts, XL-Ireland may by notice in writing, and must, on the requisition of shareholders holding 10% or more of the paid up capital of the company carrying voting rights, require a person whom XL-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in XL-Ireland’s relevant share capital to: (1) indicate whether or not it is the case, and (2) where such person holds or has during that time held an interest in the XL-Ireland shares, to give certain further information as may be required by XL-Ireland including particulars of such person or beneficial owner’s past or present interests in XL-Ireland shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by XL-Ireland on a person who is or was interested in XL-Ireland shares and that person fails to give XL-Ireland any information required within the reasonable time specified, XL-Ireland

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may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:
(1) any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of such shares, shall be void;

(2) no voting rights shall be exercisable in respect of those shares;

(3) no further shares shall be issued in respect of those shares or in pursuance of any offer made to the holder of those shares; and

(4) no payment shall be made of any sums due from XL-Ireland on those shares, whether in respect of capital or otherwise.

Where shares in XL-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of XL-Ireland’s ordinary shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.

Appraisal Rights

Neither Cayman Islands law nor XL-Cayman’s articles of association specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described above under “—Shareholder Approval of Business Combinations,” a minority shareholder may, within one month of receiving notice of the compulsory transfer, apply to the court to object to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. Further, a Cayman Islands

Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If XL-Ireland is being merged as the transferor company with another EEA company under the EC (Cross-Border Mergers) Regulations 2008, (1) a shareholder of XL-Ireland who voted against the special resolution approving the merger or, (2) if 90% of the shares of XL-Ireland are held by the successor company, any other shareholder of XL-Ireland, may be entitled to require that the successor company acquire its shares for cash.

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court has the power to make provision for appraisal rights for dissenters under a scheme of arrangement that is proposed in connection with an amalgamation between two companies. However, Cayman Islands counsel have advised us that they are not aware of any reported cases in which the Cayman Islands court has considered the imposition of such appraisal rights.

Anti-Takeover Measures

From 1998 until 2008, XL-Cayman had a shareholder rights plan in place and, although there is no directly relevant case law on the enforceability of such plans under Cayman Islands law, XL-Cayman believes that a shareholder rights plan could be implemented by the company without shareholder approval. In the adoption of such a plan, the powers of the Board must be used for a proper purpose.

The Board also has power to issue any authorized and unissued XL-Cayman shares on such terms and conditions as it may determine and any such action should be taken in the best interest of XL-Cayman. It is possible that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interest or in which holders of ordinary shares might receive a premium for their shares over the then- market price of the shares.

Further, the articles of association of XL-Cayman provide that the Board must decline to register a transfer of shares if it appears to the Board that the effect of such transfer would be to increase the number of the XL-Cayman Controlled Shares of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of the company.

The Cayman Companies Law does not include statutory provisions analogous to the provisions of the Irish Takeover Rules.

Shareholder Rights Plans and Share Issuances; Transfer Restriction

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

XL-Ireland’s articles of association allow the Board of Directors of XL-Ireland to adopt any shareholder rights plan upon such terms and conditions as the Board of Directors deems expedient and in the best interest of XL-Ireland, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.

Subject to the Irish Takeover Rules described below, the Board of Directors of XL-Ireland also has the power to issue any authorized and unissued XL-Ireland shares on such terms and conditions as it may determine to be in the best interest of XL-Ireland. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of the XL-Ireland ordinary shares might believe to be in their best interest or in which holders of XL-Ireland ordinary shares might receive a premium for their shares over the then-market price of the shares.

The articles of association of XL-Ireland provide that the Board of

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Directors of XL-Ireland must decline to register a transfer of shares if it appears to the Board of Directors that the effect of such transfer would be to increase the number of the XL-Ireland Controlled Shares (as defined above under “Description of XL-Ireland Share Capital—Voting—Generally”) of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of the company.

Irish Takeover Rules and Substantial Acquisition Rules

A tender offer by which a third party makes an offer generally to shareholders or a class of shareholders to acquire shares of any class conferring voting rights of XL-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel (as well as being governed by the Exchange Act and the regulations of the SEC thereunder). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below. Takeovers by means of a scheme of arrangement are also generally subject to these regulations.

General Principles

The Irish Takeover Rules are based on the following General Principles that will apply to any transaction regulated by the Irish Takeover Panel:

• in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

• the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer. If the board of directors of the target company advises the

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holders of the securities with respect to the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;
• the board of a target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

• false markets must not be created in the securities of the target company or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

• an offeror can only announce an offer after ensuring that it can fulfill in full any cash consideration offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

• a target company may not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

• a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties (which generally mean persons acting in concert with the acquirer) to shares carrying 30% or more of the voting

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rights in XL-Ireland, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash tender offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in XL-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12 month period.

Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is a tender offer that is not a mandatory offer. If an offeror or any of its concert parties acquire XL-Ireland shares of the same class as the shares that are the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for XL-Ireland shares of that class by the offeror or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Panel, having regard to the General Principles, believes it is appropriate to do so.

If the offeror or any of its concert parties has acquired XL-Ireland shares of the same class as the shares that are the subject of the voluntary offer (1) during the period of 12 months prior to the commencement of the offer period which represent 10% or more of the nominal value of the issued shares of that class or (2) at any time after the commencement of the offer period, the

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offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the offeror or its concert parties for shares (of that class) during, in the case of (1), the period of 12 months prior to the commencement of the offer period and, in the case of (2), the offer period. The Irish Takeover Panel may apply this rule to an offeror who, together with its concert parties, has acquired less than 10% of the nominal value of the issued shares of the class of shares that is the subject of the offer in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of XL-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of XL-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of XL-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of certain other acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Board of Directors of XL-Ireland is not permitted to take any action that might

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frustrate an offer for the XL-Ireland shares during the course of an offer or at any earlier time at which the Board of Directors has reason to believe an offer is or may be imminent, except as noted below. Potentially frustrating actions such as (1) the issue of shares, options or convertible securities, (2) material disposals, (3) entering into contracts other than in the ordinary course of business, or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Board of Directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

(a) the action is approved by XL-Ireland’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel, where:

 (i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

 (ii) the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

 (iii) the action is in accordance with a contract entered into prior to the announcement of the offer (or the time at which the Board of Directors has reason to believe that an offer may be imminent); or

 (iv) the decision to take such action was made before the announcement of the offer (or the time at which the Board of Directors has reason to believe that an offer is or may be imminent) and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “—Pre-emption Rights, Share Warrants and

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Share Options” and “—Disclosure of Interests in Shares” and below at “—Election of Directors,” “—Appointment of Directors by the Board,” “—Removal of Directors,” “—Board and Committee Composition; Management,” “—Shareholder Consent to Action Without Meeting,” “—Amendment of Governing Documents,” “—Director Nominations; Proposals of Shareholders,” “—Voting,” “—Variation of Rights Attaching to a Class or Series of Shares,” and “—Transfer and Registration of Shares.”

Election of Directors

XL-Cayman’s articles of association provide for a minimum of three directors and a maximum of 24 directors, with the exact number within that range to be set by the Board from time to time. The shareholders of XL-Cayman may from time to time increase or reduce the maximum or minimum number of directors by ordinary resolution, but the Board, not the shareholders, has the authority to set the size of the Board.

Directors are elected or appointed at the annual general meeting or at any extraordinary general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present.

The articles of association of XL-Cayman provide that the Board is divided into three classes serving staggered three-year terms. Shareholders do not have cumulative voting rights. Accordingly, the holders of a majority of the voting rights attaching to the XL-Cayman ordinary shares will, as a practical matter, be entitled to control the election of all directors, subject to the rights of our Series C and Series E preference shareholders described below. At each annual general meeting, directors will be elected for a full term of three years

XL-Ireland’s articles of association provide for a minimum of three directors and a maximum of 13 directors, plus such number of additional directors, if any, provided for in the terms of issue of any preference shares. The shareholders of XL-Ireland may from time to time increase or reduce the maximum or minimum number of directors by special resolution (but under Irish law, the minimum number of directors must not be less than two). The maximum number will automatically be increased to accommodate the exercise of the rights of the holders of any class or series of shares then in issue having special rights to nominate or appoint directors in accordance with their terms. Although the XL-Cayman articles of association provide that the number of directors to be elected within the minimum and maximum provided in the articles of association will be determined by the Board, the XL-Ireland articles of association do not include analogous provisions because it is unclear whether a provision in an Irish public limited company’s articles of association permitting the board to set the maximum number of directors would be valid in all circumstances under Irish law.

Directors are elected or appointed at the annual general meeting or at any extraordinary general meeting called

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to succeed those directors of the relevant class whose terms are expiring. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board.
Holders of Series C and Series E preference shares generally have no right to vote on the election of directors of XL-Cayman. However, if dividends on the Series C preference shares or the Series E preference shares are unpaid for six full quarterly periods, whether or not consecutive, holders of the preference shares as to which there were such unpaid dividends, voting as a class with all other series of XL-Cayman preference shares then having such a right, will have the right to elect two persons who would then be appointed as additional directors to the Board of XL-Cayman. These rights cease (1) with respect to holders of the Series C preference shares, when all such unpaid amounts had been paid in full and (2) with respect to the holders of the Series E preference shares, when full dividends on the Series E preference shares have been paid for at least four consecutive quarterly periods (or upon the redemption of all Series E preference shares, if earlier).

for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director. However, to the extent that resolutions passed in an election of directors would result in the maximum number of directors provided for in the articles of association of XL-Ireland being exceeded, then the directors receiving the lowest number of votes in such election will not be elected.

The articles of association of XL-Ireland provide that the Board of Directors of XL-Ireland is divided into three classes serving staggered three- year terms. Shareholders do not have cumulative voting rights. Accordingly, the holders of a majority of the voting rights attaching to the XL-Ireland ordinary shares will, as a practical matter, be entitled to control the election of all directors, subject (if the Preference Share Exchange is consummated) to the rights of the Series C and Series E preference shares of XL-Ireland described below. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board of Directors.

If the Preference Share Exchange is consummated, holders of Series C and Series E preference shares of XL-Ireland will have rights to elect a total of two directors of XL-Ireland in certain circumstances that are substantially the same as the rights to elect directors of the holders of Series C and Series E preference shares of XL-Cayman (in which case the maximum number of directors would be increased as necessary to accommodate the exercise of such rights).

Appointment of Directors by the Board	Under XL-Cayman’s articles of association, the Board has the authority to appoint one or more directors to the	Under XL-Ireland’s articles of association, the Board of Directors of XL-Ireland has the authority to appoint

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Board, either to fill a vacancy or as an additional director subject to the maximum number of directors provided for in the articles of association. A vacancy on the Board created by the removal of a director may be filled by a special resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The Board may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum, provided that if there are an insufficient number of directors to constitute a quorum, the Board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Vacancies with respect to directors elected by the holders of preference ordinary shares will be filled as described above under “—Election of Directors.”

directors to XL-Ireland’s Board of Directors, either to fill a vacancy or as an additional director subject to the maximum in the articles of association. A vacancy on the Board of Directors of XL-Ireland created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The Board of Directors of XL-Ireland may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum, provided that if there is an insufficient number of directors to constitute a quorum, the Board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Vacancies with respect to directors elected by the holders of preference shares will be filled as described above under “—Election of Directors.” Under XL-Ireland’s articles of association, if the Board fills a vacancy, the director’s term expires at the same time as the term of the other directors of the class of directors to which the new director is appointed.

Removal of Directors	XL-Cayman’s articles of association provide that the shareholders may, by a special resolution, remove a director with or without cause and appoint a replacement for the director so removed.

The Irish Companies Acts provide that, notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term, provided that notice of any such resolution be given to the shareholders not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against XL-Ireland in respect of his or her removal. The XL-Ireland articles of association include a provision reflecting the requirements of

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Irish law and therefore differ from the analogous provision in the articles of association of XL-Cayman.

Board and Committee Composition; Management

The articles of association of XL-Cayman allocate authority over the management of XL-Cayman to the Board. The Board may then delegate management of XL-Cayman to committees of the Board or such other persons as it thinks fit. Committees may meet and adjourn as they determine proper. A vote at any committee meeting will be determined by a majority of votes of the members present. Regardless of any delegation by the Board, the Board will remain responsible, as a matter of Cayman Islands law, for the proper management of the affairs of XL-Cayman. The Board committees currently in place for XL-Cayman include an Audit Committee, a Management Development and Compensation Committee, a Nominating, Governance and External Affairs Committee, a Special Committee on Enterprise Risk Management and a Finance Committee. The Board may create new committees or change the responsibilities of existing committees from time to time.

The articles of association of XL-Ireland allocate authority over the management of XL-Ireland to the Board of Directors of XL-Ireland. The Board of Directors may then delegate management of XL-Ireland to committees of the Board of Directors or such other persons as it thinks fit. Regardless of any delegation, the Board of Directors of XL-Ireland will remain responsible, as a matter of Irish law, for the proper management of the affairs of XL-Ireland. It is the intention of XL-Ireland to replicate the committees that are currently in place for XL-Cayman. The XL-Ireland Board of Directors may create new committees or change the responsibilities of existing committees from time to time.

Duties of the Board of Directors

The Cayman Companies Law does not specify the duties of directors. Judicial precedent in the Cayman Islands has defined the duties of a director generally as being the observance of general standards of loyalty, good faith, and the avoidance of a conflict of duty and self-interest. In the absence of a developed body of Cayman Islands law in this regard, the principles outlined by English and Commonwealth common law are highly persuasive in the Cayman Islands courts. More specifically, the duties of a director of a Cayman Islands company may be summarized as follows:

• a duty to act in what the Board in good faith considers to be the best interest of the company. The interests of the company and the shareholders are distinct. However, in practical

The directors of XL-Ireland have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of XL-Ireland (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal fiduciary duties are similar to those applying to the directors of XL-Cayman and include the common law fiduciary duties of good faith and exercising due care and skill. As is the case in the Cayman Islands, English and other common law cases are persuasive but not binding precedents in Irish courts. The statutory duties include ensuring the maintenance of proper books of account, having

Provision	XL-Cayman	XL-Ireland

terms, there is often an overlap between the interests of the company and its shareholders as a whole;

• a duty to exercise their powers for the purposes for which they are conferred;

• a duty of trusteeship of the company’s assets;

• the duty, where possible, to avoid conflicts of interest and of duty;

• a duty to disclose personal interest in contracts involving the company;

• a duty not to make secret profits from the directors’ office; and

• a duty to act with skill and care.

annual accounts prepared, having an annual audit performed, maintaining certain registers and making certain filings as well as disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on the business of XL-Ireland while insolvent, without due regard to the interests of creditors). For public limited companies like XL-Ireland, directors are under a specific duty to ensure that the corporate secretary is a person with the requisite knowledge and experience to discharge the role.

Indemnification of Directors and Officers; Insurance

XL-Cayman’s articles of association provide that the company will indemnify each of its directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of XL-Cayman) to which he or she is or may be party by reason of the fact that he or she is or was serving in such capacity if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the company and, with respect criminal actions, had no reasonable cause to believe his or her conduct was unlawful. In addition, the articles of association of XL-Cayman provide that the company will indemnify each of its directors, officers, employees and agents against expenses actually and reasonably incurred by him or her in connection with any threatened, pending or completed action or suit by or in the right of XL-Cayman to which he or she is or may be party by reason of the fact that he or she is or was serving in such capacity if such person acted in good faith and in a manner he

To the fullest extent permitted by Irish law, XL-Ireland’s articles of association confer an indemnity on its directors and officers that is substantially the same as the indemnity in XL-Cayman’s articles of association. However, this indemnity is limited by the Irish Companies Acts, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Acts will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. As a result, to the extent the indemnification provisions in XL-Ireland’s articles of association apply to directors and the corporate secretary of XL-Ireland, the

Provision	XL-Cayman	XL-Ireland

or she reasonably believed to be in or not opposed to the best interest of the company, except that no such indemnification may be made in respect of any claim, issue or matter as to which such director or officer has been adjudged to be liable for willful neglect or default in the performance of his or her duty to the company, unless a court determines that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses as the court deems proper. Further, to the extent that a director, officer, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding described above in this paragraph, or in defense of any claim, issue or matter that is part of such an action, suit or proceeding, the articles of association of XL-Cayman provide that he or she will be indemnified against expenses (including legal fees) actually and reasonably incurred by him or her in connection with that action, suit or proceeding.

XL-Cayman’s articles of association permit the company to pay expenses of a director, officer, employee or agent incurred in defending an action, suit or proceeding described in the preceding paragraph in advance of the final disposition of such action, suit or proceeding, upon authorization by the Board and upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such advances unless it is ultimately determined that he or she is entitled to be indemnified by XL-Cayman.

Cayman Islands law does not limit the extent to which a company may indemnify its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy. For instance, an indemnification provision that indemnity is more limited than the indemnity in XL-Cayman’s articles of association. This restriction does not apply to executives who are not directors or the corporate secretary, or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Acts, of XL-Ireland.

XL-Ireland’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or the corporate secretary of XL-Ireland that are substantially the same as those provided in the articles of association of XL-Cayman.

XL-Ireland is permitted under its articles of association and the Irish Companies Acts to take out directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers, employees and agents.

In order to continue to retain and attract highly experienced and capable persons to serve as directors and executives of XL, we intend that XL-Cayman will enter into arrangements (in the form of agreements and/or a deed poll) in connection with the Scheme of Arrangement providing for the indemnification of, and advancement of expenses to, the directors, corporate secretary and certain other executives of XL-Ireland. We expect that the indemnification and expense advancement provided under these arrangements will be substantially similar to the indemnity currently afforded by XL-Cayman under its articles of association to its directors and officers, except that these arrangements will provide for additional procedural protections intended to help ensure that such indemnification and expense advancement rights will be available to the directors, corporate secretary and such other executives of XL-Ireland. XL-Ireland also expects to continue to maintain liability insurance policies

Provision	XL-Cayman	XL-Ireland

purported to provide indemnification for liabilities incurred as a result of committing a crime or actual fraud may be held by the Cayman Islands court to be contrary to public policy.

XL-Cayman is permitted under its articles of association and the Cayman Companies Law to take out directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers, employees and agents.

similar to those currently maintained by XL-Cayman.

Limitation on Director Liability

Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “—Indemnification of Directors and Officers; Insurance.” In summary, a Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

XL-Cayman’s articles of association provide that the directors and officers will have no liability for (1) acts or neglects of any other director or officer, (2) joining in any receipt or act for conformity, (3) loss or expense happening to the company through the insufficiency or deficiency of any security upon which any of the monies of the company shall be invested, (4) loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, (5) loss occasioned by error of judgment or oversight on the part of such director or officer, or (6) any loss, damage or misfortune in the execution of his or her duties, unless through his or her own willful neglect or default.

The articles of association of XL-Ireland contain an exemption from liability for its directors and executives that is substantially similar to the exemption from liability described with respect to XL-Cayman. However, under Irish law, a company may not exempt its directors or corporate secretary from liability for negligence or a breach of duty or a breach of trust. Where a breach of duty has been established, directors or the corporate secretary may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Conflicts of Interest	As a matter of the common law applied in the Cayman Islands, the	As a matter of Irish law, a director is under a general fiduciary duty to avoid

Provision	XL-Cayman	XL-Ireland

director of a Cayman Islands company should seek to avoid placing himself in a position where there is a conflict, or a possible conflict, between the duties he owes to the company and either his personal interest or other duties that he owes to a third party, and if a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the company, he must declare the nature and extent of that interest to the other directors at the first opportunity. The duty to avoid conflicting interests extends to contracts with the company, the use of information or opportunities that come to him by virtue of his directorship and actions competing with the company. Matters that have been authorized by the Board generally or authorized by the provisions of the company’s articles of association will not result in a breach of this common law duty of a director to avoid conflicts of interest. There is no requirement to maintain a register of director declared interests under Cayman Islands law.

Under the XL-Cayman articles of association, a director of XL-Cayman may be a director or other officer of, or otherwise interested in, any company promoted by XL-Cayman or in which XL-Cayman is interested, and such director will not be accountable to XL-Cayman for any remuneration received from such employment or other interest. The articles of association further provide that (1) no director will be prevented from contracting with the company because of his or her position as director, (2) any contract entered into between a director and XL-Cayman will not be subject to avoidance, and (3) no director will be liable to account to XL-Cayman for any profits realized by virtue of any contract between such director and XL-Cayman because of the director holds such office or the fiduciary relationship established thereby. A director of XL-Cayman will be at liberty to vote in respect of any transaction in which he conflicts of interest. Irish law and the XL-Ireland articles of association provide that: (1) a director may be a director of or otherwise interested in a company relating to XL-Ireland and will not be accountable to XL-Ireland for any remuneration or other benefits received as a result, unless XL-Ireland otherwise directs; (2) a director or a director’s firm may act for XL-Ireland in a professional capacity other than as auditor; and (3) a director may hold an office or place of profit in XL-Ireland and will not be disqualified from contracting with XL-Ireland. If a director has a personal interest in an actual or proposed contract with XL-Ireland, the director must declare the nature of his or her interest at a meeting of the Board of Directors of XL-Ireland, and XL-Ireland is required to maintain a register of such declared interests that must be available for inspection by the shareholders. Such a director may vote on any resolution of the Board of Directors in respect of such a contract, and such a contract will not be voidable solely as a result.

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or she is interested, provided that such director discloses the nature of his or her interest prior to consideration of the transaction and any vote thereon.

Shareholders’ Suits

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of XL-Cayman. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against XL-Cayman would otherwise go unredressed. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company’s affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of XL-Ireland. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against XL-Ireland would otherwise go unredressed. The considerations in this regard would be similar to those applying under Cayman law. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring proceedings against XL-Ireland in his or her own name where the shareholder’s rights as such have been infringed or where the affairs of XL-Ireland are being conducted, or the powers of the Board of Directors of XL-Ireland are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

Shareholder Consent to Action Without Meeting

XL-Cayman’s articles of association provide that anything which may be done by resolution of XL-Cayman at a general meeting may be done by resolution in writing, but only if it is signed by all of the shareholders entitled to receive notice of, attend and vote at such general meeting if it had been convened and held.

XL-Ireland’s articles of association provide that anything which may be done by resolution of XL-Ireland at a general meeting may be done by resolution in writing, but only if it is signed by or on behalf of all of the shareholders who would be entitled to attend the relevant meeting and vote on the relevant resolution.

Annual Meetings of Shareholders	XL-Cayman’s articles of association provide that the company must hold an annual general meeting each year. The	XL-Ireland will be required under Irish law to hold an annual general meeting within 18 months of incorporation and

Provision	XL-Cayman	XL-Ireland

Board has the right to set the time and place of the annual general meeting, and any annual general meeting may be held outside the Cayman Islands.

Notice of an annual general meeting must be given to all shareholders of XL-Cayman. XL-Cayman’s articles of association provide that the minimum notice period is 30 days’ notice in writing, and such notice must set forth the general nature of the business to be undertaken at the annual general meeting.

As a matter of Cayman Islands law, there are no items that must be addressed at any particular general meeting of a company. The XL-Cayman articles of association provide that, at each annual general meeting, directors will be elected to fill the Board seats of those directors whose terms expire at that annual general meeting, the financial statements of the company and reports of the directors and auditors will be presented, and the auditors for the ensuing year will be appointed.
Under Cayman Islands law and the XL-Cayman articles of association, shareholders have no rights to propose business at an annual general meeting other than nominations of candidates for election to the Board as described below under “—Director Nominations; Proposals of Shareholders.”

at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after XL-Ireland’s fiscal year-end. The first annual general meeting of XL-Ireland may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if an ordinary resolution so authorizing has been passed at the preceding annual general meeting. XL-Ireland’s articles of association include a provision requiring annual general meetings to be held within such time periods as required by Irish law. Notice of a general meeting must be given to all shareholders, each director and the auditors of XL-Ireland. Irish law requires at least 21 days’ notice in writing for an annual general meeting. XL-Ireland’s articles of association provide a minimum notice period of 30 days for an annual general meeting.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual profit and loss account, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office, subject to certain limited exceptions. The XL-Ireland articles of association provide that, at each annual general meeting, directors will be elected to fill the board seats of those directors whose terms expire at that annual general meeting.

At any annual general meeting, only such business may be conducted as has been brought before the meeting (1) by or at the direction of the Board of Directors of XL-Ireland, (2) in certain circumstances, at the direction of the Irish High Court or as required by law

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or (3) business that the chairman of the meeting determines is properly within the scope of the meeting. In addition, shareholders entitled to vote at an annual general meeting may make nominations of candidates for election to the Board of Directors of XL-Ireland as described below under “—Director Nominations; Proposals of Shareholders.”

Extraordinary Meetings of Shareholders

Extraordinary general meetings of XL-Cayman’s shareholders may be called by the Board or upon written requisition of shareholders holding not less than 15% of the voting power of the issued shares that carry the right to vote at general meetings.

Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of XL-Cayman as may be required from time to time. The business to be conducted at any extraordinary general meeting generally must be set forth in the notice of the meeting. At least 30 days’ notice of an extraordinary general meeting must be given to shareholders of XL-Cayman.

In the case of an extraordinary general meeting requisitioned by shareholders of XL-Cayman, the proposed purpose of the meeting must be set out in the requisition notice, and the shareholders requisitioning an extraordinary meeting can specify any business to be considered at that meeting. Upon receipt of this requisition notice, the Board has 21 days to convene the extraordinary general meeting. If the Board does not proceed to convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the expiration of such 21-day period.

Extraordinary general meetings of XL-Ireland may be convened (1) by the Board of Directors of XL-Ireland, (2) on requisition of the shareholders holding the number of shares of XL-Ireland prescribed by the Irish Companies Acts (currently 10% of the paid up share capital of the company carrying voting rights), or (3) in certain circumstances, on requisition of XL-Ireland’s auditors.

Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of XL-Ireland as may be required from time to time. The business to be conducted at any extraordinary general meeting must be set forth in the notice of the meeting. At least 30 days’ notice of an extraordinary general meeting must be given to shareholders, each director and the auditors of XL-Ireland.

In the case of an extraordinary general meeting requisitioned by shareholders of XL-Ireland, the proposed purpose of the meeting must be set out in the requisition notice of the meeting. The requisition notice can propose any business to be considered at the meeting. Under Irish law, upon receipt of this requisition notice, the Board of Directors of XL-Ireland has 21 days to convene the extraordinary general meeting of XL-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of receipt of the requisition notice. If the Board of Directors does not proceed to convene the meeting within such 21-day period, the requisitioning shareholders, or any

Provision	XL-Cayman	XL-Ireland

of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice by the Board of Directors.

If the Board of Directors of XL-Ireland becomes aware that the net assets of XL-Ireland are half or less of the amount of XL-Ireland’s called-up share capital, the Board of Directors of XL-Ireland must, not later than 28 days from the date that it learns of this fact, convene an extraordinary general meeting of XL-Ireland’s shareholders to be held not later than 56 days from such date. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Record Dates for Shareholder Meetings

XL-Cayman’s articles of association provide that the Board, for purposes of determining which shareholders are entitled to notice of or to vote at a general meeting, may set a record date (which must not occur before the date on which the board resolution fixing such record date is adopted) or may provide that the register of members be closed for transfers for a stated period not to exceed 40 days. If the register of members is closed for such purposes, it must be closed for at least 10 days preceding such meeting and the record date for such determination will be the date of the closing of the register of members. If the register of members is not so closed and no record date is fixed, the record date will be the date on which notice of the meeting is mailed.

XL-Ireland’s articles of association provide that the Board of Directors of XL-Ireland may set the record date for purposes of determining which shareholders are entitled to notice of or to vote at a general meeting and the record date must not occur before the date on which the board resolution fixing such record date is adopted. If no record date is fixed by the Board of Directors of XL-Ireland, the record date will be the day on which the notice of the meeting is mailed.

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Director Nominations; Proposals of Shareholders

As currently in effect, the XL-Cayman articles of association provide that a shareholder may nominate a person to be elected as a director at an annual general meeting if such shareholder is qualified to vote at such annual general meeting and delivers to the registered office of XL-Cayman, not less than five nor more than twenty-one days before the date appointed for the meeting, a written notice that the nominating shareholder intends to propose such person for election. Such proposed director must sign the notice indicating his or her willingness to be elected. If the Director Nomination Procedures Proposal is approved, the articles of association of XL-Cayman will provide for advance notice procedures an ordinary shareholder must follow to properly present director nominations before a general meeting of XL-Cayman’s ordinary shareholders. In general, a nominating ordinary shareholder will be required to submit written notice of its intent to make such a nomination not less than 90 and not more than 120 days prior to the one-year anniversary of the date of the immediately preceding annual general meeting of XL (with certain exceptions if the annual general meeting is held more than 30 days before or after the one-year anniversary of the immediately preceding annual general meeting). See “Proposal Number Three: The Director Nomination Procedures Proposal.” In addition, the written notice of an ordinary shareholder nomination of directors, whether at an annual general meeting or at an extraordinary general meeting, will have to include, among other things, (1) the name and address of such ordinary shareholder and any beneficial owner on whose behalf the nomination is made; (2) the class and number of shares of XL-Cayman directly or indirectly owned by the ordinary shareholder, such beneficial owner and by their respective affiliates; (3) a description of the material terms of any agreement, arrangement or

Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting other than as set out in the articles of association of a company. The articles of association of XL-Ireland provide that shareholders may nominate persons to be elected as directors both at an annual general meeting or an extraordinary general meeting requisitioned by shareholders, as described above under “—Extraordinary Meetings of Shareholders,” subject to certain requirements. The advance notice and disclosure requirements that will apply in connection with notices of ordinary shareholder nominations of directors will be substantially the same as those contained in the articles of association of XL-Cayman as in effect immediately prior to the Effective Time. See “Proposal Number Three: The Director Nomination Procedures Proposal.”

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understanding (including any derivative or short positions) to which such ordinary shareholder, beneficial owner and nominated person and their respective affiliates is a party with respect to the ordinary shares or other securities of XL-Cayman; (4) any other information relating to such ordinary shareholder, beneficial owner and nominated person that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; (5) a representation that the ordinary shareholder is a holder of record of ordinary shares entitled to vote at the relevant general meeting and intends to appear in person or by proxy at the relevant general meeting to nominate the person or persons specified in the notice; (6) a description of all arrangements or understandings between such ordinary shareholder, beneficial owner and their respective affiliates, on the one hand, and the nominated person or any other person or persons pursuant to which the nomination is to be made by the ordinary shareholder, on the other hand; (7) the written consent of the nominated person with respect to being nominated and his or her willingness to serve as a director, if elected; and (8) an undertaking to notify XL-Cayman of any changes in the information provided in the notice and to update such information.

Under Cayman Islands law, there is no general right for a shareholder to put items on the agenda of a shareholder meeting other than as set out in the articles of association of a company. The articles of association of XL-Cayman provide that shareholders may requisition an extraordinary meeting and can specify business to be considered at that meeting, as described above under “—Extraordinary Meetings of Shareholders.”

Provision	XL-Cayman	XL-Ireland
Adjournment of Shareholder Meetings

The articles of association of XL-Cayman provide that if within one hour after the time appointed for a general meeting a quorum is not present, the meeting will be dissolved. If a quorum is present, the chairman of the meeting may adjourn a general meeting with the consent of, and must adjourn the meeting at the direction of, the shareholders. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting at which the adjournment took place. New notice must be given for meetings adjourned for 30 days or more.

XL-Ireland’s articles provide that the chairman of the meeting may with the consent (and shall upon the direction) of the shareholders, adjourn a meeting, whether or not a quorum is present. Further, a meeting may be adjourned by the chairman of the meeting if it appears to the chairman of the meeting that the facilities at the meeting place are inadequate for persons attending the meeting to communicate simultaneously with other persons present at the meeting, have access to documents and participate in any poll required to vote on any resolutions to be decided at the meeting. No business may be transacted at any adjourned meeting other than business that might have been transacted at the meeting originally called. New notice must be given for meetings adjourned for 30 days or more.

Voting

Holders of XL-Cayman ordinary shares vote together as a class on all matters submitted to a vote of shareholders and are entitled to one vote per share, except that if, and for so long as, the votes conferred by the XL-Cayman Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Cayman Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Cayman’s articles of association. XL-Cayman Controlled Shares of a person (as defined in XL-Cayman’s articles of association) include (1) all XL-Cayman shares owned directly, indirectly or constructively by that person (within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended) or (2) all XL-Cayman Shares owned directly, indirectly or constructively by that person or any “group” of which that person is a part, within the meaning of Section 13(d)(3) of the Exchange Act.

Except where a greater majority is

Holders of XL-Ireland ordinary shares vote on all matters submitted to a vote of shareholders and are entitled to one vote per share, except that if, and for so long as, the votes conferred by the XL-Ireland Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Ireland Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Ireland’s articles of association.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in XL-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with XL-Ireland’s articles of association. The articles of association of XL-Ireland provide that the Board of Directors may permit the appointment of proxies by the

Provision	XL-Cayman	XL-Ireland

required by Cayman Islands law or XL-Cayman’s articles of association, any question proposed for consideration at any general meeting of XL-Cayman or of any class of shareholders will be decided by a simple majority of the votes cast by shareholders entitled to vote at such meeting.

In accordance with the articles of association of XL-Cayman, the Board may from time to time cause XL-Cayman to issue preference shares. These preference shares may have such voting rights, if any, as may be specified in the terms of such preference shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preference shares).

Holders of Series C and Series E preference shares of XL-Cayman generally have no right to vote. However, any variation of class rights attaching to the preference shares must be approved by a resolution of the shareholders of the class affected. Please see “—Variation of Rights Attaching to a Class or Series of Shares” below. Furthermore, holders of Series C and Series E preference shares may elect directors under some limited circumstances. See “—Election of Directors.” Further, no class or series of shares may be created which ranks senior to the Series C or Series E preference shares as to dividend rights or as to rights upon the liquidation, dissolution or winding up of XL-Cayman, in each case, without the approval of (1) a special resolution of the holders of the Series C or Series E preference shares, as the case may be, passed by the affirmative vote of the holders of 2/3 of such shares voted at a meeting of such holders or (2) the written consent of all the holders of the Series C or Series E preference shares, as the case may be.

shareholders to be notified to XL-Ireland electronically.

In accordance with the articles of association of XL-Ireland, the Board of Directors of XL-Ireland may from time to time cause XL-Ireland to issue preference or other classes or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Holders of Series C and Series E preference shares of XL-Ireland, if issued in the Preference Share Exchange, generally will have no right to vote. However, any variation of class rights attaching to the preference shares must be approved by a resolution of the shareholders of the class affected. Please see “—Variation of Rights Attaching to a Class or Series of Shares” below. Furthermore, holders of Series C and Series E preference shares of XL-Ireland will be able to elect directors under some limited circumstances. See “—Election of Directors.” Further, no class or series of shares may be created which ranks senior to the XL-Ireland Series C or Series E preference shares as to dividend rights or as to rights upon the liquidation, dissolution or winding up of XL-Ireland, in each case, without the approval of (1) a special resolution of the holders of the XL-Ireland Series C or Series E preference shares, as the case may be, passed by the affirmative vote of the holders of 2/3 of such shares voted at a meeting of such holders or (2) the written consent of all the holders of the Series C or Series E preference shares, as the case may be.

Treasury shares and shares of XL-Ireland held by subsidiaries of XL-Ireland will not entitle their holders to vote at general meetings of shareholders.

Provision	XL-Cayman	XL-Ireland

Except where a greater majority is required by Irish law or XL-Ireland’s articles of association, any question proposed for consideration at any general meeting of XL-Ireland or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting. Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution of XL-Ireland requires not less than 75% of the votes cast by shareholders at a meeting of shareholders. Examples of matters requiring special resolutions include:

• Amending the objects of XL-Ireland set forth in its memorandum of association;

• Amending the articles of association of XL-Ireland;

• Approving a change of name of XL-Ireland;

• Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person of a director (which generally includes a family member or business partner of the director and any entity controlled by the director);

• Opting out of pre-emption rights on the issuance of new shares;

• Re-registration of XL-Ireland from a public limited company to a private company;

• Purchase of XL-Ireland’s own shares off-market;

• Reduction of issued share capital;

• Resolving that XL-Ireland be wound up by the Irish courts;

• Resolving in favor of a shareholders’ voluntary winding-up;

• Re-designation of shares into different share classes;

• Setting the re-issue price of treasury shares; and

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• Mergers with companies incorporated in the EEA (as described above under “—Shareholder Approval of Business Combinations”).

Variation of Rights Attaching to a Class or Series of Shares

Variation of any special rights attached to any issued shares of XL-Cayman (including ordinary shares, the Series C preference shares and the Series E preference shares) must be approved by a special resolution of the shareholders of the class affected or by the written consent of all the shareholders of that class or series. The necessary quorum for any such meeting is one or more shareholders present in person or by proxy representing not less than 50% of the issued shares of such class. Every shareholder of the affected class will have one vote for each share conferring voting rights that he or she holds as of the record date for the meeting except that if, and for so long as, the votes conferred by the XL-Cayman Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the relevant class, the voting rights with respect to the XL-Cayman Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Cayman’s articles of association.

Variation of any special rights attached to any class or series of issued shares of XL-Ireland (including XL-Ireland ordinary shares, and if the Preference Share Exchange is consummated, the XL-Ireland Series C preference shares and the XL-Ireland Series E preference shares) must, in accordance with the articles of association of XL-Ireland, be approved by (1) a resolution of the shareholders of the class or series affected, passed by the affirmative vote of the holders of 2/3 of the shares of that class or series voted at a meeting of that class or series or (2) the written consent of all the shareholders of that class or series. In the case of a meeting to vary the rights of any class or series of shares (including the Series C preference shares or the Series E preference shares of XL-Ireland), Irish law provides that the necessary quorum is the presence, in person or by proxy, of at least two shareholders representing 1/3 in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class.

Every shareholder of the affected class or series will have one vote for each share of such class or series that he or she holds as of the record date for the meeting except that if, and for so long as, the votes conferred by the XL-Ireland Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the relevant class or series, the voting rights with respect to the XL-Ireland Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Ireland’s articles of association.

Provision	XL-Cayman	XL-Ireland
Amendment of Governing Documents	Under Cayman Islands law, XL-Cayman may alter its memorandum and articles of association by passing a special resolution of its shareholders to effect such amendment.	Under Irish law, XL-Ireland may alter its memorandum and articles of association by passing of a special resolution of its shareholders to effect such amendment.

Quorum Requirements

The presence, in person or by proxy, of the holders of at least 50% of the voting power of the issued ordinary shares of XL-Cayman constitutes a quorum for the conduct of any business at a general meeting that is not a special resolution (e.g., an ordinary resolution at a general meeting). The quorum required to pass a special resolution at a general meeting is the presence, in person or by proxy, of 2/3 of the voting power of the issued ordinary shares of XL-Cayman.

Except as described in the next paragraph below, with respect to any class meeting of the holders of the Series C preference shares or the holders of the Series E preference shares, the necessary quorum is one or more persons present, in person or by proxy, holding not less than 50% of the issued shares of that class.

In the case of a meeting to vary the rights of any class or series of shares (including the Series C preference shares or the Series E preference shares), discussed above under “—Variation of Rights Attaching to a Class or Series of Shares,” the necessary quorum is the presence, in person or by proxy, of the holders of at least 50% of the issued shares of the relevant class.

Under the articles of association of XL-Ireland, the presence, in person or by proxy, of at least two shareholders constituting the holders of at least 50% of the voting power of the issued shares of XL-Ireland that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting, other than business requiring a special resolution. The quorum required to pass a special resolution at a general meeting is the presence, in person or by proxy, of at least two shareholders constituting the holders of at least 2/3 of the voting power of the issued shares of XL-Ireland that carry the right to vote at the meeting.

Except as described in the next paragraph below, with respect to any class meeting of the holders of the Series C preference shares or the holders of the Series E preference shares of XL-Ireland, the necessary quorum is the presence, in person or by proxy, of at least two shareholders constituting the holders of not less than 50% of the issued shares of that class.

In the case of a meeting to vary the rights of any class or series of shares (including the Series C preference shares or the Series E preference shares of XL-Ireland), discussed above under “—Variation of Rights Attaching to a Class or Series of Shares,” Irish law provides that the necessary quorum is the presence, in person or by proxy, of at least two shareholders representing 1/3 in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class.

Inspection of Books and Records	Under Cayman Islands law, the register of shareholders of XL-Cayman is open to inspection by any shareholder free of charge and by any other person	Holders of shares carrying voting rights have certain rights under Irish law to inspect books and records, including the rights to: (1) receive a copy of the

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upon payment of CI$10 (or such lesser sum XL-Cayman may specify) at its registered office. Any shareholder of XL-Cayman or other person may receive a copy the register on payment of CI$1. Cayman Islands law further requires that the register of mortgages and charges of XL-Cayman be open to inspection by any shareholder or creditor of the company at all reasonable times. The articles of association of XL-Cayman provide that the Board may determine whether and to what extent the accounts and books of that company will be open to the inspection of shareholders, subject to Cayman Islands law.

memorandum and articles of association of XL-Ireland and any act of the Irish Parliament which alters the memorandum of association of XL-Ireland; (2) inspect and obtain copies of the minutes of general meetings of shareholders (including resolutions adopted at such meetings); (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by XL-Ireland; (4) receive copies of the most recent balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of any subsidiary company of XL-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of XL-Ireland also have the right to inspect all books and records of XL-Ireland. The auditors’ report must be circulated to the shareholders with XL-Ireland’s Financial Statements at least 21 days before the annual general meeting, and such report must be read to the shareholders at XL-Ireland’s annual general meeting. The “Financial Statements” referenced above mean XL-Ireland’s balance sheet, profit and loss account and, so far as they are not incorporated in the balance sheet or profit and loss account, any group accounts and the directors’ report, together with any other document required by law to be annexed to the balance sheet.

Transfer and Registration of Shares

XL-Cayman’s share register is maintained by its transfer agent. Registration in this share register is determinative of membership in XL-Cayman. A shareholder of XL-Cayman who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a

XL-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in XL-Ireland. A shareholder of XL-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a

Provision	XL-Cayman	XL-Ireland

transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in XL-Cayman’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Cayman Islands law in order to register on XL-Cayman’s official share register any transfer of shares. The articles of association of XL-Cayman provide that the Board may decline to register a transfer of shares unless (1) a registration statement under the Securities Act is in effect with respect to such transfer, or (2) such transfer is exempt from registration and, if requested by the Board, an opinion from counsel that no such registration is required is provided. The Board must decline to register a transfer of shares if it appears to the Board that the effect of such transfer would be to increase the number of the XL-Cayman Controlled Shares of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of the company. The Board has absolute discretion under the XL-Cayman articles of association to decline to register any transfer of shares.

transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in XL-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer will be required under Irish law in order to register on XL-Ireland’s official share register any transfer of shares (1) from a person who holds such shares directly to any other person or (2) from a person who holds such shares beneficially to another person who also will hold such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also will be required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on XL-Ireland’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer or the transfer is not made in contemplation of a sale of the shares.

Accordingly, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their ordinary shares into a broker account to be held through DTC prior to completion of the Transaction. We also strongly recommend that any person who wishes to acquire XL-Ireland ordinary shares after completion of the Transaction acquire such XL-Ireland ordinary shares beneficially.

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Any transfer of XL-Ireland ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. XL-Ireland does not intend to pay any stamp duty on behalf of any purchaser of shares in its capital. XL-Ireland’s articles of association grant the Board of Directors of XL-Ireland general discretion to decline to register an instrument of transfer without giving a reason.

Among other things, the Board of Directors may also decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration. The registration of transfers may be suspended at such times and for such periods, not exceeding 30 days in any year, as the Board of Directors of XL-Ireland may from time to time determine (except as may be required by law). Further, the articles of association of XL-Ireland provide that the Board of Directors of XL-Ireland must decline to register a transfer of shares if it appears to the Board of Directors that the effect of such transfer would be to increase the number of the XL-Ireland Controlled Shares of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of the company.

Rights upon Liquidation

Under Cayman Islands law, the rights of the shareholders to a return of XL-Cayman’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in XL-Cayman’s articles of association or the terms of any preferred shares issued by the Board from time to time. The holders of preferred shares, in particular, may have the right to priority over other shareholders in a dissolution or winding up of XL-Cayman.

The rights of the shareholders to a return of XL-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in XL-Ireland’s articles of association or the terms of any shares issued by the Board of Directors of XL-Ireland from time to time. The holders of preference shares, in particular, may have the right to priority over ordinary or other shareholders in a dissolution or winding up of XL-Ireland. If the articles of association and terms of issue of the

Provision	XL-Cayman	XL-Ireland

The articles of association of XL-Cayman provide that if the company is to be wound up, the liquidator may, with the sanction of a special resolution of the XL-Cayman shareholders and any other sanction required by statute, value the assets of XL-Cayman and divide them among the shareholders. Pursuant to sanction by special resolution, the liquidator will have discretion to determine how such distribution will be carried out among classes of shareholders and may make other provisions in his or her discretion.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of XL-Cayman, before any distribution is made to the holders of any junior-ranking shares, including the ordinary shares, (1) holders of the XL-Cayman Series C preference shares will be entitled to receive, from its assets legally available for distribution to shareholders, $25 per share plus all accrued and unpaid dividends to the date fixed for distribution, and (2) holders of the XL-Cayman Series E preference shares will be entitled to receive, from its assets legally available for distribution to shareholders, $1000 per share plus any declared but unpaid dividends with respect to the then- current dividend period to the date fixed for distribution.

shares of the company contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. XL-Ireland’s articles provide that the ordinary shareholders of XL-Ireland are entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution by the shareholders, but such rights by ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

Holders of the XL-Ireland Series C and Series E preference shares will have rights that are substantially the same as those described with respect to the Series C and Series E preference shares of XL-Cayman in any voluntary or involuntary liquidation, dissolution or winding up of the affairs of XL-Ireland and, in that respect, will rank in priority to the holders of any junior-ranking shares, including the XL-Ireland ordinary shares.

Enforcement of Civil Liabilities Against Foreign Persons

XL has been advised by Cayman Islands counsel that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States nor any relevant treaty in place. However, the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

• is given by a competent foreign court;

XL has been advised by its Irish counsel that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

• the judgment must be for a definite sum;

• the judgment must be final and conclusive; and

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• imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

• is final;

• is not in respect of taxes, a fine or a penalty; and

• was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

• the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

THE MEETINGS

We are furnishing this proxy statement to the holders of our ordinary shares in connection with the solicitation of proxies by XL-Cayman’s Board of Directors for use at the special scheme meeting to consider the Scheme of Arrangement Proposal and the other matters that may come before that meeting, the extraordinary general meeting to consider the Distributable Reserves Proposal, the Director Nomination Procedures Proposal and the Name Change Proposal and the other matters that may come before that meeting, each as described below, and at any adjournments of either of such ordinary shareholder special meetings.

General

The special scheme meeting will be conducted in accordance with the directions of the Cayman Court. The extraordinary general meeting will be conducted in accordance with the articles of association of XL-Cayman.

Time, Place, Date and Purpose of the Meetings

The ordinary shareholder special meetings are scheduled to be held on April 30, 2010 at XL’s principal executive offices, located at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

Special Ordinary Share Scheme Meeting

The special scheme meeting is scheduled to commence at 12:30 p.m., Bermuda time, on that date. At that meeting, XL-Cayman’s Board of Directors will ask the ordinary shareholders of XL-Cayman, voting as a class, to vote on:

•	Proposal Number One—the Scheme of Arrangement Proposal.

Extraordinary General Meeting

The extraordinary general meeting is scheduled to commence at 1:00 p.m., Bermuda time, on that date (or as soon thereafter as the special scheme meeting concludes or is adjourned). At the extraordinary general meeting, XL-Cayman’s Board of Directors will ask the ordinary shareholders of XL- Cayman, voting as a class, to vote on:

•	Proposal Number Two—the Distributable Reserves Proposal;

•	Proposal Number Three—the Director Nomination Procedures Proposal; and

•	Proposal Number Four—the Name Change Proposal.

Also, at both ordinary shareholder special meetings, XL-Cayman’s Board of Directors will ask the ordinary shareholders of XL-Cayman, voting as a class, to approve motions to adjourn each meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the proposals at the time of each respective ordinary shareholder special meeting or if there are insufficient shares present, in person or by proxy, at the extraordinary general meeting to conduct the vote on the Director Nomination Procedures Proposal and the Name Change Proposal.

XL-Cayman’s Board of Directors has approved the Scheme of Arrangement and unanimously recommends that you vote “FOR” each of the proposals set forth in this proxy statement.

If any other matters properly come before the ordinary shareholder special meetings or any adjournments of either of such ordinary shareholder special meetings, the persons named in the proxy card will have the authority to vote the shares represented by all properly executed proxies in their discretion. The Board currently does not know of any matters to be raised at the ordinary shareholder special meetings other than the proposals contained in this proxy statement.

Record Date; Voting Rights

The Board has set March 5, 2010 as the record date for the special scheme meeting and for the extraordinary general meeting.

Only shareholders of XL-Cayman ordinary shares on the record date are entitled to notice of and to vote at the ordinary shareholder special meetings or any adjournments of such meetings. You will not be the registered holder of shares that you hold “beneficially.” Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the registered holder of such shares. Please see “—How You Can Vote—Shareholders Owning Shares Through Brokers” below for more information.

As of the record date for the ordinary shareholder special meetings on March 5, 2010, 342,100,814 XL-Cayman ordinary shares were issued and outstanding. Each XL-Cayman ordinary share entitles its holder to one vote on each proposal on which the holder is entitled to vote, except that (for purposes of the extraordinary general meeting but not the special scheme meeting) if, and for so long as, the votes conferred by the XL-Cayman Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Cayman Controlled Shares of such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Cayman’s articles of association.

Under Cayman Islands law, the ordinary shareholders of XL-Cayman are not entitled to dissenters’ or appraisal rights with respect to the matters to be considered and voted on at the ordinary shareholder special meetings, whether or not the Preference Share Exchange is consummated.

Quorum

At the special scheme meeting to approve the Scheme of Arrangement Proposal, at least two ordinary shareholders must be present, in person or by proxy, in order for the meeting to proceed. At the extraordinary general meeting to approve the Distributable Reserves Proposal, the Director Nomination Procedures Proposal and the Name Change Proposal, 50% of the outstanding ordinary shares of XL-Cayman must be present, in person or by proxy, in order for the meeting to proceed and in order for the Distributable Reserves Proposal to be considered and voted on at the meeting, but 2/3 of the outstanding ordinary shares of XL-Cayman must be present, in person or by proxy, in order for the Director Nomination Procedures Proposal and the Name Change Proposal to be considered and voted on at the meeting.

Votes of Ordinary Shareholders Required for Approval

Scheme of Arrangement. The Scheme of Arrangement, which encompasses the Ordinary Share Exchange and (if approved by the Series C and Series E preference shareholders) the Preference Share Exchange, requires the affirmative vote of a majority in number of the registered shareholders of XL-Cayman ordinary shares representing 75% or more in value of the ordinary shares present and voting, in person or by proxy. The approval of the Series C or Series E preference shareholders is not needed to approve the Scheme of Arrangement with respect to the Ordinary Share Exchange.

For the purpose of calculating the “majority in number” requirement for the approval of the Scheme of Arrangement Proposal, each registered ordinary shareholder, voting in person or by proxy, will be counted as a single ordinary shareholder, regardless of the number of ordinary shares voted by that shareholder. Only ordinary shareholders whose names are recorded on XL-Cayman’s register of members will be counted for purposes of the “majority-in-number” requirement. As such, where shares are held through DTC (including ordinary shares held in “street name” by brokers through DTC) or other nominees on behalf of beneficial owners, and DTC (or such other nominee) is listed as the registered holder of such shares on XL-Cayman’s register of members, the Cayman Court will not “look through” the nominee to determine how the beneficial owners of shares instructed those shares to be voted. Accordingly, DTC and other nominee holders of ordinary shares who are registered shareholders will each be counted as one ordinary shareholder for the purpose of calculating the “majority in number” requirement. If a registered shareholder (including DTC or other nominee holder of ordinary shares) elects (or is directed) to vote a portion of such registered shareholder’s ordinary shares “FOR” the Scheme of Arrangement Proposal, and a portion “AGAINST” the Scheme of Arrangement Proposal, then that registered shareholder will be counted as one ordinary shareholder voting “FOR” the Scheme of Arrangement Proposal and as one ordinary shareholder voting “AGAINST” the Scheme of Arrangement Proposal, thereby effectively cancelling out that registered shareholder’s vote for the purposes of the “majority in number” calculation (but not for purposes of the 75% or more in value calculation).

Distributable Reserves Proposal. The Distributable Reserves Proposal requires the affirmative vote of XL-Cayman’s ordinary shareholders representing more than 50% of all ordinary shares present and voting, in person or by proxy. While approval of the Distributable Reserves Proposal by more than 50% of all ordinary shares present and voting is sufficient for approval of the proposal under Cayman Islands law (which governs the extraordinary general meeting at which the vote is taking place), we are seeking the approval of at least 75% of all ordinary shares present and voting, in person or by proxy, to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable reserves in XL-Ireland because such higher approval threshold would be required if the vote on the Distributable Reserves Proposal were being conducted under Irish law. Approval of the Distributable Reserves Proposal by our ordinary shareholders is not a condition to the effectiveness of the Scheme of Arrangement, but the Board may determine not to proceed with the Transaction for any reason, including because the Distributable Reserves Proposal is not approved or is approved by holders of fewer than 75% of all ordinary shares present and voting, in person or by proxy.

Director Nomination Procedures Proposal. The Director Nomination Procedures Proposal requires the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of 2/3 of all of our outstanding ordinary shares is present, in person or by proxy.

Name Change Proposal. The Name Change Proposal requires the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of 2/3 of all of our outstanding ordinary shares is present, in person or by proxy.

Meeting Adjournments. The affirmative vote of holders of XL-Cayman ordinary shares representing more than 50% of all ordinary shares present and voting, in person or by proxy, at the relevant meeting, whether in person or by proxy, is required to approve the proposal to adjourn either of the ordinary shareholder special meetings. However, an ordinary shareholder special meeting cannot be adjourned if the requisite quorum (discussed above under “—Quorum”) is not present at such meeting.

For purposes of determining whether the required approval has been obtained for any of the proposals described in this proxy statement, shares that are not voted at the applicable ordinary shareholder special meeting will not be considered.

Intentions of Directors and Executive Officers. Our directors and executive officers have indicated that they intend to vote their shares “FOR” each of the proposals set forth in this proxy statement. On the record date, our directors and executive officers and their affiliates beneficially owned 1,940,329, or approximately 0.6%, of the outstanding XL-Cayman ordinary shares.

Votes of Preference Shareholders Required for Preference Share Exchange Approval

As described above, the Ordinary Share Exchange is not conditioned on completion of the Preference Share Exchange or any approval by our Series C or Series E preference shareholders. However, in connection with the Scheme of Arrangement, the Series C and Series E preference shareholders will be asked to vote on the following two items at separate class meetings of the Series C and Series E preference shareholders:

•	Scheme of Arrangement. In order to effect the Preference Share Exchange, the Scheme of Arrangement requires: (1) the affirmative vote of a majority in number of the registered shareholders of XL-Cayman Series C preference shares representing 75% or more in value of the Series C preference shares present and voting, in person or by proxy, at a special court-ordered class meeting of the XL-Cayman Series C preference shareholders; and (2) the affirmative vote of a majority in number of the registered shareholders of XL-Cayman Series E preference shares representing 75% or more in value of the Series E preference shares present and voting, in person or by proxy, at a special court-ordered class meeting of the XL-Cayman Series E preference shareholders.

•

Variation to the Terms of the Series C Preference Shares. The variation to the terms of the Series C preference shares requires the affirmative vote of XL-Cayman’s Series C preference shareholders representing at least 2/3 of all Series C preference shares present and voting, in person or by proxy, at the extraordinary general meeting of Series C preference shareholders at which holders of at least 2/3 of all Series C preference shares are present, either in person or by proxy. Approval of the variation to the terms of the Series C preference shares is a condition to the effectiveness of the Scheme of Arrangement with respect to the Preference Share Exchange and therefore is required in order for us to carry out the Preference Share Exchange.

Proxies

A gold proxy card is being sent to each XL-Cayman registered ordinary shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of the ways that are explained below under “—How You Can Vote.”

If you properly complete, sign and date the enclosed gold proxy card and timely send it to us or timely and properly deliver your proxy by telephone or via the Internet, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your ordinary shares as you have directed at the ordinary shareholder special meetings.

If you do not wish to vote all of your ordinary shares in the same manner on any particular proposal(s) at the ordinary shareholder special meetings, you may specify your vote by clearly hand-marking the proxy card to indicate how you want to vote your ordinary shares. You may not split your vote if you are voting via the Internet or by telephone.

If you are a registered shareholder and if you do not specify on the accompanying gold proxy card that is submitted (or when giving your proxy by telephone or via the Internet) how you want to vote your ordinary shares, the proxy holders will vote them “FOR” each of the proposals set forth in this proxy statement.

You may abstain on any proposal by marking “ABSTAIN” with respect to the proposal.

An abstention on any proposal has the effect of a vote not being cast with respect to the relevant shares in relation to that proposal. Although considered present for purposes of the relevant quorum requirement, such shares will not be considered when determining whether the proposal has received the required approval.

If you do not appoint a proxy and you do not vote at the ordinary shareholder special meetings, your ordinary shares will also not be considered when determining whether a proposal has received the required ordinary shareholder approval. Even if you do not appoint a proxy and you do not vote at the ordinary shareholder special meetings, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the ordinary shareholder special meetings in person or by proxy.

You should also receive a notice of Internet availability of the proxy statement and white proxy card, along with our annual report on Form 10-K for 2009, which contains the proposals for ordinary shareholder consideration at the AGM being held at 8:30 a.m., Bermuda time, also on April 30, 2010. In order for you to cast your votes at both the AGM and the ordinary shareholder special meetings, you must return both proxy cards. Returning only the white proxy card related to the AGM will not permit your ordinary shares to voted by proxy on the proposals at the ordinary shareholder special meetings described in this proxy statement.

The accompanying proxy is being solicited on behalf of the Board of Directors of XL-Cayman. We have hired Georgeson Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $75,000, plus expenses. Proxies will be solicited on behalf of the Board by mail, in person and by telephone. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold XL-Cayman ordinary shares. To the extent necessary in order to ensure sufficient representation at the ordinary shareholder special meetings, XL-Cayman or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised at the ordinary shareholder special meetings by one of the following means. If you are a registered shareholder, you may revoke your proxy by:

•

Sending a written notice to our Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda. Your written notice must be received a sufficient amount of time before the first ordinary shareholder special meeting to permit the necessary examination and tabulation of the revocation before the votes are taken.

•

If you wish to revoke your submitted proxy and submit new voting instructions by mail, courier or hand delivery, then you must sign, date and mail, courier or hand-deliver a proxy card with your new voting instructions for the ordinary shareholder special meetings, which we must receive prior to the start of the applicable ordinary shareholder special meeting.

•

If you wish to revoke your submitted proxy and submit new voting instructions by telephone or via the Internet, then you must submit such new voting instructions for the ordinary shareholder special meetings by telephone or via the Internet by 12:59 a.m., Bermuda time, on April 30, 2010.

•

You also may revoke your proxy in person at the ordinary shareholder special meetings by completing a written ballot (but only if you are the registered owner of the ordinary shares as of the record date or if you obtain a “legal proxy” from the registered owner of the ordinary shares as of the record date) and vote your ordinary shares at the ordinary shareholder special meetings.

If you hold your XL-Cayman ordinary shares in the “street name” of a broker, you may revoke your proxy only in accordance with the instructions from your broker or other nominee.

Attending the ordinary shareholder special meetings without taking one of the actions above will not revoke your proxy.

How You Can Vote

Registered Shareholders. If you are a registered shareholder, you may vote your ordinary shares either by voting in person at the ordinary shareholder special meetings or by submitting a completed proxy. By submitting your proxy, you are legally authorizing another person to vote your ordinary shares by proxy in accordance with your instructions. The enclosed proxy card designates Michael S. McGavick or, failing him, Kirstin Romann Gould to vote your ordinary shares in accordance with the voting instructions you indicate in your proxy.

If you submit your proxy designating Michael S. McGavick or, failing him, Kirstin Romann Gould as the individuals authorized to vote your ordinary shares, but you do not indicate how your ordinary shares are to be voted, then your ordinary shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this proxy statement. In addition, if any other matters are properly brought up at the ordinary shareholder special meetings (other than the proposals contained in this proxy statement), then each of these individuals will have the authority to vote your ordinary shares on those matters in his or her discretion. The Board currently does not know of any matters to be raised at the ordinary shareholder special meetings other than the proposals contained in this proxy statement.

You may submit your proxy either by mail, courier or hand delivery, by telephone (at the number set forth in the accompanying proxy materials) or via the Internet (https://www.proxyvotenow.com/xlcapital). Please let us know whether you plan to attend the ordinary shareholder special meetings by marking the appropriate box on your proxy card or by following the instructions provided when you submit your proxy by telephone or via the Internet. In order for your proxy to be validly submitted and for your ordinary shares to be voted in accordance with your proxy, we must receive your mailed, couriered or hand-delivered proxy prior to the start of the applicable ordinary shareholder special meeting. If you submit your proxy by telephone or via the Internet, then you may submit your voting instructions up until 12:59 a.m., Bermuda time, on April 30, 2010.

Shareholders Owning Shares Through Brokers. Ordinary shareholders who hold their shares in the “street name” of a broker must vote their ordinary shares by following the procedures established by their broker. This applies to our employees who received, through our employee plans, ordinary shares that are held by Merrill Lynch. Under NYSE Rule 452, brokers who hold ordinary shares on behalf of customers will not have the authority to vote without direction on any of the matters to be considered at the ordinary shareholder special meetings. If you hold your ordinary shares through a broker and you do not instruct your broker on how to vote your ordinary shares prior to the ordinary shareholder special meetings, your broker, or the depository through which your broker holds your shares, will not be able to vote your ordinary shares at the ordinary shareholder special meetings, and your ordinary shares may not be counted as present for purposes of the relevant quorum requirement. Under NYSE Rule 452, brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. We believe that the proposals described in this proxy statement are proposals for non-routine matters.

Ordinary shareholders who hold their ordinary shares in the name of a broker and that plan to attend the ordinary shareholder special meetings must present proof of ownership of XL-Cayman ordinary shares as of the record date, such as a brokerage account statement or letter from broker, together with a form of personal photo identification, to be admitted to the ordinary shareholder special meetings. You may not vote your ordinary shares in person at the ordinary shareholder special meetings unless you obtain a “legal proxy” from the broker that holds your ordinary shares.

Validity

The chairman of each of the ordinary shareholder special meetings will determine all questions as to validity, form and eligibility, including time of receipt and acceptance of proxies. His or her determination will be final and binding, provided, however, that such determination is subject to any decision made by a court of competent jurisdiction upon a lawful challenge to his or her determination. The chairman of the meeting has the right to waive any irregularities or conditions as to the manner of voting. The chairman of the meeting may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 5, 2010, information regarding the beneficial ownership of XL-Cayman ordinary shares held by: (1) each of our current directors and each of our named executive officers; and (2) all of our current directors and executive officers as a group. To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her and none of the persons listed below owns any ESUs or Series C or Series E preference shares. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after March 5, 2010. For purposes of computing the percentage of outstanding XL-Cayman ordinary shares held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after March 5, 2010 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name	XL-Cayman Class A ordinary shares beneficially owned (1)
Dale R. Comey (2)	63,797
David B. Duclos (3)	197,947
Robert Glauber (4)	60,288
Herbert Haag (5)	90,228
G. Thompson Hutton (6)	25,000
Joseph Mauriello (7)	41,044
Michael S. McGavick (8)	371,166
Eugene M. McQuade (9)	49,900
Brian W. Nocco (10)	166,500
Clayton S. Rose (11)	7,237
Sarah S. Street (12)	238,248
Ellen E. Thrower (13)	67,020
James H. Veghte (14)	317,405
John Vereker (15)	33,464
Directors and executive officers of XL as a group (18 in total)	1,940,329

(1)

The ordinary shares beneficially owned by (i) each of our current directors, (ii) each of our named executive officers and (iii) all of our current directors and executive officers as a group included in the table above represent, respectively, less than 1% of the XL-Cayman Class A ordinary shares deemed to have been outstanding as of March 5, 2010. For our directors, the number of ordinary shares beneficially owned includes ordinary shares, deferred share units and retainer share units credited to the accounts of the directors pursuant to their election to defer their annual retainer fees.

(2)

Includes 37,500 ordinary shares issuable upon exercise of options that were vested and exercisable. Also includes 12,297 retainer share units, deferred share units, deferred restricted stock, and accrued dividends issuable upon retirement from the Board of Directors.

(3)

Includes 146,667 ordinary shares issuable upon exercise of options that were vested and exercisable and 16,667 ordinary shares issuable upon the exercise of options which vest within 60 days. Also includes 11,000 restricted ordinary shares which had not vested.

(4)

Includes 40,000 ordinary shares issuable upon exercise of options that were vested and exercisable. Also includes 4,213 retainer share units, deferred share units, deferred restricted stock, and accrued dividends issuable upon retirement from the Board of Directors.

(5)

Includes 22,500 ordinary shares issuable upon exercise of options that were vested and exercisable. Also includes 3,419 retainer share units and accrued dividends issuable upon retirement from the Board of Directors.

(6)	Includes 15,000 ordinary shares issuable upon exercise of options that were vested and exercisable.

(7)

Includes 22,500 ordinary shares issuable upon exercise of options that were vested and exercisable. Also includes 6,544 retainer share units, deferred share units, deferred restricted stock, and accrued dividends issuable upon retirement from the Board of Directors.

(8)

Includes 187,499 ordinary shares issuable upon exercise of options that were vested and exercisable and 41,667 ordinary shares issuable upon the exercise of options which vest within 60 days. Also includes 24,000 restricted ordinary shares which had not vested.

(9)

Includes 25,000 ordinary shares issuable upon exercise of options that were vested and exercisable. Also includes 7,900 retainer share units, deferred share units, deferred restricted stock, and accrued dividends issuable upon retirement from the Board of Directors.

(10)	Includes 110,000 ordinary shares issuable upon exercise of options that were vested and exercisable.

(11)	Includes 5,000 ordinary shares issuable upon exercise of options that were vested and exercisable.

(12)

Includes 155,917 ordinary shares issuable upon exercise of options that were vested and exercisable and 28,333 ordinary shares issuable upon the exercise of options which vest within 60 days. Also includes 17,624 restricted ordinary shares which had not vested.

(13)

Includes 37,500 ordinary shares issuable upon exercise of options that were vested and exercisable. Also includes 13,470 retainer share units, deferred share units, deferred restricted stock, and accrued dividends issuable upon retirement from the Board of Directors.

(14)

Includes 215,387 ordinary shares issuable upon exercise of options that were vested and exercisable and 25,833 ordinary shares issuable upon the exercise of options which vest within 60 days. Also includes 18,500 restricted ordinary shares which had not vested.

(15)

Includes 17,500 ordinary shares issuable upon exercise of options that were vested and exercisable. Also includes 2,164 retainer share units and accrued dividends issuable upon retirement from the Board of Directors.

BENEFICIAL OWNERSHIP OF MORE THAN
FIVE PERCENT OF ANY CLASS OF VOTING SECURITIES

As of March 5, 2010, the only persons known by us to be beneficial owners of more than five percent of XL-Cayman ordinary shares were as follows:

Name and Address of Beneficial Owner	XL-Cayman Class A ordinary shares (1)
	shares beneficially owned	% of shares beneficially owned
Blackrock, Inc.	29,764,224	8.7	%(2)
40 East 52nd Street New York, NY 10022
AXA Assurances I.A.R.D. Mutuelle,	26,584,341	7.8	%(3)
AXA Assurances Vie Mutuelle, AXA, and AXA Financial, Inc. 26, rue Drouot, 75009 Paris, France 25, avenue Matignon, 75008 Paris, France 1290 Avenue of the Americas, New York, NY 10104
FMR LLC	25,446,052	7.4	%(4)
82 Devonshire Street Boston, MA 02109
Ameriprise Financial, Inc. and	22,745,897	6.6	%(5)
RiverSource Investments LLC 145 Ameriprise Financial Center Minneapolis, MN 55474

(1)

Each share has one vote at each of the ordinary shareholder special meetings, except that (for purposes of the extraordinary general meeting but not the special scheme meeting) if, and for so long as, the votes conferred by the XL-Cayman Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Cayman Controlled Shares of such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Cayman’s articles of association. XL-Ireland’s articles of association will establish the same approximately 10% limit.

(2)

Represents 29,764,224 ordinary shares with sole voting power and 29,764,224 ordinary shares with sole dispositive power. Beneficial ownership details are based upon information contained in filings with the SEC.

(3)

Represents 20,775,190 ordinary shares with sole voting power and 26,584,341 ordinary shares with sole dispositive power. Beneficial ownership details are based upon information contained in filings with the SEC.

(4)

Represents 202,433 ordinary shares with sole voting power and 25,446,052 ordinary shares with sole dispositive power. Beneficial ownership details are based upon information contained in filings with the SEC.

(5)

Represents 534,620 ordinary shares with shared voting power and 22,745,897 ordinary shares with shared dispositive power. Beneficial ownership details are based upon information contained in filings with the SEC.

MARKET PRICE AND DIVIDEND INFORMATION

Information regarding the principal market for our ordinary shares and related shareholder matters is as follows:

Our ordinary shares are traded on the NYSE under the symbol “XL”. As of March 5, 2010, the approximate number of registered holders of our ordinary shares was 343. Historical financial information may not be indicative of XL-Ireland’s future performance. We have included no data for XL-Ireland because this entity was not in existence during any of the periods shown below. The high and low sales price per XL-Cayman ordinary share and the dividends declared per XL-Cayman ordinary share for the following periods were as follows:

2008	High	Low	Dividends
First quarter	$46.6105	$25.0138	$0.38
Second quarter	34.5485	18.5495	0.38
Third quarter	21.5331	12.4421	0.19
Fourth quarter	16.5341	2.5276	0.19

2009
First quarter	$6.3142	$2.4418	$0.10
Second quarter	12.3082	5.0984	0.10
Third quarter	18.0896	10.7067	0.10
Fourth quarter	19.0250	15.6929	0.10

2010
First quarter (through March 8)	$19.4800	$15.9100	$0.10

On January 11, 2010, the last trading day before the public announcement of the Transaction, the closing price of the XL-Cayman ordinary shares as reported by the NYSE was $18.28 per share. On March 8, 2010, the most recent practicable date before the date of this proxy statement, the closing price of the XL-Cayman ordinary shares as reported by the NYSE was $19.35 per share.

Future dividends, if any, on the XL-Cayman ordinary shares and/or the XL-Ireland ordinary shares will be at the discretion of the respective Boards of Directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the Boards of Directors may deem relevant, as well as our ability to continue to pay dividends in compliance with Cayman Islands or Irish law, as applicable. Under Irish law, XL-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts and applicable accounting standards to enable it to pay dividends. Immediately following the Effective Time, the unconsolidated balance sheet of XL-Ireland will not contain any distributable reserves because it will be a newly formed holding company with no distributable reserves unless and until it generates earnings after the Effective Time. As discussed under “Proposal Number Two: The Distributable Reserves Proposal” above, if the ordinary shareholders of XL-Cayman approve the Distributable Reserves Proposal and the Ordinary Share Exchange is consummated, we will seek to obtain (as soon as practicable following the Effective Time) the approval of the Irish High Court, as required for the creation of distributable reserves through a reduction of XL-Ireland’s share premium account, so that we are able to continue dividend payments in accordance with our current practice (when, as and if declared by the XL-Ireland Board of Directors).

The Cayman Companies Law regulates the payment of dividends by XL-Cayman. XL-Cayman may not declare or pay a dividend if, after the payment, it would not be able to pay its debts as they become due in the ordinary course of business.

We intend to file an application with the NYSE to list the XL-Ireland ordinary shares that holders of XL-Cayman ordinary shares will receive in the Transaction. Immediately following the Effective Time, the XL-Ireland ordinary shares will be listed on the NYSE under the symbol “XL”, the same symbol under which the XL-Cayman ordinary shares are currently listed. XL-Ireland ordinary shares are also expected to be listed on the Bermuda Stock Exchange following the Effective Time under the symbol “XL”, the same symbol under which the XL-Cayman ordinary shares are currently listed. We do not currently intend to list the XL-Ireland ordinary shares on the Irish Stock Exchange or any other stock exchange.

Please see “Risk Factors,” “Description of XL Group plc Share Capital—Dividends,” “Proposal Number One: The Scheme of Arrangement Proposal—Amendment, Termination or Delay” and “Proposal Number Two: The Distributable Reserves Proposal.” Please also see “Material Tax Considerations Related to the Transaction.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of XL-Cayman and its subsidiaries as of December 31, 2009 and December 31, 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this proxy statement from XL-Cayman’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of XL-Cayman’s internal control over financial reporting as of December 31, 2009, have been audited by PricewaterhouseCoopers LLP, New York, New York, an independent registered public accounting firm, as stated in their report incorporated herein by reference.

LEGAL MATTERS

Baker & McKenzie LLP will pass upon certain U.S. federal income tax consequences of the Transaction. Matheson Ormsby Prentice, Solicitors will pass upon certain Irish tax consequences of the Transaction. Cleary Gottlieb Steen & Hamilton LLP has advised us as to certain matters, including certain matters under the U.S. securities laws.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the proxy statement for the annual general meeting of our ordinary shareholders for 2011 (the “2011 Annual General Meeting”) should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda. Such proposals must be received by November 9, 2010.

Pursuant to our articles of association, any ordinary shareholder entitled to attend and vote at an annual general meeting may nominate persons for election as directors if written notice of such ordinary shareholder’s intent to nominate such persons is received by the Secretary at XL House, One Bermudiana Road, Hamilton, HM 08, Bermuda during the period provided in the our articles of association. If the Director Nomination Procedures Proposal is approved by the requisite vote of our ordinary shareholders at the extraordinary general meeting (or at any adjournment thereof), written notice of an ordinary shareholder’s intent to make a director nomination at the 2011 Annual General Meeting must be received by the Secretary no earlier than December 31, 2010 and no later than January 30, 2011 (with certain exceptions if the 2011 Annual General Meeting is held more than 30 days before or after the one-year anniversary of the date of the AGM). If the Director Nomination Procedures Proposal is not approved by the requisite vote of our ordinary shareholders, written notice of an ordinary shareholder’s intent to make a director nomination at the 2011 Annual General Meeting must be received not less than five days or more than 21 days before the date appointed for such meeting. Such notice must include any information required by our articles of association at the time of submission. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

If the Ordinary Share Exchange is approved and consummated, the above requirements and deadlines will apply to the 2011 annual general meeting of XL-Ireland’s ordinary shareholders. If the Ordinary Share Exchange is not approved and consummated, the above requirements and deadlines will apply to the 2011 annual general meeting of XL-Cayman’s ordinary shareholders.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Board welcomes your questions and comments. If you would like to communicate directly with the Board, our non-management directors as a group or Mr. Robert R. Glauber, our non-executive chairman, then you may submit your communication to our Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda specifying the intended recipient(s). Communications and concerns will be forwarded to the Board, our non-management directors as a group or our non-executive chairman, as appropriate.

HOUSEHOLDING OF SHAREHOLDER DOCUMENTS

We may send a single set of ordinary shareholder documents to any household at which two or more ordinary shareholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce our costs. Your materials may be househeld based on your prior express or implied consent. A number of brokerage firms with account holders who are XL-Cayman ordinary shareholders have instituted householding. Once an ordinary shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the ordinary shareholder is notified otherwise or until the ordinary shareholder revokes his or her consent. If your materials have been househeld and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information househeld, you may notify your broker or write or call XL’s Investor Relations department at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 08, Bermuda
Telephone: +1 (441) 292-8515
Fax: +1 (441) 292-5280
Email: investorinfo@xlgroup.com

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including XL Capital Ltd, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning XL Capital Ltd may also be inspected at the offices of the New York Stock Exchange, Inc., which are located at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information filed with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and information we file later with the SEC (but prior to the date of the ordinary shareholder special meetings) will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and are considered a part of this proxy statement, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the ordinary shareholder special meetings (excluding any information “furnished” but not “filed”). These filings contain important information about XL Capital:

•	XL Capital Ltd’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	XL Capital Ltd’s Current Report on Form 8-K, filed on January 12, 2010; and

•	The description of the XL Capital Ltd ordinary shares contained in the Registration Statement on Form S-3, dated November 28, 2008, filed with the SEC under Section 12(b) of the Exchange Act.

These documents are available to any person, including any beneficial owner, upon request directed to our Investor Relations department by contacting us at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 08, Bermuda
Telephone: +1 (441) 292-8515
Fax: +1 (441) 292-5280
Email: investorinfo@xlgroup.com

To ensure timely delivery of these documents, any request should be made by April 16, 2010. The exhibits to these documents will generally not be made available unless such exhibits are specifically incorporated by reference in this proxy statement.

In addition, we make available free of charge these documents and our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC on the Investor Relations section of XL’s website (http://investor.xlcapital.com). We do not intend for information contained on our website to be part of this proxy statement unless specifically incorporated herein.

We have not authorized anyone to give any information or make any representation about the Transaction or the other proposals contained herein or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference herein. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference herein.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Annex A

SCHEME OF ARRANGEMENT

IN THE GRAND COURT OF THE CAYMAN ISLANDS
FINANCIAL SERVICES DIVISION

CAUSE NO. FSD 66 OF 2010

IN THE MATTER OF XL CAPITAL LTD

and

IN THE MATTER OF SECTION 86 OF
THE COMPANIES LAW (2009 REVISION) OF THE CAYMAN ISLANDS

SCHEME OF ARRANGEMENT

between

XL CAPITAL LTD

and

XL GROUP plc

and

THE ORDINARY SHAREHOLDERS (as defined herein)

and

THE SERIES C PREFERENCE SHAREHOLDERS (as defined herein)

and

THE SERIES E PREFERENCE SHAREHOLDERS (as defined herein)

PRELIMINARY

I-A-1

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions shall bear the meanings respectively set opposite them:

“Allowed Proceeding”	Any Proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme;

“Business Day”

Any day other than (1) a day on which banks are required or permitted by law to be closed in New York City, New York, USA, the Cayman Islands, Hamilton, Bermuda or Dublin, Ireland or (2) a day on which the NYSE is closed for trading;

“Cayman Court”	The Grand Court of the Cayman Islands and any court capable of hearing appeals therefrom;

“Code”	The U.S. Internal Revenue Code of 1986, as amended;

“Companies Law”	The Companies Law (2009 Revision) of the Cayman Islands, and its predecessors, as consolidated and revised from time to time;

“Company”	XL Capital Ltd, an exempted company incorporated in the Cayman Islands with limited liability, the Ordinary Shares of which are currently listed on the NYSE;

“Effective Time”	The time at which Part I of this Scheme becomes effective in accordance with Clause 12 of this Scheme;

“Latest Practicable Date”	February 18, 2010, being the latest practicable date for the purposes of ascertaining certain information contained herein;

“NYSE”	The New York Stock Exchange, Inc.;

“Ordinary Share Exchange”	The transaction to be effected by Part I of this Scheme;

“Ordinary Shareholders”	The registered holders of the Ordinary Shares, as recorded on the Register;

“Ordinary Shares”	Class A ordinary shares issued by the Company with a par value of US$0.01 per share;

“Parties”

The Company, XL Group plc and the Ordinary Shareholders, and, in the event Part II of this Scheme takes effect, such term also includes the Series C Preference Shareholders and the Series E Preference Shareholders;

“Preference Share Exchange”	The transaction to be effected by Part II of this Scheme;

“Preference Shares”	The Series C Preference Shares and the Series E Preference Shares;

“Prohibited Proceeding”	Any Proceeding against the Company or XL Group plc or their property, or any of their directors,

I-A-2

officers, employees or agents, in any jurisdiction whatsoever other than an Allowed Proceeding;

“Proxy Statement”	The proxy statement issued to the Ordinary Shareholders in connection with this Scheme by Order of the Cayman Court on March 3, 2010;

“Proceeding”

Any process, suit, action, legal or other proceeding, including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit;

“Register”	The register of members of the Company;

“Scheme”	This scheme of arrangement in its present form or with or subject to any modifications, additions or conditions which the Cayman Court may approve or impose;

“Scheme Meetings”

The class meetings of the Ordinary Shareholders, the Series C Preference Shareholders and the Series E Preference Shareholders convened by the Cayman Court for the purposes of considering, and if seen fit, approving this Scheme;

“Scheme Shares”	The Ordinary Shares, and, in the event that Part II of this Scheme takes effect, such term also includes the Series C Preference Shares and the Series E Preference Shares;

“Scheme Shareholders”	The Ordinary Shareholders, and, in the event Part II of this Scheme takes effect, such term also includes the Series C Preference Shareholders and the Series E Preference Shareholders;

“Series C Preference Shareholders”	The registered holders of Series C Preference Shares, as recorded on the Register;

“Series C Preference Shares”	Series C preference ordinary shares issued by the Company with a par value of US$0.01 per share;

“Series E Preference Shareholders”	The registered holders of Series E Preference Shares, as recorded on the Register;

“Series E Preference Shares”	Series E preference ordinary shares issued by the Company with a par value of US$0.01 per share;

“Transaction”

The Ordinary Share Exchange, and in the event that Part II of this Scheme takes effect, (i) the Preference Share Exchange and (ii) the entity classification election to treat the Company as a disregarded entity for U.S. federal tax purposes shortly after the Ordinary Share Exchange and the Preference Share Exchange are effected.

“XL Capital Group”	The Company and its direct and indirect subsidiaries prior to the Effective Time;

I-A-3

“XL Group plc Ordinary Shares”

Ordinary shares issued by XL Group plc, with a par value of US$0.01 per share, having the rights attaching to them as set out in the Memorandum of Association and Articles of Association of XL Group plc;

“XL Group plc Series C Preference Shares”	Series C preference shares issued by XL Group plc, with a nominal par value of US$0.01 per share, having the rights attaching to them as set out in the terms of their issue;

“XL Group plc Series E Preference Shares”	Series E preference shares issued by XL Group plc, with a nominal par value of US$0.01 per share, having the rights attaching to them as set out in the terms of their issue; and

“XL Group plc”	XL Group plc, an Irish public limited company

(A)

The Company was incorporated as an exempted company named EXEL Merger Company on March 16, 1998 in the Cayman Islands under the Companies Law. The authorised share capital of the Company as at the Latest Practicable Date was US$9,999,900 divided into (i) 999,990,000 Ordinary Shares of par value US$0.01, of which 342,895,728 Ordinary Shares were issued and fully paid as at the Latest Practicable Date; (ii) 20,000,000 Class C Preference Shares of par value US$0.01, of which 2,876,000 Class C Preference Shares were issued and fully paid as at the Latest Practicable Date; and (iii) 1,000,000 Class E Preference Shares of par value US$0.01, of which 1,000,000 Class E Preference Shares were issued and fully paid as at the Latest Practicable Date.

(B)

The Company proposes to relocate the ultimate parent holding company of the XL Capital Group from the Cayman Islands to Ireland by way of this Scheme, such that, upon the Effective Time, all the Ordinary Shares of XL Capital Ltd (and if the Preference Share Exchange becomes effective, all the Preference Shares of XL Capital Ltd) shall be owned by XL Group plc.

(C)

The Parties intend for the Transaction to qualify as (i) a reorganization under Section 368(a)(1)(F) of the Code if both the Ordinary Share Exchange and Preference Share Exchange are effected, or (ii) an exchange under Section 351 of the Code if only the Ordinary Share Exchange is effected.

(D)	The Parties further intend for this Scheme to constitute a plan of reorganization within the meaning of Section 368 of the Code.

(E)	The Parties further intend for the Company to become a tax resident of Ireland in connection with the Transaction.

(F)

Pursuant to the terms of the special resolution passed at the class meeting of the Series C Preference Shareholders on April 30, 2010, the full amount of the dividend that would otherwise be payable on the Series C Preference Shares on July 15, 2010 will be paid by the Company (as and if declared by the board of the Company) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange set forth in Clause 13 below have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange and the receipt of tax opinions (both of which will occur on the effective date of this Scheme) the Business Day immediately preceding the Effective Time (or such other date on or after June 15, 2010 as is declared by the board of the Company).

(G)

XL Group plc has undertaken to the Cayman Court to be bound by this Scheme and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed and done by it for the purpose of giving effect to this Scheme.

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SCHEME OF ARRANGEMENT

PART I

ORDINARY SHARE EXCHANGE

1.

At the Effective Time, all issued and outstanding Ordinary Shares shall be transferred to XL Group plc and such Ordinary Shares shall be credited as fully paid and recorded in the Register in the name of XL Group plc.

2.	In consideration of the transfer of the Ordinary Shares pursuant to Clause 1 of this Scheme, at the Effective Time:

(a)

XL Group plc will issue to each Ordinary Shareholder one XL Group plc Ordinary Share for each whole Ordinary Share held by such Ordinary Shareholder immediately prior to the Effective Time and that is transferred pursuant to Clause 1 of this Scheme; and

(b)

if an Ordinary Shareholder holds a fraction of an Ordinary Share immediately prior to the Effective Time that is transferred pursuant to Clause 1 of this Scheme (after taking into account all Ordinary Shares held by such Ordinary Shareholder immediately prior to the Effective Time), XL Group plc will pay to such Ordinary Shareholder an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the high and low trading prices of the Ordinary Shares on the NYSE on the Business Day immediately preceding the Effective Time and (ii) such fraction of an Ordinary Share held by such Ordinary Shareholder immediately prior to the Effective Time.

3.

As from the Effective Time, the Ordinary Shareholders prior to the Effective Time shall in accordance with this Scheme cease to have any rights with respect to the Ordinary Shares, except the right to receive the consideration set out in Clause 2 of this Scheme.

4.

As from the Effective Time, each instrument of transfer and certificate existing at the Effective Time in respect of a holding of any number of Ordinary Shares shall cease to be valid for any purpose as an instrument of transfer or a certificate for such Ordinary Shares.

PART II

PREFERENCE SHARE EXCHANGE

5.

At the Effective Time, all issued and outstanding Series C Preference Shares shall be transferred to XL Group plc and such Series C Preference Shares shall be credited as fully paid and recorded in the Register in the name of XL Group plc.

6.

In consideration of the transfer of the Series C Preference Shares pursuant to Clause 5 of this Scheme, at the Effective Time, XL Group plc will issue to each Series C Preference Shareholder one XL Group plc Series C Preference Share for each Series C Preference Share held by such Series C Preference Shareholder immediately prior to the Effective Time and that is transferred pursuant to Clause 5 of this Scheme.

7.

As from the Effective Time, the Series C Preference Shareholders prior to the Effective Time shall in accordance with this Scheme cease to have any rights with respect to the Series C Preference Shares, except the right to receive the consideration set out in Clause 6 of this Scheme.

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8.

At the Effective Time, all issued and outstanding Series E Preference Shares shall be transferred to XL Group plc and such Series E Preference Shares shall be credited as fully paid and recorded in the Register in the name of XL Group plc.

9.

In consideration of the transfer of the Series E Preference Shares pursuant to Clause 8 of this Scheme, at the Effective Time, XL Group plc will issue to each Series E Preference Shareholder one XL Group plc Series E Preference Share for each Series E Preference Share held by such Series E Preference Shareholder immediately prior to the Effective Time and that is transferred pursuant to Clause 8 of this Scheme.

10.

As from the Effective Time, the Series E Preference Shareholders prior to the Effective Time shall in accordance with this Scheme cease to have any rights with respect to the Series E Preference Shares, except the right to receive the consideration set out in Clause 9 of this Scheme.

11.

As from the Effective Time, each instrument of transfer and certificate existing at the Effective Time in respect of a holding of any number of Preference Shares shall cease to be valid for any purpose as an instrument of transfer or a certificate for such Preference Shares.

PART III

GENERAL

12.

Part I of this Scheme shall become effective at 1:01 a.m., Bermuda time, on July 1, 2010 or such earlier or later date and time as the board of the Company (or any duly authorized committee of the board of the Company) shall at any time resolve, provided that at or by that time all of the following conditions are satisfied or, to the extent permitted by law, waived by the Company and XL Group plc:

(a)

this Scheme is approved by the affirmative vote of a majority in number of registered Ordinary Shareholders present and voting, in person or by proxy, on the proposal to approve this Scheme at the Scheme Meeting of the Ordinary Shareholders, representing 75% or more in value of the Ordinary Shares present and voting, in person or by proxy, on the proposal to approve this Scheme;

(b)	the requisite court order sanctioning this Scheme, insofar as it relates to the Ordinary Share Exchange, is obtained from the Cayman Court;

(c)	there is no threatened or pending litigation relating to, or effective decree, order, injunction or other legal restraint prohibiting the consummation of, the Ordinary Share Exchange;

(d)

all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Ordinary Share Exchange are obtained on terms acceptable to the Company (as it should think fit in its absolute discretion) and are in full force and effect;

(e)

the Company receives an opinion from Baker & McKenzie LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of this Scheme, the matters discussed under “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations” in the Proxy Statement;

(f)

the Company receives an opinion from Matheson Ormsby Prentice, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the effective date of this Scheme, the matters discussed under “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations” in the Proxy Statement; and

(g)	the XL Group plc Ordinary Shares to be issued pursuant to the Ordinary Share Exchange are authorized for listing on the NYSE, subject to official notice of issuance.

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13.

Part II of this Scheme shall become effective (if at all) on the date upon which Part I of this Scheme takes effect, provided that at or by that time all of the following conditions are satisfied or, to the extent permitted by law, waived by the Company and XL Group plc:

(a)

all of the conditions set out in Clause 12 above with respect to completion of the Ordinary Share Exchange are satisfied or, if allowed by relevant law, waived, and the Ordinary Share Exchange is concurrently consummated;

(b)

this Scheme is approved by the affirmative vote of a majority in number of the registered Series C Preference Shareholders present and voting, in person or by proxy, on the resolution to approve this Scheme at the Scheme Meeting of the Series C Preference Shareholders, voting as a class, representing 75% or more in value of the Series C Preference Shares present and voting, in person or by proxy, on the resolution to approve this Scheme;

(c)

this Scheme is approved by the affirmative vote of a majority in number of the registered Series E Preference Shareholders present and voting, in person or by proxy, on the resolution to approve this Scheme at the Scheme Meeting of the Series E Preference Shareholders, voting as a class, representing 75% or more in value of the Series E Preference Shares present and voting, in person or by proxy, on the resolution to approve this Scheme;

(d)

the proposal to vary the terms of the Series C preference shares with respect to payment of the dividend that would otherwise be payable on July 15, 2010 is approved by a special resolution of the Series C Preference Shareholders passed by Series C Preference Shareholders representing at least 2/3 of all Series C Preference Shares present and voting, in person or by proxy, on such proposal, as a class, at a general meeting of the Series C Preference Shareholders at which holders of at least 2/3 of all Series C Preference Shares are present, either in person or by proxy;

(e)	the requisite court order sanctioning this Scheme, insofar as it relates to the Ordinary Share Exchange, is obtained from the Cayman Court;

(f)	there is no threatened or pending litigation relating to, or effective decree, order, injunction or other legal restraint prohibiting the consummation of, the Preference Share Exchange;

(g)

all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Preference Share Exchange are obtained on terms acceptable to the Company (as it should think fit in its absolute discretion) and are in full force and effect; and

(h)

the Company receives opinions from Baker & McKenzie LLP and Matheson Ormsby Prentice, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the effective date of this Scheme, certain tax matters relating to the Preference Share Exchange.

14.	For the avoidance of doubt:

(a)

Part I of this Scheme may become effective whether or not Part II of this Scheme becomes effective, but Part II of this Scheme shall not become effective unless and until Part I of this Scheme becomes effective; and

(b)

Clauses 5 through 7 of this Scheme shall not become effective unless Clauses 8 through 10 of this Scheme shall become effective at the same time and Clauses 8 through 10 of this Scheme shall not become effective unless Clauses 5 through 7 of this Scheme shall become effective at the same time.

15.

All mandates or other instructions to the Company in force at the Effective Time relating to any of the Scheme Shares (including, without limitation, elections for the payment of dividends by way of scrip (if any)) shall, mutatis mutandis immediately after the Effective Time, be

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deemed to be valid as effective mandates or instructions in respect of the XL Group plc Ordinary Shares, the XL Group plc Series C Preference Shares or the XL Group plc Series E Preference Shares, as the case may be, received in connection with the transfer of such Scheme Shares; provided, however, that nothing in this Scheme shall in any way affect the right (if any) of a shareholder of the Company to receive any dividend declared by the Company prior to the Effective Time but which has not been paid prior to the Effective Time.

16.

Subject to any applicable laws, this Scheme may be amended, modified or supplemented at any time before or after its approval by the shareholders of the Company at the Scheme Meetings. At the Cayman Court hearing to sanction this Scheme, the Cayman Court may impose such conditions, modifications and amendments as it deems appropriate in relation to this Scheme but will not impose any material changes without the joint consent of the Company and XL Group plc. Subject to any applicable laws, the Company may consent to any condition, modification or amendment of this Scheme on behalf of the Scheme Shareholders which the Company may think fit to approve or impose. After its approval, no amendment, modification or supplement may be made or effected that legally requires further approval by shareholders or any class of shareholders of the Company without obtaining that approval.

17.

The Company may terminate or abandon this Scheme at any time prior to the Effective Time without obtaining the approval of the Scheme Shareholders, even though this Scheme may have been approved at the Scheme Meetings and sanctioned by the Cayman Court and all other conditions may have been satisfied.

18.

None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Time. A Scheme Shareholder may commence an Allowed Proceeding against the Company or XL Group plc after the Effective Time provided that it has first given the Company and XL Group plc five Business Days’ prior notice in writing of its intention to do so.

19.

Any cash payment to be made to a Scheme Shareholder pursuant to Clause 2(b) above shall be made by posting a check to that Scheme Shareholder at its address (as it appears on the Register immediately prior to the Effective Time) not later than 30 Business Days after the Effective Time (or as shall otherwise be agreed to between XL Group plc and the Scheme Shareholder).

20.

Any notice or other written communication to be given under or in relation to this Scheme (other than pursuant to Clause 25 below) shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post to:

(a)	in the case of the Company, XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 08, Bermuda;

(b)	in the case of XL Group plc, No. 1 Upper Hatch Street, 4th Floor, Dublin 2, Ireland;

(c)	in the case of any Scheme Shareholder, its address as it appeared on the Register immediately prior to the Effective Time; and

(d)

in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last known address according to the records of the Company, or by fax to its last known fax number according to the records of the Company.

21.	In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

22.

Without limiting the manner in which notice or other written communication may be given or deemed given pursuant to any other clause of this Scheme, any notice or other written communication to be given under this Scheme shall be deemed to have been served as provided in Articles 103 to 106 of the Company’s Articles of Association.

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23.

The accidental omission to send any notice, written communication or other document in accordance with Clauses 20 or 21 above, or the non-receipt of any such notice by a Scheme Shareholder, shall not affect the provisions of this Scheme.

24.

The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or checks posted by or to a Scheme Shareholder, which shall be posted at the risk of such Scheme Shareholder.

25.

XL Group plc shall give notification of this Scheme having become effective (which notice will also specify whether or not Part II of this Scheme has become effective). The Company shall give notification if it decides to terminate or abandon the Scheme pursuant to Clause 17 above. This notification, and any other notice or other written communication that is required to be given to all or substantially all of the Scheme Shareholders, may (but is not required to) be made by issuing a press release.

26.

The operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of the Cayman Islands and the Scheme Shareholders hereby agree that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any Proceeding and to settle any dispute which arises out of or is connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and, for such purposes, the Parties irrevocably submit to the jurisdiction of the courts of the Cayman Islands.

27.

If any provision (or any part of any provision) of this Scheme is found by the Cayman Court to be illegal or unenforceable, it shall be severed from this Scheme and the remaining provisions of this Scheme shall continue in force.

28.

Notwithstanding any other clause of this Scheme, unless this Scheme has become effective on or before December 31, 2010 (or such later date, if any, as the Cayman Court may allow), this Scheme shall lapse and be of no further effect.

Dated [*], 2010

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Annex B

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

of

XL GROUP PUBLIC LIMITED COMPANY

Incorporated the [  ] day of [  ] 2010

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Cert. No.: [ ]

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

XL GROUP PUBLIC LIMITED COMPANY

1.	The name of the Company is XL Group Public Limited Company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

3.1

To carry on the business of an investment and holding company in all of its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, reversionary interests, annuities, policies of assurance, certificates of deposit, treasury bills, trade bills, bank acceptances, bills of exchange, fixed rate securities, variable or floating rate securities, and securities of all kinds created, issued or guaranteed by any government, sovereign, ruler, commissioners, body or authority, supreme, state, municipal, local, supranational or otherwise, in any part of the world, or by any corporation, bank, association or partnership, whether with limited or unlimited liability constituted or carrying on business or activities in any part of the world, units of or participation in any unit trust scheme, mutual fund or collective investment scheme in any part of the world, policies of insurance and assurance, domestic and foreign currency and any present or future rights and interests to or in any of the foregoing and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; to subscribe for the same either conditionally or otherwise; to enter into underwriting, stocklending and repurchase and similar contracts with respect thereto, to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof and from time to time to sell, exchange, lend, vary or dispose of and grant and dispose of options over any of the foregoing, to acquire, dispose of, invest in and hold by way of investment any derivative instrument relating to any of the foregoing and to deposit money (or place money on current account) with such persons in such currencies and otherwise on such terms as may seem expedient and to do all of the foregoing as principal, agent or broker; and to vary any of the investments of the Company; to establish, carry on, develop and extend investments and holdings and to sell, dispose of or otherwise turn the same to account and to coordinate the policy and administration of any corporations of which the Company is a member or which are in any manner controlled by or connected with the Company.

3.2

To exercise and enforce all rights and powers conferred to or incidental upon the ownership of any shares, stock obligations or other securities acquired by the Company including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any corporation in which the Company is interested upon such terms as may be thought fit.

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3.3

To acquire any such shares and other securities as are mentioned in the preceding paragraphs by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.4

To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any corporation or corporations now or hereafter incorporated or acquired which may be or may become a Group Company of, or an Affiliate of or to any corporation or corporations now or hereafter incorporated or acquired (which are not Group Companies) with which the Company may be or may become associated.

3.5

To provide financing and financial investment, management and advisory services to any Group Company or Affiliate, which shall include granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company or Affiliate and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company or Affiliate by such bank.

3.6	To lease, acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated.

3.7

To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

3.8	To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorized to carry on.

3.9

To apply for, register, purchase, lease, acquire, hold, use, control, license, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

3.10

To enter into partnership, merger, consolidation, amalgamation or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.

3.11

To take or otherwise acquire and hold securities in any other corporation, including securities of XL Capital Ltd, an exempted company organized under the laws of the Cayman Islands, having objects altogether or in part similar to those of the Company or any Group Company or carrying on any business capable of being conducted so as to benefit the Company or any Group Company.

3.12

To lend money to any employee or to any person having dealings with the Company or any Group Company or with whom the Company or any Group Company proposes to have dealings or to any other corporation (including any Group Company) any of whose shares are held directly or indirectly by the Company or any Group Company.

3.13	To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power,

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authority, franchise, concession, right or privilege, that any government or authority, corporation or public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments, authorities or public bodies, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them.

3.14	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.15	To incorporate or cause to be incorporated any one or more subsidiaries (within the meaning of Section 155 of the Companies Act 1963) of the Company for the purpose of carrying on any business.

3.16

To issue securities of the Company (or contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities) directly to any employees of the Company or Group Company, in consideration for employment or other services performed by those employees and to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors or consultants or former employees, directors or consultants of the Company or its predecessors or any Group Companies or Affiliates, or the dependants or connected persons of such employees, directors or consultants or former employees, directors or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes or employee share schemes, enabling employees, directors or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.17

To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees or the employees of any Group Companies or Affiliates and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any Group Companies or Affiliates to enable them to purchase shares of the Company.

3.18

To grant bonuses to any person or persons who are or have been in the employment of the Company or any Group Companies or Affiliates or any person or persons who are or have been directors of, or consultants to, the Company or any of its Group Companies or Affiliates.

3.19	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company or of any Group Company or Affiliate of shares in the Company.

3.20	To subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects.

3.21

To promote any corporation for the purpose of acquiring or taking over any of the property and liabilities of the Company or any Group Company or Affiliate or for any other purpose that may benefit the Company or any Group Company or Affiliate.

3.22	To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.

3.23	To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.24

To construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the Company or any Group Company or Affiliate and

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contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.

3.25

To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

3.26

To borrow or raise finance or secure the payment of money (including money in a currency other than the currency of Ireland) in such manner as the Company shall think fit and in particular by the issue of debentures or any other securities (or contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities), perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its unissued capital or otherwise and to purchase, redeem or pay off any such securities.

3.27

To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.28

To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.29

To remunerate any person or corporation for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or of any Group Company or Affiliate or in or about the formation or promotion of the Company, any Group Companies or Affiliate or the conduct of their business.

3.30	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.

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3.31	To sell, lease, exchange or otherwise dispose of the undertaking of the Company or any part thereof as an entirety or substantially as an entirety for such consideration as the Company thinks fit.

3.32	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the Company in the ordinary course of its business.

3.33

To adopt such means of making known the products of the Company or of any Group Company or Affiliate as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

3.34

To cause the Company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.35

To allot and issue fully-paid shares of the Company in payment or part payment of any property purchased or otherwise acquired by the Company or for any past services performed for the Company or any Group Company.

3.36

To distribute among the members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, subject always to the provisions of the Companies Acts 1963 to 2009 and any other applicable law.

3.37

To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the Company or any Group Companies or its or their employees and to subscribe to any association or fund for any such purposes.

3.38	To establish agencies and branches.

3.39

To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the Company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothecation, lien or charge.

3.40	To pay all costs and expenses of or incidental to the incorporation and organization of the Company.
3.41	To invest and deal with the moneys of the Company not immediately required for the other objects of the Company in such manner as may be determined.

3.42	To do any of the things authorized by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

3.43	To do all such other things as are incidental or conductive to the attainment of the objects and the exercise of the powers of the Company.

3.44

To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.45

To receive voluntary dispositions of all or any part of the property and rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

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3.46

To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purchase of shares in or debentures of the Company or any corporation which is at any given time the Company’s holding company.

3.47

To carry on any other business, except the issuing of policies of insurance, which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

4.	The liability of the members is limited.

5.

The share capital of the Company is €40,000 and US$9,999,900 divided into 40,000 Subscriber Shares of €1 each, 500,000,000 Ordinary Shares of US$0.01 each and 499,990,000 Undesignated Shares of US$0.01 each.

6.

For the purposes of this memorandum of association, (a) the terms “corporation,” “Group Company” and “Affiliate” have the meanings ascribed to such terms in the articles of association of the Company, (b) the words “including” and “includes” shall be deemed to be followed by the words “without limitation,” and (c) unless a clear contrary intention appears, the word “or” shall be deemed to be used in the inclusive sense of “and/or.”

7.

The objects specified in each paragraph of clause 3 of this memorandum of association shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph in that clause.

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WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

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Companies Acts 1963 to 2009

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

XL GROUP PUBLIC LIMITED COMPANY

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PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.

2.	In these articles, unless the context otherwise requires:

“1963 Act” means the Companies Act 1963;

“1983 Act” means the Companies (Amendment) Act 1983;

“1990 Act” means the Companies Act 1990;

“address” includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person;

“Assistant Secretary” means any person appointed and so designated by the Secretary or the Board to assist the Secretary (and specific references in these articles to functions that may be performed by an Assistant Secretary do not limit such general role of assisting the Secretary);

“Auditor” or “Auditors” means the auditor or auditors at any given time of the Company;

“beneficial ownership” means “beneficial ownership” as that term is defined in Rule 13d-3 promulgated under the Exchange Act and “beneficial owner” and “beneficially own” and variants thereof, will be interpreted accordingly;

“Board” means the board of directors at any given time of the Company;

“clear days” means, for purposes of any period of notice required to be given under these articles, the days between (and in each case excluding) (i) the day when the notice is given or deemed to be given and (ii) the day of the event for which such notice is given or on which such notice is to take effect;

“Companies Acts” means the Companies Acts 1963 to 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with such Acts;

“Company” means the company whose name appears in the heading to these articles;

“Controlled Shares” in reference to any person means: (i) all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986 of the United States of America; and (ii) all shares of the Company directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d) (3) of the Exchange Act;

“corporation” means any body corporate, corporation, company, partnership, limited liability company or other legal entity;

“Covered Arrangement” means, with respect to any person and as of any date, any agreement, arrangement or understanding (including any swaps or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such person or its Affiliates is, directly or indirectly, a party as of such date (A) with respect to shares of the Company or (B) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such person or any of its Affiliates with respect to securities of the Company or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any securities of the Company (other than, in each such case, interests in investment companies registered under the Investment Company Act of 1940 of the United States of America);

“Director” means a director at any given time of the Company;

“electronic communication” has the meaning given to those words in the Electronic Commerce Act 2000;

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“electronic signature” has the meaning given to those words in the Electronic Commerce Act 2000;

“EUR”, “€” and “euro” mean the currency of Ireland;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America;

“Governmental Entity” means any government or subdivision thereof, or governmental, judicial, legislative, tax, administrative or regulatory authority or body, whether of Ireland or elsewhere;

“Group Company” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

“Ordinary Resolution” means a resolution of the Shareholders passed by a simple majority of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote (or, if in writing, signed by all of the Shareholders entitled to attend and vote) at such meeting;

“Ordinary Shares” means ordinary shares of nominal value US$0.01 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;

“Paid Up” means paid up or credited as paid up;

“person entitled by transmission” means a person whose entitlement to a share arises in consequence of the death or bankruptcy of a Shareholder or in any way other than by transfer;

“Redeemable Shares” means shares in the capital of the Company that are redeemable in accordance with the provisions of these articles or the terms of issue of such class or series of shares;

“Register” means the register of members of the Company;

“Registered Office” means the registered office at any given time of the Company;
“Seal” means the common seal of the Company and includes any duplicate seal, securities seal or seal for use abroad;

“Secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries;

“Share” or “share” means, unless specified otherwise or the context otherwise requires, any share in the capital of the Company;

“Shareholder” means in relation to any share, the person whose name is entered in the Register as the holder of the share or, where the context permits, the persons whose names are entered in the Register as the joint holders of shares;

“Special Resolution” means a special resolution of the Shareholders within the meaning of Section 141 of the 1963 Act;

“Subscriber Shares” means the shares of nominal value €1 per share having the rights and being subject to the limitations set out in these articles;

“subsidiary” and “holding company” have the meanings given to those words in Section 155 of the 1963 Act, except that references in that Section to a company shall include any corporation or other legal entity, whether incorporated or established in Ireland or elsewhere;

“Undesignated Shares” means the shares of nominal value US$0.01 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having such rights and being subject to such limitations as may be attached to them pursuant to article 6;

“US dollars” or “US$” means United States dollars, the currency of the United States of America; and

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“Variation Resolution” means a resolution of the Shareholders of any class or series of Shares (1) passed by a two-thirds majority of those present in person or by proxy at a separate meeting of the Shareholders of such class or series of Shares and who are entitled to attend and vote at such meeting or (2) in writing signed by all of the Shareholders of such class or series of Shares.

3.	For the purposes of these articles, unless specified otherwise or the context otherwise requires:

	(a)	a corporation shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these articles or the Companies Acts, is present;

	(b)	words importing only the singular number include the plural number and vice versa, and words importing only one gender include the other gender;

	(c)	the words “including” and “includes” and any similar words shall be deemed to be followed by the words “without limitation”;

	(d)	the word “or” shall be deemed to be used in the inclusive sense of “and/or”;

(e)

except as otherwise specified, the words “herein” and “hereof” and words of similar import shall be deemed to refer to these articles as a whole rather than to any particular portion of these articles;

(f)

references to the “terms of issue” of Shares shall be deemed to mean the terms of issue of those Shares (including, where applicable, the rights attaching to such Shares as set out in these articles) as they may be varied from time to time in accordance with these articles;

	(g)	references to a person include any natural person, corporation or other body of persons, whether corporate or not, any trust and any Governmental Entity;

	(h)	references to writing shall be construed as including references to printing, lithography, photography, electronic mail and any other modes of representing or reproducing words in a visible form;

(i)

a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(j)

references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(k)

references to a dividend include any dividend or distribution, in cash or by the distribution of assets, paid or distributed to Shareholders out of the profits of the Company available for distribution;

	(l)	any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these articles, have the same meaning in these articles;

	(m)	any reference to any specific statute, statutory provision, Act, statutory instrument and other legislation is to legislation operative in Ireland unless otherwise specified;

(n)

except as otherwise specified herein, (i) any reference to any statute, statutory provision, Act, statutory instrument or other legislation (whether of Ireland or elsewhere) includes a reference to any modification or re-enactment of it as then in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and then in force, and (ii) any reference to any rule, regulation or order made under any statute, statutory provision, Act, statutory instrument or other legislation includes a

I-B-12

reference to any modification or replacement of such rule, regulation or order then in force;

(o)

the provisions of these articles shall, insofar as they relate to any right of Shareholders to receive notice of, attend and vote at general meetings (or pass resolutions in writing in lieu of a vote at a general meeting), relate only to holders of Ordinary Shares or any other class or series of shares which, by virtue of these articles or the terms of the issue of such shares, expressly carry the general right to vote at general meetings of the Company and exclude shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred) and any provision of these articles relating to Special Resolutions, Ordinary Resolutions and the respective voting and approval thresholds attaching thereto will be interpreted accordingly.

REGISTERED OFFICE

4.	The Registered Office shall be at such place in Ireland as the Board from time to time shall decide.

SHARE CAPITAL AND VARIATION OF RIGHTS

5.	(a)

Without prejudice to the power of the Board to issue and allot shares pursuant to the following articles, the authorised share capital of the Company at the date of adoption of these articles is €40,000 and US$9,999,900, divided into 40,000 Subscriber Shares of €1 each, 500,000,000 Ordinary Shares of US$0.01 each and 499,990,000 Undesignated Shares of US$0.01 each.

	(b)	The Ordinary Shares shall entitle the holders thereof to the following rights:
		(i)	as regards dividends:

after making all necessary provisions, where relevant, for payment of any preference dividend in respect of any preference shares in the Company then in issue, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holdings of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

		(ii)	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any preference shares in the Company then in issue, having preference rights on a return of capital) in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

		(iii)	as regards voting in general meetings:

subject to the provisions of article 44 and the right of the Company to set record dates for the purpose of determining the identity of Shareholders entitled to notice of or vote at a general meeting, (A) the holders of the Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; and (B) every holder of Ordinary Shares present in person or by proxy shall have one vote for each Ordinary Share held by him;

		(iv)	as regards redemption:

(A) if an Ordinary Share is not listed on a recognised stock exchange within the meaning of the 1990 Act, it shall be automatically converted into a Redeemable

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Share on, and from the time of, the existence or creation of an agreement, transaction or trade (“arrangement”) between the Company and any person (who may or may not be a Shareholder) pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from the relevant person. In these circumstances, the Ordinary Share concerned shall have the same characteristics as any other Ordinary Share in accordance with these articles save that it shall be redeemable in accordance with the arrangement. The acquisition of such Ordinary Shares in accordance with this clause (iv)(A) by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act;

(B) if an Ordinary Share is listed on a recognised stock exchange within the meaning of the 1990 Act, the provisions of clause (iv)(A) shall apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as an acquisition of shares pursuant to article 7, in which case the arrangement shall be so executed;

	(v)	as regards certificates:

it shall be a condition of every issuance of Ordinary Shares that, unless the Board resolves otherwise (either generally or in any particular case or cases) holders of Ordinary Shares will not be entitled to receive a share certificate in respect of any Ordinary Shares except upon request and on such other terms as the Board may in its sole discretion determine.

(c)

Subject to the Companies Acts, all or any of the rights at any time attached to any class or series of shares at any time in issue may, unless otherwise expressly provided in the terms of issue of the shares of that class or series, from time to time, be varied with the sanction of a Variation Resolution of that class or series.

(d)

The special rights conferred upon the holders of any shares or class or series of shares shall not, unless otherwise expressly provided in the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

(e)

Notwithstanding any other provision of these articles, the nominal value of the issued share capital of the Company which is not redeemable will in no event be less than one tenth of the nominal value of the total issued share capital of the Company.

(f)

The Subscriber Shares shall carry the same rights as the Ordinary Shares, save that, in addition to the provisions of article 5(b)(iv), the Subscriber Shares will be automatically converted to redeemable shares, redeemable at par at the option of the Company immediately on the issue by the Company of any Ordinary Shares, representing not less than 10% in nominal value of the issued share capital of the Company.

SHARES—ALLOTMENTS AND ISSUANCES

6.	(a)

The Company may, in accordance with the provisions of these articles issue any shares in its capital with such preferred or deferred or other special rights and privileges or such limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, redemption or otherwise as it may determine. Without prejudice to the generality of the foregoing, the Company may, subject to articles 6(c) and 6(d), issue and redeem redeemable shares and the Board is generally and unconditionally authorized to exercise all powers of the Company to do so.

(b)

Subject to the Companies Acts and the expiration dates contained in articles 6(c) and 6(d), the unissued shares of the Company (whether forming part of the original share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options, warrants or other rights over or otherwise deal with or dispose of

I-B-14

them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine.

(c)

The Board is, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of the Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this article 6(c) had not expired.

(d)

The Board is hereby empowered pursuant to Sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said Section 23 for cash pursuant to the authority conferred by article 6(c) as if Section 23(1) of the 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this article 6(d) had not expired.

(e)

Subject to the Companies Acts and to the rights conferred on the holders of any other class or series of shares and without prejudice to the generality of article 6(b), the Board is empowered to cause Undesignated Shares to be issued from time to time as shares of one or more class or series of shares (including as Ordinary Shares) and may:

(i)

fix the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except as otherwise provided by the Board in creating such class or series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

	(ii)	determine that they are to be redeemed (the manner and terms of redemption in all cases to be set by the Board) on the happening of a specified event or on a given date;

	(iii)	determine that they may be redeemed (the manner and terms of redemption in all cases to be set by the Board) at the option of the Company;

	(iv)	determine that they may be redeemed (the manner and terms of redemption in all cases to be set by the Board) at the option of the holder;

(v)

fix the shares with any such other preferred, deferred, qualified, special or other rights, privileges, preferences, limitations and conditions or such restrictions, whether in regard to dividend, voting, return of capital, redemption, conversion or otherwise, as the Board in its sole discretion shall determine; and

	(vi)	subject to article 5(c), vary any of the matters specified in clauses (i) through (v) of this article 6(e) in respect of any Undesignated Shares issued pursuant to this article 6.

(f)	Without prejudice to the generality of the foregoing, the Board may make provision for the issue and allotment of shares that do not carry any voting rights.

(g)

Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is then subject and any other applicable law, the Board is authorised, from time to time, in its discretion, to grant such persons, including Directors, for such periods and upon such terms as the Board deems advisable, (i) options to purchase or subscribe for or (ii) commitments to issue at a future date, such number of shares of any class or classes or of any series as

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the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued.

(h)

The Company may, insofar as the Companies Acts or any other applicable law permits, pay commission or brokerage fees to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Board may determine, including by paying cash or allotting and issuing Paid Up shares.

(i)

No share of the Company shall be issued unless it is Paid Up. Except as otherwise expressly provided by these articles, no Shareholder shall be liable to make any additional payment to the Company in respect of any share beyond the initial consideration agreed with the Company at or before the time of issue thereof.

COMPANY PURCHASES

7.

Subject to the Companies Acts, the Company may, without prejudice to any relevant special rights attached to any class or series of shares, pursuant to Section 211 of the 1990 Act, purchase any of its own shares, including any Redeemable Shares, whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine and without any obligation to purchase on any pro rata basis as between Shareholders or Shareholders of the same class or series (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes or series.

8.

Except only as otherwise provided in these articles, as ordered by a court of competent jurisdiction or as otherwise required by law, the Company shall be entitled to treat the registered holder of any share as the absolute owner of it and accordingly no person shall be recognised by the Company as holding any share upon trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future or partial interest or other right in any share except an absolute right to the entirety of the share in the registered holder of it. This shall not preclude the Company from requiring the Shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of (or other interest of any person in) any share.

INCREASE OF CAPITAL

9.

The Company may from time to time by Ordinary Resolution increase its authorised share capital by such sum, to be divided into shares of such nominal value, as such Ordinary Resolution shall prescribe.

10.	Any new shares shall be subject to all of the provisions of these articles with reference to lien, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

11.	(a)	The Company may from time to time by Ordinary Resolution:

		(i)	consolidate and divide all or any of its share capital into shares of larger nominal value than any of its existing shares;

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	(ii)	sub-divide its shares or any of them into shares of smaller nominal value than is fixed by its memorandum of association, subject to Section 68(1)(d) of the 1963 Act; and

(iii)

cancel shares which, at the date of the passing of the relevant Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled.

(b)

Where any difficulty arises in regard to any division, consolidation, sub-division or cancellation under this article 11, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale the Board may authorise some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

REDUCTION OF CAPITAL

12.

Subject to the Companies Acts and to any confirmation or consent required by law or these articles, the Company may from time to time by Special Resolution authorise the reduction in any manner of its issued share capital, any capital redemption reserve fund or any share premium account.

13.

In relation to any such reduction, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class or series of shares, those shares to be affected.

CERTIFICATES

14.	(a)

Shares shall be issued in registered form. It shall be a condition of issue of every Share that no Shareholder shall, upon becoming the holder of that Share (irrespective of the class or series of Shares concerned), be entitled to a share certificate for that Share or any shares of any class or series held by him (nor, on transferring a part of his holding, to a certificate for the balance), unless otherwise provided by these articles or the terms of issue of such class or series of shares.

(b)

Share certificates, if issued, shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Acts. No fee shall be charged by the Company for issuing a share certificate. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

15.

If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company. The Board may require any such indemnity to be secured in such manner as the Board may think fit.

16.	(a)

All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms of issue of such shares otherwise provide, be issued under Seal. Each certificate shall be signed by a person or persons then authorized pursuant to article 93 to affix the Seal over his signature.

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(b)

The Board may determine, either generally or in any particular case, that any signature on certificates for shares (or certificates or agreements or other documents evidencing the issue by the Company of awards under any share option, share incentive or other form of employee benefits plan adopted by the Company from time to time) need not be autographic but may be affixed to such certificates, agreements or other documents by some mechanical means or may be facsimiles printed on such certificates, agreements or other documents. If any person who has signed, or whose facsimile signature has been used on, any such certificate, agreement or other document ceases for any reason to hold his office or authority to sign such certificates, agreements or other documents, such certificate, agreement or other document may nevertheless be issued as though that person had not ceased to hold such office or authority to sign such certificates, agreements or other documents.

LIEN

17.

The Company shall have a first and paramount lien on every share for all debts and liabilities of any Shareholder to the Company, whether presently due or not, payable in respect of such share. The Company’s lien on a share shall extend to all dividends and other monies payable in respect thereof. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon.

18.	(a)

The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the holder of the share or the person entitled by transmission to it.

(b)

The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due, and any residue shall (subject to a like lien for debts or liabilities not presently due as existed upon the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share to the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale. If a share, which is to be sold as provided for in this article 18, is held in uncertificated form (as such term is used in the Companies Act 1990 (Uncertificated Securities) Regulations 1996), the Board may authorise some person to do all that is necessary under the Companies Act, 1990 (Uncertificated Securities) Regulations 1996 to put such share into certificated form prior to its sale.

REGISTER OF SHAREHOLDERS

19.	(a)

The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place as may be authorised by the Board from time to time consistent with the Companies Acts.

(b)

The Register may be closed at such times and for such periods as the Board may from time to time decide, subject to Section 121 of the 1963 Act. Except during such time as it is closed, the Register shall be open to inspection in the manner prescribed by the Companies Acts at such times as the Board may from time to time determine.

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(c)

Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register, or otherwise recognized by the Company, any indication of any trust or any equitable, beneficial, contingent, future, fractional or partial interest in any share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of these articles provided that no interest will be entered in the Register unless permitted by the Companies Acts.

REGISTER OF DIRECTORS AND SECRETARY

20.

The Secretary shall maintain a register of the Directors and Secretary of the Company as required by the Companies Acts. The register of Directors and Secretary shall be open to inspection in the manner prescribed by the Companies Acts at such times as the Board may from time to time determine.

TRANSFER OF SHARES

21.

Subject to the Companies Acts, to such of the restrictions contained in these articles as may be applicable and to the terms of the issue and rights and privileges attaching to any class or series of share, any Shareholder may transfer all or any of his shares (of any class or series) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate (if any) issued in respect of the share.

22.	(a)

The instrument of transfer of a Share shall be signed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect of it. The instrument of transfer need not be signed by or on behalf of the transferee. All instruments of transfer may be retained by the Company. The foregoing provisions of this article 22(a) and the provisions of article 22(b) shall not limit the rights of the Company provided in articles 17 and 18.

(b)

Upon receipt of instructions in writing by a transferor, the instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the transferor in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class (or series) and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor in accordance with the first sentence of this article 22(b), be deemed to be a proper instrument of transfer for the purposes of Section 81 of the 1963 Act. Neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the transfer should the Board so determine.

(c)

The Company, at its absolute discretion and insofar as the Companies Acts or any other applicable law permit, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of

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those shares and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid (and the provisions of articles 17 and 18 shall apply to such lien).

(d)

Notwithstanding the provisions of these articles and subject to the Companies Acts, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. Subject to the Companies Acts, the Board shall have power to permit any class or series of shares to be held in uncertificated form (as such term is used in the Companies Act 1990 (Uncertificated Securities) Regulations 1996) and to implement any arrangements it thinks fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions of these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

(e)

Nothing in these articles shall preclude the Board from recognising the renunciation of the allotment of any share by an allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide.

	(f)	The Board may decline to register any transfer:

(i)

if the instrument of transfer is not duly stamped, if required, and lodged at the Registered Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)

unless a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration; or

(iii) without prejudice to the foregoing, in the absolute discretion of the Board and without assigning any reason therefor, subject to any limitation on such right of the Board imposed by law.

(g)

The Board shall decline to register a transfer of Shares if it appears to the Board, whether before or after such transfer, that the effect of such transfer would be to increase the number of the Controlled Shares of any person to 10% or any higher percentage of any class of voting Shares or of the total issued Shares or of the voting power of the Company. The Board may, in its discretion, advise any person that any transfer which would increase the number of such person’s Controlled Shares to 10% or any higher percentage of any class of voting Shares or the total issued Shares or voting power of the Company may not be made and will not be recognised for any purpose and any such transfer purported to have been made to such person after receipt of such notice by such person shall be null and void.

	(h)	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under article 22(f) and articles 21 and 23.

(i)

The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than 30 days in any year except as may be required by applicable law.

23.	(a)	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

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(b)

No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

24.

In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint Shareholder, or the estate representative, where he or she was sole Shareholder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased Shareholder from any liability in respect of any share held by him solely or jointly with other persons. In this article, estate representative means the person to whom appropriate authority has been granted to represent or administer or otherwise manage the estate of a deceased Shareholder under the laws applicable to the estate of the deceased Shareholder or, if there is no such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this article.

25.	(a)

Subject to article 22(f), any person entitled by transmission to a share may, upon the production of such evidence as may be properly required by the Board from time to time, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee of the share.

(b)

Subject to article 22(f) and article 25(c), if such person entitled by transmission to a share elects to be registered as holder of the share, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee.

(c)

All of the provisions of these articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or instrument of transfer as if the death or bankruptcy of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer signed by such Shareholder.

26.

A person entitled by transmission to a share shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled to exercise any right in respect of the share in relation to meetings of the Company; provided, however, that the Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 clear days after the date such notice is given, the Board may withhold payment of any dividend, other monies payable, scrip dividend or capitalisation issue of shares or other similar benefit in respect of the share until the requirements of the notice have been complied with.

27.	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under articles 24, 25 and 26.

GENERAL MEETINGS

28.

The Board may, whenever it thinks fit (and, to the extent required by the Companies Acts, shall, on the requisition in writing of Shareholders holding such number of shares as is prescribed by Section 132 of the 1963 Act), convene a general meeting in the manner provided for in these articles and the Companies Acts.

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29.

In accordance with the Companies Acts, the Board shall convene and the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Each such annual general meeting shall be held within such time period as required by Section 131 of the 1963 Act. Subject to Section 140 of the 1963 Act, all general meetings may be held outside of Ireland. All general meetings other than annual general meetings shall be called extraordinary general meetings.

30.	Each general meeting shall be held at such time and place as specified in the notice of meeting.

31.

Subject to the Companies Acts, all of the provisions of these articles (including article 44) relating to meetings and resolutions of Shareholders (other than to meetings of any separate class or series of Shareholders) shall apply mutatis mutandis to (a) any separate meeting of ordinary Shareholders and (b) any separate meeting of any other class or series of Shareholders, except as otherwise expressly provided in the terms of issue of such other class or series of shares.

NOTICE OF GENERAL MEETINGS

32.

Subject to Sections 133 and 141 of the 1963 Act, any annual general meeting and any extraordinary general meeting shall be called by at least thirty clear days’ notice. The notice of a general meeting shall specify the place, day and time of the meeting (including any satellite meeting place arranged for the purposes of article 38) and, in the case of an extraordinary general meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these articles to all Shareholders (other than those who, under the provisions of these articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the Auditors.

33.

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. A Shareholder present, either in person or by proxy, at any general meeting of the Company or of the holders of any class or series of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

34.

All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

35.

The chairman of the Board, if any, or, in his absence, another Director designated by the chairman of the Board shall preside as chairman at every general meeting of the Company. If neither the chairman of the Board nor such other Director designated by the chairman of the Board is present within 30 minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be chairman of the meeting. The chairman of the meeting shall take such action as he thinks fit to promote the proper and orderly conduct of the business of the meeting as laid down in the notice of the meeting.

36.	(a)

Subject to Section 141 of the 1963 Act and the requirements of the Companies Acts, anything which may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders entitled generally to vote at general meetings who at the date

I-B-22

of the resolution in writing would be entitled to attend a meeting and vote on the resolution and if described as a special resolution shall be deemed to be a Special Resolution or a special resolution of the class, as applicable. Such resolution in writing may be signed in as many counterparts as may be necessary. This article 36 shall not apply to those matters required by the Companies Acts to be carried out in a meeting.

(b)

For the purposes of any written resolution under this article 36, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this article 36, a reference to such date.

	(c)	A resolution in writing made in accordance with this article 36 is as valid as if it had been passed by the Company in general meeting.

37.

No business shall be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment or election of a chairman, which shall not be treated as part of the business of the meeting. Unless a higher or lower quorum is required by the Companies Acts or these articles, two or more Shareholders (or if there is only one Shareholder of the relevant class or series of Shareholders, then one Shareholder) present in person or by proxy and holding shares representing at least 50 percent of the issued shares carrying the right to vote at such meeting shall be a quorum; provided, that no quorum shall exist for the purpose of considering or passing any Special Resolution unless the Shareholder or Shareholders present in person or by proxy hold Shares representing at least two-thirds of the issued Shares carrying the right to vote at such meeting.

38.	(a)

Subject to the Companies Acts, the Board may resolve to enable persons entitled to attend a general meeting of the Company to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world and by such electronic means as the Board may from time to time approve. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the meeting in question if the chairman is satisfied that the conditions referred to in articles 38(b)(i), 38(b)(ii) and 38(b)(iii) have been met.

(b)

If it appears to the chairman of a general meeting that the place of the meeting (or any satellite meeting) specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, then the meeting nevertheless is duly constituted and its proceedings nevertheless are valid if the chairman is satisfied that adequate facilities have been made available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to:

(i)

communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities;

		(ii)	have access to all documents which are required by the Companies Acts and these articles to be made available at the meeting; and

		(iii)	participate in any poll required to vote on any resolutions of the Company;

and in that case the chairman may elect to use such adequate facilities described in the preceding sentence for the purposes of the meeting and any provision of these articles relating to meetings shall apply to any meeting so extended by the use of such facilities.

(c)

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to in articles 38(b)(i),

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38(b)(ii) and 38(b)(iii), then the chairman may, without the consent of the meeting, adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

39.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company or of any class or series of Shareholders.

40.

The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company, including arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

41.	(a)	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company if:

		(i)	it is proposed by or at the direction of the Board; or

		(ii)	it is proposed at the direction of a court of competent jurisdiction;

(iii)

it is proposed with respect to an extraordinary general meeting in the requisition in writing for such meeting made by such number of Shareholders as is prescribed by (and such requisition in writing is made in accordance with) Section 132 of the 1963 Act; or

		(iv)	the chairman of the meeting in his discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(c)

If the chairman of the meeting in his discretion rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive, subject to any subsequent order by a court of competent jurisdiction.

42.	(a)

At any general meeting, whether or not a quorum is present, the chairman may, with the consent of the meeting, and shall if so directed by the meeting, adjourn the meeting from time to time and place to place without notice other than announcement at the meeting. Other than announcement at the meeting, notice of any adjourned meeting or of any business to be transacted at an adjourned meeting shall not be required to be given, except as provided in article 42(c) and except where expressly required by applicable law.

(b)

At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those Shareholders entitled to vote at the meeting as originally notified shall be entitled to vote at any adjournment or adjournments thereof.

	(c)	If an adjournment is for 30 days or more or for an indefinite period, a notice of the adjourned meeting shall be given in the manner specified in article 32.

VOTING

43.

Except where a greater majority is required by the Companies Acts or these articles, any question proposed for consideration at any general meeting of the Company shall be decided by an Ordinary Resolution and all resolutions put to the Shareholders will be decided on a poll.

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44.	(a)

Every Shareholder holding shares conferring the right to vote present in person or by proxy at any general meeting shall have one vote (or such other number of votes as may be specified in the terms of issue of such shares or in these articles), for each such share registered in such Shareholder’s name in the Register on the date fixed pursuant to the provisions of article 106 or 107, as applicable, as the record date for the determination of Shareholders entitled to vote at such meeting, provided that if and so long as the votes conferred by the Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the Company, each issued share comprised in such Controlled Shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10)–1] divided by C

Where: “T” is the aggregate number of votes conferred by all the issued shares of the Company; and “C” is the number of votes conferred by the Controlled Shares of such person.

For the purposes of this article, “person” shall include any “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act.

(b)

If, as a result of giving effect to the foregoing provisions of this article 44 or otherwise, the votes conferred by the Controlled Shares of any person would otherwise represent more than 10% of the votes conferred by all of the issued shares of the Company, the votes conferred by the Controlled Shares of such person shall be reduced in accordance with the foregoing provisions of this article 44. Such process shall be repeated until the votes conferred by the Controlled Shares of each person represent no more than 10% of the votes conferred by all of the issued shares of the Company.

(c)

Notwithstanding the foregoing provisions of this article 44, after having applied the provisions thereof as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred by the Controlled Shares of any person that it considers fair and reasonable in all the circumstances to ensure that such votes represent less than 10% of the aggregate voting power of the votes conferred by all of the issued shares of the Company.

45.

The Board may, before any meeting of Shareholders, determine the time set for a poll, the manner in which any poll is to be taken and the manner in which votes are to be counted, which may include provision for votes to be cast by electronic means by persons present in person or by proxy at the meeting and for the appointment of scrutineers. To the extent not so determined by the Board, such matters shall be determined by the chairman of the meeting. A person appointed to act as a scrutineer need not be a Shareholder.

46.	Votes may be cast on the poll either personally or by proxy. A person entitled to more than one vote need not use all of his votes or cast all of the votes he uses in the same way.

47.	The result of a poll shall, subject to any provisions of these articles or applicable law relating to approval thresholds, be deemed to be the resolution of the meeting.

48.	In the case of an equality of votes at a meeting, the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

49.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Joint holders of more than one share shall, subject to any terms determined by the Board and subject to article 22(f), be entitled to split the holdings into several holdings with their names in different orders so as to enable one or more joint holders to attend and vote.

50.

Subject to article 51, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Ireland (or elsewhere having jurisdiction) for the protection or management of the

I-B-25

affairs of persons incapable of managing their own affairs may vote, by his legal guardian, receiver, committee or other person in the nature of a legal guardian, receiver, committee or other person appointed by such court, and such legal guardian, receiver, committee or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of meetings of Shareholders.

51.

Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under article 50 shall be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

52.

No objection may be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is given or tendered. Any objection so raised shall be referred to the chairman of the meeting, whose decision shall be final and conclusive. Except as otherwise decided by the chairman, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid. Notwithstanding the foregoing, however, if the chairman of the meeting considers that such action is necessary to determine accurately the vote count, the chairman may, in his discretion, whether or not an objection has been raised, defer until after the conclusion of the meeting a decision as to the proper application of article 44 to any vote at such meeting. If the decision has been so deferred, then the chairman of the meeting or, if the decision has not been reached within 90 days of the meeting, the Board, shall make the decision and the decision shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

53.	(a)

A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any meeting of Shareholders (including an adjourned meeting). A proxy need not be a Shareholder.

(b)

A Shareholder that is a corporation may appoint any individual (or two or more individuals in the alternative) as its representative to represent it and vote on its behalf at any meeting of Shareholders (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were a Shareholder who is an individual.

(c)

A Shareholder that is a corporation may appoint more than one such representative (with or without appointing any persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting.

(d)

The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated in the instrument of appointment, be valid for any adjournment of the meeting.

54.

A Shareholder may appoint a standing proxy, with or without the power of substitution, or (if a corporation) a standing representative (with or without appointing any persons in the alternative) by delivery to the Registered Office (or at such other place as the Board may from time to time specify for such purpose) of evidence of such appointment. The appointment of such a standing proxy or representative shall be valid for every meeting of Shareholders and adjourned meeting until such time as it is revoked by notice to the Company, but:

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(a)

the appointment of a standing proxy or representative may be made on an irrevocable basis in which case the Company may recognise the vote of the proxy or representative given in accordance with the terms of the appointment, to the exclusion of the vote of the Shareholder, until such time as the appointment ceases to be effective in accordance with its terms;

(b)

notwithstanding article 54(a), the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting (or any subsequent poll with respect to the business of such meeting) at which (i) the Shareholder is present in person and votes or (ii) in respect of which the Shareholder has specifically appointed another proxy or representative in respect of the same shares, which proxy or representative is present in person and votes in respect of such shares; and

(c)

the Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any standing proxy or representative and, if it does so, the appointment of the standing proxy or representative shall be deemed to be suspended until such time as the Board determines that it has received the required evidence or other evidence satisfactory to it.

55.	(a)

A proxy may be appointed by an instrument in writing in any common form or in such other form as the Board may approve, such instrument being executed under the hand of the appointor or of his attorney or agent authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy may also be appointed in such other manner as the Board may from time to time approve.

(b)

The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall, subject to the following provisions of this article 55(b), be deposited at such place or address as is specified for that purpose in the notice convening the meeting, before the time appointed for the taking of the relevant poll and, in default, the instrument of proxy shall not be treated as valid. Where the instrument appointing a proxy is in electronic form, it may be so received where an address has been specified by the Company for that purpose: (i) in the notice convening the meeting; (ii) in any form of appointment of proxy sent out by the Company in relation to the meeting; or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting.

(c)

If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All of the provisions of these articles relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

56.

A vote given by proxy or a representative, whether a standing proxy or a representative or proxy or representative relating to a particular meeting, shall be valid notwithstanding the previous death or insanity of the principal (in the case of a proxy), or revocation of the appointment of the proxy or representative or of the authority under which it was executed unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies and representatives in the notice convening the meeting or in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting) before the commencement of the meeting or adjourned meeting at which the vote is given.

57.	Without limiting the foregoing, the Board may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility

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and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Board may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Board may treat any such telephonic, electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Shareholder.

58.

Subject to the Companies Acts, the Board may also at its discretion waive any of the provisions of these articles relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a representative or any ancillary matter (including any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any meeting of Shareholders.

APPOINTMENT OF DIRECTORS

59.	(a)

The Board shall be divided into three classes. There is no distinction in the voting or other powers and authorities of Directors of different classes. All Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time by resolution determine the respective numbers of class I Directors, class II Directors and class III Directors, but each class shall consist as nearly as possible of one-third of the total number of Directors constituting the Board. The resolution appointing any Director must designate the Director as a class I, class II or class III Director.

(b)

Upon the resignation or termination of office of any Director, if a new Director shall be appointed to the Board he will be designated to fill the vacancy arising and shall, for the purposes of these articles, constitute a member of the class of Directors represented by the person that he replaces.

60.	(a)

Each class I Director shall (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2011 and subsequently shall (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class I Directors together were last appointed or re-appointed.

(b)

Each class II Director shall (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2012 and subsequently shall (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class II Directors together were last appointed or re-appointed.

(c)

Each class III Director shall (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2013 and subsequently shall (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class III Directors were last appointed or re-appointed.

	(d)	Any Director whose term of office is expiring at an annual general meeting will be eligible for re-appointment and will in any case retain office until the close of that meeting.

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61.	(a)	No person shall be appointed a Director, unless nominated in accordance with the provisions of this article 61. Nominations of persons for appointment as Directors may be made:

(i) by the Board;

(ii)

with respect to election at an annual general meeting, by any Shareholder who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company, who is a Shareholder at the time of the giving of the notice provided for in article 61(b) and at the time of the relevant annual general meeting, and who timely complies with the notice procedures set forth in this article 61;

(iii)

with respect to election at an extraordinary general meeting requisitioned in accordance with Section 132 of the 1963 Act, by a Shareholder or Shareholders who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with article 28 and in compliance with the other provisions of these articles and the Companies Acts relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting; and

(iv)

by holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue

(clauses (ii), (iii) and (iv) being the exclusive means for a Shareholder to make nominations of persons for election to the Board).

[If “Proposal Number Three: The Director Nomination Procedures Proposal” is approved at the extraordinary general meeting of ordinary shareholders of XL Capital Ltd scheduled to be held on April 30, 2010, these articles of association will include the following italicized provisions:]

(b)

Any Shareholder who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company may nominate a person or persons for election as Director at an annual general meeting only if (in addition to the requirements of article 61(a)(ii)) written notice of such Shareholder’s intent to make such nomination is given in accordance with the procedures set forth in this article 61, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company at the address of the Secretary (x) until a notice of the Company’s 2011 annual general meeting has been sent to Shareholders, specified in the proxy statement sent to shareholders of XL Capital Ltd with respect to its 2010 annual general meeting and (y) thereafter, specified in the notice of an annual general meeting or accompanying proxy statement last sent to Shareholders prior to the delivery of such Shareholder’s written notice of nomination (or, if no such address was specified, at the Registered Office) not later than the close of business not less than 90 and not more than 120 clear days prior to the one-year anniversary date of the immediately preceding annual general meeting (or, in the case of the 2011 annual general meeting, of the 2010 annual general meeting of XL Capital Ltd), provided, however, that if the date of the annual general meeting is more than 30 clear days before or after the anniversary date of the immediately preceding annual general meeting (or, in the case of the 2011 annual general meeting, of the 2010 annual general meeting of XL Capital Ltd), such notice of nomination shall be given not later than the later of (i) the close of business 30 clear days prior to the date of such annual general meeting or (ii) the close of business on the day that is 10 clear days after the first public announcement of the date of such annual general meeting. In no event shall any adjournment of an annual general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

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(c)

Each notice of a Shareholder’s intent to make a nomination delivered pursuant to article 61(b) and each requisition in writing delivered pursuant to article 28 that sets forth a notice of a Shareholder’s or Shareholders’ intent to nominate one or more persons for election as a Director shall, in each case, set forth:

(i)

as to the Shareholder or Shareholders giving notice and each beneficial owner, if different, on whose behalf the nomination is made, (A) the name and address of each such Shareholder and each such beneficial owner, (B) the class or series and number of Shares of which each such Shareholder and each such beneficial owner, respectively (and their respective Affiliates, naming such Affiliates), is, directly or indirectly, the registered or beneficial owner as of the date of such notice or requisition in writing, (C) a description of the material terms of any Covered Arrangement to which each such Shareholder and each such beneficial owner, and their respective Affiliates, directly or indirectly, is a party as of the date of such notice or such requisition in writing, (D) any other information relating to each such Shareholder and each such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not any such Shareholder or beneficial owner intends to solicit proxies) (the disclosures to be made pursuant to the foregoing clauses (i)(B), (i)(C) and (i)(D), the “Shareholder Disclosable Interests”), and (E) a representation that each such Shareholder is a registered holder of Shares entitled to vote at the relevant meeting of Shareholders and intends to appear in person or by proxy at the relevant meeting to nominate the person or persons specified in the notice or requisition in writing; provided, however, that “Shareholder Disclosable Interests” shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is giving such notice solely as a result of being the Shareholder directed to prepare and submit the notice required by this article 61 on behalf of one or more beneficial owners;

(ii)

a description of all arrangements or understandings between each such Shareholder and each such beneficial owner, and their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder or Shareholders;

(iii)

as to each person whom the Shareholder or Shareholders propose to nominate for election as a Director, (A) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not the Shareholder or Shareholders intend to solicit proxies), (B) a description of the material terms of any Covered Arrangement to which such nominee or any of his or her Affiliates is a party as of the date of such notice or requisition in writing, and (C) the written consent of each nominee to being named in the notice or requisition in writing as a nominee and to serving as a Director if so elected; and

(iv)

an undertaking by each such Shareholder and each such beneficial owner to (A) notify the Company in writing of any changes in the information provided in such notice or requisition in writing pursuant to clauses (i), (ii) and (iii) above as of the record date for determining Shareholders entitled to vote at the relevant meeting of Shareholders promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (B) deliver to the Company an updated notification of such information thereafter within two business days of any change in such information and, in any event, within five hours after the close of business (at the

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location at which the meeting is to take place) on the business day preceding the meeting date updated as of such close of business.

(d)

No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in these articles. Except as otherwise provided by law, the Board or the chairman of any meeting of Shareholders to elect Directors may determine in good faith that a nomination was not made in compliance with the procedures set forth in the foregoing provisions of this article 61; and if the Board or the chairman of the meeting should so determine, it shall be so declared to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these articles to the contrary, unless otherwise required by law, if a Shareholder intending to make a nomination at a meeting of Shareholders in accordance with this article 61 does not timely appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that appointments of proxy in respect of such nomination may have been received by the Company or any other person.

(e)

Notwithstanding the foregoing provisions of this article 61, any Shareholder or Shareholders intending to make a nomination at a meeting of Shareholders in accordance with this article 61, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these articles; provided, however, that any references in these articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with clause (ii) or clause (iii) of article 61(a).

(f)

Nothing in this article 61 shall be deemed to affect any rights of the holders of any class or series of shares to elect or appoint Directors pursuant to any applicable terms of issue of any such shares.

[If “Proposal Number Three: The Director Nomination Procedures Proposal” is not approved at the extraordinary general meeting of ordinary shareholders of XL Capital Ltd scheduled to be held on April 30, 2010, these articles of association will include the following italicized provisions:]

(b)

Any Shareholder may nominate a person or persons for election as Directors at an annual general meeting only if (in addition to the requirements of article 61(a)(ii)) such Shareholder delivers to the Company, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company at the address of the Secretary (x) until a notice of the Company’s 2011 annual general meeting has been sent to Shareholders, specified in the proxy statement sent to shareholders of XL Capital Ltd with respect to its 2010 annual general meeting and (y) thereafter, specified in the notice of an annual general meeting or accompanying proxy statement last sent to Shareholders prior to the delivery of such Shareholder’s written notice of nomination (or, if no such address was specified, at the Registered Office) (i) a notice in writing signed by such Shareholder of his intention to nominate such person for election at the annual general meeting and (ii) a notice in writing signed by the person nominated for election of his willingness to be elected, not later than the close of business not less than 5 and not more than 21 clear days before the date appointed for the annual general meeting.

62.

The number of Directors shall (subject to automatic increases to accommodate the exercise of the rights of holders of any class or series of shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series) not be less than 3 nor more than 13. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the fixed minimum number, the remaining Director or Directors shall appoint, as soon as practicable, an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment.

63.	(a)	Subject to articles 61 and 62, and subject to the rights of any holders of any class or series of Shares then in issue having special rights to nominate or appoint Directors in

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accordance with the terms of issue of such class or series, Directors shall be individuals appointed as follows:

(i)

by Shareholders by Ordinary Resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose in accordance with the other provisions of these articles;

(ii) by the Board in accordance with the last sentence of article 62 and in accordance with article 83; or

(iii)

so long as there are in office a sufficient number of Directors to constitute a quorum of the Board in accordance with article 82, the Directors shall have the power at any time and from time to time to appoint any person to be a Director, either to fill a vacancy in the Board or as an addition to the existing Directors, but so that the total number of Directors shall not any time exceed the maximum number provided for in these articles.

(b)

If at any meeting of Shareholders (or on a subsequent poll with respect to the business of such meeting) resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed in accordance with these articles being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving at that meeting (or on a subsequent poll with respect to the business of such meeting) the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board; provided, that this article shall not limit the rights of holders of any class or series of shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series; provided, further, that nothing in this article 63(b) will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.

(c)

A Director appointed by the Board under article 63(a)(ii) or 63(a)(iii) (unless he is removed from office or his office is vacated in accordance with these articles) will hold office until his term of office expires under article 60(a), 60(b) or 60(c) as relevant.

(d)	Directors are not entitled to appoint alternate directors.

(e)	A Director shall not require a share qualification.

RESIGNATION, REMOVAL AND DISQUALIFICATION OF DIRECTORS

64.	The office of a Director shall be vacated:
(a)

if he resigns his office, on the date on which notice of his resignation is delivered to the Secretary at the principal executive offices of the Company or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

	(b)	on his being prohibited by law from being a Director; or
	(c)	on his ceasing to be a Director by virtue of any provision of the Companies Acts.
65.

The Company may, in accordance with Section 182 of the 1963 Act, remove any Director before the expiration of his term of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

DIRECTORS’ REMUNERATION AND EXPENSES

66.	Each Director shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Each Director shall be paid all expenses properly and

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66.

reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

67.

The Board may from time to time determine that, subject to the requirements of the Companies Acts, all or part of any fees or other remuneration payable to any Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

DIRECTORS’ INTERESTS

68.	(a)	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall comply with the provisions of Section 194 of the 1963 Act.

(b)

A Director may vote in respect of any contract or proposed contract in which he has declared his interest in accordance with article 68(a) and will be counted in the quorum at any meeting on which any such vote is proposed.

69.	(a)

A Director of the Company may be or become a director or other officer of, or otherwise interested in, any corporation promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other corporation unless the Company otherwise directs.

(b)

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.

(c)

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; but nothing herein contained shall authorise a director or his firm to act as Auditor.

POWERS OF THE BOARD

70.

Subject to the provisions of the Companies Acts and these articles, the Board shall manage the business and affairs of the Company and may exercise all of the powers of the Company as are not required by the Companies Acts or by these articles to be exercised by the Company in general meeting. No alteration of these articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this article shall not be limited by any special power given to the Board by these articles and, except as otherwise expressly provided in these articles, a meeting of the Board at which a quorum is present shall be competent to exercise all of the powers, authorities and discretions vested in or exercisable by the Board.

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71.

The Board may exercise all of the powers of the Company to borrow or raise money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to Part III of the 1983 Act, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

72.	The Company may exercise the powers conferred by Section 41 of the 1963 Act with regard to having an official seal for use abroad and such powers shall be vested in the Board.

73.

All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

74.

The Board may exercise all of the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director, who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any Group Company or Affiliate or otherwise associated with any of them or a predecessor in business of the Company or of any such other corporation, and to or for any relation or dependant of any such person, and to contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

75.

The Board may cause the voting power conferred by the shares in any other corporation or other person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other corporation or person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other corporation or person.

DELEGATION OF THE BOARD’S POWERS

76.

The Board may by power of attorney or otherwise (including by a duly passed resolution) appoint any person to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation. Any such power of attorney or resolution or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

77.

The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the provisions contained in article 78 shall be without prejudice to the general powers conferred by this article.

78.	(a)

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations or limitations that may be imposed on it by the Board. The power to delegate to a committee extends to all of the powers, authorities and discretions of the Board generally (including those conferred by article 71) and shall not be limited by the fact that in certain provisions of these articles, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

	(b)	The meetings and proceedings of any committee of the Board consisting of two or more members shall be governed by the provisions contained in these articles for regulating

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the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by the Board except that, unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting shall be two members.

PROCEEDINGS OF THE BOARD

79.

The Board may meet to conduct business, adjourn and otherwise regulate its meetings (including notice thereof) as it thinks fit. Except where a greater majority is required by these articles, questions arising at any meeting shall be determined by a majority of the votes cast at a meeting at which there is a quorum. In the case of an equality of votes the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

80.

A meeting of the Board may at any time be summoned by the chairman of the Board or by the chief executive officer, if he is a Director. The Secretary or any Assistant Secretary shall also summon a meeting of the Board on the requisition of a Director. Such meeting of the Board shall be summoned in such manner and with such prior notice as the Board may from time to time determine (including as to the manner of giving notice), which notice shall set forth the general nature of the business to be considered, unless notice is waived in accordance with the following article.

81.

A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question. A Director in attendance at a meeting shall be deemed to have waived notice of such meeting. The provisions of article 33 shall apply mutatis mutandis with respect to notices of meetings of Directors.

82.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be one-third of the Directors currently in office.

83.

The continuing Directors may act notwithstanding any vacancy in the Board, but if and so long as their number is reduced below the number fixed by or pursuant to article 82 as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

84.

At any meeting of the Board, the chairman of the Board shall preside or, in his absence, any Director holding the position of chief executive officer. However, if no chairman of the Board or Director holding the position of chief executive officer is present at the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

85.

A resolution in writing (in one or more counterparts), signed at the relevant time by all of the Directors then in office or all of the members of a committee of Directors then in office shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

86.

A meeting of the Board or any committee thereof may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place where the largest group of those participating in the meeting is physically present together or, if there is no such group, where the chairman of the meeting then is.

87.

All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly

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appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS AND EXECUTIVES

88.	(a)

The Board may elect a chairman of the Board and determine the period for which he is to hold office and may appoint any person (whether or not a Director) to fill the position of chief executive officer (who may be the same person as the chairman of the Board). The chairman of the Board shall vacate that office if he vacates his office as a Director (otherwise than by the expiration of his term of office at a general meeting of the Company at which he is re-appointed).

(b)

The Board may from time to time appoint one or more of its body to hold any office or position with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company that may be involved in such revocation or termination or otherwise. Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may determine.

(c)

In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office or executive or official position.

(d)

Any person elected or appointed pursuant to this article 88 shall hold his office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

(e)

Except as provided in the Companies Acts or these articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to this article 88 shall be such as are determined from time to time by the Board.

(f)

The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Companies Acts.

MINUTES

89.	(a)

The Board shall cause minutes to be made and books kept for the purpose of recording all of the proceedings and attendance at meetings of the Board and of any committee of the Board and at meetings of the Shareholders and of any class or series of Shareholders of the Company.

(b)

Subject to the requirements of the Companies Acts, the Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the minutes of meetings of the Shareholders and of any class or series of Shareholders of the Company (but not minutes of meetings of the Board or any committee of it) shall be open to the inspection of Shareholders not being Directors and no Shareholder (who is not a Director) shall have any right to inspect any account

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or book or document of the Company except as conferred by applicable law or authorised by the Board or, in a general meeting, by the Company.

SECRETARY

90.

The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board. Any revocation or variation of such position shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation or otherwise.

91.

The duties of the Secretary shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Shareholders and the Board of the Company, and committees, and the authentication of records of the Company.

92.

A provision of the Companies Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

93.	(a)

The Company, in accordance with article 72, may have for use in any territory outside Ireland one or more additional Seals, each of which shall be a duplicate of the Seal with or without the addition on its face of the name of one or more territories, districts or places where it is to be used and a securities seal as provided for in the Companies (Amendment) Act 1977.

(b)

Any Authorized Person may affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated or executed under Seal. Subject to the Companies Acts, any instrument to which a Seal is affixed shall be signed by one Authorized Person. As used in this article 93(b), “Authorized Person” means (i) any Director, the Secretary or any Assistant Secretary, and (ii) any other person authorized for such purpose by the Board from time to time (whether, in the case of this clause (ii), identified individually or collectively and whether identified by name, title, function or such other criteria as the Board may determine).

DIVIDENDS AND OTHER PAYMENTS

94.	(a)	The Board may from time to time declare and pay such dividends to the Shareholders as appear to the Directors to be justified by the profits of the Company.

	(b)	The Board may declare and pay dividends in any currency that the Board in its discretion shall choose.

95.	Except insofar as the terms of issue of any shares otherwise provide, all shares outstanding on the record date for a dividend shall rank equally for such dividend.

96.

The Board may deduct from any dividend or other moneys payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any shares all sums of money (if any) due from him (either alone or jointly with another) to the Company in respect of shares of the Company.

97.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

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98.	(a)

Any dividend or other sum payable in cash to the holder of a share may be paid by cheque, wire transfer or other means approved by the Board and, in the case of a cheque, may be sent through the post addressed to the holder at his address in the Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register).

(b)

Every such cheque or wire transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of one or more of the holders and shall be sent at his or their risk and payment of the cheque or wire transfer by the bank on which it is drawn or from which it is transferred (as the case may be) shall constitute a good discharge to the Company.

(c)

In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

	(d)	Any one of two or more joint holders may give an effectual receipt for any dividend or other moneys payable or property distributable in respect of the shares held by such joint holders.

99.	(a)

If (i) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) such a payment is left uncashed or returned to the Company on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

(b)

Subject to any applicable abandoned property, escheat or similar laws, any dividend or other distribution in respect of a share which is unclaimed for a period of 6 years from the date on which it became payable shall be forfeited and shall revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

100.

The Board may, insofar as the Companies Acts permit, direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of fully or partly Paid Up shares or other securities of any other corporation; and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any Shareholders on the basis of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

101.

The Board may, before declaring any dividend or other distribution, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board lawfully determines. The Board may also without placing the same to reserves carry forward any sums that it may think it prudent not to distribute.

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CAPITALISATION OF RESERVES

102.	(a)

Upon the recommendation of the Board, the Company may, by Ordinary Resolution, authorize the Board to cause any sum then standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account to be capitalised and applied on behalf of the Shareholders who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for then unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so however, that the only purpose for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by Sections 62 and 64 of the 1963 Act.

(b)

Upon the recommendation of the Board, the Company may, by Ordinary Resolution, authorize the Board to capitalise any part of the amount then standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those Shareholders of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Board shall give effect to such resolution.

103.

Whenever an Ordinary Resolution is passed in pursuance of article 102, the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provision as it shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the Shareholders otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all of the Shareholders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Shareholders.

104.	(a)

Whenever a capitalisation issue of shares is authorized under article 102, the Board may, subject to the rights attached to any particular class or series of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a “cash option”) in accordance with the following provisions of this article 104.

(b)

The amount payable under and all other terms of the cash option shall be decided by the Board, which may fix a limit on the extent to which an election for the cash option shall be effective (whether by reference to a part of any Shareholder’s total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

	(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the cash option and shall specify the procedure to be followed in order to make an election.

	(d)	Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue (“cash electors”) may, to the extent

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permitted by the Companies Acts, be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Board determines. To the extent that the Board determines that payment is to be made as in (ii) above, the Board shall be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser (who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale). The net proceeds of sale shall be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

(e)

The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, shall be deemed to have exercised rights of election to receive cash.

(f)

The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory shall be paid in a currency or currencies other than US dollars and, if it does so, the Board may fix or otherwise determine the basis of conversion into the other currency or currencies and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such sum.

105.	(a)

The Board may, subject to the rights attached to any particular class or series of shares, offer any Shareholder the right to elect to receive further shares, credited as paid up, instead of cash in respect of all (or some part) of any dividend (a “scrip dividend”) in accordance with the following provisions of this article 105.

(b)

The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the nominal value of a share.

	(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(d)

The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to not less than the aggregate nominal value of, nor more than the aggregate “value” (as determined under article 105(b)) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

(e)

The Board may decide that the right to elect for any scrip dividend shall not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

(f)

The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article 105, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned).

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(g)

The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article 105 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

RECORD DATES

106.	(a)

The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board.

(b)

The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of the Shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 90 calendar days prior to such payment, allotment or other action.

107.

If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of the Shareholders for the purpose of any other such lawful action, the date on which notice of the meeting is issued or the date on which the resolution of the Board declaring such dividend or approving any other such lawful action is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this article, such determination shall apply to any adjournment thereof.

UNTRACED SHAREHOLDERS

108.	(a)

The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Shareholder or the shares to which a person is entitled by transmission if and provided that:

		(i)	during a period of six years no dividend in respect of those shares has been claimed and at least three cash dividends have become payable on the shares in question;

(ii)

on or after expiry of that period of six years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these articles and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

(iii)

during that period of six years and the period of three months following the publication of such advertisement the Company has not received any communication from such Shareholder or person entitled by transmission; and

		(iv)	if so required by the rules of any securities exchange upon which the shares in question are then listed, notice has been given to that exchange of the Company’s intention to make such sale.

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(b)

The Company’s power of sale shall extend to any share which, on or before the date or first date on which any advertisement referred to in clause (ii) of article 108(a) appears, is issued (by way of bonus or otherwise) in respect of a share to which article 108(c) applies.

(c)

To give effect to any such sale the Board may authorise some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former Shareholder or person entitled by transmission in the books of the Company as a creditor for such amount (and, provided that the Company shall have complied with this article 108 and any applicable abandoned property, escheat or similar laws, the Company shall have no other liability to any person). No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

SERVICE OF NOTICES AND OTHER DOCUMENTS

109.

Any notice or other document may be sent to, served on or delivered to any Shareholder by the Company either personally or by sending it by electronic record, facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by any other means permitted under applicable law. Acknowledgement of receipt shall not be required and is not a condition of valid service of due notice.

110.	Any notice or other document shall be deemed to have been served or delivered:

	(a)	if given by facsimile, 24 hours after the time such facsimile is transmitted and the appropriate confirmation is received

	(b)	if mailed, 24 hours after deposited in the mail, in a postage-prepaid letter addressed to the Shareholder at his address as it appears in the Register;

	(c)	if sent by email or other electronic transmission, 24 hours after such email or other electronic submission is transmitted; or

(d)

if published as an electronic record on a website, 24 hours after the time that the notice or other document is published on the website, provided the Shareholder has previously consented to receipt of notice by means of such delivery as provided in article 113 or otherwise; and

	(e)	if given by any other means, when delivered at the applicable address;

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post, except in respect of electronic means of service where the record of the Company’s or its agent’s system shall be deemed to be the definitive record of delivery.

111.

For purposes of these articles and the 1963 Act, a document shall be deemed to have been sent to a Shareholder if a notice is given, served, sent or delivered to the Shareholder in accordance with article 109 and the notice specifies the website or hyperlink or other electronic link at or through which the Shareholder may obtain a copy of the relevant document.

112.

Any notice of a general meeting of the Company shall be deemed to be duly given to a shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him

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to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its dispatch.

113.

Any requirement in these articles for the consent of a Shareholder in regard to the receipt by such Shareholder of electronic mail or other means of electronic communications approved by the Board, including the receipt of the Company’s audited accounts and the Directors’ and auditors’ reports thereon, shall be deemed to have been satisfied where the Company has sent written notice to the Shareholder informing him of its intention to use electronic communications for such purposes and the Shareholder has not, within four weeks of the issue of such notice, served an objection in writing to the Company to such proposal. Where a Shareholder has given, or is deemed to have given, his consent to the receipt by such Shareholder of electronic mail or other means of electronic communications approved by the Board, he may revoke such consent at any time by requesting the Company to communicate with him in written form; provided, however, that such revocation shall not take effect until 5 days after written notice of the revocation is received at the Registered Office (or at such other place as may be specified by the Board from time to time).

114.

In the case of joint holders of a Share, service or delivery of any notice or other document on or to the joint holder first named on the Register shall for all purposes be deemed as sufficient service on or delivery to all of the joint holders.

115.

Any notice or other document delivered, sent or given to a shareholder in any manner permitted by these articles shall, notwithstanding that such shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

116.

In the case of a person entitled by transmission to a share whose entitlement has been noted in the Register, any notice or other document shall be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. A notice may be given by the Company to any other person entitled by transmission to a share by sending it through the post in a prepaid letter addressed to such person by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

117.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

SHAREHOLDER RIGHTS PLAN

118.

Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all shareholders will have rights to acquire Shares or interests in Shares at a discounted price, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.

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WINDING UP

119.	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required under applicable law:

(a)

divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as he deems fair on any property to be so divided and determine how such division shall be carried out as between the Shareholders or different classes or series of Shareholders (without prejudice to the rights attaching to any class or series of shares by virtue of these articles or the terms of issue of any such shares); and

(b)

vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

120.

In case of a sale by the liquidator under Section 260 of the 1963 Act, the liquidator may by the contract of sale agree to bind all of the Shareholders for the allotment to the Shareholders direct of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract set a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Shareholders conferred by the said Section.

121.

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another corporation, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNIFICATION

122.	(a)

Subject to articles 122(g) and 122(h), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person (i) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of such employee benefit plan, and (ii) with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful.

(b)

Subject to articles 122(g) and 122(h), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees) actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not

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opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company, and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable for willful neglect or willful default in the performance of his or her duty to the Company or to such employee benefit plan unless and only to the extent that the Irish High Court or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)

Subject to articles 122(g) and 122(h), to the extent that an Indemnified Person shall be successful on the merits or otherwise in defense, of any action, suit or proceeding referred to in articles 122(a) and 122(b) above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including legal fees) actually and reasonably incurred by him or her in connection therewith.

(d)

Any indemnification under articles 122(a) and 122(b) above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in articles 122(a) and 122(b). Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested Directors so directs), by independent legal counsel in a written opinion, or (iii) by the Shareholders entitled to vote at general meetings of the Company.

(e)

The Board shall have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Indemnified Persons or employees or agents of the Company, or any Group Company or of any other corporation or employee benefit plan in which the Company or any Group Company has any direct or indirect interest, including insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other corporation.

(f)

Subject to articles 122(g) and 122(h), expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the manner provided in article 122(d), upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this article 122.

(g)

The provisions for indemnity contained in these articles shall have effect to the fullest extent permitted by law, but shall not extend to any matter which would render them void pursuant to the Companies Acts.

(h)

The rights to indemnification and reimbursement of expenses provided by these articles are in addition to (i) any other rights to which a person may be entitled, including any other rights under these articles, under any other applicable bye-laws or articles of any other corporation, under any agreement, under any insurance purchased by the Company or any Group Company, pursuant to any vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, both as to action in his or her official capacity while holding such office and as to action in another capacity while holding such office, and (ii) the power of the Company to indemnify or otherwise make payments (without prior commitment upon the authorization of the Board) of the type contemplated by this article 122 in respect of any person who is or was an employee, office holder or director of the Company or of another corporation, any joint venture, trust or other enterprise which he is serving or

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has served at the request of the Company. The indemnification provided by this article shall continue as to a person who has ceased to be an Indemnified Person and shall inure to the benefit of his heirs, executors and administrators.

(i)

In this article 122, the term “Indemnified Person” means any officer of the Company (including any Director or Secretary) or any other person appointed pursuant to article 88, any member of a committee constituted under article 78, any person acting as an office holder of the Company, any person holding any other executive or official position of the Company, any employee or agent of the Company, and any person serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company or any Group Company. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved.

(j)

To the fullest extent permitted under Irish law, no Director, officer of the Company or other person appointed pursuant to article 88 (each, a “Covered Person”) shall be liable or answerable for the acts, receipts, neglects, or defaults of any other Covered Person or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage, or misfortune whatever which shall happen in or about the execution of the duties of his or her office or other position with the Company or in relation thereto, unless the same happen through his or her own willful neglect or willful default.

ALTERATION OF ARTICLES

123.	The Company may by Special Resolution amend or alter these articles of association.

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Annex C

XL Capital plc
Terms of Issue of
Series C Preference Shares

1.	General

The Series C Preference Shares shall be cumulative preference shares with a nominal par value of US$0.01 per share and, subject to the articles of association (Articles) of XL Capital plc (the Company) and the provisions of and restrictions contained in the Companies Acts 1963 to 2009 of Ireland and every statutory modification or re-enactment thereof for the time being in force (the Law), shall have the following preferences and rights and shall be subject to the following restrictions. Capitalized terms that are not defined herein shall have the meanings set forth in the Articles, as they are in effect on the date of the first issuance of any Series C Preference Shares (the original issuance date).

2.	Liquidation Preference

On any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company, the assets of the Company legally available for distribution among shareholders shall be applied first in repaying to the holders of the Series C Preference Shares (the Holders) an amount equal to US$25.00 per Series C Preference Share (inclusive of the nominal amount thereof) plus all accrued and unpaid dividends (whether or not earned or declared), if any, to the date fixed for distribution, in preference to the repayment of such nominal amount of and any share premium or other amounts paid on Ordinary Shares or any other shares ranking junior in right of payment to the Series C Preference Shares as to the voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company or as to dividends (including the Ordinary Shares, the Junior Shares) to the holders of such Junior Shares, without interest on such unpaid dividends. In the event that upon any such voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise, the assets of the Company available are insufficient to pay the amount of the liquidation distributions on all Series C Preference Shares in issue as referred to above and the corresponding amounts payable on all other shares ranking pari passu with the Series C Preference Shares with respect to the payment of dividends and amounts upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company (including, without limitation, the Series E Preference Shares, nominal value US$0.01 per share, of the Company (the Series E Preference Shares)) (Parity Shares), then the Holders of the Series C Preference Shares and all such Parity Shares shall share ratably in such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The Series C Preference Shares shall not be convertible into or exchangeable for any other shares of the Company. For purposes of this paragraph 2, a consolidation, merger, arrangement or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding-up.

3.	Dividend Rights

3.1

(a) During the period from and including the original issuance date to and including July 15, 2013 (or, if such day is not a Business Day (as defined below), the next Business Day) (the Fixed Rate Period), Holders of the Series C Preference Shares, if any, will be entitled to receive, when, and if declared by the Board of Directors of the Company (the Board), cumulative preferential cash dividends at a rate per annum of 6.102%. During the period from and including the day immediately following the last day of the Fixed Rate Period to but excluding July 15, 2033 (or, if such day is not a Business Day, the next Business Day) (the Floating Rate Period), and thereafter if any Series C Preference Shares remain in issue, Holders of the Series C Preference Shares will be entitled to receive, when, as and if declared by the Board, cumulative preferential cash dividends at

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a rate per annum equal to LIBOR for the applicable dividend period plus 3.145%. LIBOR means the London Interbank Offered Rate for U.S. dollar deposits for each dividend period as determined by the Company, as calculation agent, as follows:

(b) On or as of the second London banking day prior to each dividend payment date with respect to a dividend period ending during the Floating Rate Period and thereafter if any Series C Preference Shares remain in issue, the Company will obtain the rate for deposits in U.S. dollars for three months commencing on such dividend payment date, which appears on the Telerate Page 3750, or such page as may have replaced Telerate Page 3750, as of 11:00 a.m., London time, on such date, which will be the LIBOR rate for such dividend period. London banking day means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

(c) If the Company determines that Telerate Page 3750 or such page as may replace Telerate Page 3750 is not available on such date, the Company will request the principal London offices of each of four major banks in the London interbank market selected by the Company to provide the Company with its offered quotations for deposits in U.S. dollars for a period of three months commencing on such dividend payment date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such date and in a principal amount of not less than US$1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such dividend period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such dividend period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks, for a period of three months commencing on such dividend payment date, and in a principal amount of not less than US$1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Company are not quoting rates as mentioned in this sentence, LIBOR for such dividend period will be the same as LIBOR for the immediately preceding dividend period (except that, in the case of the first dividend period during the Floating Rate Period, LIBOR will be the same as determined on the most recent London banking day, as of which the applicable rate appeared on Telerate Page 3750 or such page as may have replaced Telerate Page 3750).

(d) The dividend rates applicable during the Fixed Rate Period and the Floating Rate Period are referred to collectively as the Dividend Rate. Dividends on the Series C Preference Shares issued on the original issuance date will begin to accrue and will be cumulative from the Applicable Date. Applicable Date means the dividend payment date for the last dividend period on the Cayman Series C Shares (as defined below) beginning prior to the original issuance date with respect to which a dividend was paid in full; provided, that if the dividend that would ordinarily have been payable on July 15, 2010 with respect to the Cayman Series C Shares was paid in full prior to July 15, 2010, the Applicable Date means July 15, 2010. Cayman Series C Shares means the Series C Preference Ordinary Shares, nominal value US$0.01 per share, of XL Capital Ltd. Dividends will be payable semi-annually, during the Fixed Rate Period, and quarterly, during the Floating Rate Period and thereafter if any Series C Preference Shares remain in issue, in each case when, as and if declared by the Board, in arrears, on January 15 and July 15 (or if such date is not a Business Day, on the Business Day immediately after such date), during the Fixed Rate Period, and on January 15, April 15, July 15, and October 15 (or if such date is not a Business Day, on the Business Day immediately after such date), during the Floating Rate Period and thereafter if any Series C Preference Shares remain in issue, of each year; provided, that that if the Applicable Date is July 15, 2010, in no event will any dividends be payable on July 15, 2010, and in that case July 15, 2010 will not be deemed to be a dividend payment date for any purpose hereunder. The first dividend for any Series C Preference Shares issued on the original issuance date will

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represent the period of time from and will accrue from and including the Applicable Date to but excluding the dividend payment date on or next succeeding the original issuance date, calculated as described below. The first dividend for any Series C Preference Shares issued after the original issuance date will represent the period of time from and will accrue from and including their date of issuance to but excluding the following dividend payment date, calculated as described below.

(e) Subject to paragraphs 3.1(f) and 3.1(g) below, with respect to each dividend payment date occurring during the Fixed Rate Period, the amount of the dividend that is to be paid to the Holder of each Series C Preference Share with respect to the related dividend period will be calculated as follows: the product of (i) 6.102%, (ii) US$25 and (iii) a fraction, (A) the numerator of which will be 180 (or, in the case of a partial dividend period, the actual number of days elapsed in such dividend period), and (B) the denominator of which will be 360.

(f) However, subject to paragraph 3.1(g) below, if all or a portion of the Series C Preference Shares are issued during the Fixed Rate Period, unless such shares are issued on a dividend payment date, the amount of the dividend that is to be paid to the Holder of each Series C Preference Share with respect to the dividend period during which the Series C Preference Shares are so issued will be calculated as follows: the product of (i) 6.102%, (ii) a fraction, (x) the numerator of which is the product of (1) the number of days during which such share is in issue during such dividend period and (2) US$25 and (y) the denominator of which is the total number of days in such dividend period and (iii) a fraction (x) the numerator of which will be 180 and (y) the denominator of which will be 360.

(g) Notwithstanding paragraphs 3.1(e) and 3.1(f) above, the amount of the dividend that is to be paid to the Holder of each Series C Preference Share with respect to the first dividend period ending on or after the original issuance date will be calculated as follows: the product of (i) 6.102%, (ii) US$25 and (iii) a fraction, (A) the numerator of which will be the total number of days in such dividend period (or, in the case of a partial dividend period, the actual number of days elapsed in such dividend period), and (B) the denominator of which will be 360.

(h) Each dividend period during the Fixed Rate Period will commence on and include each January 15 and July 15 (whether or not a Business Day) and will end on and exclude the first day of the next dividend period (whether or not a Business Day); provided, however, that the first dividend period for Series C Preference Shares issued on the original issuance date shall mean the period from and including the Applicable Date to but excluding the payment date on or next succeeding the original issuance date.

(i) Subject to paragraph 3.1(j) below, during the Floating Rate Period and thereafter if any Series C Preference Shares remain in issue, the amount of the dividend that is to be paid to the Holder of each Series C Preference Shares with respect to each dividend period will be calculated as follows: the product of (i) LIBOR for such dividend period plus 3.145%, (ii) US$25 and (iii) a fraction, (A) the numerator of which will be the actual number of days in the dividend period, and (B) the denominator of which will be 360.

(j) However, if all or a portion of the Series C Preference Shares are issued during the Floating Rate Period, unless such shares are issued on a dividend payment date, the amount of the dividend that is to be paid to the Holder of each Series C Preference Share with respect to the dividend period during which the Series C Preference Shares are so issued will be calculated as follows: the product of (i) LIBOR for such dividend period plus 3.145%, (ii) a fraction, (x) the numerator of which is the product of (1) the number of days during which such share is in issue during such dividend period and (2) US$25 and (y) the denominator of which is the total number of days in such dividend period and (iii) a fraction, (A) the numerator of which will be the actual number of days in the dividend period, and (B) the denominator of which will be 360.

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(k) Each dividend period during the Floating Rate Period and thereafter if any Series C Preference Shares remain in issue will commence on and include the dividend payment date for the preceding period and end on and exclude the then current dividend payment date.

(l) Notwithstanding the foregoing, if the Series C Preference Shares are issued on a date that is not a dividend payment date, the first dividend period will begin on and include the date on which the relevant Series C Preference Shares are issued and will end on and exclude the date on which the Series C Preference Shares are redeemed; provided, however, that this paragraph 3.1(l) does not apply to the first dividend period for Series C Preference Shares issued on the original issuance date, which is the subject of the proviso to paragraph 3.1(h) above.

(m) Dividends will be payable to Holders of record as they appear in the Company’s register of members at the close of business on the applicable record date, which will be one day prior to the dividend payment date as long as all of the Series C Preference Shares remain in book-entry form. If any of the Series C Preference Shares are not in book-entry form, the record date will be 15 days prior to the dividend payment date (whether or not such date is a Business Day). Holders of Series C Preference Shares will not be entitled to any dividends in excess of full cumulative dividends as described above. Dividends on the Series C Preference Shares will accrue and will be fully cumulative, whether or not there are funds legally available for the payment of such dividends and whether or not the dividends are declared. No interest or sum of money in lieu of interest will be payable on any dividend payment or on any payment on Series C Preference Shares which is in arrears. Any dividend payment made on Series C Preference Shares will first be credited against the earliest accrued but unpaid dividend due with respect to Series C Preference Shares which remains payable.

(n) Business Day means any day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or any other day on which banks in New York, New York, London, England or Bermuda are authorized or obligated by law, regulation or executive order to close for business or are closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the distribution payable on such date cannot be paid for any such reason.

3.2

As long as any Series C Preference Shares are in issue, no dividends or other distributions may be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless either (1) full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the Series C Preference Shares for all dividend periods terminating on or prior to the dividend payment date on such Parity Shares, or (2) all dividends declared upon the Series C Preference Shares and any Parity Shares are declared pro rata so that the amount of dividends declared per share on the Series C Preference Shares and any Parity Shares will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series C Preference Shares and such Parity Shares bear to each other.

3.3

As long as any Series C Preference Shares are in issue (1) no dividends (other than those paid in Ordinary Shares or other shares ranking junior in right of payment to the Series C Preference Shares as to dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company (including the Ordinary Shares, Fully Junior Shares), may be declared or paid or set apart for payment upon any Junior Shares, (2) no other distribution (other than those paid in Fully Junior Shares) may be declared or paid or set apart for payment upon any Junior Shares and (3) no Junior Shares will be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Ordinary Shares made for purposes of any employee incentive, stock, benefit or any similar plan of the Company or any of its

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subsidiaries) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any Junior Shares) by the Company (except by conversion into or exchange for Fully Junior Shares), unless, in any such case, full cumulative dividends on the Series C Preference Shares and any Parity Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all dividend periods terminating on or prior to the date such dividends or distributions are declared or paid on the Junior Shares, or such Junior Shares are redeemed, purchased or otherwise acquired.

4.	Voting Rights

4.1

Subject to paragraphs 4.2 and 4.3 below, and unless required by law or court order, the Holders shall not be entitled to receive notice of nor to attend nor to vote at any general meeting of the Company.

4.2

Subsequent to the issuance of the Series C Preference Shares, the Holders shall be entitled to one vote for each share held at any separate meeting of that class or series (i.e., preference shares or Series C Preference Shares, respectively), subject to the provisions of Article 44 of the Articles. Subject to the applicable provisions of the Articles and the Law, unless the Series C Preference Shares have been previously redeemed or called for redemption (and funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Series C Preference Shares so called for redemption), the Company may not take any action which would vary the rights attached to the Series C Preference Shares and no class or series of shares may be created which ranks senior to the Series C Preference Shares as to dividend rights or as to the return of assets on liquidation, dissolution, winding-up or otherwise of the Company, in each case, without the approval of a resolution in writing by the Holders of 100% of the Series C Preference Shares or the sanction of a resolution passed by the affirmative votes of at least two-thirds of the Series C Preference Shares voted at a separate meeting of the Holders. At every separate meeting of the Holders, the necessary quorum shall be any two or more persons (or, if there is only one holder of that class, one person) present in person or by proxy holding not less than 50% of the issued shares of that class (or such other quorum as required by applicable Law on the date of such meeting). Notwithstanding the foregoing and subject to the applicable provisions of the Articles and the Law, Holders are not entitled to vote on any sale of all or substantially all of the assets of the Company or the issuance of any shares that are in parity with the Series C Preference Shares with respect to payment of dividends and distribution of assets in liquidation.

4.3

If at any time dividends payable on the Series C Preference Shares shall be in arrears (whether or not such dividends shall have been earned or declared) in an aggregate amount equivalent to dividends for six or more full quarterly periods, which, during the Fixed Rate Period, shall mean three or more dividend periods and, during the Floating Rate Period and thereafter if any Series C Preference Shares remain in issue, shall mean six or more dividend periods (in each case, whether or not consecutive), then during such period until all such arrearages in dividends shall have been paid in full, and only during such period (the Voting Period), the Holders of the Series C Preference Shares voting together with any other series or classes of preference shares also in arrears and having such right shall be entitled by Ordinary Resolution at a separate meeting of such Holders to elect two persons and nominate such elected persons for appointment by the Board as additional Directors of the Company (and the Board will take all necessary steps to procure the appointment of any person so elected and nominated). In no event shall there be more than two Directors elected by the holders of the preference shares (whether voting alone as a series or class or with another series or class so in arrears and having such right). Dividends on the Series C Preference Shares may not be deemed due and payable and in arrears for any reason unless and until Series C Preference Shares are issued and such an arrearage shall thereafter have occurred.

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4.4

Any Director who shall have been elected pursuant to paragraph 4.3 above may be removed at any time during a Voting Period, either for or without cause, by, and only by, Ordinary Resolution of the holders of the preference shares of the relevant series in issue at a special separate meeting of such holders called for that purpose. Any vacancy thereby created may be filled during such Voting Period by Ordinary Resolution of the holders of preference shares of all relevant series at such a meeting. Any Director elected by holders of preference shares pursuant to this provision, or by any Director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a Director during a Voting Period shall, except as otherwise provided in the preceding sentence, be replaced by the remaining Director theretofore elected by the holders of preference shares nominating a replacement for appointment by the Board, provided that if no remaining additional Director is then in office, additional Directors will be elected in accordance with the procedures described above. At the end of the Voting Period, the holders of preference shares of all the relevant series shall be automatically divested of all voting powers vested in them by the provision, but subject always to subsequent vesting of such voting power in the holders of preference shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all Directors elected and appointed pursuant to this provision shall in all events expire at the end of the applicable Voting Period and if the size of the Board was increased for the purpose of the additional Directors, the number of Directors constituting the Board shall be reduced accordingly. The provisions of the Articles relating to general meetings and the provisions of Article 44 of the Articles shall apply, mutatis mutandis, to every such separate meeting, except that the necessary quorum shall be any two or more persons (or, if there is only one holder of the relevant series, one person) present in person or by proxy holding not less than fifty percent (50%) of the issued preference shares of the relevant series (or such other quorum as required by applicable Law on the date of such meeting).

5.	Redemption
The Company shall be entitled to redeem all or any of the Series C Preference Shares as follows:

5.1

General. Subject to paragraphs 5.2, 5.3 and 5.4 and paragraph 11 below, the Series C Preference Shares shall not be redeemable by the Company prior to July 15, 2013. On or after such date, but subject to paragraph 5.5 below, the Company shall be entitled at any time in whole or from time to time in part by not less than thirty (30) days nor more than sixty (60) days’ prior written notice to the relevant Holders, in such form and given in such manner as the Board shall from time to time determine and in accordance with paragraph 6 below, to redeem all or any of the Series C Preference Shares pursuant to this paragraph 5.1 for cash at a redemption price of US$25.00 per share being redeemed (inclusive of the nominal value thereof) plus all accrued and unpaid dividends, if any, thereon to the date of redemption, without interest on such unpaid dividends.

5.2

Redemption on Merger. At any time prior to July 15, 2013, and provided that at such time, some or all of the Series C Preference Shares are in issue, if the Company shall have submitted to the holders of Ordinary Shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, deregistration or any other similar transaction involving the Company that requires, or shall have submitted any proposal for any matter that, as a result of any change in Irish law after the date of the notice of meeting of the special, court-ordered class meeting of the Cayman Series C Shares to approve the scheme of arrangement pursuant to which the Company shall have become the owner of the Cayman Series C Shares (the Notice Date) (whether by enactment or official interpretation), requires, in each case, a vote of the Holders of the Series C Preference Shares voting separately as a single class (alone or with one or more class or series of preference shares, including, without limitation, the Series E Preference Shares), the Company shall be entitled by not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the relevant Holders, in such form and given in

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such manner as the Board shall from time to time determine and in accordance with paragraph 6 below, to redeem all Series C Preference Shares pursuant to this paragraph 5.2 for cash at a redemption price of US$26.00 per share being redeemed (inclusive of the nominal value thereof), plus all accrued and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

5.3

Redemption on Tax Event. If there is a “change in tax law” that would require the Company or any successor company to pay additional amounts with respect to any Series C Preference Shares then in issue on the next succeeding dividend payment date, and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled at any time thereafter by not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the relevant Holders, in such form and given in such manner as the Board shall from time to time determine and in accordance with paragraph 6 below, to redeem any or all Series C Preference Shares pursuant to this paragraph 5.3 for cash at a redemption price of US$25.00 per share being redeemed (inclusive of the nominal value thereof) plus accrued and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

For the purpose of this provision a change in tax law shall be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, or (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the Notice Date. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) the Republic of Ireland or any political subdivision or governmental authority of or in the Republic of Ireland with the power to tax (including, without limitation, the Revenue Commissioners of the Republic of Ireland), (b) any jurisdiction from or through which the Company or its paying agent is making payments on the Series C Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (c) any other jurisdiction in which the Company or its successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

5.4

Tax Event on Consolidation. If the entity formed by a consolidation, merger or amalgamation involving the Company or the entity to which the Company conveys, transfers or leases substantially all of its properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any Holder as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease, and the payment of those amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled to at any time thereafter by not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the relevant Holders, in such form and given in such manner as the Board shall from time to time determine and in accordance with paragraph 6 below to redeem any or all Series C Preference Shares in issue at such time, if any pursuant to this paragraph 5.4 for cash at a redemption price of US$25.00 per share being redeemed, (inclusive of the nominal value thereof), plus all accrued and unpaid dividends, if any, to the date of redemption.

The Company shall be required to redeem all or any of the Series C Preference Shares as follows:

5.5

Redemption at Option of Holder. Each Holder of Series C Preference Shares will have the right to have all or a portion of its Series C Preference Shares redeemed by the Company during the period from and including July 15, 2033 to but excluding the 45th day thereafter (or, if such 45th day is not a Business Day, the next Business Day) at a redemption price of US$25 per share being redeemed (inclusive of the nominal value

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thereof) plus accrued and unpaid dividends, if any. During this 45-day period, the Company will not have the option to redeem any Series C Preference Shares in accordance with paragraph 5.1 above. In the event that the Series C Preference Shares are not redeemable at any time during such 45-day period due to paragraph 10 below, such 45-day period shall begin anew on the first day on which such shares are redeemable.

6.	Notices of Redemption

Notice of any redemption at the option of the Company described herein will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Holder of record of Series C Preference Shares to be redeemed at the address shown in the register of members of the Company. Each notice will state as appropriate: (1) the redemption date; (2) the number of Series C Preference Shares to be redeemed; (3) the redemption price; (4) the place or places where certificates for Series C Preference Shares are to be surrendered for payment of the redemption price if any such certificates are outstanding; and (5) where applicable, that dividends on the Series C Preference Shares to be redeemed will cease to accrue on such redemption date. If fewer than all Series C Preference Shares are to be redeemed, the notice mailed to each such Holder thereof will also specify the number of Series C Preference Shares to be redeemed from such Holder. The notice shall contain (i) the name and address of the relevant bank or trust company to be used for purposes of redemption (if any) and (ii) a statement as to the deposit or intent to deposit the redemption funds in such trust account.

Notice of any redemption at the option of the Holders described herein will be mailed by the Company at least thirty (30) days but not more than sixty (60) days before the redemption date (or the first day of the 45-day period during which Holders may redeem their Series C Preference Shares pursuant to paragraph 5.5 above to each Holder of record of Series C Preference Shares at the address shown in the register of members of the Company. Each notice will state as appropriate: (1) the redemption date and period; (2) the address to which the Holders should send any requested response to the notice; (3) the redemption price; (4) the place or places where certificates for Series C Preference Shares are to be surrendered for payment of the redemption price if any such certificates are outstanding; (5) where applicable, that dividends on the Series C Preference Shares to be redeemed will cease to accrue on such redemption date; and (6) such other matters as the Company may deem relevant. The notice shall contain (i) the name and address of the relevant bank or trust company to be used for purposes of redemption (if any) and (ii) a statement as to the deposit or intent to deposit the redemption funds in such trust account.

7.	Directors Determine Shares Redeemed

If fewer than all of the Series C Preference Shares are to be redeemed at the option of the Company, the number of shares to be redeemed will be determined by the Board in its absolute discretion and such Series C Preference Shares may be redeemed pro rata from the Holders of record in proportion to the number of Series C Preference Shares held by such Holders (with adjustments to avoid redemption of fractional shares) or by lot.

8.	Dividends Cease

If notice of redemption of any Series C Preference Shares at the option of the Company has been given and if the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Holders of Series C Preference Shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on the Series C Preference Shares being redeemed, the Series C Preference Shares will no longer be deemed to be in issue and all rights of the Holders of such shares will terminate, except the right to receive the redemption price.

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9.	Dividends Payable to Record Date

If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, the Holders of Series C Preference Shares at the close of business on the dividend record date will be entitled to receive the dividend payable with respect to such Series C Preference Shares on the corresponding dividend payment date notwithstanding the redemption thereof between the dividend record date and the corresponding dividend payment date or a default in the payment of the dividend due on such dividend payment date.

10.	Dividends Paid

Unless full cumulative dividends on all Series C Preference Shares and all Parity Shares shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods terminating on or prior to the date of a redemption, purchase or other acquisition, no Series C Preference Shares or Parity Shares may be redeemed, purchased or otherwise acquired by the Company unless all Series C Preference Shares and any Parity Shares in issue are redeemed; provided, that, the Company may acquire fewer than all of the Series C Preference Shares or any Parity Shares in issue pursuant to a purchase or exchange offer made on the same terms to Holders of all Series C Preference Shares and Parity Shares as determined in good faith by the Board.

11.	Right to Purchase Series C Preference Shares

The Company, subject to (1) certain limitations contained in the Articles, (2) the special rights granted to any of the Company’s issued shares, (3) applicable law and (4) the Company’s requirement pursuant to paragraph 10 above to make a purchase or exchange offering on the same terms to Holders of all Series C Preference Shares and Parity Shares in issue, may purchase Series C Preference Shares. Any such purchase made by the Company may be made in the open market, by tender to all Holders of Series C Preference Shares, by private agreement or otherwise as the Board sees fit. Further, the Company shall have the right to carry out any acquisition pursuant to this paragraph 11 in the form of a purchase or, subject to paragraph 11.1 and 11.2 below, as a redemption. Any Series C Preference Shares acquired by the Company for its own account pursuant to this paragraph 11 (other than in the ordinary course of business of dealing in securities) will be cancelled by the Company and will no longer be in issue.

11.1

If any Series C Preference Share being acquired pursuant to paragraph 11 is not listed on a recognised stock exchange within the meaning of the Companies Act 1990 of Ireland (the 1990 Act), such Series C Preference Share shall be automatically converted into a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade (arrangement) between the Company and any person (who may or may not be a Holder of Series C Preference Shares) pursuant to which the Company acquires or will acquire such Series C Preference Share, or an interest in such Series C Preference Share, from the relevant person. In these circumstances, such Series C Preference Share that is the subject of the relevant arrangement shall have the same characteristics as any other Series C Preference Shares in accordance with these terms of issue, save that it shall be redeemable in accordance with the arrangement (notwithstanding anything to the contrary contained in paragraphs 5, 6, 7, 8 or 9 above, which paragraphs shall not apply to such arrangement or the redemption of such Series C Preference Share pursuant to such arrangement. The acquisition of a Series C Preference Share in accordance with this paragraph 11.1 by the Company shall constitute the redemption of a redeemable share in accordance with Part XI of the 1990 Act.

11.2

If any Series C Preference Share being acquired pursuant to paragraph 11 is listed on a recognised stock exchange within the meaning of the 1990 Act, the provisions of paragraph 11.1 above shall apply to the acquisition of such Series C Preference Share unless the Board resolves, prior to the existence or creation of any relevant arrangement with respect to such Series C Preference Share, that the arrangement concerned is to be

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treated as a purchase of shares and not a redemption, in which case the arrangement shall be so executed.

12.	Redemption Payment

The Series C Preference Shares may be purchased or redeemed by the Company either out of profits available for distribution (which are sometimes referred to as distributable reserves) or from the proceeds of a fresh issue of shares out of capital made for the purpose of the redemption.

13.	Cancellation of Share Certificates

Payment of the redemption amount shall only be effected upon surrender to the Company for cancellation of any share certificate in respect of the Series C Preference Shares (to the extent such certificates are outstanding) to be redeemed and shall be made as promptly as practicable. If any certificate so surrendered includes Series C Preference Shares not being redeemed, a new certificate for the remaining Series C Preference Shares shall be issued to the Holder in accordance with the Articles without charge to such Holder.

14.	Redemption Process
The Board may make such further regulations concerning the administerial process of redemption as it shall from time to time deem necessary so long as the rights of the Holders are not varied.
15.	Rights Not Varied
The rights conferred upon the Holders of the Series C Preference Shares shall not be deemed to be varied by the creation or issue of any Parity Shares, Junior Shares or Fully Junior Shares.
16.	Payments of Additional Amounts

Payments on the Series C Preference Shares shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 5.3 above, unless the deduction or withholding of such taxes, assessments or other governmental charges is required by law, regulations or rulings or the application or official interpretation of such law, regulations or rulings. In that event, the Company shall, subject to paragraphs 16.1, 16.2 and paragraph 17 below, pay or cause to be paid additional amounts to the Holders of the Series C Preference Shares as additional dividends to make up for any deduction or withholding for any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 5.3 above in respect of any amounts that the Company or the successor company must pay with respect to the Series C Preference Shares, so that the net amounts paid to the Holders of the Series C Preference Shares, after that deduction or withholding, shall equal the respective amounts that would have been receivable by such Holders had no such withholding or deduction been required. However, the Company shall not be obligated to pay additional amounts to any Holder that:

16.1

resides in or is a citizen of the jurisdiction, political subdivision or taxing authority imposing the taxes, assessments or other governmental charges that would otherwise trigger the Company’s obligation to pay additional amounts; or

16.2

is a fiduciary, partnership, limited liability company or other pass-through entity if, and to the extent that, the payment of additional amounts would be required by a jurisdiction, political subdivision or taxing authority described in paragraph 5.3 above to be included in the income for tax purposes of a beneficiary or settlor with respect to that fiduciary or a member of that partnership, limited liability company or other pass-through entity who would not have been entitled to any additional amounts had that beneficiary, settlor or member held those Series C Preference Shares directly.

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17.	No Payment of Additional Amounts

In addition, the Company shall not be obligated to pay any additional amounts to a Holder of Series C Preference Shares on account of:

17.1

any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between the Holder of a Series C Preference Share, or certain other persons, and the taxing jurisdiction or political subdivision or any Series C Preference Share presented for payment more than thirty (30) days after the Relevant Payment Date, which means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of moneys payable has not been received by the depositary on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payments to Holders of Series C Preference Shares, and notice to that effect shall have been duly given to the Holders;

17.2	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

17.3

any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series C Preference Shares;

17.4

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Series C Preference Shares to promptly comply with a request by the Company to (a) provide information, documents, certifications or other evidence concerning the nationality, residence or identity of the Holder or beneficial owner of such Series C Preference Shares or (b) make and deliver any declaration or other similar claim, other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company, or satisfy any information or reporting requirements, which, in the case of clauses (a) or (b) of this paragraph 17.4, is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of that tax, assessment or other governmental charge; or

17.5	any combination of the items identified by the paragraphs above.

The Relevant Payment Date means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the depositary on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders of the Series C Preference Shares.

18.	No Preemptive Rights

The Series C Preference Shares shall not be entitled to the benefits of any sinking fund. No Holder, solely by reason of being a Holder, has or will have any preemptive right to subscribe for any additional issue of the Company’s shares of any class or series or to any security convertible into or carrying rights or options to purchase any such shares.

19.	Ranking

Any class or series of shares of the Company shall be deemed to rank (1) prior to the Series C Preference Shares, as to the payment of dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise, as the case may be, in preference or priority to the Holders of the Series C Preference Shares, (2) on a parity with the Series C Preference Shares as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return

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of assets on liquidation, dissolution, winding-up or otherwise of the Company, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series C Preference Shares, if the holders of such class or series and the Series C Preference Shares shall be entitled to the receipt of dividends and of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other or (3) junior to the Series C Preference Shares, as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company, if such class or series is ordinary shares or other shares ranking junior in right of payment to Series C Preference Shares as to dividends and/or as to the distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company. The Series C Preference Shares will rank on a parity with the Series E Preference Shares as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company.

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Annex D

XL Capital plc
Terms of Issue of
Series E Preference Shares

1.	General

The Series E Preference Shares will be non-cumulative preference shares with a nominal par value of US$0.01 per share and subject to the Memorandum and Articles of Association of the Company (the Articles) and the provisions of, and restrictions contained in, the Companies Acts 1963 to 2009 of Ireland and every statutory modification or re-enactment thereof for the time being in force (the Law), the following preferences and rights and be subject to the following restrictions. Capitalized terms that are not defined herein shall have the meanings set forth in the Articles, as they are in effect on the date of the first issuance of any Series E Preference Shares (the original issuance date).

2.	Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution among shareholders shall be applied first in repaying to the holders of the Series E Preference Shares (the Series E Holders) an amount equal to US$1,000 per Series E Preference Share (inclusive of the nominal amount thereof) plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period (as defined below) to the date fixed for distribution (in preference to the repayment of the nominal amount of and any share premium or other amounts paid on ordinary shares of the Company (the Ordinary Shares) or any other shares ranking junior in right of payment to the Series E Preference Shares as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (together with the Ordinary Shares, the Series E Junior Shares) to the holders of such Series E Junior Shares), without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period (as defined below) to the extent not declared and payable in respect of such Series E Dividend Period. In the event that upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available are insufficient to pay the amount of the liquidating distributions on all Series E Preference Shares in issue as referred to above and the corresponding amounts payable on all other shares ranking pari passu on a pro rata basis with the Series E Preference Shares with respect to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (including, without limitation, the Series C Preference Shares, nominal value of US$0.01 per share, of the Company (the Series C Preference Shares) (Series E Parity Shares), then the Series E Holders, and all such Series E Parity Shares shall share on a pro rata basis in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The Series E Preference Shares will not be convertible into, exchangeable for or carry rights or options to purchase, any Ordinary Shares or any other class or series of securities of the Company or any other entity. For purposes of this paragraph 2, a consolidation, amalgamation, merger, arrangement or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding up.

3.	Dividend Rights

3.1

(a) During the Series E Fixed Rate Period (as defined below), Series E Holders will be entitled to receive, when, as and if declared by the Board of Directors of the Company (the Board), cash dividends at a fixed annual rate equal to 6.500% of the US$1,000 liquidation preference per share on April 15 and October 15. During the Series E Floating Rate Period (as defined below), Series E Holders will be entitled to receive, when, as and if declared by the Board, cash dividends at a floating annual rate equal to

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Three-Month LIBOR for the applicable Series E Dividend Period, plus 2.4575% on the liquidation preference of US$1,000 per share.

Three-Month LIBOR with respect to any Series E Dividend Period shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the first day of such Series E Dividend Period that appears on Reuters LIBOR01 Page (as defined below) as of 11:00 a.m., London time, on the Determination Date (as defined below). If the Reuters LIBOR01 Page as of 11:00 a.m., London time, does not include the applicable rate or is unavailable on the Determination Date (as defined below), the Calculation Agent (as defined below) will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) for a three-month period beginning on the first day of such Series E Dividend Period. If at least two offered quotations are so provided, LIBOR for such Series E Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of those quotations. If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative Amount to leading European banks for a three-month period beginning on the first day of such Series E Dividend Period. If at least three rates are so provided, LIBOR for such Series E Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of those rates. If fewer than three rates are so provided, then LIBOR for the Series E Dividend Period will be LIBOR in effect with respect to the immediately preceding Series E Dividend Period.

Business Day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Bermuda, Ireland, London and New York City.

Calculation Agent means the Company, unless and until the Company appoints an independent investment banking institution of national standing to serve as the Calculation Agent with respect to the Series E Preference Shares.

Determination Date with respect to any Series E Dividend Period will be the second London Banking Day preceding the first day of that Series E Dividend Period. London Banking Day is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

Representative Amount means a principal amount of not less than US$1,000,000 for a single transaction in the relevant market at the relevant time.

Reuters LIBOR01 Page means the display designated on page LIBOR01 on the Reuters Page (or such other page as may replace the LIBOR01 page on the Reuters Page or such other service as may be nominated by the British Bankers Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Reuters Page means the display on Reuters Money 3000 Service, or any successor service.

(b) The dividend rates applicable during the Series E Fixed Rate Period and the Series E Floating Rate Period are referred to collectively as the Series E Dividend Rate. The rights of the Series E Holders to receive dividends are non-cumulative. Accordingly, to the extent dividends are neither declared nor paid in respect of any Series E Dividend Period in respect of the Series E Preference Shares, Series E Holders will have no right to receive dividends in respect of that Series E Dividend Period in respect of the Series E Preference Shares and the Company will have no obligation to pay dividends in respect of that Series E Dividend Period in respect of the Series E Preference Shares, whether or

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not dividends are payable in respect of any future Series E Dividend Period in respect of the Series E Preference Shares. Subject to the next sentence, dividends will be payable semi-annually, during the Series E Fixed Rate Period, and quarterly, during the Series E Floating Rate Period, in each case when, as and if declared by the Board, in arrears, on April 15 and October 15 (or if such date is not a Business Day, on the Business Day immediately after such date), during the Series E Fixed Rate Period, and on January 15, April 15, July 15, and October 15 (or if such date is not a Business Day, on the Business Day immediately after such date), during the Series E Floating Rate Period, of each year (each such date during the Series E Fixed Rate Period or the Series E Floating Rate Period a Series E Dividend Payment Date). The first dividend will represent the period of time from and including the Applicable Date (as defined below) to but excluding the Series E Dividend Payment Date on or next succeeding the original issuance date, calculated as described below. Applicable Date means the last Series E Dividend Payment Date (as defined in the terms and conditions of the Series E Preference Ordinary Shares, nominal value US$0.01 per share, of XL Capital Ltd (the Cayman Series E Shares)) occurring prior to the original issuance date, whether or not any dividend was paid in respect of the Cayman Series E Shares on such date.

(c) Subject to paragraph 3.1(d) below, during the Series E Fixed Rate Period, the amount of the dividend that is to be payable to the Series E Holder of each Series E Preference Share with respect to each Series E Dividend Period in respect of Series E Preference Shares will be calculated as follows: the product, rounded to the nearest cent (half a cent being rounded upwards), of (i) 6.500%, (ii) US$1,000 and (iii) a fraction, (A) the numerator of which will be 180 (or, in the case of a long or partial Series E Dividend Period in respect of Series E Preference Shares, the actual number of days elapsed in such Series E Dividend Period), and (B) the denominator of which will be 360.

(d) Notwithstanding paragraph 3.1(c) above, the amount of the dividend that is to be paid to Series E Holders with respect to the first Series E Dividend Period ending on or after the original issuance date will be calculated as follows: the product, rounded to the nearest cent (half a cent being rounded upwards), of (i) 6.500%, (ii) US$1,000 and (iii) a fraction, (A) the numerator of which will be 180, and (B) the denominator of which will be 360.

(e) Except as otherwise provided in the definition of Series E Dividend Period, each Series E Dividend Period in respect of Series E Preference Shares during the Series E Fixed Rate Period will commence on and include each April 15 and October 15 (whether or not a Business Day) and will end on and exclude the first day of the next Series E Dividend Period in respect of Series E Preference Shares (whether or not a Business Day).

(f) During the Series E Floating Rate Period, the amount of the dividend that is to be payable to the Series E Holder of each Series E Preference Share with respect to each Series E Dividend Period in respect of Series E Preference Shares will be calculated as follows: the product, rounded to the nearest cent (half a cent being rounded upwards), of (i) three-Month LIBOR for such Dividend Period in respect of Series E Preference Shares plus 2.4575%, (ii) US$1,000 and (iii) a fraction, (A) the numerator of which will be the actual number of days in the Series E Dividend Period, and (B) the denominator of which will be 360.

(g) Each Series E Dividend Period in respect of Series E Preference Shares during the Series E Floating Rate Period will commence on and include each January 15, April 15, July 15 and October 15 for the preceding period and end on and exclude the first day of the next Series E Dividend Period in respect of Series E Preference Shares (whether or not a Business Day).

(h) If declared, dividends will be payable to Series E Holders of record as they appear in the Company’s register of members at the close of business on the applicable record date, which will be one day prior to the Series E Dividend Payment Date as long as all of the

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Series E Preference Shares remain in book-entry form. If all of the Series E Preference Shares are not in book-entry form, the record date with respect to the Series E Preference Shares will be 15 days prior to the Series E Dividend Payment Date (whether or not such date is a Business Day). Series E Holders will not be entitled to any dividends other than as described above. Dividends on the Series E Preference Shares will be non-cumulative, but will be payable only if there are funds legally available for the payment of such dividends and such dividends are declared. No interest or sum of money in lieu of interest will be payable on any dividend payment.

Series E Dividend Period shall mean the period from and including a Series E Dividend Payment Date to but excluding the immediately succeeding Series E Dividend Payment Date; provided, however, that the first Series E Dividend Period ending on or after the original issuance date shall mean the period from and including the Applicable Date to but excluding the Series E Dividend Payment Date on or next succeeding the original issuance date.

Series E Fixed Rate Period means the period from and including the original issuance date to but excluding April 15, 2017.

Series E Floating Rate Period means the period from and after April 15, 2017.

3.2

As long as any Series E Preference Shares are in issue, no dividends or other distributions may be declared or paid or set apart for payment on any class or series of Series E Parity Shares for any period unless either (1) full dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the Series E Preference Shares for the then-current Series E Dividend Period or (2) all dividends declared upon the Series E Preference Shares and any Series E Parity Shares are declared pro rata so that the amount of dividends declared per share on the Series E Preference Shares and any Series E Parity Shares will in all cases bear to each other the same ratio that accrued but unpaid dividends per share on the Series E Preference Shares (with respect to the then-current Series E Dividend Period) and such Series E Parity Shares bear to each other.

3.3

As long as any Series E Preference Shares are outstanding (1) no dividends (other than those paid in Ordinary Shares or other shares ranking junior in right of payment to the Series E Preference Shares as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (together with the Ordinary Shares, Series E Fully Junior Shares)), may be declared or paid or set apart for payment upon any Series E Junior Shares, (2) no other distribution (other than those paid in Series E Fully Junior Shares) may be declared or paid or set apart for payment upon any Series E Junior Shares and (3) no Series E Junior Shares may be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Ordinary Shares made for purposes of any employee incentive, stock, benefit or any similar plan of the Company or any of its subsidiaries) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any Series E Junior Shares) by the Company (except by conversion into or exchange for Series E Fully Junior Shares), unless, in any such case, full dividends on the Series E Preference Shares and any Series E Parity Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then-current Series E Dividend Period.

4.	Voting Rights

4.1

Subject to paragraphs 4.2 and 4.3 below, and unless required by law or court order, the Series E Holders shall not be entitled to receive notice of nor to attend nor to vote at any general meeting of the Company.

4.2

The Series E Holders shall be entitled to one vote for each Series E Preference Share held at any separate meeting of that class or series (i.e., preference shares or Series E Preference Shares, respectively), subject to the provisions of Article 44 of the Articles.

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Subject to the applicable provisions of the Articles and the Law, unless the Series E Preference Shares have been previously redeemed or called for redemption (and funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Series E Preference Shares so called for redemption), the Company may not take any action which would vary the rights attached to the Series E Preference Shares and no class or series of shares may be created which ranks senior to the Series E Preference Shares as to dividend rights or as to the liquidation, dissolution or winding up of the Company, in each case, without the approval of a resolution in writing by the Series E Holders of 100% of the Series E Preference Shares or the sanction of a resolution passed by the affirmative votes of at least two-thirds of the Series E Preference Shares voted at a separate meeting of the Series E Holders.

At every separate meeting of Series E Holders, the necessary quorum shall be any two or more persons (or, if there is only one holder of that class, one person) present in person or by proxy holding not less than 50% of the issued shares of that class (or such other quorum as required by applicable Law on the date of such meeting). Notwithstanding the foregoing and subject to the applicable provisions of the Articles and the Law, Series E Holders are not entitled to vote on any sale of all or substantially all of the assets of the Company or the issuance of any shares that rank pari passu with the Series E Preference Shares as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company.

4.3

If at any time dividends payable on the Series E Preference Shares shall not have been paid (whether or not such dividends shall have been declared) in an aggregate amount equivalent to dividends for six or more full quarterly periods, which, during the Series E Fixed Rate Period, shall mean three or more Series E Dividend Periods and, during the Series E Floating Rate Period, shall mean six or more Series E Dividend Periods (in each case, whether or not consecutive), then during such period until all such dividends shall have been paid in full, and only during such period (the Series E Voting Period), the Series E Holders voting together with any other series or classes of preference shares also not having been paid and having such right shall be entitled by Ordinary Resolution at a separate meeting of such holders to elect two persons and nominate such elected persons for appointment by the Board as additional Directors of the Company (and the Board will take all necessary steps to procure the appointment of any persons so elected and nominated). In no event shall there be more than two Directors elected by the holders of the Series E Preference Shares (whether voting alone as a series or class or with another series or class so in arrears and having such right). The right of the holders of the Series E Preference Shares will cease (subject always to the same provision for the vesting of such rights if dividends on the Series E Preference Shares are not paid in future periods) upon the earlier to occur of (i) the first date as of which full dividends on the Series E Preference Shares have been paid for at least four consecutive quarterly periods, which, during the Series E Fixed Rate Period, shall mean two or more Series E Dividend Periods and, during the Series E Floating Rate Period, shall mean four or more Series E Dividend Periods, and (ii) the redemption of all Series E Preference Shares.

4.4

Any Director who shall have been elected pursuant to paragraph 4.3 above may be removed at any time during a Series E Voting Period, either for or without cause, by, and only by, Ordinary Resolution of the holders of the preference shares of the relevant class or series in issue at a special separate meeting of such holders called for that purpose. Any vacancy thereby created may be filled during such Series E Voting Period by Ordinary Resolution of the holders of preference shares of all relevant series at such a meeting. Any Director elected by holders of preference shares pursuant to this provision, or by any Director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a Director during a Series E Voting Period shall, except as otherwise provided in the preceding sentence, be replaced by the remaining Director theretofore elected by the holders of preference shares nominating a replacement for appointment by the Board; provided that, if no remaining additional Director is then in office, additional

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Directors will be elected in accordance with the procedures described above. At the end of the Series E Voting Period, the holders of preference shares of all the relevant series shall be automatically divested of all voting powers vested in them by the provision, but subject always to subsequent vesting of such voting power in the holders of preference shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all Directors elected and appointed pursuant to this provision shall in all events expire at the end of the applicable Series E Voting Period and if the size of the Board was increased for the purpose of the additional Directors, the number of Directors constituting the Board shall be reduced accordingly. The provisions of the Articles relating to general meetings and the provisions of Article 44 of the Articles shall apply, mutatis mutandis, to every such separate meeting, except that the necessary quorum shall be any two or more persons (or, if there is only one holder of the relevant class or series, one person) present in person or by proxy holding not less than fifty percent (50%) of the issued shares of the relevant series (or such other quorum as required by applicable Law on the date of such meeting).

5.	Redemption
The Company shall be entitled to redeem all or any of the Series E Preference Shares as follows:

5.1

General. Subject to paragraphs 5.2, 5.3, 5.4 and 5.5 and paragraph 11 below, the Series E Preference Shares shall not be redeemable by the Company prior to April 15, 2017. From or after such date, the Company shall be entitled at any time in whole or from time to time in part, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the Directors shall from time to time determine and in accordance with paragraph 6 below, to redeem all or any of the Series E Preference Shares pursuant to this paragraph 5.1 for cash at a redemption price of US$1,000 per share being redeemed (inclusive of the nominal value thereof) plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared and payable in respect of such Series E Dividend Period.

5.2

Redemption upon the Submission of Certain Shareholder Proposals. At any time prior to April 15, 2017, provided that at such time some or all of the Series E Preference Shares are in issue, if the Company shall have (i) submitted to holders of Ordinary Shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, deregistration or any other similar transaction involving the Company that requires or (ii) submitted any proposal for any other matter that, as a result of any change in Irish law after the date of the notice of meeting of the special, court-ordered class meeting of the Cayman Series E Shares to approve the scheme of arrangement pursuant to which the Company shall have become the owner of the Cayman Series E Shares (the Notice Date) (whether by enactment or official interpretation) requires, in each case, a vote of Series E Holders voting separately as a single class (alone or with one or more class or series of preference shares, including, without limitation, the Series C Preference Shares), the Company shall be entitled, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the Board shall from time to time determine and in accordance with paragraph 6 below, to redeem all of the Series E Preference Shares in issue pursuant to this paragraph 5.2 for cash at a redemption price equal to the Make Whole Amount for the Series E Preference Shares described in paragraph 5.6 below, plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared and payable in respect of such Series E Dividend Period.

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5.3

Redemption on Tax Event. If (a) there is a “change in tax law” that would require the Company or any successor company to pay any additional amounts with respect to any then issued Series E Preference Shares and (b) the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled at any time thereafter, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the Board shall from time to time determine and in accordance with paragraph 6 below, to redeem, in whole but not in part, the Series E Preference Shares pursuant to this paragraph 5.3 for cash at a redemption price equal to the Make Whole Amount for the Series E Preference Shares described in paragraph 5.6 below, plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared in respect of such Series E Dividend Period.

For the purpose of this provision a change in tax law shall be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, or (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the Notice Date. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) the Republic of Ireland or any political subdivision or governmental authority of or in the Republic of Ireland with the power to tax (including, without limitation, the Revenue Commissioners of the Republic of Ireland), (b) any jurisdiction from or through which the Company or its paying agent is making payments on the Series E Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (c) any other jurisdiction in which the Company or its successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

5.4

Tax Event on Consolidation. If the entity formed by a consolidation, merger or amalgamation involving the Company or the entity to which the Company conveys, transfers or leases substantially all of its properties and assets would be required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any Series E Holder as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease, and the payment of those amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled to at any time thereafter, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the Board shall from time to time determine and in accordance with paragraph 6 below, to redeem, in whole but not in part, the Series E Preference Shares in issue at such time, if any, pursuant to this paragraph 5.4 for cash at a redemption price equal to the Make Whole Amount for the Series E Preference Shares described in paragraph 5.6 below, plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared and payable in respect of such Series E Dividend Period.

5.5

Redemption upon the Occurrence of a Rating Agency Event. At any time prior to April 15, 2017, provided that at such time some or all of the Series E Preference Shares are in issue (or, prior to the original issuance date, provided that at such time some or all of the Cayman Series E Shares are in issue), if there shall occur a Rating Agency Event in respect of the Series E Preference Shares (or if, prior to the original issuance date, there shall have occurred a Rating Agency Event (as defined in the terms of the Cayman Series

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E Shares) in respect of the Cayman Series E Shares), the Company shall be entitled, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the Board shall from time to time determine and in accordance with paragraph 6 below, to redeem all of the Series E Preference Shares in issue pursuant to this paragraph 5.5 for cash at a redemption price equal to the Make Whole Amount for the Series E Preference Shares described in paragraph 5.6 below, plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared and payable in respect of such Series E Dividend Period.

For purposes of the preceding paragraph, Rating Agency Event means a change (at any time since the date on which the Cayman Series E Shares were first issued) by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act), that published a rating for XL Capital Ltd on the date on which the Cayman Series E Shares were first issued (a Rating Agency) to the Company’s equity credit criteria for the Series E Preference Shares, as such criteria were in effect for XL Capital Ltd with respect to the Cayman Series E Shares on the date of the final Prospectus Supplement (as defined below) (the Original Criteria), which change results in (a) the shortening of the length of time for which such current equity credit is scheduled to be in effect with respect to the Series E Preference Shares, or (b) a lower equity credit being given to the Series E Preference Shares as of the date of such change than the equity credit that would have been assigned to the Series E Preference Shares as of the date of such change by such Rating Agency pursuant to its Original Criteria. Prospectus Supplement means the prospectus supplement (relating to the Cayman Series E Shares) to the prospectus filed with the Securities and Exchange Commission as part of XL Capital Ltd’s registration Statement on Form S-3 ASR, File No. 333-130036 under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.6

Make Whole Amount. With respect to the Series E Preference Shares, the “Make Whole Amount” will be in US dollars and will be equal to the greater of (i) the aggregate liquidation preference of the Series E Preference Shares to be redeemed and (ii) the sum of the present values of the aggregate liquidation preference of the Series E Preference Shares to be redeemed and the remaining scheduled payments of dividends on the Series E Preference Shares to be redeemed up to but excluding April 15, 2017 discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus 50 basis points.

For the purposes of the preceding paragraph:

•

Comparable Treasury Issue means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the period from and including the redemption date to but excluding April 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such period of time. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the Reference Treasury Dealer, shall be used as the Comparable Treasury Issue, and the adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

•

Comparable Treasury Price means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such distribution date, as set forth in the H.15 Daily Update published on

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such Business Day, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotation actually obtained by the Calculation Agent for such redemption date.

•	H.15 (519) means the weekly statistical release entitled “H.15 (519) Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

•	H.15 Daily Update means the daily update of H.15 (519) available through the world wide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

•	Reference Treasury Dealer means a nationally recognized investment bank that is a primary U.S. government securities dealer in New York City selected by the Company.

•

Reference Treasury Dealer Quotation means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

•

Treasury Rate means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.	Notices of Redemption

Notice of any redemption at the option of the Company described herein will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Series E Holder of record of Series E Preference Shares to be redeemed at the address shown in the register of members of the Company; provided that, if the Series E Preference Shares are then held in book-entry form through The Depository Trust Company (DTC), the Company may give notice to the Series E Holders in any manner permitted by DTC. Each notice will state as appropriate: (1) the redemption date; (2) the number of Series E Preference Shares to be redeemed; (3) the redemption price; (4) the place or places where certificates for Series E Preference Shares are to be surrendered for payment of the redemption price if any such certificates are outstanding; and (5) where applicable, that dividends on the Series E Preference Shares to be redeemed will cease to accrue on such redemption date. If fewer than all Series E Preference Shares are to be redeemed, the notice provided to each such Series E Holder will also specify the number of Series E Preference Shares to be redeemed from such Series E Holder. The notice shall contain (i) the name and address of the relevant bank or trust company to be used for purposes of redemption (if any) and (ii) a statement as to the deposit or intent to deposit the redemption funds in such trust account.

7.	Directors Determine Shares Redeemed

If fewer than all of the Series E Preference Shares are to be redeemed at the option of the Company, the number of shares to be redeemed will be determined by the Board in its absolute discretion and such Series E Preference Shares may be redeemed pro rata from the Series E Holders of record in proportion to the number of Series E Preference Shares held by such Series E Holders (with adjustments to avoid redemption of fractional shares), or by lot.

8.	Dividends Cease

If notice of redemption of any Series E Preference Shares has been given and if the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Series E Holders of such Series E Preference Shares so called for redemption, then from

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and after the redemption date, dividends will cease to accrue on the Series E Preference Shares being redeemed, the Series E Preference Shares so redeemed will no longer be deemed to be in issue and all rights of the Series E Holders of such Series E Preference Shares will terminate, except the right to receive the redemption price.

9.	Dividends Payable to Record Date

If a redemption date falls after a dividend record date with respect to which a dividend has been declared and prior to the corresponding Series E Dividend Payment Date, the Series E Holders at the close of business on the dividend record date will be entitled to receive the dividend payable with respect to such Series E Preference Shares on the corresponding Series E Dividend Payment Date notwithstanding the redemption thereof between the dividend record date and the corresponding Series E Dividend Payment Date or a default in the payment of the dividend due on such Series E Dividend Payment Date.

10.	Dividends Paid

Unless full dividends on the Series E Preference Shares and all Series E Parity Shares for the then-current Series E Dividend Period shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for all such dividends on or prior to the date of a redemption, purchase or other acquisition, no Series E Preference Shares or Series E Parity Shares may be redeemed, purchased or otherwise acquired by the Company unless all Series E Preference Shares and any Series E Parity Shares in issue are redeemed; provided that the Company may acquire fewer than all of the Series E Preference Shares or any Series E Parity Shares in issue pursuant to a purchase or exchange offer made on the same terms to Series E Holders of all Series E Preference Shares and Series E Parity Shares in issue as determined in good faith by the Board.

11.	Right to Purchase Series E Preference Shares

Subject to (1) certain limitations contained in the Articles, (2) the special rights granted to any of the Company’s issued shares, (3) applicable law and (4) the Company’s requirement pursuant to paragraph 10 above to make a purchase or exchange offering on the same terms to Series E Holders of all Series E Preference Shares and Series E Parity Shares in issue, the Company may, at any time and from time to time, purchase Series E Preference Shares in issue. Any such purchase made by the Company may be made in the open market, by tender to all Series E Holders, by private agreement or otherwise as the Board sees fit. Further, the Company shall have the right to carry out any acquisition pursuant to this paragraph 11 in the form of a purchase or, subject to paragraphs 11.1 and 11.2 below, as a redemption. Any Series E Preference Shares acquired by the Company for its own account pursuant to this paragraph 11 (other than in the ordinary course of business of dealing in securities) will be cancelled by the Company and will no longer be in issue.

11.1

If any Series E Preference Share being acquired pursuant to paragraph 11 is not listed on a recognised stock exchange within the meaning of the Companies Act 1990 of Ireland (the 1990 Act), such Series E Preference Share shall be automatically converted into a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade (arrangement) between the Company and any person (who may or may not be a Series E Holder) pursuant to which the Company acquires or will acquire such Series E Preference Share, or an interest in such Series E Preference Share, from the relevant person. In these circumstances, such Series E Preference Share that is the subject of the relevant arrangement shall have the same characteristics as any other Series E Preference Shares in accordance with these terms of issue, save that it shall be redeemable in accordance with the arrangement (notwithstanding anything to the contrary contained in paragraphs 5, 6, 7, 8 or 9 above, which paragraphs (including any requirement to pay the Make Whole Amount) shall not apply to such arrangement or the redemption of such Series E Preference Share pursuant to such arrangement. The acquisition of a Series E Preference Share in accordance with this paragraph 11.1 by the

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Company shall constitute the redemption of a redeemable share in accordance with Part XI of the 1990 Act.

11.2

If any Series E Preference Share being acquired pursuant to paragraph 11 is listed on a recognised stock exchange within the meaning of the 1990 Act, the provisions of paragraph 11.1 above shall apply to the acquisition of such Series E Preference Share unless the Board resolves, prior to the existence or creation of any relevant arrangement with respect to such Series E Preference Share, that the arrangement concerned is to be treated as a purchase of shares and not a redemption, in which case the arrangement shall be so executed.

12.	Redemption Payment

The Series E Preference Shares may be purchased or redeemed by the Company either out of profits available for distribution (which are sometimes referred to as distributable reserves) or from the proceeds of a new issue of shares made for the purpose of the redemption.

13.	Cancellation of Share Certificates

Payment of the redemption amount shall only be effected upon surrender to the Company for cancellation of any share certificate in respect of the Series E Preference Shares (to the extent such certificates are outstanding) to be redeemed and shall be made as promptly as practicable. If any certificate so surrendered includes Series E Preference Shares not being redeemed, a new certificate for the remaining Series E Preference Shares shall be issued to the Series E Holder in accordance with the Articles without charge to such Series E Holder.

14.	Redemption Process

The Board may make such further regulations concerning the administerial process of redemption as they shall from time to time deem necessary so long as the rights of the Series E Holders are not varied.

15.	Rights Not Varied

The rights conferred upon the Series E Holders of the Series E Preference Shares shall not be deemed to be varied by the creation or issue of any Series E Parity Shares, Series E Junior Shares or Series E Fully Junior Shares.

16.	Payments of Additional Amounts

All payments on the Series E Preference Shares shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 5.3 above, unless the deduction or withholding of such taxes, assessments or other governmental charges is required by law, regulations or rulings or the application or official interpretation of such law, regulations or rulings. In that event, the Company shall pay, or cause to be paid, additional amounts to the registered Series E Holders as additional dividends to make up for any deduction or withholding for any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 5.3 above in respect of any amounts that the Company or a successor company must pay with respect to the Series E Preference Shares, so that the net amounts paid to the Series E Holders, after that deduction or withholding, shall equal the respective amounts that would have been receivable by such Series E Holders had no such withholding or deduction been required. For the avoidance of doubt, all references to payments on the Series E Preference Shares, including without limitation, payments of liquidation amounts, redemptions prices and dividends, shall be deemed to include the payment of any such additional dividends in respect of additional amounts. However, the Company shall not be obligated to pay additional amounts to any Series E Holder that:

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16.1

resides in or is a citizen of the jurisdiction, political subdivision or taxing authority imposing the taxes, assessments or other governmental charges that would otherwise trigger the Company’s obligation to pay additional amounts; or

16.2

is a fiduciary, partnership, limited liability company or other pass-through entity if, and to the extent that, the payment of additional amounts would be required by a jurisdiction, political subdivision or taxing authority described in paragraph 5.3 above to be included in the income for tax purposes of a beneficiary or settlor with respect to that fiduciary or a member of that partnership, limited liability company or other pass-through entity who would not have been entitled to any additional amounts had that beneficiary, settlor or member held those Series E Preference Shares directly.

17.	No Payment of Additional Amounts
In addition, the Company shall not be obligated to pay any additional amounts to a Series E Holder on account of:

17.1

any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between the Series E Holder and the taxing jurisdiction or political subdivision, or any Series E Preference Share presented for payment more than thirty (30) days after the relevant date, which means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the depositary on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payments to Series E Holders, and notice to that effect shall have been duly given to the Series E Holders;

17.2	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

17.3

any tax, assessment or other governmental charge that is payable other than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series E Preference Shares;

17.4

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Series E Holder or the beneficial owner of the Series E Preference Shares to promptly comply with a request by the Company to (a) provide information, documents, certifications or other evidence concerning the nationality, residence or identity of the Series E Holder or beneficial owner of such Series E Preference Shares or (b) make and deliver any declaration or other similar claim, other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company, or satisfy any information or reporting requirements, which, in the case of clause (a) or (b) of this subparagraph, is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of that tax, assessment or other governmental charge; or

17.5	any combination of the items identified by the subparagraphs above.

18.	No Preemptive Rights

The Series E Preference Shares shall not be entitled to the benefits of any sinking fund. No Series E Holder, solely by reason of being a Series E Holder, has or will have any preemptive right to subscribe for any additional issue of the Company’s shares of any class or series or to any security convertible into or carrying rights or options to purchase any such shares.

19.	Ranking

Any class or series of shares of the Company shall be deemed to rank (1) senior to the Series E Preference Shares and the Series E Parity Shares, as to the payment of dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, if holders of such class or series shall be entitled to the receipt of dividends or of

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amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up, as the case may be, of the Company in preference or priority to the Series E Holders and the holders of the Series E Parity Shares, (2) pari passu with the Series E Preference Shares and the Series E Parity Shares as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series E Preference Shares or the Series E Parity Shares, if holders of such class or series, the Series E Preference Shares and the Series E Parity Shares shall be entitled to the receipt of dividends and of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company in proportion to their respective amounts of accrued but unpaid dividends per share or liquidation preferences, without preference or priority of one over the other or (3) junior to the Series E Preference Shares and the Series E Parity Shares, as to the payment of dividends or as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, if such class or series is ordinary shares or other shares ranking junior in right of payment to the Series E Preference Shares and the Series E Parity Shares as to dividends or as to the distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up on the basis set out above of the Company. The Series E Preference Shares will therefore rank pari passu on the basis set out above with the Series C Preference Shares including as to the payment dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company.

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Annex E

PROPOSED AMENDED ARTICLE 81
OF THE XL CAPITAL LTD ARTICLES OF ASSOCIATION

81.	(a)

The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors. The initial term of office for each Director in Class I shall expire at the Annual General Meeting of the Company in 1999; the initial term of office for each Director in Class II shall expire at the Annual General Meeting in 2000; and the initial term of office for each Director in Class III shall expire at the Annual General Meeting in 2001. At each Annual General Meeting, commencing with the Annual General Meeting to be held in 1999, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year of their election, so that the term of one class of Directors shall expire in each year. Each Director shall hold office for the term for which he or she is elected or appointed and until his or her successor shall be elected or appointed and qualify or until he or she shall vacate office in accordance with Article 80. If the number of Directors is changed, an increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of an incumbent Director. The term of a Director appointed to fill a newly created directorship, or other vacancy, shall expire at the same time as the term of the other Directors of the class for which the new directorship is created or in which the vacancy occurred.

	(b)	No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article 81. Nominations of persons for appointment as Directors may be made:
(i) by the Directors;

(ii) with respect to election at an annual general meeting, by any Member of the Company owning Class A shares or other shares carrying the general right to vote at general meetings of the Company, who is a Member at the time of the giving of the notice provided for in Article 81(c) and at the time of the relevant annual general meeting, and who timely complies with the notice procedures set forth in this Article 81;

(iii) with respect to election at an extraordinary general meeting requisitioned in accordance with Article 31(b), by a Member or Members owning Class A shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with Article 31(b) and in compliance with the other provisions of these Articles and the Statute relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting; and

(iv) by holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue

(clauses (ii), (iii) and (iv) being the exclusive means for a Member to make nominations of persons for election to the Board of Directors).

(c)

Any Member who holds Class A shares or other shares carrying the general right to vote at general meetings of the Company may nominate a person or persons for election as Director at an annual general meeting only if (in addition to the requirements of Article 81(b)(ii)) written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Article 81, either by personal delivery or

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by mail, postage prepaid, to the Secretary of the Company at the address of the Secretary specified in the notice of an annual general meeting or accompanying proxy statement last sent to Members prior to the delivery of such Member’s written notice of nomination (or, if no such address was specified, at the Registered Office of the Company) not later than the close of business not less than 90 and not more than 120 clear days prior to the one-year anniversary date of the immediately preceding annual general meeting, provided, however, that if the date of the annual general meeting is more than 30 clear days before or after the anniversary date of the immediately preceding annual general meeting, such notice of nomination shall be given not later than the later of (i) the close of business 30 clear days prior to the date of such annual general meeting or (ii) the close of business on the day that is 10 clear days after the first public announcement of the date of such annual general meeting. In no event shall any adjournment of an annual general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(d)

Each notice of a Member’s intent to make a nomination delivered pursuant to Article 81(c) and each requisition in writing delivered pursuant to Article 31(b) that sets forth a notice of a Member’s or Members’ intent to nominate one or more persons for election as a Director shall, in each case, set forth:

(i) as to the Member or Members giving notice and each beneficial owner, if different, on whose behalf the nomination is made, (A) the name and address of each such Member and each such beneficial owner, (B) the class or series and number of shares of the Company which each such Member and each such beneficial owner, respectively (and their respective Affiliates, naming such Affiliates), is, directly or indirectly, the registered or beneficial owner as of the date of such notice or requisition in writing, (C) a description of the material terms of any Covered Arrangement to which each such Member and each such beneficial owner, and their respective Affiliates, directly or indirectly, is a party as of the date of such notice or such requisition in writing, (D) any other information relating to each such Member and each such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not then applicable to the Company and whether or not any such Member or beneficial owner intends to solicit proxies) (the disclosures to be made pursuant to the foregoing clauses (i)(B), (i)(C) and (i)(D), the “Member Disclosable Interests”), and (E) a representation that each such Member is a registered holder of shares of the Company entitled to vote at the relevant meeting of Members and intends to appear in person or by proxy at the relevant meeting to nominate the person or persons specified in the notice or requisition in writing; provided, however, that “Member Disclosable Interests” shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is giving such notice solely as a result of being the Member directed to prepare and submit the notice required by this Article 81 on behalf of one or more beneficial owners;

(ii) a description of all arrangements or understandings between each such Member and each such beneficial owner, and their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member or Members;

(iii) as to each person whom the Member or Members propose to nominate for election as a Director, (A) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not the Member or Members intend to solicit proxies), (B) a description of the material terms of any Covered Arrangement to which such nominee or any of his or her Affiliates is a party

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as of the date of such notice or requisition in writing, and (C) the written consent of each nominee to being named in the notice or requisition in writing as a nominee and to serving as a Director if so elected; and

(iv) an undertaking by each such Member and each such beneficial owner to (A) notify the Company in writing of any changes in the information provided in such notice or requisition in writing pursuant to clauses (i), (ii) and (iii) above as of the record date for determining Members entitled to vote at the relevant meeting of Members promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (B) deliver to the Company an updated notification of such information thereafter within two business days of any change in such information and, in any event, within five hours after the close of business (at the location at which the meeting is to take place) on the business day preceding the meeting date updated as of such close of business.

(e)

No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in these Articles. Except as otherwise provided by law, the Board or the chairman of any meeting of Members to elect Directors may determine in good faith that a nomination was not made in compliance with the procedures set forth in the foregoing provisions of this Article 81; and if the Board or the chairman of the meeting should so determine, it shall be so declared to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these Articles to the contrary, unless otherwise required by law, if a Member intending to make a nomination at a meeting of Members in accordance with this Article 81 does not timely appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that appointments of proxy in respect of such nomination may have been received by the Company or any other person.

(f)

Notwithstanding the foregoing provisions of this Article 81, any Member or Members intending to make a nomination at a meeting of Members in accordance with this Article 81, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these Articles; provided, however, that any references in these Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with clause (ii) or clause (iii) of Article 81(b).

(g)

Nothing in this Article 81 shall be deemed to affect any rights of the holders of any class or series of shares to elect or appoint Directors pursuant to any applicable terms of issue of any such shares.

(h)	For purposes of this Article 81,
(i) an “Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person; and

(ii) a “Covered Arrangement” means, with respect to any person and as of any date, any agreement, arrangement or understanding (including any swaps or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such person or its Affiliates is, directly or indirectly, a party as of such date (A) with respect to shares of the Company or (B) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such person or any of its Affiliates with respect to securities of the Company or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any securities of the Company (other than, in each such case, interests in investment companies registered under the U.S. Investment Company Act of 1940, as amended);

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(i)	At any time the Company may by Special Resolution of the total voting power of the issued shares of the Company determined in accordance with these Articles, including Article 41, remove any Director and may in like manner appoint another person in his stead (provided that nominations of such persons be made in compliance with the provisions of this Article 81).

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Annex F

RELEVANT TERRITORIES

1.	Albania	20.	Germany	39.	Norway
2.	Australia	21.	Greece	40.	Pakistan
3.	Austria	22.	Hungary	41.	Poland
4.	Bahrain	23.	Iceland	42.	Portugal
5.	Belarus	24.	India	43.	Romania
6.	Belgium	25.	Israel	44.	Russia
7.	Bosnia & Herzegovina	26.	Italy	45.	Serbia
8.	Bulgaria	27.	Japan	46.	Slovak Republic
9.	Canada	28.	Korea	47.	Slovenia
10.	Chile	29.	Latvia	48.	South Africa
11.	China	30.	Lithuania	49.	Spain
12.	Croatia	31.	Luxembourg	50.	Sweden
13.	Cyprus	32.	Macedonia	51.	Switzerland
14.	Czech Republic	33.	Malaysia	52.	Republic of Turkey
15.	Denmark	34.	Malta	53.	United Kingdom
16.	Estonia	35.	Mexico	54.	United States
17.	Finland	36.	Moldova	55.	Vietnam
18.	France	37.	Netherlands	56.	Zambia
19.	Georgia	38.	New Zealand

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Annex G

Expected Timetable

Description	Proposed Date
Record date for determining the XL Capital Ltd ordinary shareholders eligible to vote at the ordinary shareholder special meetings	March 5, 2010
Proxy statement and form of proxy first mailed to XL Capital Ltd ordinary shareholders	On or about March 11, 2010
Latest time for receiving forms of proxy:
via Internet or telephone	12:59 a.m., Bermuda time, on April 30, 2010
via mail, courier or hand delivery	Any time prior to the commencement of the applicable ordinary shareholder special meeting
Special court-ordered class meeting of XL Capital Ltd’s ordinary shareholders	12:30 p.m., Bermuda time, on April 30, 2010
Extraordinary general meeting of XL Capital Ltd’s ordinary shareholders	1:00 p.m., Bermuda time, on April 30, 2010 (or as soon thereafter as the special court-ordered class meeting concludes or is adjourned)
Court hearing to sanction the Scheme of Arrangement	10:00 a.m., Cayman Islands time, on May 20, 2010
Anticipated Effective Time of the Scheme of Arrangement	Before the opening of trading of the XL Capital Ltd ordinary shares on the New York Stock Exchange on July 1, 2010

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Annex H

IN THE GRAND COURT OF THE CAYMAN ISLANDS
FINANCIAL SERVICES DIVISION

CAUSE NO. FSD 66 OF 2010

IN THE MATTER OF XL CAPITAL LTD

AND IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2009 REVISION)

NOTICE IS HEREBY GIVEN that, by an order dated March 3, 2010 (the “Order”) made in the above matter, the Grand Court of the Cayman Islands (the “Grand Court”) has directed a meeting (the “Ordinary Shareholder Scheme Meeting”) to be convened of the holders of Class A ordinary shares, par value $0.01 per share, of XL Capital Ltd (the “Ordinary Shareholders”), for the purpose of considering and, if thought fit, approving, with or without condition, modification or amendment, a scheme of arrangement (the “Scheme of Arrangement”) proposed to be made between XL Capital Ltd, XL Capital plc, the Ordinary Shareholders and, should the Scheme of Arrangement also be approved by them, the Series C Preference Shareholders and the Series E Preference Shareholders (each as defined in the Scheme of Arrangement), and that the Ordinary Shareholder Scheme Meeting will be held on April 30, 2010 at 12:30 p.m., Bermuda time, at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda, at which place and at such time all such Ordinary Shareholders are requested to attend.

A copy of the Scheme of Arrangement is included in the proxy statement, which explains the effect of the Scheme of Arrangement on the parties thereto, and of which this Notice also forms part. A copy of the proxy statement can be obtained by the Ordinary Shareholders from Georgeson Inc., XL Capital Ltd’s proxy solicitor in the United States, at:

Georgeson Inc.
199 Water Street
New York, NY 10038
Toll-free within the United States: 1-800-509-1390
Outside the United States: +1 (212) 440-9800

The above-mentioned Ordinary Shareholders as of the close of business on March 5, 2010, the record date set by the Board of Directors of XL Capital Ltd, may vote in person at the Ordinary Shareholder Scheme Meeting or they may appoint one or more proxies, whether a member of XL Capital Ltd or not, to attend and vote in their place. A form of proxy for use at the Ordinary Shareholder Scheme Meeting is enclosed with the proxy statement.

If such ordinary shares are held in joint names, then either the holder whose name appears first in the Register of Members of XL Capital Ltd or each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in the full corporate name by a duly authorized officer, giving your full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

It is requested that forms appointing proxies be lodged with XL Capital Ltd by mail, courier or hand delivery, by telephone or via the Internet in accordance with the instructions set out in the form of proxy. Such proxy forms must be received prior to the start of the Ordinary Shareholder Scheme Meeting, if lodged by mail, courier or hand delivery, or by 12:59 a.m., Bermuda time, on April 30, 2010, if lodged by telephone or via the Internet, but if such proxy forms are not so lodged, they may be handed to the chairman of the Ordinary Shareholder Scheme Meeting at the meeting.

By the Order, the Grand Court has appointed Michael S. McGavick, Chief Executive Officer and a director of XL Capital Ltd, or failing him, Kirstin Romann Gould, Secretary of XL Capital Ltd, or failing her, any other person who is a director of XL Capital Ltd as at the date of the Ordinary Shareholder Scheme Meeting to act as the chairman of the Ordinary Shareholder Scheme

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Meeting and has directed the chairman of the Ordinary Shareholder Scheme Meeting to report the results thereof to the Grand Court.

The Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Grand Court which shall be heard at 10:00 a.m., Cayman Islands time, on May 20, 2010 or as soon thereafter as it may be heard.

Dated the 9th day of March, 2010.

MAPLES AND CALDER
Cayman Islands Attorneys for XL Capital Ltd

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Annex I

XL CAPITAL LTD
XL House, One Bermudiana Road, Hamilton HM 08, Bermuda

March 9, 2010

NOTICE OF MEETING OF MEMBERS HOLDING CLASS A ORDINARY SHARES

To Be Held On April 30, 2010

To the Ordinary Shareholders of XL Capital Ltd:

A meeting (the “meeting”) of the holders of Class A ordinary shares (the “Ordinary Shareholders”) of XL Capital Ltd, a Cayman Islands exempted company limited by shares, will be held on April 30, 2010, at 1:00 p.m., Bermuda time, at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda, at which place and time all such Ordinary Shareholders are requested to attend:

1.	to approve the Distributable Reserves Proposal (as defined in the proxy statement dated March 9, 2010 to which this notice is attached) (the “Proxy Statement”));

2.	to approve the Director Nomination Procedures Proposal (as defined in the Proxy Statement) and to pass a special resolution in the following terms:

THAT Article 81 of the Articles of Association of XL Capital Ltd be amended to read substantially in the form attached to the Proxy Statement as Annex E.

3.	to approve the Name Change Proposal (as defined in the Proxy Statement) and to pass a special resolution in the following terms:

THAT the name of XL Capital Ltd be changed to XL Group Ltd, such name change to take effect in July 2010 or at such other time as may be determined by XL Capital Ltd under authority granted by the Board of Directors of XL Capital Ltd.

4.

to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Distributable Reserves Proposal, the Director Nomination Procedures Proposal and/or the Name Change Proposal at the time of the meeting or if there are insufficient shares present, in person or by proxy, to conduct the vote on the Director Nomination Procedures Proposal and the Name Change Proposal.

The Board of Directors has set March 5, 2010 as the record date for the determination of members entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of ordinary shares of XL Capital Ltd at the close of business on the record date are entitled to notice of and to vote at the meeting.

Your vote is important. All members are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by telephone or via the Internet, or by marking, dating, signing and returning the enclosed gold proxy or voting instruction card in the postage-paid envelope provided. If a member who has submitted a proxy attends the meeting in person, such member may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

Kirstin Romann Gould Secretary

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Annex J

IN THE GRAND COURT OF THE CAYMAN ISLANDS

FINANCIAL SERVICES DIVISION

CAUSE NO FSD 66 OF 2010

IN THE MATTER OF XL CAPITAL LTD

AND IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2009 REVISION)

IN CHAMBERS
3RD DAY OF MARCH 2010
BEFORE HON. CHIEF JUSTICE SMELLIE

ORDER ON EX PARTE SUMMONS

UPON THE APPLICATION of XL Capital Ltd (the “Company”) by ex parte summons dated 3 March 2010;

AND UPON HEARING Counsel for the Company;

AND UPON READING the petition herein (the “Petition”), the Affidavit of Kirstin Romann Gould (the "Principal Affidavit") with exhibits sworn herein on 25 February 2010, the Affidavit of Victor I. Lewkow with exhibits sworn herein on 25 February 2010 and the Affidavit of Peter Martin with exhibits sworn herein on 25 February 2010;

IT IS DECLARED that:

The relevant classes of members affected by the proposed scheme of arrangement annexed to the Petition (the “Scheme”) consist of:

1	The holders of Ordinary Shares (as that term is defined in the Scheme) (the “Ordinary Shareholders”) as at the Record Date (as defined at paragraph 5 below);

2	The holders of the Series C Preference Shares (as that term is defined in the Scheme) (the “Series C Preference Shareholders”) as at the Record Date; and

3	The holders of the Series E Preference Shares (as that term is defined in the Scheme) (the “Series E Preference Shareholders”) as at the Record Date;

(the Ordinary Shareholders, Series C Preference Shareholders and Series E Preference Shareholders, collectively the “Shareholders”).

AND IT IS DIRECTED AND ORDERED that:

4	The Company do convene the following separate meetings (the “Scheme Meetings”) for the purposes of considering, and if thought fit, approving (with or without modification) the Scheme of Arrangement:

(a)	A meeting of the Ordinary Shareholders on 30 April 2010 at 12:30pm., Bermuda time, at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda;

(b)	A meeting of the Series C Preference Shareholders on 30 April 2010 at 1:30pm, Bermuda time, at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda; and

(c)	A meeting of the Series E Preference Shareholders on 30 April 2010 at 2:00pm, Bermuda time, at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

5

The Board of directors of the Company or a designee of the Board be at liberty to set a record date (the “Record Date”) for determining the Shareholders entitled to receive notice of, and to vote at, the Scheme Meetings.

6	The forms of proxy in substantially the forms exhibited at Exhibit “KRG-10” of the Principal Affidavit be approved for use at the relevant Scheme Meetings (each a “Form of Proxy”).

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7

Michael S. McGavick, Chief Executive Officer and a director of the Company, or failing him, Kirstin Romann Gould, Secretary of the Company, or failing her, any person who is a director of the Company as at the date of the Scheme Meetings be appointed to act as the chairman of the Scheme Meetings (the “Chairman”) and within seven days of the Scheme Meetings the Chairman do report the proceedings at and the result of the Scheme Meetings to the Court.

8

By no later than 12 March 2010, notices convening the Scheme Meetings in substantially the form of the notices exhibited at pages 256 and 257 of Exhibit “KRG-2” and pages 335 and 338 of Exhibit “KRG-3” of the Principal Affidavit (the “Notices”) be dispatched to the relevant Shareholders by first class/pre-paid post (or by air mail, as appropriate) addressed to each of the Shareholders at the addresses shown on the registers of members of the Company as at the Record Date.

9

The Notices to the Ordinary Shareholders shall be accompanied by a proxy statement in substantially the same form as exhibited at exhibit “KRG-2” to the Principal Affidavit together with a copy of the Scheme and the relevant Form of Proxy and the Notices to the Series C Preference Shareholders and the Series E Preference Shareholders shall be accompanied by a preference shareholder circular in substantially the same form as exhibited at exhibit “KRG-3” to the Principal Affidavit together with a copy of the Scheme and the relevant Form of Proxy.

10	A copy of this Order and the Ruling of the Grand Court dated 4 March 2010 be included as Annex J to the proxy statement.

11

For the purposes of service of the Notices it shall be sufficient to demonstrate that the Notices were placed into envelopes correctly addressed to the Shareholders at their addresses appearing on the registers of members at the Record Date and that the envelopes were delivered to a post office in the United States.

12	The accidental omission to serve any Shareholder with the Notices, or the non-receipt by any Shareholder of the Notices shall not invalidate the proceedings at the Scheme Meetings.

13

At least 30 clear days before the day appointed for the Scheme Meetings a notice substantially in the form exhibited at exhibit “KRG-11” to the Principal Affidavit shall also be inserted in the U.S. and international editions of The Wall Street Journal.

14	The Chairman be entitled to accept, without further investigation, the signature on any proxy as being the authority of the signatory to cast the votes in accordance with such proxy.

15

The Chairman be at liberty to accept any proxy and the figure for which any Shareholder seeks to vote, notwithstanding that such proxy has not been completed in accordance with any instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the Shareholder to vote.

16	Any person validly appointed as proxy for a Shareholder may attend and speak at the Scheme Meeting relevant to that Shareholder.

17

In the case of joint registered holders of the Ordinary Shares, the Series C Preference Shareholders and/or the Series E Preference Shareholders, the vote of the senior holder who tenders the vote shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Company’s registers of members.

18	The Petition be set down to be heard at 10:00 a.m. on 20 May 2010.

DATED the 3rd day of March 2010

FILED the 5th day of March 2010

/s/ Hon. Anthony Smellie, Chief Justice

JUDGE OF THE GRAND COURT

THIS ORDER is filed by Maples and Calder, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, attorneys-at-law for the Company, whose address for service is care of their said Attorneys-at-Law (Ref: CDM/JSE/CJM/652940/18089592).

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IN THE GRAND COURT OF THE CAYMAN ISLANDS

CAUSE NO. FSD0066 OF 2010

IN THE MATTER OF THE COMPANIES LAW (2009 REVISION)

AND IN THE MATTER OF XL CAPITAL LTD (THE PETITIONER)

IN CHAMBERS
BEFORE THE HON. CHIEF JUSTICE
Heard on the 3RD MARCH 2010

Appearances:	Mr. Colin McKie and Ms. Caroline Moran of Maples and Calder for the Petitioner (with them Mr. Rhic Webb, General Counsel for Europe and Asia of the XL Capital Group)

RULING

1.

On 3rd March 2010, I heard and granted the Petitioner’s ex parte application for an order pursuant to Section 86 of the Companies Law (2009 Revision) that it be at liberty to convene meetings between itself and the three separate classes of its shareholders for the purpose of considering and, if thought fit, approving a proposed scheme of arrangement (“the Scheme”).

2.	I then promised to provide a brief ruling giving of reasons for that order, for the consideration of the directors and shareholders upon their contemplation of the Scheme. These are those reasons.

3.

Section 86 of the Companies Law vests in the Court a discretion whether or not to order a meeting of a company’s creditors and shareholders (or of any class of them) for the purpose of considering a compromise or arrangement as between them and the company. Section 86 does so in these terms (relevant to the present circumstances involving not creditors but only shareholders):

“86(1) Where a compromise or arrangement is proposed between a company and its…members or any class of them, the Court may, on the application of the company…or member of the company…order a meeting of the…members of the company or class of members, as the case may be, to be summoned in such manner as the Court directs.”

4.

The section goes on in subsection 2 to explain that if at a Court-directed meeting a majority in number representing at least seventy-five per cent in value of the members or class of members present and voting either in person or by proxy agree to any compromise or arrangement; that compromise or arrangement if later sanctioned by the Court, shall become binding on all the members or class of members as the case might be, and also on the company itself.

5.	The meetings proposed to be convened will be of the following three separate classes of shareholders:

(a)	the holders of the Class A ordinary shares issued by the Petitioner with a par value of US$0.01 per share (the “Ordinary Shares”);

(b)	the holders of the Series C preference ordinary shares issued by the Petitioner with a par value of US$0.01 per share (the “Series C Preference Shares”); and

(c)	the holders of the Series E preference ordinary shares issued by the Petitioner with a par value of US$0.01 per share (the “Series E Preference Shares”).

Objects and reasons for the Scheme

6.

As stated in the affidavit of Kirstin Romann Gould, the General Counsel and Secretary to the Petitioner, the principal object of the Scheme is to change the location of the ultimate holding company of the XL Capital Group from the Cayman Islands to Ireland and for the Petitioner to become a subsidiary of XL Group plc (“XL-Ireland”), a new public limited company that will be incorporated under the laws of Ireland.

7.	This object will be achieved by the exchange by shareholders of their shares in the Petitioner for shares in XL-Ireland, commensurate with each class.

8.	The board of directors of the Petitioner (“the Board”) has approved of the Scheme, and considers that it is in the best interests of the XL Capital Group, the Petitioner and its

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shareholders, to change the place of incorporation of the ultimate holding company of the Group to Ireland.

9.	The reason for this and that which has prompted the Court to provide this ruling is ultimately one of perception as set out at pages 39-40 of the Proxy Statement to Shareholders:

“Like many companies, we continually explore ways to optimize our corporate structure, including with respect to the jurisdiction of incorporation of our parent holding company. After conducting a thorough review with the help of outside advisors, our Board has determined that a change in place of incorporation is in the best interests of XL and its shareholders.

We are subject to reputational, political, tax and other risks because of negative publicity regarding companies that are incorporated in jurisdictions, including the Cayman Islands, whose economies have low rates of, or no, direct taxation or which do not have a substantial network of double taxation (or similar) treaties with the United States, the European Union or other members of the OECD. Our Board believes that changing our place of incorporation will reduce these risks and offer the opportunity to reinforce our reputation, which is one of our key assets, and to better support our legal and business platforms.

Additionally, there have been, and could be in the future, legislative or regulatory proposals that could increase taxes for companies incorporated in jurisdictions such as the Cayman Islands. Although we do not believe that any proposals under current legislative or regulatory consideration would directly impact us if enacted, our Board believes that the incorporation of our parent holding company in the Cayman Islands increases the risk that legislative or regulatory proposals that might be enacted in the future could materially and adversely affect us.

After considering a number of locations, our Board ultimately selected Ireland as the best available alternative based on many factors, including:

(then follows a description of five areas of perceived advantages to be obtained by relocating to Ireland).”

10.

Before granting an order for the convening of a Scheme meeting, the Court must be satisfied about a number of matters contemplated by the Law and Rules of Court and which are now fully explained in the case law. These are different from but related to, the considerations which must be satisfied if and when the matter returns to Court for its sanction, the Scheme meetings having been held; as to which see Section 86(2) and In Re National Bank Ltd. [1966] 1 WLR 819.

11.	As I stated at the outset of the hearing, having read the papers in advance; I was immediately satisfied about a number of matters:

(i)

That the Articles of Association of the Petitioner permit of the kind of compromise and arrangement proposed for the Scheme; here the exchange of shares in the Petitioner for shares in XL-Ireland. The resolution of the company is a necessary prerequisite. See In Re General Oriental Invs. Ltd. 1997 CILR Note 6 (and written judgment delivered on 27 June 1997).

(ii)

That the Scheme is “an arrangement” within the meaning of section 86(1) of the Companies Law and so the Court’s jurisdiction to grant the order is established. The term “arrangement” is to be construed broadly covering almost every type of legal transaction and the Scheme will be so classified so long as it involves an element of “give and take”, having the approval of the company either by its Board or (as is proposed here) by a resolution of its members. See In the Matter of SIIC Medical Science 2003 CILR 355; In Re NFU Development Trust Ltd. [1972] 1 WLR 1548, 1555; and Re National Bank Ltd. [1966] 1 WLR 819, 829.

I accept that the proposed exchange of shares in the Petitioner in return for shares in XL-Ireland would clearly be an arrangement within the meaning described in those cases.

(iii)

As the Scheme would be a shareholder scheme involving a share for share exchange, the Scheme will not involve any compromise or reduction in respect of the assets or liabilities of the Petitioner or of the XL Capital Group as a whole.

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This consideration addresses the implicit obligation of the Court to ensure that its approval is not given to an arrangement that could be used to defeat the statutory priority given to the interests of creditors of a company. I am satisfied that no such concern arises here.

(iv)

That the relevant class (or classes)—here of shareholders—to be affected by the Scheme are ascertained and that, if there are differently constituted classes, different meetings are to be convened for each class with the composition of each class properly defined.

(See: In Re Eurobank Corp. 2003 CILR 205; In Re General Oriental Invs. Ltd. (above) and Grand Court Rules (“GCR”) O. 120 R. 20 (3)(b).

12.	A fifth issue, about which I was also satisfied subject to the discussion that follows, is very helpfully framed by Mr. McKie in his written submissions in these terms:

(v)

Do the Scheme materials which are intended to be dispatched to the shareholders for use at the Court meetings and which comprise (i) in the case of the ordinary shareholders, the Proxy Statement, the meeting notices and the relevant form of proxy; and (ii) in the case of the Preference Shareholders, the Preference Shareholders Circular, the meeting notices and the relevant forms of proxy; conform with GCR O.102 R.20 and Practice Direction No. 1 of 2002 (“the Practice Direction”).

13.

The GCR O.102 R.20 and Practice Direction requirements are those about which I remain concerned such that I provisioned the orders with the caveat that the concerns of the Court as expressed in these reasons are brought to the attention of the meetings. O.102 R.20(4)(c) is to the effect that the proxy statement shall provide “…shareholders…with all the information reasonably necessary to enable them to make an informed decision about the merits of the proposed scheme.” Practice Direction 3.4 is to similar effect.

14.

These are not requirements that the Proxy Statement or Shareholders Circular shall condescend into every minute detail of the reasons relied upon by the directors for proposing the Scheme. Such a requirement in a typical case would be unnecessarily onerous and unreasonable. Given the already extensive nature of the documentation generated for the Scheme, a requirement to provide all the details of the information relied upon by the directors would also obviously result in increased and wasted costs.

15.

Rather, I think that the true requirements of O.102 R.20(4)(c) are as explained by Neuberger, J. in Re RAC Motoring Services Ltd. [2000] 1 BCLC 307, 328 e–g in words which I adopt; (that judge himself relying on the earlier dicta from other cases):

“…it is unnecessary for the directors to give to shareholders in a notice convening a meeting of this kind every piece of information which might conceivably affect their voting. It is sufficient if directors make a full and fair disclosure of all matters within the knowledge of the directors which would enable shareholders to make a properly informed judgment on the matters intended to be submitted to them. …it should be sufficient to enable a person to make further inquiries.”

16.

While I do not criticise the sufficiency of the information provided by the Board in the Proxy Statement or Shareholder Circular, the reasons primarily given for the relocation from this jurisdiction are however, matters inherently of perception.

17.	As such they may, arguably, be regarded as matters which are not given to being conclusively demonstrated.

18.

This consideration in turn gives rise, in my view, to at least two distinct concerns about the manner in which matters of perception, such as these, may be taken by a meeting of shareholders (or for that matter, creditors) convened by order of the Court and who are at such a meeting, presented with a proposed scheme of arrangement for their approval.

19.	The first is whether and to what extent these matters of perception may be viewed as carrying the imprimatur of the Court as being sound and proper reasons for a proposed Scheme.

20.

It is certainly true that the policy behind the Scheme remains that of the directors who are responsible for the management and directions of the Company. It is also true that the reasons for their policy are in this (as in the typical case) par excellence commercial reasons in respect of which the Court should not seek to second guess or supplant the commercial judgment of the directors with its own.

21.	Nonetheless, by its endorsement of the policy (and the reasons behind it) as being fit to be presented to a Court convened meeting, the Court will be regarded as implicitly having accepted

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it as being, at least ex facie, soundly premised on the basis presented by the directors. Indeed, if it were otherwise in the usual case, the Court should not grant the order at all. This is at least implicit in GCR O.102 R.20(3)(c) which requires that the affidavit(s) filed in support of the summons for directions for the convening of the Court meeting(s) shall contain “such information as may be necessary to enable the Court to determine whether it should convene the meeting(s) (my emphasis). The need for acceptance by the Court of the Scheme as being, at least prima facie soundly based, is also implicit in the use of the word “may” in Section 86(1) of the Law in explaining the discretionary nature of the powers of the Court.

22.

For these reasons, a summons in support of a petition for a Scheme which is not supported by credible evidence will be dismissed. Indeed, where it appears from the defective state of the evidence presented in support of the summons that the petition itself will be unsustainable, the petition will also be dismissed at the earlier stage of the summons without being allowed a full hearing. This was demonstrated in the recent case of In the matter of Orient Petroleum International Inc. Cause FSD 26 of 2009 written judgment delivered by Andrew Jones J. on 18th December 2009 in this Court.

23.	Simply put, the objective of the Scheme must be transparently sensible and this can be shown only by credible evidence in support.

24.

Against that background of the discussion of the nature of its jurisdiction; in allowing this Scheme to be presented to shareholders premised, as it is, evidentially on matters inherently of perception; I believe the Court must be astute to emphasise—where it is the case as I so regard it here—that these perceptions are those of the directors and not those of the Court and are not to be regarded as having been accepted by the Court as being correct.

25.

This, I believe, is an appropriate caveat to lay down in this case, even while acknowledging that the perceptions, having regard to the factors on which they are based, are such as might nonetheless be regarded as reasonably held by the directors.

26.

The second concern is the related and obvious concern whether the shareholders will be provided with sufficient information by the Proxy Statements or Circulars as presently framed to enable them to arrive at their own informed decisions on these matters of perception.

27.

I concluded that this concern about the sufficiency of the documents was in itself insufficient basis for denying the summons for the convening of the meetings, primarily because the shareholders will certainly be well enough informed to be able to debate the issues and, if they wish, press for further information from the directors or obtain further information elsewhere themselves.

28.

Nonetheless, an obvious avenue of inquiry which, it seemed to me has not been explored, is the official position of the Cayman Islands Government on the various reputational, political and tax issues about which the directors themselves have already perceived the risks to the Petitioner that motivate the directors’ policy decision.

29.	These are issues already in the public domain and about which it seems the “negative publicity” mentioned in the Proxy Statement has been or is being generated.

30.

Given those circumstances, the official position of the Cayman Islands Government, if it can be ascertained, may well prove to be of interest to the Court meetings. It may provide possible counter-vailing considerations to the negative publicity and to those other factors which have already so heavily influenced the thinking of the directors.

31.	I raised this issue with counsel at the hearing, suggesting that the official position might be ascertained, but did not see that consideration as necessitating the postponement of the order.

32.

Rather, the time available between now and the meetings to be convened on the 30th April 2010 should allow for the official position to be ascertained if the matter is of interest to the Cayman Islands Government, as I would think it is bound to be.

33.	The order was granted accordingly.

/s/ Hon. Anthony Smellie

Hon. Anthony Smellie
Chief Justice

March 5, 2010

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Attachment II

COMPARISON OF TERMS OF ISSUE OF THE SERIES C PREFERENCE
ORDINARY SHARES OF XL CAPITAL LTD AGAINST THE FORM OF TERMS OF
ISSUE OF THE SERIES C PREFERENCE SHARES OF XL GROUP PLC

XL Capital Ltdplc
Terms of Issue of
Series C Preference Ordinary Shares

1. General

The Series C Preference OrdinaryThe Series C Preference Shares shall be cumulative preference ordinary shares with a nominal par value of US$0.01 per share and, subject to the articles of association (Articles) of XL Capital plc (the Company) and the provisions of and restrictions contained in the Companies Law (2003 Revision)Acts 1963 to 2009 of Ireland and every statutory modification or re-enactment thereof for the time being in force (the “Law”), shall have the following preferences and rights and shall be subject to the following restrictions:. Ca pitalized terms that are not defined herein shall have the meanings set forth in the Articles, as they are in effect on the date of the first issuance of any Series C Preference Shares (the original issuance date).

(a) 2. Liquidation Preference.

On any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company, the assets of the Company legally available for distribution among shareholders shall be applied first in repaying to the holders of the Series C Preference Ordinary Shares (the “Holders”) an amount equal to US$25.00 per Series C Preference Ordinary Share (inclusive of the nominal amount thereof) plus all accrued and unpaid dividends (whether or not earned or declared), if any, to the date fixed for distribution, in preference to the repayment of such nominal amount of and any share premium or other amounts paid on Class A Ordinary Shares and the Class B Ordinary Shares (together, the “Ordinary Shares”) or any other shares ranking junior in right of payment to the Series C Preference Ordinary Shares as to the voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company or as to dividends (including the Ordinary Shares, the “Junior Shares”) to the holders of such Junior Shares, without interest on such unpaid dividends. In the event that upon any such voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise, the assets of the Company available are insufficient to pay the amount of the liquidation distributions on all outstanding Series C Preference Ordinary Shares in issue as referred to above and the corresponding amounts payable on all other shares ranking pari passu with the Series C Preference Ordinary Shares with respect to the payment of dividends and amounts upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company (including, without limitation, the Series AE Preference Ordinary Shares andShares, nominal value US$0.01 per share, of the Company (the Series BE Preference Ordinary Shares) ) (“Parity Shares”), then the Holders of the Series C Preference Ordinary Shares and all such Parity Shares shall share ratably in such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The Series C Preference Ordinary Shares shall not be convertible into or exchangeable for any other shares of the Company. For purposes of this Section 5.3(a), paragraph 2, a consolidation, merger, arrangement or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding-up.

(b) 3. Dividend Rights.

3.1	(i) During the Fixed Rate Perioda) During the period from and including the original issuance date to and including July 15, 2013 (or, if such day is not a Business Day (as defined below), the next Business Day) (the Fixed Rate Period), Holders of the Series C Preference Ordinary Shares, if any, will be entitled to receive, when, and if declared by the Board of Directors of the Company (the Board), cumulative preferential cash dividends at a rate per annum of 6.102%. During the period from and including the day immediately following the last day of the Fixed Rate Period to but excluding July 15, 2033 (or, if such day is not a Business Day, the next Business Day) (the Floating Rate Period ), and thereafter if any Series C Preference Shares remain outstandingin issue, Holders of the Series C Preference Ordinary Shares will be entitled to receive, when, as and if declared by the Board of Directors, cumulative preferential cash dividends at a rate per annum equal to LIBOR for the applicable dividend period plus 3.145%. “LIBOR” means the London Interbank Offered Rate for U.S. dollar deposits for each dividend period as determined by the Company, as calculation agent, as follows:

(b) On or as of the second London banking day prior to each dividend payment date with respect to a dividend period ending during the Floating Rate Period and thereafter if any Series C Preference Shares remain outstanding in issue, the Company will obtain the rate for deposits in U.S. dollars for three months commencing on such dividend payment date, which appears on the Telerate Page 3750, or such page as may have replaced Telerate Page 3750, as of 11:00 a.m., London time, on such date, which will be the LIBOR rate for such dividend period. “London banking day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

(c) If the Company determines that Telerate Page 3750 or such page as may replace Telerate Page 3750 is not available on such date, the Company will request the principal London offices of each of four major banks in the London interbank market selected by the Company to provide the Company with its offered quotations for deposits in U.S. dollars for a period of three months commencing on such dividend payment date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such date and in a principal amount of not less than US$1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such dividend period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such dividend period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks, for a period of three months commencing on such dividend payment date, and in a principal amount of not less than US$1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Company are not quoting rates as mentioned in this sentence, LIBOR for such dividend period will be the same as LIBOR for the immediately preceding dividend period (except that, in the case of the first dividend period during the Floating Rate Period, LIBOR will be the same as determined on the most recent London banking day, as of which the applicable rate appeared on Telerate Page 3750 or such page as may have replaced Telerate Page 3750).

(d) The dividend rates applicable during the Fixed Rate Period and the Floating Rate Period are referred to collectively as the “Dividend Rate.” Dividends on the Series C Preference Ordinary Shares issued on the original issuance date will begin to accrue and will be cumulative from the date of original issuance of such shares. Applicable Date. Applicable Date means the dividend payment date for the last dividend period on the Cayman Series C Shares (as defined below) beginning prior to the original issuance date with respect to which a dividend was paid in full; provided, that if the dividend that would ordinarily have been payable on July 15, 2010 with respect to the Cayman Series C Shares was paid in full prior to July 15, 2010, the Applicable Date means July 15, 2010. Cayman Series C Shares means the Series C Preference Ordinary Shares, nominal value US$0.01 per share, of XL Capital Ltd. Dividends will be payable semi-

annually, during the Fixed Rate Period, and quarterly, during the Floating Rate Period and thereafter if any Series C Preference Shares remain outstanding in issue, in each case when, as and if declared by the Put Counterparty’s Board of Directors, in arrears, on January 15 and July 15 (or if such date is not a Business Day, on the Business Day immediately after such date), during the Fixed Rate Period, and on January 15, April 15, July 15, and October 15 (or if such date is not a Business Day, on the Business Day immediately after such date), during the Floating Rate Period and thereafter if any Series C Preference Shares remain outstanding, of each year. The first dividend in issue, of each year; provided, that that if the Applicable Date is July 15, 2010, in no event will any dividends be payable on July 15, 2010, and in that case July 15, 2010 will not be deemed to be a dividend payment date for any purpose hereunder. The first dividend for any Series C Preference Shares issued on the original issuance date will represent the period of time from and will accrue from and including the date of original Applicable Date to but excluding the dividend payment date on or next succeeding the original issuance date, calculated as described below. The first dividend for any Series C Preference Shares issued after the original issuance date will represent the period of time from and will accrue from and including their date of issuance to but excluding the following dividend payment date, calculated as described below.

(e) Subject to the next paragraphparagraphs 3.1(f) and 3.1(g) below, with respect to each dividend payment date occurring during the Fixed Rate Period, the amount of the dividend that is to be paid to the Holder of each Series C Preference Ordinary Share with respect to the related dividend period will be calculated as follows: the product of (i) 6.102%, (ii) US$25 and (iii) a fraction, (A) the numerator of which will be 180 (or, in the case of a partial dividend period, the actual number of days elapsed in such dividend period), and (B) the denominator of which will be 360.

(f) However, subject to paragraph 3.1(g) below, if all or a portion of the Series C Preference Ordinary Shares are issued during the Fixed Rate Period, unless such shares are issued on a dividend payment date, the amount of the dividend that is to be paid to the Holder of each Series C Preference Ordinary Share with respect to the dividend period during which the Series C Preference Ordinary Shares are so issued will be calculated as follows: the product of (i) 6.102%, (ii) a fraction, (x) the numerator of which is the product of (1) the number of days during which such share is outstanding in issue during such dividend period and (2) US$25 and (y) the denominator of which is the total number of days in such dividend period and (iii) a fraction (x) the numerator of which will be 180 and (y) the denominator of which will be 360.

(g) Notwithstanding paragraphs 3.1(e) and 3.1(f) above, the amount of the dividend that is to be paid to the Holder of each Series C Preference Share with respect to the first dividend period ending on or after the original issuance date will be calculated as follows: the product of (i) 6.102%, (ii) US$25 and (iii) a fraction, (A) the numerator of which will be the total number of days in such dividend period (or, in the case of a partial dividend period, the actual number of days elapsed in such dividend period), and (B) the denominator of which will be 360.

(h) Each dividend period during the Fixed Rate Period will commence on and include each January 15 and July 15 (whether or not a Business Day) and will end on and exclude the first day of the next dividend period (whether or not a Business Day) ; provided, however, that the first dividend period for Series C Preference Shares issued on the original issuance date shall mean the period from and including the Applicable Date to but excluding the payment date on or next succeeding the original issuance date.

(i) Subject to the next paragraph 3.1(j) below, during the Floating Rate Period and thereafter if any Series C Preference Shares remain outstanding in issue, the amount of the dividend that is to be paid to the Holder of each Series C Preference Ordinary Shares with respect to each dividend period will be calculated as follows: the product of

(i) LIBOR for such dividend period plus 3.145%, (ii) US$25 and (iii) a fraction, (A) the numerator of which will be the actual number of days in the dividend period, and (B) the denominator of which will be 360.

(j) However, if all or a portion of the Series C Preference Ordinary Shares are issued during the Floating Rate Period, unless such shares are issued on a dividend payment date, the amount of the dividend that is to be paid to the Holder of each Series C Preference Ordinary Share with respect to the dividend period during which the Series C Preference Ordinary Shares are so issued will be calculated as follows: the product of (i) LIBOR for such dividend period plus 3.145%, (ii) a fraction, (x) the numerator of which is the product of (1) the number of days during which such share is outstanding in issue during such dividend period and (2) US$25 and (y) the denominator of which is the total number of days in such dividend period and (iii) a fraction, (A) the numerator of which will be the actual number of days in the dividend period, and (B) the denominator of which will be 360.

(k) Each dividend period during the Floating Rate Period and thereafter if any Series C Preference Shares remain outstanding in issue will commence on and include the dividend payment date for the preceding period and end on and exclude the then - current dividend payment date.

(l) Notwithstanding the foregoing, if the Series C Preference Ordinary Shares are issued on a date that is not a dividend payment date, the first dividend period will begin on and include the date on which the relevant Series C Preference Ordinary Shares are issued and will end on and exclude the date on which the Series C Preference Ordinary Shares are redeemed. Shares are redeemed; provided, however, that this paragraph 3.1(l) does not apply to the first dividend period for Series C Preference Shares issued on the original issuance date, which is the subject of the proviso to paragraph 3.1(h) above.

(m) Dividends will be payable to Holders of record as they appear in the Company’s register of members at the close of business on the applicable record date, which will be one day prior to the dividend payment date as long as all of the Series C Preference Ordinary Shares remain in book-entry form. If any of the Series C Preference Ordinary Shares are not in book-entry form, the record date will be 15 days prior to the dividend payment date (whether or not such date is a Business Day). Holders of Series C Preference Ordinary Shares will not be entitled to any dividends in excess of full cumulative dividends as described above. Dividends on the Series C Preference Ordinary Shares will accrue and will be fully cumulative, whether or not there are funds legally available for the payment of such dividends and whether or not the dividends are declared. No interest or sum of money in lieu of interest will be payable on any dividend payment or on any payment on Series C Preference Ordinary Shares which is in arrears. Any dividend payment made on Series C Preference Ordinary Shares will first be credited against the earliest accrued but unpaid dividend due with respect to Series C Preference Ordinary Shares which remains payable.

“(n) Business Day” means any day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or any other day on which banks in New York, New York, London, England or Bermuda are authorized or obligated by law, regulation or executive order to close for business or are closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the distribution payable on such date cannot be paid for any such reason.

(ii)3.2

As long as any Series C Preference Ordinary Shares are outstanding in issue, no dividends or other distributions may be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless either (1) full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the Series C

Preference Ordinary Shares for all dividend periods terminating on or prior to the dividend payment date on such Parity Shares, or (2) all dividends declared upon the Series C Preference Ordinary Shares and any Parity Shares are declared pro rata so that the amount of dividends declared per share on the Series C Preference Ordinary Shares and any Parity Shares will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series C Preference Ordinary Shares and such Parity Shares bear to each other.

(iii)3.3

As long as any Series C Preference Ordinary Shares are outstanding in issue (1) no dividends (other than those paid in Ordinary Shares or other shares ranking junior in right of payment to the Series C Preference Ordinary Shares as to dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company (including the Ordinary Shares, “Fully Junior Shares”), may be declared or paid or set apart for payment upon any Junior Shares, (2) no other distribution (other than those paid in Fully Junior Shares) may be declared or paid or set apart for payment upon any Junior Shares and (3) no Junior Shares will be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Ordinary Shares made for purposes of any employee incentive, stock, benefit or any similar plan of the Company or any of its subsidiaries) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any Junior Shares) by the Company (except by conversion into or exchange for Fully Junior Shares), unless, in any such case, full cumulative dividends on the Series C Preference Ordinary Shares and any Parity Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all dividend periods terminating on or prior to the date such dividends or distributions are declared or paid on the Junior Shares, or such Junior Shares are redeemed, purchased or otherwise acquired.

(c)4. Voting Rights.

(i)4.1

Subject to paragraphs (ii)4.2 and (iii)4.3 below, and unless required by law or court order, the Holders shall not be entitled to receive notice of nor to attend nor to vote at any general meeting of the Company.

(ii)4.2

Subsequent to the issuance of the Series C Preference Ordinary Shares, the Holders shall be entitled to one vote for each share held at any separate general meeting of that class or series (i.e., preference ordinary shares or Series C Preference Ordinary Shares, respectively), subject to the provisions of Article 4144 of the Articles. Subject to the applicable provisions of the Articles and the Law, unless the Series C Preference Ordinary Shares have been previously redeemed or called for redemption (and funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Series C Preference Ordinary Shares so called for redemption), the Company may not take any action which would vary the rights attached to the Series C Preference Ordinary Shares and no class or series of shares may be created which ranks senior to the Series C Preference Ordinary Shares as to dividend rights or as to the return of assets on liquidation, dissolution, winding-up or otherwise of the Company, in each case, without the approval of a special resolution in writing by the Holders of 100% of the Series C Preference Ordinary Shares or the sanction of a special resolution passed by the affirmative votes of at least two-thirds of the outstanding Series C Preference Ordinary Shares castvoted at a separate general meeting of the Holders. At every separate meeting of the Holders, the necessary quorum shall be any onetwo or more persons (or, if there is only one holder of that class, one person) present in person or by proxy holding not less than 50% of the issued shares of that class (or such other quorum as required by applicable Law on the date of such meeting). Notwithstanding the foregoing and subject to the applicable provisions of the Articles and the Law, Holders are not entitled to vote on any sale of all or substantially all of the assets of the Company, andor the issuance of any shares that are in parity with the Series C Preference Ordinary Shares with respect to payment of dividends and distribution of assets in liquidation.

(iii)4.3

If at any time dividends payable on the Series C Preference Ordinary Shares shall be in arrears (whether or not such dividends shall have been earned or declared) in an aggregate amount equivalent to dividends for six or more full quarterly periods, which, during the Fixed Rate Period, shall mean three or more dividend periods and, during the Floating Rate Period and thereafter if any Series C Preference Shares remain outstanding in issue, shall mean six or more dividend periods (in each case, whether or not consecutive), then during such period until all such arrearages in dividends shall have been paid in full, and only during such period (the “Voting Period”), the Holders of the Series C Preference Ordinary Shares voting together with any other series or classes of preference ordinary shares also in arrears and having such right shall be entitled by ordinary resolutionOrdinary Resolution at a separate meeting of such Holders to elect two persons and nominate such elected persons for appointment by the Board of Directors as additional Directors of the Company (and the Board will take all necessary steps to procure the appointment of any person so elected and nominated). In no event shall there be more than two Directors elected by the holders of the preference ordinary shares (whether voting alone as a series or class or with another series or class so in arrears and having such right). Dividends on the Series C Preference Ordinary Shares may not be deemed due and payable and in arrears for any reason unless and until Series C Preference Ordinary Shares are issued and outstanding and such an arrearage shall thereafter have occurred.

(iv)4.4

Any Director who shall have been elected pursuant to paragraph 5.3(c)(iii)4.3 above may be removed at any time during a Voting Period, either for or without cause, by, and only by, ordinary resolutionOrdinary Resolution of the holders of the outstanding preference ordinary shares of the relevant series in issue at a special separate general meeting of such holders called for that purpose. Any vacancy thereby created may be filled during such Voting Period by ordinary resolutionOrdinary Resolution of the holders of preference ordinary shares of all relevant series at such a meeting. Any Director elected by holders of preference ordinary shares pursua nt to this provision, or by any Director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a Director during a Voting Period shall, except as otherwise provided in the preceding sentence, be replaced by the remaining Director theretofore elected by the holders of preference ordinary shares nominating a replacement for appointment by the Board of Directors, provided that if no remaining additional Director is then in office, additional Directors will be elected in accordance with the procedures described above. At the end of the Voting Period, the holders of preference ordinary shares of all the relevant series shall be automatically divested of all voting powers vested in them by the provision, but subject always to subsequent vesting of such voting power in the holders of preference ordinary shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all Directors elected and appointed pursuant to this provision shall in all events expire at the end of the applicable Voting Period and if the size of the Board was increased for the purpose of the additional Directors, the number of Directors constituting the Board shall be reduced accordingly. The provisions of the Articles relating to general meetings and the provisions of Article 4144 of the Articles shall apply, mutatis mutandis, to every such separate meeting, except that the necessary quorum shall be any one two or more persons (or, if there is only one holder of the relevant series, one person) present in person or by proxy holding not less than fifty percent (50%) of the issued preference ordinary shares of the relevant series (or such other quorum as required by applicable Law on the date of such meeting).

(d)5. Redemption.

The Company shall be entitled to redeem all or any of the Series C Preference Ordinary Shares as follows:
(i)5.1

General. Subject to Section 5.3(i) and paragraphs (ii), (iii), (iv) 5.2, 5.3 and (vi)5.4 and paragraph 11 below, the Series C Preference Ordinary Shares shall not be redeemable by the Company prior to July 15, 2013. On or after such date, but subject to paragraph (v),5.5 below, the Company shall be entitled at any time in whole or from time to time in part by not less than thirty (30) days nor more than sixty (60) days’ prior written notice to the relevant Holders, in such form and given in such manner as the DirectorsBoard shall from time to time determine and in accordance with paragraph (e)6 below, to redeem all or any of the Series C Preference Ordinary Shares pursuant to this paragraph 5.1 for cash at a redemption price of US$25.00 per share being redeemed (inclusive of the nominal value thereof) plus all accrued and unpaid dividends, if any, thereon to the date of redemption, without interest on such unpaid dividends.

(ii)5.2

Redemption on Merger. At any time prior to July 15, 2013, and provided that at such time, some or all of the Series C Preference Ordinary Shares are outstanding in issue, if the Company shall have submitted to the holders of Ordinary Shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, deregistration or any other similar transaction involving the Company that requires, or shall have submitted any proposal for any matter that, as a result of any change in Cayman IslandsIrish law after the date of the final Offering Memorandumnotice of meeting of the special, court-ordered class meeting of the Cayman Series C Shares to approve the scheme of arrangement pursuant to which the Company shall have become the owner of the Cayman Series C Shares (the Notice Date) (whether by enactment or official interpretation), requires, in each case, a vote of the Holders of the Series C Preference Ordinary Shares voting separately as a single class (alone or with one or more class or series of preference ordinary shares, including, without limitation, the Company’s Series AE Preference Ordinary Shares and Series B Preference Ordinary Shares), the Company shall be entitled by not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the relevant Holders, in such form and given in such manner as the Directors Board shall from time to time determine and in accordance with paragraph (e)6 below, to redeem all Series C Preference Ordinary Shares pursuant to this paragraph 5.2 for cash at a redemption price of US$26.00 per share being redeemed (inclusive of the nominal value thereof), plus all accrued and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

(iii)5.3

Redemption on Tax Event. If there is a “change in tax law” that would require the Company or any successor company to pay additional amounts with respect to any then issued and outstanding Series C Preference Ordinary Shares then in issue on the next succeeding dividend payment date, and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled at any time thereafter by not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the relevant Holders, in such form and given in such manner as the DirectorsBoard shall from time to time determine and in accordance with paragraph (e)6 below, to redeem any or all Series C Preference Ordinary Shares pursuant to this paragraph 5.3 for cash at a redemption price of US$25.00 per share being redeemed (inclusive of the nominal value thereof) plus accrued and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

For the purpose of this provision a “change in tax law” shall be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, or (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of the final Offering MemorandumNotice Date. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) the Cayman IslandsRepublic of Ireland or any political subdivision or governmental authority of or in the Cayman IslandsRepublic of Ireland with the power to tax (including, without limitation, the Revenue Commissioners of the Republic of Ireland), (b) any jurisdiction from or through which the Company or its paying agent is making payments on the Series C Preference Ordinary Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (c) any other jurisdiction in which the Company or its successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

(iv)5.4

Tax Event on Consolidation. If the entity formed by a consolidation, merger or amalgamation involving the Company or the entity to which the Company conveys, transfers or leases substantially all of its properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any Holder as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease, and the payment of those amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled to at any time thereafter by not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the relevant Holders, in such form and given in such manner as the DirectorsBoard shall from time to time determine and in accordance with paragraph (e)6 below to redeem any or all Series C Preference Ordinary Shares outstanding in issue at such time, if any pursuant to this paragraph 5.4 for cash at a redemption price of US$25.00 per share being redeemed, (inclusive of the nominal value thereof), plus all accrued and unpaid dividends, if any, to the date of redemption.

The Company shall be required to redeem all or any of the Series C Preference Ordinary Shares as follows:
(v)5.5

Redemption at Option of Holder. Each Holder of Series C Preference Ordinary Shares will have the right to have all or a portion of its Series C Preference Ordinary Shares redeemed by the Company during the period from and including July 15, 2033 to but excluding the 45th day thereafter (or, if such 45th day is not a Business Day, the next Business Day) at a redemption price of US$25 per share being redeemed (inclusive of the nominal value thereof) plus accrued and unpaid dividends, if any. During this 45-day period, the Company will not have the option to redeem any Series C Preference Ordinary Shares in accordance with subparagraph (i)paragraph 5.1 above. In the event that the Series C Preference Ordinary Shares are not redeemable at any time during such 45-day period due to paragraph 5.3(i)10 below, such 45-day period shall begin anew on the first day on which such shares are redeemable.

(vi) Redemption on Breach of Covenant. If the Series C Preference Ordinary Shares are issued as a result of both (i) the failure of the Company to obtain the consent of the ABC Trust, acting at the direction of the holders of a majority in face amount of the ABC Securities actually voting on such matter, to an amendment to the Company’s Memorandum of Association, Articles of Association or these resolutions providing for the terms and preferences of the Series C Preference Ordinary Shares in a manner that would adversely affect the rights of Holders of the Series C Preference Ordinary Shares and (ii) the assets not being released from the Regulation 114 Trust thereafter, upon a liquidation of the ABC Trust, the ABC Trust, acting at the direction of the holders of the ABC Securities, will have the right to have the Series C Preference Ordinary Shares redeemed by the Company for cash at a redemption price of

US$26.00 per share being redeemed (inclusive of the nominal value thereof) plus all accrued and unpaid dividends, if any, thereon to the date of redemption, without interest on such unpaid dividends.

(e) 6. Notices of Redemption.

Notice of any redemption at the option of the Company described herein will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Holder of record of Series C Preference Ordinary Shares to be redeemed at the address shown in the register of members of the Company. Each notice will state as appropriate: (1) the redemption date; (2) the number of Series C Preference Ordinary Shares to be redeemed; (3) the redemption price; (4) the place or places where certificates for Series C Preference Ordinary Shares are to be surrendered for payment of the redemption price if any such certificates are outstanding; and (5) where applicable, that dividends on the Series C Preference Ordinary Shares to be redeemed will cease to accrue on such redemption date. If fewer than all Series C Preference Ordinary Shares are to be redeemed, the notice mailed to each such Holder thereof will also specify the number of Series C Preference Ordinary Shares to be redeemed from such Holder. The notice shall contain (i) the name and address of the relevant bank or trust company to be used for purposes of redemption (if any) and (ii) a statement as to the deposit or intent to deposit the redemption funds in such trust account.

Notice of any redemption at the option of the Holders described herein will be mailed by the Company at least thirty (30) days but not more than sixty (60) days before the redemption date (or the first day of the 45-day period during which Holders may redeem their Series C Preference Ordinary Shares pursuant to Section 5.3(d)(v) hereof)paragraph 5.5 above to each Holder of record of Series C Preference Ordinary Shares at the address shown in the register of members of the Company. Each notice will state as appropriate: (1) the redemption date and period; (2) the address to which the Holders should send any requested response to the notice; (3) the redemption price; (4) the place or places where certificates for Series C Preference Ordinary Shares are to be surrendered for payment of the redemption price if any such certificates are outstanding; (5) where applicable, that dividends on the Series C Preference Ordinary Shares to be redeemed will cease to accrue on such redemption date; and (6) such other matters as the Company may deem relevant. The notice shall contain (i) the name and address of the relevant bank or trust company to be used for purposes of redemption (if any) and (ii) a statement as to the deposit or intent to deposit the redemption funds in such trust account.

(f)7. Directors Determine Shares Redeemed.

If fewer than all of the Series C Preference Ordinary Shares are to be redeemed at the option of the Company, the number of shares to be redeemed will be determined by the DirectorsBoard in theirits absolute discretion and such Series C Preference Ordinary Shares may be redeemed pro rata from the Holders of record in proportion to the number of Series C Preference Ordinary Shares held by such Holders (with adjustments to avoid redemption of fractional shares) or by lot.

(g)8. Dividends Cease.

If notice of redemption of any Series C Preference Ordinary Shares at the option of the Company has been given and if the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Holders of Series C Preference Ordinary Shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on the Series C Preference Ordinary Shares being redeemed, the Series C Preference Ordinary Shares will no longer be deemed to be outstandingin issue and all rights of the Holders of such shares will terminate, except the right to receive the redemption price.

(h)9. Dividends Payable to Record Date.

If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, the Holders of Series C Preference Ordinary Shares at the close of business on the dividend record date will be entitled to receive the dividend payable with respect to such Series C Preference Ordinary Shares on the corresponding dividend payment date notwithstanding the redemption thereof between the dividend record date and the corresponding dividend payment date or a default in the payment of the dividend due on such dividend payment date.

(i)10. Dividends Paid.

Unless full cumulative dividends on all Series C Preference Ordinary Shares and all Parity Shares shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods terminating on or prior to the date of a redemption, purchase or other acquisition, no Series C Preference Ordinary Shares or Parity Shares may be redeemed, purchased or otherwise acquired by the Company unless all outstanding Series C Preference Ordinary Shares and any Parity Shares in issue are redeemed; provided, that, the Company may acquire fewer than all of the outstanding Series C Preference Ordinary Shares or any Parity Shares in issue pursuant to a purchase or exchange offer made on the same terms to Holders of all Series C Preference Ordinary Shares and Parity Shares as determined in good faith by the Board of Directors of the Company.

(j)11. Right to Purchase Series C Preference Ordinary Shares.

The Company, subject to (1) certain limitations contained in the Company’s Articles of Association, (2) the special rights granted to any of the Company’s issued and outstanding shares, (3) applicable law and (4) the Company’s requirement pursuant to paragraph 5.3(i)10 above to make a purchase or exchange offering on the same terms to Holders of all outstanding Series C Preference Ordinary Shares and Parity Shares in issue, may purchase Series C Preference Ordinary Shares. Any such purchase made by the Company may be made in the open market, by tender to all Holders of Series C Preference Ordinary Shares, by private agreement or otherwise as the Directors see fit .. Board sees fit. Further, the Company shall have the right to carry out any acquisition pursuant to this paragraph 11 in the form of a purchase or, subject to paragraph 11.1 and 11.2 below, as a redemption. Any Series C Preference Ordinary Shares purchasedacquired by the Company for its own account pursuant to this paragraph 11 (other than in the ordinary course of business of dealing in securities) will be cancelled by the Company and will no longer be issued and outstandingin issue.

11.1

If any Series C Preference Share being acquired pursuant to paragraph 11 is not listed on a recognised stock exchange within the meaning of the Companies Act 1990 of Ireland (the 1990 Act), such Series C Preference Share shall be automatically converted into a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade (arrangement) between the Company and any person (who may or may not be a Holder of Series C Preference Shares) pursuant to which the Company acquires or will acquire such Series C Preference Share, or an interest in such Series C Preference Share, from the relevant person. In these circumstances, such Series C Preference Share that is the subject of the relevant arrangement shall have the same characteristics as any other Series C Preference Shares in accordance with these terms of issue, save that it shall be redeemable in accordance with the arrangement (notwithstanding anything to the contrary contained in paragraphs 5, 6, 7, 8 or 9 above, which paragraphs shall not apply to such arrangement or the redemption of such Series C Preference Share pursuant to such arrangement). The acquisition of a Series C Preference Share in accordance with this paragraph 11.1 by the Company shall constitute the redemption of a redeemable share in accordance with Part XI of the 1990 Act.

11.2

If any Series C Preference Share being acquired pursuant to paragraph 11 is listed on a recognised stock exchange within the meaning of the 1990 Act, the provisions of paragraph 11.1 above shall apply to the acquisition of such Series C Preference Share unless the Board resolves, prior to the existence or creation of any relevant arrangement with respect to such Series C Preference Share, that the arrangement concerned is to be treated as a purchase of shares and not a redemption, in which case the arrangement shall be so executed.

(k)12. Redemption Proceeds. Payment

The Series C Preference Ordinary Shares may be purchased or redeemed by the Company either out of profits available for distribution (which are sometimes referred to as distributable reserves) or from the proceeds of a fresh issue of shares out of capital or the share premium accountmade for the purpose of the redemption.

(l)13. Cancellation of Share Certificates.

Payment of the redemption amount shall only be effected upon surrender to the Company for cancellation of any share certificate in respect of the Series C Preference Ordinary Shares (to the extent such certificates are outstanding) to be redeemed and shall be made as promptly as practicable. If any certificate so surrendered includes Series C Preference Ordinary Shares not being redeemed, a new certificate for the remaining Series C Preference Ordinary Shares shall be issued to the Holder in accordance with the Articles of Association of the Company without charge to such Holder.

(m)14. Redemption Process.

The DirectorsBoard may make such further regulations concerning the administerial process of redemption as theyit shall from time to time deem necessary so long as the rights of the Holders are not varied.

(n)15. Rights Not Varied.

The rights conferred upon the Holders of the Series C Preference Ordinary Shares shall not be deemed to be varied by the creation or issue of any Parity Shares, Junior Shares or Fully Junior Shares.

(o)16. Payments of Additional Amounts.

Payments on the Series C Preference Ordinary Shares shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 5.3(d)(iii) of these Resolutionsabove, unless the deduction or withholding of such taxes, assessments or other governmental charges is required by law, regulations or rulings or the application or official interpretation of such law, regulations or rulings. In that event, the Company shall , subject to paragraphs 16.1, 16.2 and paragraph 17 below, pay or cause to be paid additional amounts to the registered Holders of the Series C Preference Ordinary Shares as additional dividends to make up for any deduction or withholding for any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 5.3(d)(iii) of these Resolutionsabove in respect of any amounts that the Company or the successor company must pay with respect to the Series C Preference Ordinary Shares, so that the net amounts paid to the Holders of the Series C Preference Ordinary Shares, after that deduction or withholding, shall equal the respective amounts that would have been receivable by such Holders had no such withholding or deduction been required. However, the Company shall not be obligated to pay additional amounts to any Holder that:

(i)16.1

resides in or is a citizen of the jurisdiction, political subdivision or taxing authority imposing the taxes, assessments or other governmental charges that would otherwise trigger the Company’s obligation to pay additional amounts; or

(ii)16.2	is a fiduciary, partnership, limited liability company or other pass-through entity if, and to the extent that, the payment of additional amounts would be required by a jurisdiction, political subdivision or taxing authority described in paragraph 5.3(d)(iii) of these Resolutionsabove to be included in the income for tax purposes of a beneficiary or settlor with respect to that fiduciary or a member of that partnership, limited liability company or other pass-through entity who would not have been entitled to any additional amounts had that beneficiary, settlor or member held those Series C Preference Ordinary Shares directly.

(p)17. No Payment of Additional Amounts.

In addition, the Company shall not be obligated to pay any additional amounts to a Holder of Series C Preference Ordinary Shares on account of:

(i)17.1

any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between the Holder of a Series C Preference Ordinary Share, or certain other persons, and the taxing jurisdiction or political subdivision, or any Series C Preference Ordinary Share presented for payment more than thirty (30) days after the Relevant Payment Date, which means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of moneys payable has not been received by the depositary on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payments to Holders of Series C Preference Ordinary Shares, and notice to that effect shall have been duly given to the Holders;

(ii)17.2	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;
(iii)17.3

any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series C Preference Ordinary Shares;

(iv)17.4

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Series C Preference Ordinary Shares to promptly comply with a request by the Company to (a) provide information, documents, certifications or other evidence concerning the nationality, residence or identity of the Holder or beneficial owner of such Series C Preference Ordinary Shares or (b) make and deliver any declaration or other similar claim, other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company, or satisfy any inormationinformation or reporting requirements, which, in the case of clauses (a) or (b) of this subparagraph,paragraph 17.4, is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of that tax, assessment or other governmental charge; or

(v)17.5	any combination of the items identified by the subparagraphsparagraphs above.

The “Relevant Payment Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the depositary on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders of the Series C Preference Ordinary Shares.

(q)18. No Preemptive Rights.

The Series C Preference Ordinary Shares shall not be entitled to the benefits of any sinking fund. No Holder, solely by reason of being a Holder, has or will have any preemptive right to subscribe for any additional issue of the Company’s shares of any class or series or to any security convertible into or carrying rights or options to purchase any such shares.

(r)19. Ranking.

Any class or series of shares of the Company shall be deemed to rank (1) prior to the Series C Preference Ordinary Shares, as to the payment of dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise, as the case may be, in preference or priority to the Holders of the Series C Preference Ordinary Shares, (2) on a parity with the Series C Preference Ordinary Shares as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series C Preference Ordinary Shares, if the holders of such class or series and the Series C Preference Ordinary Shares shall be entitled to the receipt of dividends and of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other or (3) junior to the Series C Preference Ordinary Shares, as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company, if such class or series is ordinary shares or other shares ranking junior in right of payment to Series C Preference Ordinary Shares as to dividends and /or as to the distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company. The Series C Preference Ordinary Shares will rank on a parity with the Series AE Preference Ordinary Shares and the Series B Preference Ordinary Shares as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution, winding-up or otherwise of the Company.

Attachment III

COMPARISON OF TERMS OF ISSUE OF THE SERIES E PREFERENCE
ORDINARY SHARES OF XL CAPITAL LTD AGAINST THE FORM OF TERMS OF
ISSUE OF THE SERIES E PREFERENCE SHARES OF XL GROUP PLC

XL Capital Ltd plc
Terms of Issue of
Series E Preference Shares

1. General

The Series E Preference Ordinary Shares The Series E Preference Shares will be non-cumulative preference shares with a nominal par value of US$0.01 per share; andFURTHER RESOLVED that the Series E Preference Ordinary Shares have, and subject to the Memorandum and Articles of Association of the Company (the “Articles”) and the provisions of, and restrictions contained in, the Companies Law (2004 Revision) Acts 1963 to 2009 of Ireland and every statutory modification or re-enactment thereof for the time being in force (the “Law”), the following preferences and rights and be subject to the following restrictions. Capitalized terms that are not defined herein shall have the meanings set forth in the Articles, as they are in effect on the date of the first issuance of any Series E Preference Shares (the original issuance date).

(a)2. Liquidation Preference.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution among shareholders shall be applied first in repaying to the holders of the Series E Preference Ordinary Shares (the “Series E Holders”) an amount equal to US$1,000 per Series E Preference Ordinary Share (inclusive of the nominal amount thereof) plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period (as defined below) to the date fixed for distribution, (in preference to the repayment of the nominal amount of and any share premium or other amounts paid on ordinary shares of the Company (the “Ordinary Shares”) or any other shares ranking junior in right of payment to the Series E Preference Ordinary Shares as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (together with the Ordinary Shares, the “Series E Junior Shares”) to the holders of such Series E Junior Shares), without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period (as defined below) to the extent not declared and payable in respect of such Series E Dividend Period. In the event that upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available are insufficient to pay the amount of the liquidating distributions on all outstanding Series E Preference Ordinary Shares in issue as referred to above and the corresponding amounts payable on all other shares ranking pari passu on a pro rata basis with the Series E Preference Ordinary Shares with respect to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (including, without limitation, the Series A Preference Ordinary Shares, the Series B Preference Ordinary Shares, if issued, the Class C Preference Ordinary Shares, if issued, and the Class D Shares, nominal value of US$0.01 per share, of the Company (the Series C Preference Ordinary Shares) (“ Series E Parity Shares”), then the Series E Holders, and all such Series E Parity Shares shall share on a pro rata basis in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The Series E Preference Ordinary Shares will not be convertible into, exchangeable for or carry rights or options to purchase, any Ordinary Shares or any other class or series of securities of the Company or any other entity. For purposes of this Section 3.3(a), paragraph 2,

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a consolidation, amalgamation, merger, arrangement or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding up.

(b)3. Dividend Rights.

3.1 (ia)

During the Series E Fixed Rate Period (as defined below), Series E Holders will be entitled to receive, when, as and if declared by the Board of Directors of the Company (the Board), cash dividends at a fixed annual rate equal to 6.500% of the US$1,000 liquidation preference per share on April 15 and October 15. During the Series E Floating Rate Period (as defined below), Series E Holders will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at a floating annual rate equal to Three-Month LIBOR for the applicable Series E Dividend Period, plus 2.4575% on the liquidation preference of US$1,000 per share.

“Three-Month LIBOR” with respect to any Series E Dividend Period shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the first day of such Series E Dividend Period that appears on Reuters LIBOR01 Page (as defined below) as of 11:00 a.m., London time, on the Determination Date (as defined below). If the Reuters LIBOR01 Page as of 11:00 a.m., London time, does not include the applicable rate or is unavailable on the Determination Date (as defined below), the calculation agent Calculation Agent (as defined below) will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent Calculation Agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) for a three-month period beginning on the first day of such Series E Dividend Period. If at least two offered quotations are so provided, LIBOR for such Series E Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of those quotations. If fewer than two quotations are so provided, the calculation agent Calculation Agent will request each of three major banks in New York City, as selected by the calculation agent Calculation Agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative Amount to leading European banks for a three-month period beginning on the first day of such Series E Dividend Period. If at least three rates are so provided, LIBOR for such Series E Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of those rates. If fewer than three rates are so provided, then LIBOR for the Series E Dividend Period will be LIBOR in effect with respect to the immediately preceding Series E Dividend Period.

“ Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Bermuda, the Cayman Islands Ireland, London and New York City.

Calculation Agent means the Company, unless and until the Company appoints an independent investment banking institution of national standing to serve as the Calculation Agent with respect to the Series E Preference Shares.

“Determination Date” with respect to any Series E Dividend Period will be the second London Banking Day preceding the first day of that Series E Dividend Period. London Banking Day is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

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“Representative Amount” means a principal amount of not less than US$1,000,000 for a single transaction in the relevant market at the relevant time.

“Reuters LIBOR01 Page” means the display designated on page LIBOR01 on the Reuters Page (or such other page as may replace the LIBOR01 page on the Reuters Page or such other service as may be nominated by the British Bankers Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

“Reuters Page” means the display on Reuters Money 3000 Service, or any successor service.

(b) The dividend rates applicable during the Series E Fixed Rate Period and the Series E Floating Rate Period are referred to collectively as the “Series E Dividend Rate.” The rights of the Series E Holders to receive dividends are non-cumulative. Accordingly, to the extent dividends are neither declared nor paid in respect of any Series E Dividend Period in respect of the Series E Preference Ordinary Shares, Series E Holders will have no right to receive dividends in respect of that Series E Dividend Period in respect of the Series E Preference Ordinary Shares and the Company will have no obligation to pay dividends in respect of that Series E Dividend Period in respect of the Series E Preference Ordinary Shares, whether or not dividends are payable in respect of any future Series E Dividend Period in respect of the Series E Preference Ordinary Shares. Subject to the next sentence, dividends will be payable semi-annually, during the Series E Fixed Rate Period, and quarterly, during the Series E Floating Rate Period, in each case when, as and if declared by the Company’s Board of Directors, in arrears, on April 15 and October 15 (or if such date is not a Business Day, on the Business Day immediately after such date), during the Series E Fixed Rate Period, and on January 15, April 15, July 15, and October 15 (or if such date is not a Business Day, on the Business Day immediately after such date), during the Series E Floating Rate Period, of each year (each such date during the Series E Fixed Rate Period or the Series E Floating Rate Period a “Series E Dividend Payment Date”). The first dividend will represent the period of time from and including the date of original issuanceApplicable Date (as defined below) to but excluding October 15, 2007,the Series E Dividend Payment Date on or next succeeding the original issuance date, calculated as described below. Applicable Date means the last Series E Dividend Payment Date (as defined in the terms and conditions of the Series E Preference Ordinary Shares, nominal value US$0.01 per share, of XL Capital Ltd (the Cayman Series E Shares)) occurring prior to the original issuance date, whether or not any dividend was paid in respect of the Cayman Series E Shares on such date.

During(c) Subject to paragraph 3.1(d) below, during the Series E Fixed Rate Period, the amount of the dividend that is to be payable to the Series E Holder of each Series E Preference Ordinary Share with respect to each Series E Dividend Period in respect of Series E Preference Ordinary Shares will be calculated as follows: the product, rounded to the nearest cent (half a cent being rounded upwards), of (i) 6.500%, (ii) US$1,000 and (iii) a fraction, (A) the numerator of which will be 180 (or, in the case of a long or partial Series E Dividend Period in respect of Series E Preference Ordinary Shares, the actual number of days elapsed in such Series E Dividend Period), and (B) the denominator of which will be 360.

(d) Notwithstanding paragraph 3.1(c) above, the amount of the dividend that is to be paid to Series E Holders with respect to the first Series E Dividend Period ending on or after the original issuance date will be calculated as follows: the product, rounded to the nearest cent (half a cent being rounded upwards), of (i) 6.500%, (ii) US$1,000 and (iii) a fraction, (A) the numerator of which will be 180, and (B) the denominator of which will be 360.

Each(e) Except as otherwise provided in the definition of Series E Dividend Period, each Series E Dividend Period in respect of Series E Preference Ordinary Shares during

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the Series E Fixed Rate Period will commence on and include each April 15 and October 15 (whether or not a Business Day) and will end on and exclude the first day of the next Series E Dividend Period in respect of Series E Preference Ordinary Shares (whether or not a Business Day); provided, however, that the first Series E Dividend Period will commence on the date of original issuance.

(f) During the Series E Floating Rate Period, the amount of the dividend that is to be payable to the Series E Holder of each Series E Preference Ordinary Share with respect to each Series E Dividend Period in respect of Series E Preference Ordinary Shares will be calculated as follows: the product, rounded to the nearest cent (half a cent being rounded upwards), of (i) three-Month LIBOR for such Dividend Period in respect of Series E Preference Ordinary Shares plus 2.4575%, (ii) US$1,000 and (iii) a fraction, (A) the numerator of which will be the actual number of days in the Series E Dividend Period, and (B) the denominator of which will be 360.

(g) Each Series E Dividend Period in respect of Series E Preference Ordinary Shares during the Series E Floating Rate Period will commence on and include each January 15, April 15, July 15 and October 15 for the preceding period and end on and exclude the first day of the next Series E Dividend Period in respect of Series E Preference Ordinary Shares (whether or not a Business Day).

(g) If declared, dividends will be payable to Series E Holders of record as they appear in the Company’s register of members at the close of business on the applicable record date, which will be one day prior to the Series E Dividend Payment Date as long as all of the Series E Preference Ordinary Shares remain in book-entry form. If all of the Series E Preference Ordinary Shares are not in book-entry form, the record date with respect to the Series E Preference Ordinary Shares will be 15 days prior to the Series E Dividend Payment Date (whether or not such date is a Business Day). Series E Holders will not be entitled to any dividends other than as described above. Dividends on the Series E Preference Ordinary Shares will be non-cumulative, but will be payable only if there are funds legally available for the payment of such dividends and such dividends are declared. No interest or sum of money in lieu of interest will be payable on any dividend payment.

“Series E Dividend Period” shall mean the period from and including a Series E Dividend Payment Date (or the date of the original issuance if there has not been a Series E Dividend Payment Date) to but excluding the immediately succeeding Series E Dividend Payment Date; provided, however, that the first Series E Dividend Period ending on or after the original issuance date shall mean the period from and including the Applicable Date to but excluding the Series E Dividend Payment Date on or next succeeding the original issuance date.

“ Series E Fixed Rate Period” means the period from and including the Closing Date original issuance date to but excluding April 15, 2017.
“Series E Floating Rate Period” means the period from and after April 15, 2017.

(ii)3.2 As long as any Series E Preference Ordinary Shares are outstandingin issue, no dividends or other distributions may be declared or paid or set apart for payment on any class or series of Series E Parity Shares for any period unless either (1) full dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the Series E Preference Ordinary Shares for the then-current Series E Dividend Period or (2) all dividends declared upon the Series E Preference Ordinary Shares and any Series E Parity Shares are declared pro rata so that the amount of dividends declared per share on the Series E Preference Ordinary Shares and any Series E Parity Shares will in all cases bear to each other the same ratio that accrued but unpaid dividends per share on the Series E Preference Ordinary Shares (with respect to the then-current Series E Dividend Period) and such Series E Parity Shares bear to each other.

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(iii)3.3 As long as any Series E Preference Ordinary Shares are outstanding (1) no dividends (other than those paid in Ordinary Shares or other shares ranking junior in right of payment to the Series E Preference Ordinary Shares as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (together with the Ordinary Shares, “Series E Fully Junior Shares”)), may be declared or paid or set apart for payment upon any Series E Junior Shares, (2) no other distribution (other than those paid in Series E Fully Junior Shares) may be declared or paid or set apart for payment upon any Series E Junior Shares and (3) no Series E Junior Shares may be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Ordinary Shares made for purposes of any employee incentive, stock, benefit or any similar plan of the Company or any of its subsidiaries) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any Series E Junior Shares) by the Company (except by conversion into or exchange for Series E Fully Junior Shares), unless, in any such case, full dividends on the Series E Preference Ordinary Shares and any Series E Parity Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then-current Series E Dividend Period.

(c)4. Voting Rights.

(i)4.1

Subject to paragraphs (ii)4.2 and (iii)4.3 below, and unless required by law or court order, the Series E Holders shall not be entitled to receive notice of nor to attend nor to vote at any general meeting of the Company.

(ii)4.2

The Series E Holders shall be entitled to one vote for each Series E Preference Ordinary Share held at any separate general meeting of that class or series (i.e., Preference Ordinary Sharespreference shares or Series E Preference Ordinary Shares, respectively), subject to the provisions of Article 4144 of the Articles. Subject to the applicable provisions of the Articles and the Law, unless the Series E Preference Ordinary Shares have been previously redeemed or called for redemption (and funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Series E Preference Ordinary Shares so called for redemption), the Company may not take any action which would vary the rights attached to the Series E Preference Ordinary Shares and no class or series of shares may be created which ranks senior to the Series E Preference Ordinary Shares as to dividend rights or as to the liquidation, dissolution or winding up of the Company, in each case, without the approval of a special resolution in writing by the Series E Holders of 100% of the Series E Preference Ordinary Shares or the sanction of a special resolution passed by the affirmative votes of at least two-thirds of the outstanding Series E Preference Ordinary Shares castvoted at a separate general meeting of the Series E Holders.

At every separate meeting of Series E Holders, the necessary quorum shall be any onetwo or more persons (or, if there is only one holder of that class, one person) present in person or by proxy holding not less than 50% of the issued shares of that class (or such other quorum as required by applicable Law on the date of such meeting). Notwithstanding the foregoing and subject to the applicable provisions of the Articles and the Law, Series E Holders are not entitled to vote on any sale of all or substantially all of the assets of the Company, or the issuance of any shares that rank pari passu with the Series E Preference Ordinary Shares as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company.

(ii)4.3

If at any time dividends payable on the Series E Preference Ordinary Shares shall not have been paid (whether or not such dividends shall have been declared) in an aggregate amount equivalent to dividends for six or more full quarterly periods, which,

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during the Series E Fixed Rate Period, shall mean three or more Series E Dividend Periods and, during the Series E Floating Rate Period, shall mean six or more Series E Dividend Periods (in each case, whether or not consecutive), then during such period until all such dividends shall have been paid in full, and only during such period (the “Series E Voting Period”), the Series E Holders voting together with any other series or classes of Preference Ordinary Sharespreference shares also in not having been paid and having such right shall be entitled by ordinary resolutionOrdinary Resolution at a separate meeting of such holders to elect two persons and nominate such elected persons for appointment by the Board of Directors as additional Directors of the Company (and the Board will take all necessary steps to procure the appointment of any persons so elected and nominated). In no event shall there be more than two Directors elected by the holders of the Series E Preference Ordinary Shares (whether voting alone as a series or class or with another series or class so in arrears and having such right). The right of the holders of the Series E Preference Ordinary Shares will cease (subject always to the same provision for the vesting of such rights if dividends on the Series E Preference Ordinary Shares are not paid in future periods) upon the earlier to occur of (i) the first date as of which full dividends on the Series E Preference Ordinary Shares have been paid for at least four consecutive quarterly periods, which, during the Series E Fixed Rate Period, shall mean two or more Series E Dividend Periods and, during the Series E Floating Rate Period, shall mean four or more Series E Dividend Periods, and (ii) the redemption of all Series E Preference Ordinary Shares.

(iv)4.4

Any Director who shall have been elected pursuant to paragraph 3.3(c)(iii)4.3 above may be removed at any time during a Series E Voting Period, either for or without cause, by, and only by, ordinary resolutionOrdinary Resolution of the holders of the outstanding Preference Ordinary Sharespreference shares of the relevant class or series in issue at a special separate general meeting of such holders called for that purpose. Any vacancy thereby created may be filled during such Series E Voting Period by ordinary resolutionOrdinary Resolution of the holders of Preference Ordinary Sharespreference shares of all relevant series at such a meeting. Any Director elected by holders of Preference Ordinary Sharespreference shares pursuant to this provision, or by any Director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a Director during a Series E Voting Period shall, except as otherwise provided in the preceding sentence, be replaced by the remaining Director theretofore elected by the holders of Preference Ordinary Sharespreference shares nominating a replacement for appointment by the Board of Directors; provided that, if no remaining additional Director is then in office, additional Directors will be elected in accordance with the procedures described above. At the end of the Series E Voting Period, the holders of Preference Ordinary Sharespreference shares of all the relevant series shall be automatically divested of all voting powers vested in them by the provision, but subject always to subsequent vesting of such voting power in the holders of Preference Ordinary Sharespreference shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all Directors elected and appointed pursuant to this provision shall in all events expire at the end of the applicable Series E Voting Period and if the size of the Board of Directors was increased for the purpose of the additional Directors, the number of Directors constituting the Board of Directors shall be reduced accordingly. The provisions of the Articles relating to general meetings and the provisions of Article 4144 of the Articles shall apply, mutatis mutandis, to every such separate meeting, except that the necessary quorum shall be any onetwo or more persons (or, if there is only one holder of the relevant class or series, one person) present in person or by proxy holding not less than fifty percent (50%) of the issued Preference Ordinary Sharesshares of the relevant series. (d) or such other quorum as required by applicable Law on the date of such meeting).

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5.Redemption.

The Company shall be entitled to redeem all or any of the Series E Preference Ordinary Shares as follows:
(i)5.1

General. Subject to Section 3.3(j) and paragraphs (ii), (iii), (iv) and (v)5.2, 5.3, 5.4 and 5.5 and paragraph 11 below, the Series E Preference Ordinary Shares shall not be redeemable by the Company prior to April 15, 2017. From or after such date, the Company shall be entitled at any time in whole or from time to time in part, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the Directors shall from time to time determine and in accordance with paragraph (e)6 below, to redeem all or any of the Series E Preference Ordinary Shares pursuant to this paragraph 5.1 for cash at a redemption price of US$1,000 per share being redeemed (inclusive of the nominal value thereof) plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared and payable in respect of such Series E Dividend Period.

(ii)5.2

Redemption upon the Submission of Certain Shareholder Proposals. At any time prior to April 15, 2017, provided that at such time some or all of the Series E Preference Ordinary Shares are outstandingin issue, if the Company shall have (i) submitted to holders of Ordinary Shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, deregistration or any other similar transaction involving the Company that requires or (ii) submitted any proposal for any other matter that, as a result of any change in Cayman IslandsIrish law after the date of the final Prospectus Supplement relating to the issuance and sale of the Series E Preference Ordinary Sharesnotice of meeting of the special, court-ordered class meeting of the Cayman Series E Shares to approve the scheme of arrangement pursuant to which the Company shall have become the owner of the Cayman Series E Shares (the Notice Date) (whether by enactment or official interpretation) requires, in each case, a vote of Series E Holders voting separately as a single class (alone or with one or more class or series of preference ordinary shares, including, without limitation, the Company’s Series A Preference Ordinary Shares, Series B Preference Ordinary Shares, Series C Preference Ordinary Shares and Series D Preference Ordinary Shares), the Company shall be entitled, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the DirectorsBoard shall from time to time determine and in accordance with paragraph (e)6 below, to redeem all of the outstanding Series E Preference Ordinary Shares in issue pursuant to this paragraph 5.2 for cash at a redemption price equal to the Make Whole Amount for the Series E Preference Ordinary Shares described in clause (vi)paragraph 5.6 below, plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared and payable in respect of such Series E Dividend Period.

(iii)5.3

Redemption on Tax Event. If (a) there is a “change in tax law” that would require the Company or any successor company to pay any additional amounts with respect to any then issued and outstanding Series E Preference Ordinary Shares and (b) the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled at any time thereafter, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the DirectorsBoard shall from time to time determine and in accordance with paragraph (e)6 below, to redeem, in whole but not in part, the Series E Preference Ordinary

III-7

Shares pursuant to this paragraph 5.3 for cash at a redemption price equal to the Make Whole Amount for the Series E Preference Ordinary Shares described in clause (vi)paragraph 5.6 below, plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared in respect of such Series E Dividend Period.

For the purpose of this provision a “change in tax law” shall be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, or (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of the final Prospectus SupplementNotice Date. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) the Cayman Islands Republic of Ireland or any political subdivision or governmental authority of or in the Cayman IslandsRepublic of Ireland with the power to tax (including, without limitation, the Revenue Commissioners of the Republic of Ireland), (b) any jurisdiction from or through which the Company or its paying agent is making payments on the Series E Preference Ordinary Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (c) any other jurisdiction in which the Company or its successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

(iv)5.4

Tax Event on Consolidation. If the entity formed by a consolidation, merger or amalgamation involving the Company or the entity to which the Company conveys, transfers or leases substantially all of its properties and assets would be required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any Series E Holder as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease, and the payment of those amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled to at any time thereafter, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the DirectorsBoard shall from time to time determine and in accordance with paragraph (e)6 below, to redeem, in whole but not in part, the Series E Preference Ordinary Shares outstandingin issue at such time, if any, pursuant to this paragraph 5.4 for cash at a redemption price equal to the Make Whole Amount for the Series E Preference Ordinary Shares described in clause (vi)paragraph 5.6 below, plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared and payable in respect of such Series E Dividend Period.

(v)5.5

Redemption upon the Occurrence of a Rating Agency Event. At any time prior to April 15, 2017, provided that at such time some or all of the Series E Preference Ordinary Shares are outstandingShares are in issue (or, prior to the original issuance date, provided that at such time some or all of the Cayman Series E Shares are in issue), if there shall occur a Rating Agency Event in respect of the Series E Preference Ordinary Shares (or if, prior to the original issuance date, there shall have occurred a Rating Agency Event (as defined in the terms of the Cayman Series E Shares) in respect of the Cayman Series E Shares), the Company shall be entitled, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series E Holders, in such form and given in such manner as the DirectorsBoard shall from time to time determine and in accordance with paragraph (e)6 below, to redeem all of the

III-8

outstanding Series E Preference Ordinary Shares in issue pursuant to this paragraph 5.5 for cash at a redemption price equal to the Make Whole Amount for the Series E Preference Ordinary Shares described in clause (vi)paragraph 5.6 below, plus any declared but unpaid dividends with respect to the then-current Series E Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Series E Dividend Period to the extent not declared and payable in respect of such Series E Dividend Period.

For purposes of the preceding paragraph, “Rating Agency Event” means a change (at any time since the date on which the Cayman Series E Shares were first issued) by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that currently publishespublished a rating for the Company (a “XL Capital Ltd on the date on which the Cayman Series E Shares were first issued (a Rating Agency”) to the Company’s equity credit criteria for the Series E Preference Ordinary Shares, as such criteria arewere in effect for XL Capital Ltd with respect to the Cayman Series E Shares on the date of the final Prospectus Supplement (as defined below) (the “CurrentOriginal Criteria”), which change results in (a) the shortening of the length of time for which such current equity credit is scheduled to be in effect with respect to the Series E Prefer ence Ordinary Shares, or (b) a lower equity credit being given to the Series E Preference Ordinary Shares as of the date of such change than the equity credit that would have been assigned to the Series E Preference Ordinary Shares as of the date of such change by such Rating Agency pursuant to its Current Criteria.Original Criteria. Prospectus Supplement means the prospectus supplement (relating to the Cayman Series E Shares) to the prospectus filed with the Securities and Exchange Commission as part of XL Capital Ltd’s registration Statement on Form S-3 ASR, File No. 333-130036 under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(vi)5.6

Make Whole Amount. With respect to the Series E Preference Ordinary Shares, the “Make Whole Amount” will be in US dollars and will be equal to the greater of (i) the aggregate liquidation preference of the Series E Preference Ordinary Shares to be redeemed and (ii) the sum of the present values of the aggregate liquidation preference of the Series E Preference Ordinary Shares to be redeemed and the remaining scheduled payments of dividends on the Series E Preference Ordinary Shares to be redeemed up to but excluding April 15, 2017 discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus 50 basis points.

For the purposes of the preceding paragraph:

•

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the period from and including the redemption date to but excluding April 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such period of time. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the Reference Treasury Dealer, shall be used as the Comparable Treasury Issue, and the adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

•

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such distribution date, as set forth in the H.15 Daily Update published on such Business

III-9

Day, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotation actually obtained by the calculation agentCalculation Agent for such redemption date.

•	“H.15 (519)” means the weekly statistical release entitled “H.15 (519) Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.
•	“H.15 Daily Update” means the daily update of H.15 (519) available through the world wide website of the Board of Governors of the Federal Reserve System or any successor site or publication.
•	“Reference Treasury Dealer” means a nationally recognized investment bank that is a primary U.S. government securities dealer in New York City selected by the Company.
•

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the calculation agentCalculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agentCalculation Agent by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

•

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

(e)6. Notices of Redemption.

Notice of any redemption at the option of the Company described herein will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Series E Holder of record of Series E Preference Ordinary Shares to be redeemed at the address shown in the register of members of the Company; provided that, if the Series E Preference Ordinary Shares are then held in book-entry form through The Depository Trust Company (“DTC”), the Company may give notice to the Series E Holders in any manner permitted by DTC. Each notice will state as appropriate: (1) the redemption date; (2) the number of Series E Preference Ordinary Shares to be redeemed; (3) the redemption price; (4) the place or places where certificates for Series E Preference Ordinary Shares are to be surrendered for payment of the redemption price if any such certificates are outstanding; and (5) where applicable, that dividends on the Series E Preference Ordinary Shares to be redeemed will cease to accrue on such redemption date. If fewer than all Series E Preference Ordinary Shares are to be redeemed, the notice provided to each such Series E Holder will also specify the number of Series E Preference Ordinary Shares to be redeemed from such Series E Holder. The notice shall contain (i) the name and address of the relevant bank or trust company to be used for purposes of redemption (if any) and (ii) a statement as to the deposit or intent to deposit the redemption funds in such trust account.

(f)7. Directors Determine Shares Redeemed.

If fewer than all of the Series E Preference Ordinary Shares are to be redeemed at the option of the Company, the number of shares to be redeemed will be determined by the DirectorsBoard in theirits absolute discretion and such Series E Preference Ordinary Shares may be redeemed pro rata from the Series E Holders of record in proportion to the number of Series E Preference Ordinary Shares held by such Series E Holders (with adjustments to avoid redemption of fractional shares), or by lot.

III-10

(g)8. Dividends Cease.

If notice of redemption of any Series E Preference Ordinary Shares has been given and if the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Series E Holders of such Series E Preference Ordinary Shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on the Series E Preference Ordinary Shares being redeemed, the Series E Preference Ordinary Shares so redeemed will no longer be deemed to be outstandingin issue and all rights of the Series E Holders of such Series E Preference Ordinary Shares will terminate, except the right to receive the redemption price.

(h)9. Dividends Payable to Record Date.

If a redemption date falls after a dividend record date with respect to which a dividend has been declared and prior to the corresponding Series E Dividend Payment Date, the Series E Holders at the close of business on the dividend record date will be entitled to receive the dividend payable with respect to such Series E Preference Ordinary Shares on the corresponding Series E Dividend Payment Date notwithstanding the redemption thereof between the dividend record date and the corresponding Series E Dividend Payment Date or a default in the payment of the dividend due on such Series E Dividend Payment Date.

(i)10. Dividends Paid.

Unless full dividends on the Series E Preference Ordinary Shares and all Series E Parity Shares for the then-current Series E Dividend Period shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for all such dividends on or prior to the date of a redemption, purchase or other acquisition, no Series E Preference Ordinary Shares or Series E Parity Shares may be redeemed, purchased or otherwise acquired by the Company unless all outstanding Series E Preference Ordinary Shares and any Series E Parity Shares in issue are redeemed; provided that the Company may acquire fewer than all of the outstanding Series E Preference Ordinary Shares or any Series E Parity Shares in issue pursuant to a purchase or exchange offer made on the same terms to Series E Holders of all outstanding Series E Preference Ordinary Shares and Series E Parity Shares in issue as determined in good faith by the Board of Directors of the Company.

(j)11. Right to Purchase Series E Preference Ordinary Shares.

Subject to (1) the terms of the Replacement Capital Covenant described in the final Prospectus Supplement relating to the Series E Preference Ordinary Shares, (2) certain limitations contained in the Company’s Articles, (32) the special rights granted to any of the Company’s issued and outstanding shares, (43) applicable law and (54) the Company’s requirement pursuant to paragraph 3.3(i)10 above to make a purchase or exchange offering on the same terms to Series E Holders of all outstanding Series E Preference Ordinary Shares and Series E Parity Shares in issue, the Company may, at any time and from time to time, purchase outstanding Series E Preference Ordinary Shares in issue. Any such purchase made by the Company may be made in the open market, by tender to all Series E Holders, by private agreement or otherwise as the Directors see fit.Board sees fit. Further, the Company shall have the right to carry out any acquisition pursuant to this paragraph 11 in the form of a purchase or, subject to paragraphs 11.1 and 11.2 below, as a redemption. Any Series E Preference Ordinary Shares purchasedacquired by the Company for its own account pursuant to this

III-11

paragraph 11 (other than in the ordinary course of business of dealing in securities) will be cancelled by the Company and will no longer be issued and outstandingin issue.

11.1

If any Series E Preference Share being acquired pursuant to paragraph 11 is not listed on a recognised stock exchange within the meaning of the Companies Act 1990 of Ireland (the 1990 Act), such Series E Preference Share shall be automatically converted into a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade (arrangement) between the Company and any person (who may or may not be a Series E Holder) pursuant to which the Company acquires or will acquire such Series E Preference Share, or an interest in such Series E Preference Share, from the relevant person. In these circumstances, such Series E Preference Share that is the subject of the relevant arrangement shall have the same characteristics as any other Series E Preference Shares in accordance with these terms of issue, save that it shall be redeemable in accordance with the arrangement (notwithstanding anything to the contrary contained in paragraphs 5, 6, 7, 8 or 9 above, which paragraphs (including any requirement to pay the Make Whole Amount) shall not apply to such arrangement or the redemption of such Series E Preference Share pursuant to such arrangement. The acquisition of a Series E Preference Share in accordance with this paragraph 11.1 by the Company shall constitute the redemption of a redeemable share in accordance with Part XI of the 1990 Act.

11.2

If any Series E Preference Share being acquired pursuant to paragraph 11 is listed on a recognised stock exchange within the meaning of the 1990 Act, the provisions of paragraph 11.1 above shall apply to the acquisition of such Series E Preference Share unless the Board resolves, prior to the existence or creation of any relevant arrangement with respect to such Series E Preference Share, that the arrangement concerned is to be treated as a purchase of shares and not a redemption, in which case the arrangement shall be so executed.

(k)12. Redemption Proceeds.Payment

The Series E Preference Ordinary Shares may be purchased or redeemed by the Company either out of profits available for distribution (which are sometimes referred to as distributable reserves) or from the proceeds of a new issue of shares made for the purpose of the redemption or purchase out of capital or the share premium account.

(l)13. Cancellation of Share Certificates.

Payment of the redemption amount shall only be effected upon surrender to the Company for cancellation of any share certificate in respect of the Series E Preference Ordinary Shares (to the extent such certificates are outstanding) to be redeemed and shall be made as promptly as practicable. If any certificate so surrendered includes Series E Preference Ordinary Shares not being redeemed, a new certificate for the remaining Series E Preference Ordinary Shares shall be issued to the Series E Holder in accordance with the Articles without charge to such Series E Holder.

(m)14. Redemption Process.

The DirectorsBoard may make such further regulations concerning the administerial process of redemption as they shall from time to time deem necessary so long as the rights of the Series E Holders are not varied.

III-12

(n)15. Rights Not Varied.

The rights conferred upon the Series E Holders of the Series E Preference Ordinary Shares shall not be deemed to be varied by the creation or issue of any Series E Parity Shares, Series E Junior Shares or Series E Fully Junior Shares.

(o)16. Payments of Additional Amounts.

All payments on the Series E Preference Ordinary Shares shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 3.3(d)(iii) of these Resolutions5.3 above, unless the deduction or withholding of such taxes, assessments or other governmental charges is required by law, regulations or rulings or the application or official interpretation of such law, regulations or rulings. In that event, the Company shall pay, or cause to be paid, additional amounts to the registered Series E Holders as additional dividends to make up for any deduction or withholding for any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 3.3(d)(iii) of these Resolutions5.3 above in respect of any amounts that the Company or a successor company must pay with respect to the Series E Preference Ordinary Shares, so that the net amounts paid to the Series E Holders, after that deduction or withholding, shall equal the respective amounts that would have been receivable by such Series E Holders had no such withholding or deduction been required. For the avoidance of doubt, all references to payments on the Series E Preference Ordinary Shares, including without limitation, payments of liquidation amounts, redemptions prices and dividends, shall be deemed to include the payment of any such additional dividends in respect of additional amounts. However, the Company shall not be obligated to pay additional amounts to any Series E Holder that:

(i)16.1

resides in or is a citizen of the jurisdiction, political subdivision or taxing authority imposing the taxes, assessments or other governmental charges that would otherwise trigger the Company’s obligation to pay additional amounts; or

(ii)16.2

is a fiduciary, partnership, limited liability company or other pass-through entity if, and to the extent that, the payment of additional amounts would be required by a jurisdiction, political subdivision or taxing authority described in paragraph 3.3(d)(iii) of these Resolutions5.3 above to be included in the income for tax purposes of a beneficiary or settlor with respect to that fiduciary or a member of that partnership, limited liability company or other pass-through entity who would not have been entitled to any additional amounts had that beneficiary, settlor or member held those Series E Preference Ordinary Shares directly.

(p)17. No Payment of Additional Amounts.

In addition, the Company shall not be obligated to pay any additional amounts to a Series E Holder on account of:
(i)17.1

any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between the Series E Holder and the taxing jurisdiction or political subdivision, or any Series E Preference Ordinary Share presented for payment more than thirty (30) days after the relevant date, which means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the depositary on or prior to such due date, it means the first date on which the full amount of such

III-13

moneys having been so received and being available for payments to Series E Holders, and notice to that effect shall have been duly given to the Series E Holders;
(ii)17.2	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;
(iii)17.3

any tax, assessment or other governmental charge that is payable other than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series E Preference Ordinary Shares;

(iv)17.4

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Series E Holder or the beneficial owner of the Series E Preference Ordinary Shares to promptly comply with a request by the Company to (a) provide information, documents, certifications or other evidence concerning the nationality, residence or identity of the Series E Holder or beneficial owner of such Series E Preference Ordinary Shares or (b) make and deliver any declaration or other similar claim, other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company, or satisfy any information or reporting requirements, which, in the case of clause (a) or (b) of this subparagraph, is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of that tax, assessment or other governmental charge; or

(v)17.5	any combination of the items identified by the subparagraphs above.

(q)18. No Preemptive Rights.

The Series E Preference Ordinary Shares shall not be entitled to the benefits of any sinking fund. No Series E Holder, solely by reason of being a Series E Holder, has or will have any preemptive right to subscribe for any additional issue of the Company’s shares of any class or series or to any security convertible into or carrying rights or options to purchase any such shares.

19.(r) Ranking.

Any class or series of shares of the Company shall be deemed to rank (1) senior to the Series E Preference Ordinary Shares and the Series E Parity Shares, as to the payment of dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, if holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up, as the case may be, of the Company in preference or priority to the Series E Holders and the holders of the Series E Parity Shares, (2) pari passu with the Series E Preference Ordinary Shares and the Series E Parity Shares as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series E Preference Ordinary Shares or the Series E Parity Shares, if holders of such class or series, the Series E Preference Ordinary Shares and the Series E Parity Shares shall be entitled to the receipt of dividends and of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company in proportion to their respective amounts of accrued but unpaid dividends per share or liquidation preferences, without preference or priority of one over the other or (3) junior to the Series E Preference Ordinary Shares and the Series E Parity Shares, as to the payment of dividends or as to distribution of assets upon any

III-14

voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, if such class or series is ordinary shares or other shares ranking junior in right of payment to the Series E Preference Ordinary Shares and the Series E Parity Shares as to dividends or as to the distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up on the basis set out above of the Company. The Series E Preference Ordinary Shares will therefore rank pari passu on the basis set out above with the Company’s Series A Preference Ordinary Shares, the Series B Preference Ordinary Shares and, if issued, the Series C Preference Ordinary Shares, if issued, the Series D Preference Ordinary Shares,Shares including as to the payment dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company.

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Attachment IV

Expected Timetable

Description	Proposed Date
Record date for determining the XL Capital Ltd Series C and Series E preference shareholders eligible to vote at the preference shareholder special meetings	March 5, 2010
Preference shareholder circular and form of proxy first mailed to XL Capital Ltd Series C and Series E preference shareholders	On or about March 11, 2010
Latest time for receiving forms of proxy via mail, courier or hand-delivery	Any time prior to the commencement of the applicable preference shareholder special meeting
Special court-ordered class meeting of XL Capital Ltd’s Series C preference shareholders

1:30 p.m., Bermuda time, on April 30, 2010 (or as soon thereafter as the extraordinary general meeting of XL Capital Ltd’s ordinary shareholders taking place immediately prior to such meeting concludes or is adjourned)

Special court-ordered class meeting of XL Capital Ltd’s Series E preference shareholders	2:00 p.m., Bermuda time, on April 30, 2010 (or as soon thereafter as the special court-ordered class meeting of the Series C preference shareholders concludes or is adjourned)
Extraordinary general meeting of XL Capital Ltd’s Series C preference shareholders	2:30 p.m., Bermuda time, on April 30, 2010 (or as soon thereafter as the special court-ordered class meeting of the Series E preference shareholders concludes or is adjourned)
Court hearing to sanction the Scheme of Arrangement	10:00 a.m., Cayman Islands time, on May 20, 2010
Anticipated Effective Time of the Scheme of Arrangement	Before the opening of trading of the XL Capital Ltd ordinary shares on the New York Stock Exchange on July 1, 2010

IV-1

Attachment V

IN THE GRAND COURT OF THE CAYMAN ISLANDS
FINANCIAL SERVICES DIVISION

CAUSE NO FSD 66 OF 2010

IN THE MATTER OF XL CAPITAL LTD

AND IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2009 REVISION)

NOTICE IS HEREBY GIVEN that, by an order dated March 3, 2010 (the “Order”) made in the above matter, the Grand Court of the Cayman Islands (the “Grand Court”) has directed a meeting (the “Series C Preference Shareholder Scheme Meeting”) to be convened of the holders of Series C preference ordinary shares, par value $0.01 per share, of XL Capital Ltd (the “Series C Preference Shareholders”), for the purpose of considering and, if thought fit, approving, with or without condition, modification or amendment, a scheme of arrangement (the “Scheme of Arrangement”) proposed to be made between XL Capital Ltd, XL Capital plc, the Ordinary Shareholders (as defined in the Scheme of Arrangement) and, should the Scheme of Arrangement also be approved by them, the Series C Preference Shareholders and the Series E Preference Shareholders (as defined in the Scheme of Arrangement), and that the Series C Preference Shareholder Scheme Meeting will be held on April 30, 2010 at 1:30 p.m., Bermuda time, at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda, at which place and at such time all such Series C Preference Shareholders are requested to attend.

A copy of the Scheme of Arrangement is included in the preference shareholder circular, which explains the effect of the Scheme of Arrangement on the parties thereto, and of which this Notice also forms part. A copy of the preference shareholder circular can be obtained by the Series C Preference Shareholders from Georgeson Inc., XL Capital Ltd’s proxy solicitor in the United States, at:

Georgeson Inc.
199 Water Street
New York, NY 10038
Toll-free within the United States: 1-800-509-1390
Outside the United States: +1 (212) 440-9800

The above-mentioned Series C Preference Shareholders as of the close of business on March 5, 2010, the record date set by the Board of Directors of XL Capital Ltd, may vote in person at the Series C Preference Shareholder Scheme Meeting or they may appoint one or more proxies, whether a member of XL Capital Ltd or not, to attend and vote in their place. A form of proxy for use at the Series C Preference Shareholder Scheme Meeting is enclosed with the preference shareholder circular.

If such Series C preference ordinary shares are held in joint names, then either the holder whose name appears first in the Register of Members of XL Capital Ltd or each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in the full corporate name by a duly authorized officer, giving your full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

It is requested that forms appointing proxies be lodged with XL Capital Ltd by mail, courier or hand delivery in accordance with the instructions set out in the form of proxy. Such proxy forms must be received prior to the start of the Series C Preference Shareholder Scheme Meeting, but if such proxy forms are not so lodged, they may be handed to the chairman of the Series C Preference Shareholder Scheme Meeting at the meeting.

V-1

By the Order, the Grand Court has appointed Michael S. McGavick, Chief Executive Officer and a director of XL Capital Ltd, or failing him, Kirstin Romann Gould, Secretary of XL Capital Ltd, or failing her, any other person who is a director of XL Capital Ltd as at the date of the Series C Preference Shareholder Scheme Meeting to act as the chairman of the Series C Preference Shareholder Scheme Meeting and has directed the chairman of the Series C Preference Shareholder Scheme Meeting to report the results thereof to the Grand Court.

The Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Grand Court which shall be heard at 10:00 a.m., Cayman Islands time, on May 20, 2010 or as soon thereafter as it may be heard.

Dated the 9th day of March, 2010.

MAPLES AND CALDER
Cayman Islands Attorneys for XL Capital Ltd

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Attachment VI

IN THE GRAND COURT OF THE CAYMAN ISLANDS
FINANCIAL SERVICES DIVISION

CAUSE NO FSD 66 OF 2010

IN THE MATTER OF XL CAPITAL LTD

AND IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2009 REVISION)

NOTICE IS HEREBY GIVEN that, by an order dated March 3, 2010 (the “Order”) made in the above matter, the Grand Court of the Cayman Islands (the “Grand Court”) has directed a meeting (the “Series E Preference Shareholder Scheme Meeting”) to be convened of the holders of Series E preference ordinary shares, par value $0.01 per share, of XL Capital Ltd (the “Series E Preference Shareholders”), for the purpose of considering and, if thought fit, approving, with or without condition, modification or amendment, a scheme of arrangement (the “Scheme of Arrangement”) proposed to be made between XL Capital Ltd, XL Capital plc, the Ordinary Shareholders (as defined in the Scheme of Arrangement) and, should the Scheme of Arrangement also be approved by them, the Series C Preference Shareholders (as defined in the Scheme of Arrangement) and the Series E Preference Shareholders, and that the Series E Preference Shareholder Scheme Meeting will be held on April 30, 2010 at 2:00 p.m., Bermuda time, at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda, at which place and at such time all such Series E Preference Shareholders are requested to attend.

A copy of the Scheme of Arrangement is included in the preference shareholder circular, which explains the effect of the Scheme of Arrangement on the parties thereto, and of which this Notice also forms part. A copy of the preference shareholder circular can be obtained by the Series E Preference Shareholders from Georgeson Inc., XL Capital Ltd’s proxy solicitor in the United States, at:

Georgeson Inc.
199 Water Street
New York, NY 10038
Toll-free within the United States: 1-800-509-1390
Outside the United States: +1 (212) 440-9800

The above-mentioned Series E Preference Shareholders as of the close of business on March 5, 2010, the record date set by the Board of Directors of XL Capital Ltd, may vote in person at the Series E Preference Shareholder Scheme Meeting or they may appoint one or more proxies, whether a member of XL Capital Ltd or not, to attend and vote in their place. A form of proxy for use at the Series E Preference Shareholder Scheme Meeting is enclosed with the preference shareholder circular.

If such Series E preference shares are held in joint names, then either the holder whose name appears first in the Register of Members of XL Capital Ltd or each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in the full corporate name by a duly authorized officer, giving your full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

It is requested that forms appointing proxies be lodged with XL Capital Ltd by mail, courier or hand delivery in accordance with the instructions set out in the form of proxy. Such proxy forms must be received prior to the start of the Series E Preference Shareholder Scheme Meeting, but if such proxy forms are not so lodged, they may be handed to the chairman of the Series E Preference Shareholder Scheme Meeting at the meeting.

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By the Order, the Grand Court has appointed Michael S. McGavick, Chief Executive Officer and a director of XL Capital Ltd, or failing him, Kirstin Romann Gould, Secretary of XL Capital Ltd, or failing her, any other person who is a director of XL Capital Ltd as at the date of the Series E Preference Shareholder Scheme Meeting to act as the chairman of the Series E Preference Shareholder Scheme Meeting and has directed the chairman of the Series E Preference Shareholder Scheme Meeting to report the results thereof to the Grand Court.

The Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Grand Court which shall be heard at 10:00 a.m., Cayman Islands time, on May 20, 2010 or as soon thereafter as it may be heard.

Dated the 9th day of March, 2010.

MAPLES AND CALDER
Cayman Islands Attorneys for XL Capital Ltd

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Attachment VII

XL CAPITAL LTD
XL House, One Bermudiana Road, Hamilton HM 08, Bermuda

March 9, 2010

NOTICE OF MEETING OF MEMBERS HOLDING SERIES C PREFERENCE ORDINARY SHARES

To Be Held On April 30, 2010

To the Series C Preference Ordinary Shareholders of XL Capital Ltd:

A meeting (the “meeting”) of the holders of Series C preference ordinary shares (the “Series C Preference Shareholders”) of XL Capital Ltd, a Cayman Islands exempted company limited by shares, will be held on April 30, 2010, at 2:30 p.m., Bermuda time, at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda, at which place and time all such Series C Preference Shareholders are requested to attend:

1.

to approve the Series C Dividend Variation Proposal (as defined in the preference shareholder circular, dated March 9, 2010, being sent to our Series C Preference Shareholders (the “Preference Shareholder Circular”)) and to pass a special resolution in the following terms:

THAT the terms of the Series C preference ordinary shares, par value $0.01 per share (the “Series C preference shares”), be varied to provide that the full amount of the dividend on the Series C preference shares that would otherwise be payable on July 15, 2010 will instead be payable by XL Capital Ltd (as and if declared by the Board of Directors of XL Capital Ltd) on the earlier of (x) July 15, 2010 and, (y) if all of the conditions to the Preference Share Exchange (as defined in the Preference Shareholder Circular) have been satisfied or, if allowed by law, waived, other than the occurrence of the Ordinary Share Exchange (as defined in the Preference Shareholder Circular) and the receipt of tax opinions (both of which will occur on the effective date of the Scheme of Arrangement (as defined in the Preference Share Circular)), the business day immediately preceding the Effective Time (as defined in the Preference Shareholder Circular) (or such other date on or after June 15, 2010 as is declared by the Board of Directors of XL Capital Ltd); and

2.

to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Series C Dividend Variation Proposal at the time of the meeting.

The Board of Directors has set March 5, 2010 as the record date for the determination of members entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of Series C preference shares of XL Capital Ltd at the close of business on the record date are entitled to notice of and to vote at the meeting.

Your vote is important. All members are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by marking, dating, signing and returning the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a member who has submitted a proxy attends the meeting in person, such member may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of The Board of Directors,

Kirstin Romann Gould
Secretary

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